As filed with the Securities and Exchange Commission on December 7, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

R.J. Reynolds Tobacco Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2111	56-0950247
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
401 North Main Street
Winston-Salem, NC 27101
(336) 741-5500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Charles A. Blixt, Esq.
President
R.J. Reynolds Tobacco Holdings, Inc.
401 North Main Street
Winston-Salem, NC 27102-2866
(336) 741-5500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

McDara P. Folan, III Esq. Senior Vice President and Secretary R.J. Reynolds Tobacco Holdings, Inc. 401 North Main Street Winston-Salem, NC 27102-2866 (336) 741-5500	Elizabeth G. Wren, Esq. Kilpatrick Stockton LLP Suite 2500, 214 North Tryon St. Charlotte, NC 28202-2381 (704) 338-5123

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Unit(1)	Price(1)	Registration Fee

6.500% Secured Notes due 2010	$300,000,000	100%	$300,000,000	$35,310

Guarantees of 6.500% Secured Notes due 2010	—	—	—	(2)

7.300% Secured Notes due 2015	$200,000,000	100%	$200,000,000	$23,540

Guarantees of 7.300% Secured Notes due 2015	—	—	—	(2)

Total	$500,000,000	100%	$500,000,000	$58,850

(1)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 457(p) of the Securities Act, the entire amount of the $58,850 registration fee payable in connection with this registration statement is being offset with a portion of the unused registration fee associated with a registration statement on Form S-3 (Registration No. 333-58386) originally filed on April 6, 2001. This reduces the unused portion of the registration fee for the prior registration statement to $222,715.

(2)	Pursuant to Rule 457(n), no additional registration fee is required for the guarantees of the notes registered hereby.

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

TABLE OF ADDITIONAL REGISTRANTS

		Primary
		Standard		Address, Including Zip Code,
	State or Other	Industrial	I.R.S.	and Telephone Number,
Exact Name of Additional	Jurisdiction of	Classification	Employer	Including Area Code, of
Registrant as Specified	Incorporation or	Code	Identification	Registrant’s Principal
in its Charter	Organization	Number	Number	Executive Offices

Reynolds American Inc.	North Carolina	2111	20-0546644	401 North Main Street Winston-Salem, NC 27101 (336) 741-5500

R. J. Reynolds Tobacco Company	North Carolina	2111	73-1695305	401 North Main Street Winston-Salem, NC 27101 (336) 741-5500

RJR Acquisition Corp.	Delaware	2111	13-3490602	1201 North Market Street Suite 1702 Wilmington, DE 19801 (302) 425-3550

R. J. Reynolds Tobacco Co.	Delaware	2111	66-0285918	401 North Main Street Winston-Salem, NC 27101 (336) 741-5500

FHS, Inc.	Delaware	2111	51-0380116	1201 North Market Street Suite 1702 Wilmington, DE 19801 (302) 425-3550

RJR Packaging, LLC	Delaware	2111	55-0831844	401 North Main Street Winston-Salem, NC 27101 (336) 741-5500

GMB, Inc.	North Carolina	2111	56-1972826	Jefferson Square, Suite 10 153 Jefferson Church Road King, NC 27021 (336) 741-5500

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 7, 2005
PROSPECTUS
$500,000,000
OFFER TO EXCHANGE
$300,000,000 aggregate principal amount of 6.500% Secured Notes due 2010 that have been registered under the Securities Act of 1933 for any and all outstanding
6.500% Secured Notes due 2010
and
$200,000,000 aggregate principal amount of 7.300% Secured Notes due 2015 that have been registered under the Securities Act of 1933 for any and all outstanding
7.300% Secured Notes due 2015
     R.J. Reynolds Tobacco Holdings, Inc. is offering to exchange, upon the terms and conditions set forth in this prospectus, up to $300 million aggregate principal amount of its currently outstanding 6.500% Secured Notes due 2010, and $200 million aggregate principal amount of its currently outstanding 7.300% Secured Notes due 2015, issued on June 29, 2005, in a private offering exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, for newly issued notes with materially identical terms, except that the new notes have been registered under the Securities Act and will not have transfer restrictions, registration rights or certain rights to additional interest that the outstanding notes have. In this prospectus, we refer to the currently outstanding notes as the “outstanding notes” and the newly issued, registered notes as the “new notes.” Collectively, we refer to the outstanding notes and the new notes as the “notes.”
     Upon issuance, our obligations under the new notes will be fully and unconditionally guaranteed, jointly and severally, by our parent, Reynolds American Inc., and certain of our subsidiaries. We are pledging certain assets, as and to the extent described in this prospectus, to secure our obligations under the new notes. The guarantors also will secure their guarantees of the new notes with certain of their assets as and to the extent described in this prospectus. The new notes and the related guarantees will be unsubordinated obligations of R.J. Reynolds Tobacco Holdings, Inc. and the guarantors and will rank equally in right of payment with all existing and future unsubordinated obligations of R.J. Reynolds Tobacco Holdings, Inc. and the guarantors.
     Material terms of the exchange offer:

•	R.J. Reynolds Tobacco Holdings, Inc. will issue new notes in exchange for all outstanding notes validly tendered and not properly withdrawn prior to the expiration of the exchange offer.

•	The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

•	The exchange offer will expire at 5:00 p.m., New York City time, on February , 2006, unless we extend it.

•	Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the date the exchange offer expires.

•	We will not receive any cash proceeds from the exchange offer.

•	The exchange of outstanding notes for new notes pursuant to the exchange offer will not be taxable for U.S. Federal income tax purposes.

•	We do not intend to apply for listing of the new notes on any securities exchange or for inclusion of the new notes in any automated quotation system. An active trading market for the new notes may not exist following the completion of the exchange offer.
     You should carefully consider the risk factors beginning on page 15 of this prospectus before participating in the exchange offer.
     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated                   , 2005

Page

SUMMARY	1
RISK FACTORS	15
FORWARD-LOOKING STATEMENTS	31
THE COMPANIES	33
RATIO OF EARNINGS TO FIXED CHARGES	35
USE OF PROCEEDS	35
CAPITALIZATION	35
SELECTED FINANCIAL DATA	36
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME	39
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	46
MANAGEMENT	114
THE EXCHANGE OFFER	120
DESCRIPTION OF THE NEW NOTES	131
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	139
PLAN OF DISTRIBUTION	143
LEGAL MATTERS	144
EXPERTS	144
WHERE YOU CAN FIND MORE INFORMATION	145
INCORPORATION BY REFERENCE	145
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      No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offers contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by us. You should assume that the information contained or incorporated by reference in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference. Neither the delivery of this prospectus nor any exchanges or sales made hereunder shall under any circumstances create an implication that there has been no change in our affairs or that of our subsidiaries since then.
      This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities, in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation.

i

SUMMARY
      The following summary may not contain all the information that may be important to you. You should read the entire prospectus, as well as the information incorporated by reference herein, before making an investment decision.
      In this prospectus, references to “RJR,” “we,” “us” and “our” mean R.J. Reynolds Tobacco Holdings, Inc., the issuer of the notes; references to “RAI” mean Reynolds American Inc., the parent of RJR and a guarantor of the notes; references to the “new 6.500% notes” mean the 6.500% Secured Notes due 2010 offered hereby and registered under the Securities Act of 1933, referred to as the Securities Act; references to “new 7.300% notes” mean the 7.300% Secured Notes due 2015 offered hereby and registered under the Securities Act; references to “outstanding 6.500% notes” mean the 6.500% Secured Notes due 2010 originally issued on June 29, 2005, in a private offering and references to “outstanding 7.300% notes,” mean the 7.300% Secured Notes due 2015 originally issued on June 29, 2005, in a private offering. The new 6.500% notes and the new 7.300% notes are referred to collectively as the “new notes,” and the outstanding 6.500% notes and outstanding 7.300% notes are referred to collectively as the “outstanding notes.”
      The financial data used in this prospectus are derived from the financial statements of RAI and its subsidiaries, including RJR, on a consolidated basis. RAI is the direct parent company of RJR. RAI and certain of RJR’s subsidiaries will fully and unconditionally, jointly and severally, guarantee RJR’s obligations under the new notes. RJR and these guarantors also will secure their obligations under the new notes and related guarantees with certain of their assets as and to the extent described in this prospectus.
The Companies
General
      Our direct, wholly owned operating subsidiary, R. J. Reynolds Tobacco Company, is the second largest cigarette manufacturer in the United States. Its largest selling cigarette brands, CAMEL, KOOL, DORAL, WINSTON and SALEM, were five of the ten best-selling brands of cigarettes in the United States in 2004 and 2005. Those brands, and its other brands, including PALL MALL, ECLIPSE, MISTY, CAPRI, CARLTON, VANTAGE, MORE and NOW, are manufactured in a variety of styles and marketed in the United States to meet a range of adult smoker preferences.
Recent Developments

Business Combination
      Prior to July 30, 2004, RJR was a publicly traded holding company. RAI was incorporated as a holding company in 2004 to facilitate the transactions to combine the U.S. assets, liabilities and operations of Brown & Williamson Holdings, Inc., formerly known as Brown & Williamson Tobacco Corporation and referred to as B&W, an indirect, wholly owned subsidiary of British American Tobacco p.l.c, referred to as BAT, with R. J. Reynolds Tobacco Company, a direct, wholly owned operating subsidiary of RJR. Prior to the business combination, B&W was the third largest cigarette manufacturer and marketer in the U.S. Also as part of the business combination, RAI acquired an indirect subsidiary of BAT, Cigarette Manufacturers Supplies, Inc., referred to as CMSI, which owns all the capital stock of Lane Limited, referred to as Lane. The business combination occurred on July 30, 2004.
      In connection with the business combination, RJR became a direct, wholly owned subsidiary of RAI, and RAI replaced RJR as the publicly traded entity. In addition, among other transactions related to the business combination, an entity was incorporated that acquired directly the U.S. assets, liabilities and operations of B&W and into which R. J. Reynolds Tobacco Company was merged. This new entity, which also is named R. J. Reynolds Tobacco Company, is a direct, wholly owned operating subsidiary of RJR. References in this prospectus to RJR Tobacco prior to July 30, 2004, relate to R. J. Reynolds Tobacco Company, a New Jersey corporation and a wholly owned subsidiary of RJR. References in this prospectus to RJR Tobacco on and subsequent to July 30, 2004, relate to the combined U.S. assets, liabilities and operations of B&W and R. J. Reynolds Tobacco Company. Concurrent with the completion of the business combination, RJR Tobacco became a North Carolina corporation, and an indirect, wholly owned operating subsidiary of RAI.

Marketing Strategy
      At the beginning of 2005, RJR Tobacco implemented a new brand portfolio strategy. The new strategy established three categories of brands: investment, selective support and non-support. The investment brands are CAMEL and KOOL, which receive significant resources focused on accelerating their share-of-market growth. The selective support brands include two full-price brands, WINSTON and SALEM, and two savings brands, DORAL and PALL MALL, all of which receive limited support in an effort to optimize profitability over time. ECLIPSE, a full-price brand of cigarettes that primarily heats rather than burns tobacco, also is a selective support brand. The remaining non-support brands are managed to maximize short-term profitability. RJR Tobacco expects that, over time, this focused portfolio strategy will result in growth in its total market share, as gains on investment brands offset declines among other brands.

Litigation Update
      Various legal proceedings, including litigation claiming that lung cancer and other diseases, as well as addiction, have resulted from the use of, or exposure to, RAI’s operating subsidiaries’ products, are pending or may be instituted against RJR Tobacco or its affiliates, including RAI and RJR, or its indemnitees, including B&W. In connection with the business combination of RJR Tobacco and the U.S. cigarette and tobacco business of B&W, RJR Tobacco agreed to indemnify B&W and its affiliates against, among other things, any litigation liabilities, costs and expenses incurred by B&W or its affiliates arising out of the U.S. cigarette and tobacco business of B&W. During the third quarter of 2005, 16 tobacco-related cases were served against RJR Tobacco or its affiliates or indemnitees. As of October 14, 2005, 1,329 tobacco-related cases were pending against these entities: 1,316 in the United States (including 1,009 individual smoker cases pending in a West Virginia state court as a consolidated action); seven in Puerto Rico; one in Israel; four in Canada; and one in the U.S. Virgin Islands. Of the 1,329 total cases, 38 cases were pending against B&W that are not also pending against RJR Tobacco. The U.S. case number does not include the 2,650 Broin II cases pending as of October 14, 2005, which involve individual flight attendants alleging injuries as a result of exposure to environmental tobacco smoke, referred to as ETS or secondhand smoke, in aircraft cabins. On September 30, 2004, 1,330 cases were pending against RJR Tobacco or its affiliates or indemnitees, including B&W, and on September 30, 2003, 1,595 cases were pending against RJR Tobacco or its affiliates or indemnitees, not including B&W, in each case excluding the Broin II cases. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Litigation Affecting the Cigarette Industry.”
      In November 1998, the major U.S. cigarette manufacturers, including RJR Tobacco and B&W, entered into the Master Settlement Agreement, referred to as MSA, with 46 U.S. states and certain U.S. territories and possessions. The MSA and separate settlement agreements with each of the four states not party to the MSA settled all health-care cost recovery actions brought by, or on behalf of, the settling jurisdictions, released the major U.S. cigarette manufacturers from various additional present and potential future claims, imposed a stream of future payment obligations on RJR Tobacco, B&W and other major U.S. cigarette manufacturers and placed significant restrictions on their ability to market and sell cigarettes. The aggregate cash payments made by RJR Tobacco under the MSA and the other state settlement agreements were $2.5 billion, $1.8 billion and $2.0 billion in 2002, 2003 and 2004, respectively. These amounts do not include payments made in connection with B&W’s U.S. brands prior to July 30, 2004. RJR Tobacco estimates its payments, including payments made in connection with B&W’s U.S. brands acquired in the business combination, will exceed $2.7 billion in 2005, $2.6 billion in each of 2006 and 2007 and $2.7 billion thereafter, subject to adjustment as discussed elsewhere herein. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Litigation Affecting the Cigarette Industry — Governmental Health-Care Cost Recovery Cases.”

The Exchange Offer

Background	On June 29, 2005, RJR issued and sold the outstanding notes to a group of initial purchasers in a private offering exempt from the registration and prospectus delivery requirements of the Securities Act. In connection with this sale of the outstanding notes, RJR and the guarantors of RJR’s obligations under the outstanding notes entered into a registration rights agreement with the initial purchasers pursuant to which RJR and the guarantors agreed, among other things, to complete this exchange offer within 240 days following the issuance of the outstanding notes. See “The Exchange Offer — Purpose and Effect of the Exchange Offer.”

Exchange Offer	In order to satisfy the obligations of RJR and the guarantors under the registration rights agreement with respect to the exchange offer, RJR is hereby offering to exchange, upon the terms and conditions set forth in this prospectus, up to $300 million aggregate principal amount of the outstanding 6.500% notes and $200 million aggregate principal amount of the outstanding 7.300% notes for newly issued notes with materially identical terms, except that the new notes have been registered under the Securities Act and will not have transfer restrictions, registration rights or certain rights to additional interest that the outstanding notes have. See “The Exchange Offer — Terms of the Exchange Offer.”

If the exchange offer is not completed by February 24, 2006, then we will pay additional interest to the holders of the outstanding notes until the exchange offer is completed.

Procedures for Participating in the Exchange Offer	If you wish to participate in the exchange offer, you must complete, sign and date an original or facsimile of the accompanying letter of transmittal in accordance with the instructions contained in this prospectus and the letter of transmittal, and send the letter of transmittal or a facsimile of the letter of transmittal and the outstanding notes you wish to exchange and any other required documentation to the exchange agent at the address set forth on the cover page of the letter of transmittal. These materials must be received by the exchange agent prior to the expiration of the exchange offer.

By executing or agreeing to be bound by the letter of transmittal, you will represent to us and agree that, among other things:

• the new notes to be issued to you in the exchange offer are being acquired in the ordinary course of your business;

• you have no arrangement or understanding with any person to participate, or any intention to participate, in the distribution (within the meaning of the Securities Act) of the new notes to be issued to you in the exchange;

• you are not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of RJR or a guarantor;

• if you are a broker-dealer, you did not purchase your outstanding notes directly from RJR for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration;

• if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you will deliver a prospectus in connection with any resale of the new notes; and

• you are not acting on behalf of any persons or entities who could not truthfully make the foregoing representations.

See “The Exchange Offer — Procedures for Tendering Outstanding Notes” and “— Resale of the New Notes.”

If you hold outstanding notes through The Depository Trust Company, referred to as DTC, in the form of book-entry interests, and wish to participate in the exchange offer, you must cause the book-entry transfer of the outstanding notes to the exchange agent’s account at DTC, and the exchange agent must receive a confirmation of book-entry transfer and either:

• a completed letter of transmittal; or

• an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program, by which each tendering holder will agree to be bound by the letter of transmittal.

See “The Exchange Offer — Book-Entry Transfers; Tender of Notes Using DTC’s Automated Tender Offer Program.”

Resale of the New Notes	Based on interpretations by the staff of the Securities and Exchange Commission, referred to as the SEC, as set forth in no-action letters issued to third parties unrelated to us, we believe that the new notes may be offered for sale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that you can make the representations that appear above under “— Procedures for Participating in the Exchange Offer.” Any holder of outstanding notes who cannot make these representations may not rely on the staff’s interpretations discussed above or participate in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in order to resell the outstanding notes.

If you are a broker-dealer that has received new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, you must represent and agree in the letter of transmittal that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. Such a broker-dealer may use this prospectus to resell the new notes. We have agreed that for a period of up to 180 days after the registration statement of which this prospectus is a part is declared effective, we will make this prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this prospectus in the letter of transmittal for use in connection with any such resale.

The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot be sure that the staff of the SEC would make a similar determination with respect to this exchange offer as it did in the no-action letters to the unrelated persons upon which we are relying. See “The Exchange Offer — Resale of the New Notes.”

Expiration	The exchange offer will expire at 5:00 p.m., New York City time, on February , 2006, or a later date and time to which RJR extends it. RJR does not currently intend to extend the expiration date, although we reserve the right to do so. See “The Exchange Offer — Expiration Date; Extensions; Amendment; Termination.”

Withdrawal	You may withdraw your tender of outstanding notes pursuant to the exchange offer at any time prior to the expiration of the exchange offer by complying with the procedures for withdrawal described in “The Exchange Offer — Withdrawal of Tenders.”

Condition of the Exchange Offer	The exchange offer is subject to the condition that it does not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange. See “The Exchange Offer — Condition.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration of the exchange offer. See “The Exchange Offer — Procedures for Tendering Outstanding Notes.”

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the applicable letter of transmittal or any other required documents, or you cannot comply with the procedures for transfer of book-entry interests prior to the expiration of the exchange offer, you may tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer — Guaranteed Delivery Procedures.”

Acceptance of Outstanding Notes and Delivery of New Notes	Subject to the satisfaction or waiver of the condition to the exchange offer as discussed above, RJR will accept for exchange any and all outstanding notes validly tendered and not properly withdrawn prior to the expiration of the exchange offer. The new notes issued pursuant to the exchange offer will be issued and delivered promptly following the expiration of the exchange offer. We will return to you any outstanding notes not accepted for exchange for any reason without expense to you promptly after the expiration of the exchange offer. See “The Exchange Offer — Acceptance of Tendered Outstanding Notes.”

Federal Income Tax Considerations	The exchange of outstanding notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Consequences of Not Exchanging Outstanding Notes	If you are eligible to participate in the exchange offer and you do not tender your outstanding notes, or your tendered outstanding notes are not accepted for exchange, following the completion of the exchange offer, your outstanding notes will remain outstanding and continue to accrue interest in accordance with their terms, but will not retain any rights under the registration rights agreement and will continue to be subject to the existing restrictions on transfer. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, or pursuant to an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. Except under limited circumstances as described in “The Exchange Offer — Shelf Registration,” upon completion of the exchange offer, RJR will have no further obligation to provide for the registration under the Securities Act of the outstanding notes. In addition, the trading market for the outstanding notes will become more limited to the extent holders of outstanding notes participate in the exchange offer.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer. We will bear the expenses of the exchange offer.

Exchange Agent	The Bank of New York is serving as exchange agent for the exchange offer. The address and the facsimile and telephone numbers of the exchange agent are provided in this prospectus under “The Exchange Offer — Exchange Agent” and in the letter of transmittal.
The New Notes

General	The form and terms of the new notes will be identical in all material respects to the form and terms of the outstanding notes, except that the new notes:

• have been registered under the Securities Act;

• will not bear restrictive legends restricting their transfer under the Securities Act;

• will not entitle holders to the registration rights that apply to the outstanding notes; and

• will not contain provisions relating to additional interest in connection with the outstanding notes under circumstances related to the timing of the exchange offer.

Issuer	R.J. Reynolds Tobacco Holdings, Inc.

Maturity Dates	The new 6.500% notes will mature on July 15, 2010, and the new 7.300% notes will mature on July 15, 2015.

Interest Payment Dates	January 15 and July 15 of each year.

Interest on the New Notes	The new notes will bear interest from the most recent interest payment due to which interest has been paid on the outstanding notes or, if no interest has been paid, from the original date on which the outstanding notes were issued. Holders of outstanding notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest accrued from the date of the last interest payment date in respect of the outstanding notes until the date of the issuance of the new notes. Consequently, holders of new notes will receive the same interest payments that they would have received had they not exchanged their outstanding notes in the exchange offer.

Guarantees	Payment of the new notes will be fully and unconditionally guaranteed, jointly and severally, by RAI and by certain direct and indirect subsidiaries of RJR, all of which also currently guarantee the obligations of RJR under its revolving credit facility and under most of RJR’s existing notes, including the outstanding notes. Any guarantor that is released from its guarantee under RJR’s revolving credit facility also will be automatically released from its guarantee of the new notes and of RJR’s currently guaranteed existing notes, including the outstanding notes. See “Description of the New Notes — The Guarantees.”

Security	The new notes and related guarantees will be secured by the stock of RJR and the subsidiary guarantors and certain of their subsidiaries, indebtedness of subsidiaries of RJR and the guarantors (to the extent owed to RJR or a guarantor) and principal property (as defined in the indenture governing the new notes) of RJR and the subsidiary guarantors as and to the extent described herein. These assets constitute a portion of the security for the obligations of RJR and the guarantors under RJR’s revolving credit facility (which is secured by substantially all the assets of these entities) and secure most of RJR’s existing notes, including the outstanding notes, and related guarantees. If these assets are no longer pledged as security for the obligations of RJR and the guarantors under RJR’s revolving credit facility (or any other indebtedness) for any reason, generally, they will be released automatically as security for the new notes and the guarantees thereof and for RJR’s currently existing secured notes, including the outstanding notes.

Under the terms of RJR’s current revolving credit facility, generally, the security for the obligations thereunder will be automatically released at such time, if any, as certain debt of RJR is rated investment grade by each of Moody’s Investors Service, Inc., referred to as Moody’s, and Standard & Poor’s Rating Services, referred to as S&P. In addition, whether or not there is any change in the rating of any debt of RJR, the lenders under the revolving credit facility have the right, at any time, in their sole discretion, to instruct the collateral agent thereunder to release all or any portion of the security for both the revolving credit facility and the new notes without obtaining any consent or approval from any holders of the new notes.

RJR intends to seek the release of the stock in one or more of the entities that is currently pledged as collateral for the revolving credit facility; should such stock be released it will not secure the new notes. See “Description of the New Notes — Security for the Notes and Related Guarantees.”

Ranking	The new notes will be the unsubordinated obligations of RJR and will rank:

• equally in right of payment with RJR’s existing and future unsubordinated obligations and, while secured, equally in right of security to the extent the assets securing such obligations, and the priority of the security interest therein, are the same as the assets, and such priority, securing RJR’s other secured obligations. As of September 30, 2005, RJR had unsubordinated obligations of $2.684 billion (including current liabilities, intercompany obligations, the outstanding notes in the aggregate principal amount of $500 million and $190 million aggregate principal amount of RJR’s 7.75% notes due 2006, referred to as the 2006 notes, that mature in May 2006, and will be paid at maturity utilizing proceeds remaining from RJR’s sale of the outstanding notes). Of such amount, $1.476 billion is secured by a first priority security interest ($1.45 billion of which is secured with the assets that will secure the new notes, and $26 million of which is secured with these and other assets);

• senior to any existing and future subordinated obligations from time to time of RJR. As of September 30, 2005, RJR had no subordinated indebtedness; and

• structurally subordinated to the obligations of any non-guarantor subsidiaries of RJR. As of September 30, 2005, RJR’s non-guarantor subsidiaries had obligations of $563 million.

The guarantees related to the new notes will be unsubordinated obligations of the guarantors and will rank:

• equally in right of payment with the existing and future unsubordinated obligations of the guarantors and, while secured, equally in right of security to the extent the assets securing such guarantees, and the priority of the security interest therein, are the same as the assets, and such priority, securing such guarantors’ other secured obligations. As of September 30, 2005, the guarantors had unsubordinated obligations of $6.522 billion (including tobacco settlement and related accruals, current liabilities and intercompany obligations). In addition, as of September 30, 2005, the guarantors had unsubordinated obligations related to their guarantees of $1.64 billion of RJR’s obligations under its existing notes (including the outstanding notes and $190 million aggregate principal amount of 2006 notes that will be paid at maturity utilizing proceeds remaining from the sale of the outstanding notes). Of such amount, $1.476 billion is secured by a first priority security interest ($1.45 billion of which is secured with the assets that will secure their guarantees of the new notes, and $26 million of which is secured with these and other assets);

• senior to any existing and future subordinated obligations from time to time of the guarantors. As of September 30, 2005, the guarantors did not have any obligations that will be subordinated to their guarantees of the new notes; and

• structurally subordinated to all of the obligations of any non-guarantor subsidiaries of the guarantors. As of September 30, 2005, the guarantors’ non-guarantor subsidiaries had obligations of $563 million.

See “Description of the New Notes — Ranking.”

With respect to RAI’s financial statements, intercompany balances are eliminated upon consolidation. For a presentation of the financial information pursuant to Rule 3-10 of Regulation S-X for RAI, RJR’s subsidiaries guaranteeing the notes and non-guarantor subsidiaries, see note 12 to the condensed consolidated financial statements included in RAI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, referred to as RAI’s September 30, 2005, Form 10-Q.

Redemption	At our option, we may redeem any or all of the new notes, in whole or in part, at any time, subject to the payment of a “make-whole” premium, as described under the heading “Description of the New Notes — Optional Redemption.”

Covenants	The indenture governing the new notes contains covenants that, with certain exceptions, restrict the ability of RJR and certain of its subsidiaries to:

• mortgage or pledge certain of their assets to secure indebtedness;

• engage in sale/leaseback transactions; or

• consolidate, merge or transfer all or substantially all of their property or assets.

Risk Factors	See “Risk Factors” for a discussion of some of the risks you should carefully consider, along with the other information in this prospectus, before deciding whether to participate in the exchange offer.

Absence of Market for the New Notes	The new notes generally will be fully transferable but will be new securities for which there is no existing trading market. We do not intend to apply for listing of the new notes on any securities exchange or to arrange for any quotation system to quote them. An active trading market for the new notes may not develop, or if it does, it may not be liquid or it may not continue.
Current Indebtedness
      As of September 30, 2005, RJR had existing notes, including the outstanding notes, in the aggregate principal amount of approximately $1.729 billion. Of this $1.729 billion, $500 million in outstanding notes and $750 million in additional existing notes were issued under RJR’s indenture dated as of May 20, 2002, as amended; $390 million in existing notes were issued under RJR’s indenture dated as of May 15, 1999, as amended (including $190 million aggregate principal amount of 2006 notes that will be paid at maturity utilizing proceeds remaining from the sale of the outstanding notes); and $89 million in existing notes were issued under RJR’s indenture dated as of July 24, 1995, as amended. The new notes also will be issued pursuant to RJR’s 2002 indenture. The terms of the 2002 indenture and 1999 indenture are substantially the same, except that the $190 million aggregate principal amount of 2006 notes do not have the benefit of certain restrictive covenants and an event of default in the 1999 indenture.
      The initial guarantors of the new notes are the same entities that currently guarantee RJR’s existing notes under its 2002 indenture and 1999 indenture, including the outstanding notes, and the assets that will be pledged by RJR and the guarantors to secure the new notes and the related guarantees are also currently pledged to secure the outstanding notes and the other existing notes and related guarantees outstanding under the 2002 and 1999 indentures (other than the $190 million in existing 2006 notes, which are not secured). RJR’s obligations under the $89 million aggregate principal amount of its existing notes issued under the 1995 indenture are not guaranteed or secured.
      In addition, RJR currently has a $486 million revolving credit facility. As of September 30, 2005, RJR had $26 million in letters of credit outstanding under the credit facility, and the remaining $460 million of the credit facility was available for borrowing. The initial guarantors of the new notes are the same entities that currently guarantee RJR’s obligations under this facility, and RJR and the guarantors have currently pledged substantially all their assets, including the assets that will secure their obligations under the new notes, to secure their obligations under this facility. Pursuant to documents relating to the revolving credit facility, in the event of RJR’s exposure under any hedging arrangement with a lender under the credit facility, RJR’s obligations with respect to such hedging arrangement will be guaranteed by the same entities and secured by the same assets as under RJR’s revolving credit facility.
      The guarantees of and security for RJR’s obligations discussed above may be released under certain circumstances discussed in this prospectus. See “Risk Factors — Risks Related to the Notes” and “Description of the New Notes — The Guarantees” and “— Security for the New Notes and Related Guarantees.”
      RJR’s indentures do not restrict its ability to incur additional indebtedness. RJR’s revolving credit facility contains a general prohibition against RAI and RJR and its subsidiaries incurring additional indebtedness, except that RJR is permitted to incur indebtedness under its 2002 indenture, or under a new indenture having terms substantially identical to the 1999 and 2002 indentures, so long as this debt does not exceed $2 billion in the aggregate. In addition, RJR can incur debt in excess of this $2 billion in an amount of up to $750 million under such an indenture to the extent RJR has cash on its balance sheet equal to at least the amount of such additional indebtedness, and this cash is reserved for refinancing senior indebtedness.

Organizational Structure
      The following is a summary organizational chart of RAI and its subsidiaries. RJR is the issuer of the outstanding notes and will be the issuer of the new notes. RJR’s parent, RAI, and certain of RJR’s direct and indirect subsidiaries will guarantee the new notes as shown in the chart below. RJR is a wholly owned subsidiary of RAI — that is, RAI owns 100% of the equity interests in RJR — and each guarantor other than RAI is wholly owned by its parent as shown in the chart below.

Summary Selected Historical and Pro Forma Financial Data
      The summary selected historical consolidated financial data of RAI set forth below, other than the December 31, 2004, pro forma results of operations data, the information under the caption “Other Data” and the 2002 and September 30, 2004, balance sheet data, are derived from RAI’s consolidated financial statements and accompanying notes incorporated by reference herein. The consolidated financial statements of RAI include the results of RJR through July 30, 2004, and of RAI and the acquired operations of B&W and Lane, a tobacco product manufacturer and distributor RAI acquired in connection with the business combination, subsequent to July 30, 2004.
      The following table also includes unaudited pro forma condensed consolidated statement of operations data that give effect to the business combination of the U.S. assets, liabilities and operations of B&W with RJR Tobacco as if the business combination occurred on January 1, 2004. The business combination was actually completed on July 30, 2004. You should read this unaudited pro forma statement of operations data in conjunction with “Unaudited Pro Forma Condensed Combined Statement of Income” appearing elsewhere in this prospectus. This information is provided for illustrative purposes only and is not necessarily indicative of what RAI’s results of operations or financial position would have been if the business combination had actually occurred on January 1, 2004. In addition, this information is based on estimates and assumptions described in the notes accompanying such statement, which estimates have been made solely for the purpose of developing such pro forma information. The unaudited pro forma statement of operations data do not include any unrealized cost reductions expected to result from the business combination.
      You should read this summary selected financial data in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto incorporated by reference herein. All dollar amounts are in millions.

					Nine Months
					Ended
	Year Ended December 31,				September 30,

				2004
	2002	2003	2004	Pro Forma	2004	2005

				(Unaudited)
					(Unaudited)
Results of Operations:
Net sales(1)	$6,211	$5,267	$6,437	$8,285	$4,436	$6,209
Cost of products sold(1)(2)	3,732	3,218	3,872	5,024	2,647	3,736
Selling, general and administrative expenses	1,463	1,327	1,455	1,926	970	1,175
Loss on sale of assets	—	—	—	—	—	25
Amortization expense	—	—	24	48	11	33
Fixture impairment	—	106	—	—	—	—
Restructuring and asset impairment charges	224	368	5	6	(25)	(1)
Goodwill and trademark impairment charges	13	4,089	199	199	—	—
Income (loss) from continuing operations	418	(3,689)	627	746	562	745
Net income (loss)	(44)	(3,446)	688	807	612	745
Other Data (unaudited):
Ratio of earnings to fixed charges(3)	5.2	—	9.5	11.0	12.0	30.0
Deficiency in the coverage of fixed charges by earnings before fixed charges(3)	$—	$(3,913)	$—	$—	$—	$—

	As of December 31,			As of September 30,

	2002	2003	2004	2004	2005

				(Unaudited)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$2,179	$1,630	$1,972	$1,926	$2,510
Total current assets	3,992	3,331	4,624	4,608	4,834
Property, plant and equipment, net	940	894	1,129	1,139	1,084
Trademarks, net	2,085	1,759	2,403	1,759	2,390
Goodwill, net	7,090	3,292	5,685	6,278	5,685
Total assets	14,651	9,677	14,428	14,344	14,516
Tobacco settlement and related accruals	1,543	1,629	2,381	2,319	2,174
Total current liabilities	3,427	2,865	4,055	4,004	4,153
Long-term debt, less current maturities	1,755	1,671	1,595	1,607	1,564
Total liabilities	7,935	6,620	8,252	8,101	8,267
Shareholders’ equity	6,716	3,057	6,176	6,243	6,249

				Nine Months
				Ended
	Year Ended December 31,			September 30,

	2002	2003	2004	2004	2005

				(Unaudited)
Cash Flow Data:
Net cash flows from operating activities	$489	$581	$736	$489	$851
Net cash flows from (used in) investing activities(4)	(901)	641	260	344	(663)
Net cash used in financing activities	(105)	(1,122)	(467)	(304)	(295)

(1)	Historical net sales and cost of products sold exclude excise taxes of $1.3 billion and $1.6 billion for the nine months ended September 30, 2004 and 2005, respectively, and $1.8 billion, $1.6 billion and $1.9 billion for the years ended December 31, 2002, 2003 and 2004, respectively. Pro forma net sales and cost of products sold exclude excise taxes of $1.9 billion and $435 million for RJR Tobacco and B&W/Lane, respectively, for the year ended December 31, 2004.

(2)	Historical cost of products sold includes settlement expense, net of MSA Phase II growers’ liability, of $1.6 billion and $2.0 billion for the nine months ended September 30, 2004 and 2005, respectively. Historical cost of products sold includes federal tobacco buyout expense of $283 million for the nine months ended September 30, 2005. Historical cost of products sold includes settlement expense, net of MSA Phase II growers’ liability, of $2.5 billion, $1.9 billion and $2.2 billion for the years ended December 31, 2002, 2003 and 2004, respectively. Historical cost of products sold includes federal tobacco buyout expense of $70 million during 2004. Pro forma cost of products sold includes settlement expense of $2.2 billion and $548 million for RJR Tobacco and B&W/ Lane, respectively, for the year ended December 31, 2004. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Litigation Affecting the Cigarette Industry — Governmental Health-Care Cost Recovery Cases — MSA and Other State Settlement Agreements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Tobacco Buyout Legislation.”

(3)	Earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and one-third of operating rental expense, representative of the interest factor.

(4)	Reflects reclassification of auction rate notes from cash and cash equivalents to short-term investments, resulting in an increase of $81 million in net cash flows used in investing activities in 2002 and an increase of $161 million in net cash flows from investing activities in 2003.

RISK FACTORS
      In addition to the other information included or incorporated by reference in this prospectus, you are urged to consider carefully the matters described below in determining whether to participate in the exchange offer.
Risks Related to the Business
A $36.3 billion judgment was entered against RJR Tobacco and a $17.6 billion judgment was entered against B&W in Engle v. R. J. Reynolds Tobacco Co., Circuit Court, Miami-Dade County, Florida, filed May 5, 1994, referred to as Engle. Although this judgment was reversed by an intermediate appellate court, RJR Tobacco cannot predict the final outcome of the appellate process. If RJR Tobacco is unsuccessful in the appeal of these judgments, or the stay of the judgment is terminated or the Florida bonding cap statute is overturned, the Engle judgment would have a material adverse effect on the results of operations, cash flows and financial condition of RJR Tobacco, RJR and RAI and the ability of these entities to continue to operate.
      On November 6, 2000, the Circuit Court of Miami-Dade County, Florida, entered a judgment in favor of the plaintiffs against RJR Tobacco, B&W and the other cigarette manufacturer defendants in Engle. Engle is a class-action case on behalf of Florida residents and citizens and their survivors alleging personal injury or death due to their addiction to cigarettes containing nicotine. Under the court’s judgment, approximately $145 billion in punitive damages was awarded to the “Florida class” against all defendants, with approximately $36.3 billion being assigned to RJR Tobacco and approximately $17.6 billion being assigned to B&W. In addition, approximately $12.7 million in compensatory damages was awarded to the three named class representatives. The judgment also provides that the awards bear interest at the rate of 10% per year. The defendants, including RJR Tobacco and its indemnitee, B&W, each posted the statutorily required bond of $100 million in order to stay the judgment and filed a notice of appeal.
      Three of the defendants in Engle, other than RJR Tobacco and B&W, entered into agreements with the Engle class to deposit an additional $1.86 billion into separate escrow accounts to ensure that the stay of execution in effect pursuant to the Florida bond statute will remain in effect as to these three defendants throughout the appellate process, regardless of the results of a challenge, if any, to the Florida bonding cap statute. RJR Tobacco and B&W did not enter into a similar agreement with the Engle class.
      The Engle trial court did not consider compensatory damages for the estimated remaining 500,000 to 700,000 individual members of the Engle class, and there are significant legal and procedural issues related to the compensatory damages consideration. Any compensatory damages awarded would be in addition to the damages previously awarded.
      On May 21, 2003, Florida’s Third District Court of Appeal reversed the trial court’s final judgment and remanded the case to the Miami-Dade County Circuit Court with instructions to decertify the class. On October 23, 2003, the plaintiffs filed a notice seeking review by the Florida Supreme Court. On May 12, 2004, the Florida Supreme Court agreed to review the case. Oral argument occurred on November 3, 2004. Although RJR Tobacco believes it has substantial grounds to prevail on appeal, RJR Tobacco may not prevail on appeal. In addition, a court could strike down the Florida bonding cap statute, and the stay of the judgment could be lifted. Any requirement that RJR Tobacco pay all or a substantial portion of the punitive damages award would have a material adverse effect on the results of operations, cash flows and financial condition of RJR Tobacco and, consequently, RJR and RAI, the ability of RJR to make payments on the notes and the ability of RJR Tobacco and RAI to make payments pursuant to their guarantees of the notes. In addition, any such requirement would materially adversely affect the ability of RJR Tobacco, RJR and RAI to continue to operate.

RJR Tobacco, RJR and RAI could be subject to substantial liabilities from tobacco-related cases.
      As of October 14, 2005, 1,329 tobacco-related cases were pending against RJR Tobacco or its affiliates, including RAI and RJR and its indemnitees, including B&W: 1,316 in the United States; seven in Puerto Rico; one in Israel; four in Canada; and one in the U.S. Virgin Islands. Of the 1,316 total cases, 38 cases are pending against B&W that are not also pending against RJR Tobacco, and approximately 1,009 have been consolidated for trial on some common related issues in West Virginia.
      In addition, approximately 2,650 cases filed by flight attendants alleging injury as a result of exposure to secondhand smoke in airline cabins are pending in Florida against RJR Tobacco or its affiliates or indemnitees. RJR Tobacco and B&W have prevailed in five of the first six flight attendant cases to be tried to verdict. Punitive damages are not recoverable in these cases, and the majority of the secondhand smoke cases do not allege injuries of the same magnitude as alleged in other tobacco-related litigation.
      It is likely that similar legal actions, proceedings and claims arising out of the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of cigarettes will continue to be filed against RJR Tobacco or its affiliates and indemnitees and other tobacco companies for the foreseeable future. During the third quarter of 2005, 16 tobacco-related cases were served against RJR Tobacco or its affiliates or indemnitees. Victories by plaintiffs in highly publicized cases against RJR Tobacco and other tobacco companies regarding the health effects of smoking may stimulate further claims. A material increase in the number of pending claims could significantly increase defense costs and have a material adverse effect on RJR Tobacco’s results of operations, cash flows and financial condition and consequently, on RJR and RAI. In addition, adverse outcomes in pending cases could have adverse effects on the ability of RJR Tobacco and its indemnitees, including B&W, to prevail in smoking and health litigation.
      Punitive damages, often in amounts ranging into the billions of dollars, are specifically pled in a number of the pending cases in addition to compensatory and other damages. An unfavorable resolution of certain of these actions could have a material adverse effect on the results of operations, cash flows and financial condition of RJR Tobacco and, consequently, on RJR and RAI, the ability of RJR to make payments on the notes and the ability of RJR Tobacco and RAI to make payments pursuant to their guarantees of the notes. Adverse outcomes in these cases, individually or in the aggregate, also could have a significant adverse effect on the ability of RJR Tobacco, RJR and RAI to continue to operate.
      In accordance with applicable accounting principles, RAI and RJR Tobacco record any loss related to tobacco litigation at such time as an unfavorable outcome becomes probable and the amount can be reasonably estimated. RAI’s management continues to conclude that the loss of any particular pending smoking and health tobacco litigation claim against RJR Tobacco or its affiliates or indemnitees, including B&W, when viewed on an individual basis, is not probable. RJR Tobacco and its affiliates believe that they have a number of valid defenses to the tobacco-related litigation claims against them, as well as valid bases for appeal of adverse verdicts against them. RAI, RJR Tobacco and their respective affiliates and indemnitees, have, through their counsel, filed pleadings and memoranda in pending tobacco-related litigation that set forth and discuss a number of grounds and defenses that they and their counsel believe have a valid basis in law and fact. Based on their experience in the tobacco-related litigation against them and the strength of the defenses available to them in such litigation, RJR Tobacco and its affiliates believe that their successful defense of tobacco-related litigation in the past will continue in the future. Therefore, no liability for pending smoking and health tobacco litigation currently is recorded in RAI’s consolidated financial statements. You should not infer from the absence of any such reserve in RAI’s financial statements that RAI will not be subject to significant tobacco-related liabilities in the future. In addition, RJR has liabilities totaling $96 million that were recorded in 1999 in connection with certain indemnification claims asserted by Japan Tobacco Inc., referred to as JTI, against RJR and RJR Tobacco, relating to the activities of Northern Brands International, Inc. (an inactive, indirect subsidiary of RAI involved in the international tobacco business that was sold to JTI in 1999) and related litigation.

RJR Tobacco could be subject to substantial liabilities from lawsuits based on claims that smokers were misled through its marketing of “light,” “ultra light” and “low-tar” cigarettes.
      Class-action suits have been filed in a number of states against individual cigarette manufacturers and their parent corporations, alleging that the use of the terms “lights” and “ultra lights” constitutes unfair and deceptive trade practices. Eleven such suits are pending against RJR Tobacco or its affiliates, including RAI and RJR, and indemnitees, including B&W, in state or federal courts in Florida, Illinois, Louisiana, Minnesota, Missouri, New York and Washington.
      A “lights” class-action case is pending in Madison County, Illinois against RJR Tobacco’s competitor, Philip Morris, Inc. Trial of the case against Philip Morris, Price v. Philip Morris, Inc., formerly known as Miles v. Philip Morris, Inc., began in January 2003. In March 2003, the trial judge entered judgment against Philip Morris in the amount of $7.1 billion in compensatory damages and $3 billion in punitive damages to the State of Illinois. Based on Illinois law, the bond required to stay execution of the judgment was set initially at $12 billion. Because of the difficulty of posting a bond of that magnitude, Philip Morris pursued various avenues of relief from the $12 billion bond requirement. In April 2003, the trial judge reduced the amount of bond. The plaintiffs appealed the judge’s decision to reduce the amount of the bond. In July 2003, the appeals court ruled that the trial judge exceeded his authority in reducing the bond and ordered the trial judge to reinstate the original bond. In September 2003, the Illinois Supreme Court ordered that the reduced bond be reinstated and agreed to hear Philip Morris’ appeal without need for intermediate appellate court review. The Price case remains in the Illinois Supreme Court.
      Although RJR Tobacco and RJR are not defendants in the Price case, they are defendants in a class-action case, Turner v. R. J. Reynolds Tobacco Co., also brought in Madison County, Illinois. The class certified in this case consists of persons who purchased certain brands of “light” cigarettes manufactured and sold by RJR Tobacco during a specified time period. On October 20, 2003, the trial judge ordered that the case be stayed for 90 days, or pending the result of the Price appeal. The order stated that a hearing would be held at the end of the 90 days to determine if the stay should be continued. However, on October 24, 2003, a justice on the Illinois Supreme Court ordered an emergency stay of all proceedings pending review by the entire Illinois Supreme Court of RJR Tobacco’s emergency stay/supremacy order request filed on October 15, 2003. On November 5, 2003, the Illinois Supreme Court granted RJR Tobacco’s motion for a stay pending the court’s final appeal decision in Price. B&W is a defendant in a similar class-action case, Howard v. Brown & Williamson Tobacco Corporation, also brought in Madison County, Illinois. On June 6, 2003, the trial judge issued an order staying all proceedings pending resolution of the Price case. The plaintiffs appealed this stay order to the Illinois Fifth District Court of Appeals, which heard oral argument on October 7, 2003. The Court of Appeals affirmed the Circuit Court’s stay order on August 19, 2005.
      In the event RJR Tobacco and its affiliates and indemnitees lose the Turner or Howard cases, RJR Tobacco could face bonding difficulties similar to the difficulties faced by Philip Morris in Price depending upon the amount of damages ordered, if any, which could have a material adverse effect on RJR Tobacco’s and, consequently, RJR’s and RAI’s, results of operations, cash flows and financial condition, the ability of RJR to make payments on the notes and the ability of RJR Tobacco and RAI to make payments pursuant to their guarantees of the notes.
RJR Tobacco could be subject to substantial liabilities from claims asserted by the U.S. Department of Justice.
      On September 22, 1999, the U.S. Department of Justice brought an action against RJR Tobacco, B&W and other tobacco companies in the United States District Court for the District of Columbia. The government initially sought to recover funds expended by the federal government in providing health care to smokers who have developed diseases and injuries alleged to be smoking-related. In addition, the government sought, pursuant to the federal Racketeer Influenced and Corrupt Organization Act, referred to as “RICO,” disgorgement of profits the government contends were earned as a consequence of a RICO racketeering “enterprise.” In September 2000, the court dismissed the government’s claims asserted under the Medical Care Recovery Act as well as those under the Medicare as Secondary Payer provisions of the Social Security Act but did not dismiss the RICO claims. In February 2005, the United States Court of Appeals for the District of Columbia ruled that disgorgement is not an available remedy in this case. This ruling limits the government’s potential remedies principally to forward-looking relief, including measures such as those already included in the MSA. The government’s petition for panel rehearing and for rehearing en banc was denied in April 2005. On July 18, 2005, the government filed a petition for writ of certiorari with the United States Supreme Court, which was denied on October 17, 2005. The bench (non-jury) trial began in September 2004, and closing arguments concluded June 10, 2005. Also on June 10, 2005, the judge ordered that the parties file a variety of post-trial submissions. On July 22, 2005, Judge Kessler granted a motion to intervene filed by six organizations, including the American Cancer Society, to allow them to “contribute their perspective on what appropriate and legally permissible remedies may be imposed should liability be found.” On August 15, 2005, the parties filed their proposed findings of fact. Post-trial briefing was completed on October 9, 2005. An adverse outcome in this case could have a material adverse effect on RJR Tobacco’s and, consequently, RJR’s and RAI’s, results of operations, cash flows and financial condition, the ability of RJR to make payments on the notes and the ability of RJR Tobacco and RAI to make payments pursuant to their guarantees of the notes.
RJR Tobacco could be subject to substantial liabilities from tobacco-related antitrust lawsuits.
      RJR Tobacco and its indemnitees, including B&W, and certain of their subsidiaries are defendants in multiple actions alleging violations of federal and state antitrust laws, including allegations that the major U.S. cigarette manufacturers, including RJR Tobacco and B&W, conspired to fix cigarette prices. An adverse outcome in any of these cases could have a material adverse effect on RJR Tobacco’s and, consequently, RJR’s and RAI’s, results of operations, cash flows and financial condition, the ability of RJR to make payments on the notes and the ability of RJR Tobacco and RAI to make payments pursuant to their guarantees of the notes.
RJR Tobacco’s retail market share has declined in recent years and is expected to continue to decline for the medium term; any continuation in the decline beyond the medium term could adversely affect the results of operations, cash flows and financial condition of RJR Tobacco and, consequently, of RJR and RAI.
      According to data from Information Resources, Inc./ Capstone Research Inc., collectively referred to as IRI, the combined share of RJR Tobacco and B&W of the U.S. cigarette retail market declined to 30.82% in 2004 from 32.09% in 2003 and 32.98% in 2002, continuing a trend in effect for several years. While RJR Tobacco expects this trend to continue for the medium term, at the beginning of 2005, RJR Tobacco implemented a new brand portfolio marketing strategy, discussed elsewhere in this prospectus, which RJR Tobacco expects, over a five to seven-year time frame, will result in growth in total RJR Tobacco market share. If this new marketing strategy is unsuccessful and the decline in RJR Tobacco’s market share continues beyond the medium term, this could adversely affect the results of operations, cash flows and financial condition of RJR Tobacco and, consequently, of RJR and RAI, the ability of RJR to make payments on the notes and the ability of RJR Tobacco and RAI to make payments pursuant to their guarantees of the notes. You should not rely on this market share data as being a precise measurement of actual market share because IRI is not able to effectively track the volume of all deep-discount brands, gray market imports and sales through alternative channels. Accordingly, the retail share of market of RJR Tobacco as reported above may overstate its actual market share.
      RAI believes deep-discount brands made by small manufacturers in recent years have proliferated and have increased their combined market share to approximately 15% of U.S. industry unit sales. Because these small manufacturers generally do not make payments under the MSA and other state settlement agreements to the same extent as the original participating manufacturers, these manufacturers have a substantial cost advantage over RJR Tobacco. In response to deep-discount pricing and other pricing pressures in the marketplace, such as increased cigarette state excise taxes, the major manufacturers have increased promotional spending significantly and, in some cases, lowered their wholesale list prices. These factors have had and could continue to have a material adverse effect on the results of operations, cash flows and financial condition of RJR Tobacco and, consequently, of RJR and RAI, the ability of RJR to make payments on the notes and the ability of RJR Tobacco and RAI to make payments pursuant to their guarantees of the notes.
RJR Tobacco has substantial payment obligations under the MSA and other litigation settlement agreements, which materially adversely affects its ability to compete against manufacturers of deep-discount cigarettes that are not subject to these obligations.
      On November 23, 1998, the major U.S. manufacturers of tobacco products, including RJR Tobacco and B&W, entered into the MSA with 46 states and other U.S. territories to settle the asserted and unasserted health care cost recovery and certain other claims of those states and territories. RJR Tobacco, B&W and the other major U.S. tobacco manufacturers previously had settled similar claims brought by four other states.
      The aggregate cash payments made by RJR Tobacco under the MSA and other state settlement agreements were $2.5 billion, $1.8 billion and $2.0 billion in 2002, 2003 and 2004, respectively. These amounts do not include payments made in connection with B&W’s U.S. brands prior to July 30, 2004. RJR Tobacco estimates its payments, including payments made in connection with B&W’s U.S. brands acquired in the business combination, will exceed $2.7 billion in 2005, $2.6 billion in each of 2006 and 2007 and $2.7 billion thereafter, subject to adjustment as discussed elsewhere herein. These payments make it difficult for RJR Tobacco to compete with certain manufacturers of deep-discount cigarettes. The manufacturers of deep discount brands are either subsequent participating manufacturers or non-participating manufacturers to the MSA. As such, they have lower payment obligations than do the original participating manufacturers, allowing them to price their products lower than the original participating manufacturers. This pricing, in turn, may require higher levels of discounting and promotional support by RJR Tobacco as part of its efforts to defend its existing brands, attract adult smokers of competitive brands and launch new brands. RJR Tobacco cannot predict the impact on its future business, competitive position or results of operations of the MSA and other state settlement agreements, the business activity restrictions to which it is subject under these agreements, or the price increases that it may be required to make as a result of these agreements.
RAI’s operating subsidiaries have substantial payment obligations under the Fair and Equitable Tobacco Reform Act.
      On October 22, 2004, the President signed the Fair and Equitable Tobacco Reform Act of 2004, referred to as FETRA, eliminating the U.S. government tobacco production controls and price support program. The buyout of tobacco quota holders provided for in FETRA is funded by a direct quarterly assessment on every tobacco product manufacturer and importer, on a market-share basis measured on volume to which federal excise tax is applied. The aggregate cost of the buyout to the industry is approximately $10.1 billion, payable over ten years, including approximately $9.6 billion of fixed obligations and approximately $540 million resulting from the liquidation of quota tobacco stock.
      The MSA provided for the establishment of a $5.15 billion trust fund to be divided among the states that produce cigarette tobacco to compensate tobacco growers and quota holders for any negative effects that the MSA might have on them — MSA participants’ payment obligations with respect to this fund are referred to as “Phase II” obligations. As a result of the tobacco buyout legislation, the MSA Phase II obligations established in 1999 and scheduled to expire by the end of 2010 will be continued, but will be offset against the tobacco quota buyout obligations. RAI’s operating subsidiaries’ annual expense under FETRA, excluding the tobacco stock liquidation assessment, is estimated to be approximately $265 million for 2005, $255 million for 2006 and $250 million per year thereafter. RAI’s operating subsidiaries have incurred $74 million and $81 million of expense for the three months and nine months ended September 30, 2005, respectively, related to assessments from quota tobacco stock liquidation. Of these amounts, approximately $20 million has been paid through the third quarter of 2005, and the remaining amount is scheduled to be paid, quarterly, by December 31, 2006. RAI’s operating subsidiaries estimate that their overall share of the buyout will approximate $2.4 billion to $2.9 billion prior to the deduction of permitted offsets under the MSA and expected cost savings on domestic leaf purchases as a result of the elimination of the tobacco quota program.
      FETRA’s substantial buyout payment obligations could negatively affect the profits and cash flows of RJR Tobacco and RAI’s other operating subsidiaries and could adversely affect sales if price increases are required to offset the obligations.
The assumption of certain of B&W’s historical and future liabilities has exposed RJR Tobacco and its subsidiaries to significant additional potential liabilities associated with the cigarette and tobacco industry.
      In connection with the combination of RJR Tobacco and the U.S. assets, liabilities and operations of B&W on July 30, 2004, RJR Tobacco agreed to indemnify B&W and its affiliates for B&W’s historic and future liabilities related to the contributed business, including all tobacco-related litigation and all post-closing liabilities under the MSA and other state settlement agreements with respect to B&W’s U.S. cigarette and tobacco business. These liabilities could expose RJR Tobacco to material losses, which would materially adversely affect the results of operations, cash flows and financial condition of RJR Tobacco and, consequently, RJR and RAI, the ability of RJR to make payments on the notes and the ability of RJR Tobacco and RAI to make payments pursuant to their guarantees of the notes.
RJR Tobacco is dependent on the U.S. cigarette business, which it expects to continue to decline.
      The international rights to substantially all of RJR Tobacco’s brands were sold in 1999. In addition, in connection with the business combination, RAI entered into a non-competition agreement with BAT under which RAI’s operating subsidiaries generally are prohibited, subject to certain exceptions, from manufacturing and marketing certain tobacco products outside the United States until July 2009. Consequently, RJR Tobacco is dependent on the U.S. cigarette market. As a result of price increases, restrictions on advertising and promotions, funding by U.S. manufacturers, including RJR Tobacco, of smoking prevention campaigns, increases in regulation and excise taxes, health concerns, a decline in the social acceptability of smoking, increased pressure from anti-tobacco groups and other factors, U.S. cigarette consumption has generally been declining, and it is expected to continue to decline, which could adversely affect the results of operations, cash flows and financial condition of RJR Tobacco and, consequently, of RJR and RAI. U.S. cigarette shipments as tracked by Management Science Associates, Inc., referred to as MSAi, decreased at a compound annual rate of 1.6% from 1987 through 1997. After declining 4.6% in 1998 and 9% in 1999, shipments remained relatively stable in 2000, declined 3.2% in 2001, 3.7% in 2002 and 5.1% in 2003. In 2004, shipments declined 1.8% to 393.9 billion units.
RAI’s operating subsidiaries are subject to significant limitations on advertising and marketing cigarettes that could harm the value of their existing brands or their ability to launch new brands.
      Television and radio advertisements of tobacco products have been prohibited since 1971. Under the MSA, RAI’s operating subsidiaries, including RJR Tobacco, cannot use billboard advertising, cartoon characters, sponsorship of certain events, non-tobacco merchandise bearing their brand names and various other advertising and marketing techniques. In addition, the MSA prohibits the targeting of youth in advertising, promotion or marketing of tobacco products. Although these restrictions were intended to ensure that tobacco advertising was not aimed at young people, some of the restrictions also may limit the ability of RAI’s operating subsidiaries to communicate with adult smokers. For example, RAI’s operating subsidiaries only advertise their cigarettes in magazines in which the vast majority of readers are adults 18 years of age or older. Additional restrictions may be imposed legislatively or agreed to in the future. Recent proposals have included limiting tobacco advertising to black-and-white, text-only advertisements. These limitations may make it difficult to maintain the value of existing brands. Moreover, these limitations could significantly impair the ability of RAI’s operating subsidiaries to launch new premium brands.

The cigarette industry is subject to substantial and increasing regulation and taxation, which has a negative effect on sales volume and profitability.
      A wide variety of federal, state and local laws limit the advertising, sale and use of cigarettes, and these laws have proliferated in recent years. For example, many local laws prohibit smoking in restaurants and other public places. Private businesses also have adopted regulations that prohibit or restrict, or are intended to discourage, smoking. This trend has had, and is likely to continue to have, a material adverse effect on the sales, volumes, operating income and cash flows of RJR Tobacco and, consequently, of RJR and RAI.
      Cigarettes are subject to substantial and increasing excise taxes in the United States. The federal excise tax per pack of 20 cigarettes is $0.39. All states and the District of Columbia currently impose excise taxes at levels ranging from $0.07 per pack in South Carolina to $2.46 in Rhode Island. During 2005, seven states increased their excise taxes. After consideration of these actions, the weighted average state cigarette excise tax per pack, calculated on a 12-month rolling average, is $0.774. Several states still have pending legislation proposing excise tax increases. RJR Tobacco expects state excise taxes to increase even further in 2006. Increased excise taxes are likely to result in declines in overall sales volume and shifts by consumers to less expensive brands. Both of these results could have a material adverse effect on the results of operations, cash flows and financial condition of RJR Tobacco and, consequently, RJR and RAI.
      In 1996, the U.S. Food and Drug Administration, referred to as the FDA, published regulations that would have severely restricted cigarette advertising and promotion and limited the manner in which tobacco products could be sold. On March 21, 2000, the U.S. Supreme Court held that Congress did not give the FDA authority to regulate tobacco products under the Federal Food, Drug, and Cosmetic Act and, accordingly, the FDA’s assertion of jurisdiction over tobacco products was impermissible under that Act. Since the Supreme Court decision, various proposals have been made for federal and state legislation to regulate cigarettes. A Presidential commission appointed by former President Clinton issued a final report on May 14, 2001, recommending that the FDA be given authority by Congress to regulate the manufacture, sale, distribution and labeling of tobacco products to protect public health. In addition, Congressional advocates of FDA regulation have introduced legislation for consideration by Congress.
      Additional federal or state regulation relating to the manufacture, sale, distribution, advertising, labeling and mandatory ingredients disclosure of tobacco products could reduce sales, increase costs and have a material adverse effect on the business of the operating subsidiaries of RAI. Extensive and inconsistent regulation by multiple states could prove to be particularly disruptive to the business of RJR Tobacco. These factors could have a material adverse effect on RAI’s results of operations, cash flows and financial condition.
      Various state governments have adopted or are considering adopting legislation establishing fire safety standards for cigarettes. Compliance with this legislation could be burdensome. In June 2000, the New York state legislature passed legislation charging the state’s Office of Fire Prevention and Control, referred to as the OFPC, with developing standards for “fire-safe” or self-extinguishing cigarettes. On December 31, 2003, OFPC issued a final standard with accompanying regulations that requires all cigarettes offered for sale in New York State after June 28, 2004, to achieve specified test results when placed on ten layers of filter paper in controlled laboratory conditions. The cigarettes that RAI’s operating companies sell in New York state comply with this standard. In 2005, each of California and Vermont enacted fire-safe legislation of its own, adopting the same testing standard set forth in the OFPC regulations described above. This requirement will take effect in Vermont on May 1, 2006, and in California on January 1, 2007. Similar legislation is being considered in a number of other states. Varying standards from state to state could have an adverse effect on the business or results of operations of RJR Tobacco.

RJR Tobacco’s volumes, market share and profitability may be adversely affected by competitive actions and pricing pressures in the marketplace.
      The cigarette industry is highly competitive. Among the major manufacturers, brands primarily compete on such elements as product quality, price, brand recognition, brand imagery and packaging. Substantial marketing support, merchandising display, competitive pricing and other financial incentives generally are required to maintain or improve a brand’s market position or introduce a new brand. Increased selling prices from higher cigarette taxes and settlement costs have resulted in increased competitive discounting and the proliferation of deep-discount brands.
If RJR Tobacco is not able to develop, produce or commercialize new products and technologies required by regulatory changes or changes in adult consumer preferences, sales and profitability could be adversely affected.
      Consumer health concerns and changes in regulations are likely to require RJR Tobacco to introduce new products or make substantial changes to existing products. If RJR Tobacco is not able to develop, produce or commercialize new products and technologies required by regulatory changes or changes in adult consumer preferences, sales and profitability could be adversely affected.
      Similarly, RAI believes that there may be increasing pressure from public health authorities and consumers to develop a conventional cigarette or an alternative cigarette that provides a demonstrable reduced risk of adverse health effects. RJR Tobacco may not be able to develop a reduced risk product that is broadly acceptable to adult consumers in a cost-effective manner or at all. The costs associated with developing new products and technologies, as well as the inability to develop acceptable products in response to competitive conditions or regulatory requirements, may have a material adverse effect on RAI’s results of operations, cash flows and financial condition.
Fire, violent weather conditions and other disasters may adversely affect the operations of RAI’s operating subsidiaries.
      A major fire, violent weather conditions or other disasters that affect the manufacturing facilities of our operating subsidiaries could have a material adverse effect on the operations of our operating subsidiaries. Although RAI has insurance coverage for some of these events, a prolonged interruption in the manufacturing operations of RAI’s operating subsidiaries could have a material adverse effect on the ability of its operating subsidiaries to effectively operate their businesses.
The integration of RJR Tobacco and B&W’s U.S. cigarette and tobacco business may not result in RAI’s realization of all of the anticipated benefits of the business combination.
      The business combination of RJR Tobacco and B&W’s U.S. cigarette and tobacco business, which occurred in July 2004, involves the integration of two businesses that previously operated independently, each with its own business, products, customers, employees, culture and systems. The ultimate success of the business combination will depend, in part, on the successful integration of the two businesses and realization of the anticipated synergies and cost savings from the integration. The integration is not fully complete, and there is no assurance that RAI will realize all of the anticipated benefits or achieve these benefits within the anticipated time frame. In addition, benefits actually realized in terms of cost savings may not offset the substantial costs incurred by RAI in connection with the business combination.
      The failure to timely and efficiently integrate RJR Tobacco and B&W’s U.S. cigarette and tobacco businesses could have a material adverse effect on the business, financial condition and operating results of RJR Tobacco and, consequently, of RJR and RAI.

RJR Tobacco now depends on third-party suppliers for its tobacco packaging materials requirements; if the supply of tobacco packaging materials from the suppliers is interrupted, or the quality of the packaging declines, RJR Tobacco’s packaging costs and sales could be negatively affected.
      On May 2, 2005, RJR Tobacco and RJR Packaging, LLC, a wholly owned subsidiary of RJR Tobacco, referred to as RJR Packaging, sold the assets and business of RJR Packaging to five packaging companies. In connection with this sale, RJR Tobacco entered into agreements with four of the purchasers, pursuant to which those companies will supply RJR Tobacco with certain of its tobacco packaging materials requirements.
      As a result of the sale of RJR Packaging’s business and the supply agreements, RJR Tobacco is now dependent upon third parties for its packaging requirements. Now that RJR Tobacco no longer controls the supply of its packaging materials, the risks of an interruption in that supply, or a decline in the quality of the packaging materials, may have increased. If the supply of packaging materials is interrupted, RJR Tobacco’s own shipments of tobacco products could be materially slowed, which could decrease sales. A decline in the quality of the packaging materials could also negatively affect sales.
      If RJR Tobacco had to seek alternate suppliers, particularly on an urgent basis, there is no guarantee that RJR Tobacco could find alternate suppliers willing or able to supply packaging materials at the same cost or quality as RJR Tobacco could obtain from the purchasers of the RJR Packaging business on a timely basis, if at all. If, as a result of securing an alternate supply of packaging materials, RJR Tobacco’s packaging costs increased, its profits could consequently decrease, or if RJR Tobacco were obliged to increase the price of its products to compensate for increased packaging costs, its sales could decrease. Sales could also be negatively affected if the quality of packaging from the alternate suppliers is inferior to the quality available from the purchasers of the RJR Packaging business.
      Any increase in RJR Tobacco’s packaging costs or decrease in its sales could materially adversely affect the results of operations, cash flows and financial condition of RJR Tobacco and, consequently, of RJR and RAI.
The ability of RJR to access the debt capital markets could be impaired because of its credit rating.
      In 2003, Moody’s and S&P downgraded their ratings of RJR’s long-term debt below investment grade. Because of these ratings, in the future RJR may not be able to sell its debt securities or borrow money in such amounts, at the times, at the lower interest rates or upon the more favorable terms and conditions that might otherwise be available to RJR if its debt was rated investment grade. The downgrading of RJR’s debt in 2003 obligated RAI and certain of RJR’s subsidiaries to guarantee RJR’s obligations under RJR’s revolving credit facility and debt securities issued under RJR’s 1999 and 2002 indentures, and obligated RJR, RAI and these subsidiaries to pledge certain of their assets to secure their obligations under RJR’s revolving credit facility and these debt securities. The outstanding notes are, and the new notes will be, similarly guaranteed and secured. RJR’s below-investment grade credit rating may make it more difficult for RJR to obtain future debt financing on an unsecured basis. In addition, future debt security issuances or other borrowings may be subject to further negative terms, including limitations on indebtedness or similar restrictive covenants, particularly if RJR’s ratings decline further.
      RJR’s credit ratings are influenced by some important factors not entirely within the control of RJR or its affiliates, such as tobacco litigation and the regulatory environment. Moreover, because the kinds of events and contingencies that impair RJR’s credit ratings and the ability of RJR and its affiliates to access the debt capital markets are often the same kinds of events and contingencies that could cause RJR and its affiliates to seek to raise additional capital on an urgent basis, RJR and its affiliates may not be able to issue debt securities or borrow money upon acceptable terms, or at all, at the times at which they may most need additional capital.

RJR’s revolving credit facility contains restrictive covenants that may limit the flexibility of RAI and of RJR and its subsidiaries, and breach of those covenants may result in a default under the agreements relating to the facility.
      RJR’s revolving credit facility limits, and in some circumstances prohibits, the ability of RAI and of RJR and its subsidiaries to, among other things:

•	incur additional debt;

•	pay dividends;

•	make capital expenditures, investments or other restricted payments;

•	engage in sale-leaseback transactions;

•	guarantee debt;

•	engage in transactions with shareholders and affiliates;

•	create liens;

•	sell assets;

•	issue or sell capital stock of subsidiaries; and

•	engage in mergers and acquisitions.
These restrictions could limit the ability of RJR and its subsidiaries to obtain future financing, make acquisitions or needed capital expenditures, withstand a future downturn in its business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise. In addition, if RJR does not comply with these covenants and with financial covenants in its revolving credit facility that require it to maintain certain minimum financial ratios resulting in a default, any indebtedness outstanding under the facility could become immediately due and payable. In addition, the lenders under RJR’s revolving credit facility could refuse to lend funds if RJR is not in compliance with any of its covenants or could terminate the facility. If RJR were unable to repay accelerated amounts, the lenders under RJR’s revolving credit facility could initiate a bankruptcy proceeding or liquidation proceeding or proceed against any collateral securing that indebtedness.
Risks Related to the Notes
The new notes will be the obligations of RJR and not the obligations of its subsidiaries. All of RJR’s operations are conducted through its subsidiaries, and this structure may impair its ability to pay the notes.
      The new notes will be the direct obligations of RJR. RAI and certain of RJR’s subsidiaries currently are the guarantors of the outstanding notes and will be the guarantors of the new notes. RJR’s operations are conducted through certain of its subsidiaries. RJR’s cash flow and its ability to service its debt, including the notes, depends upon the earnings of its subsidiaries and their loans, dividends, distributions or other payments to RJR. This structure may impair RJR’s ability to pay the notes. The ability of RJR’s subsidiaries to pay dividends and make other distributions is subject to applicable state law. Claims of creditors of non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those subsidiaries generally will have priority with respect to the assets and earnings of those non-guarantor subsidiaries over the claims of creditors of RJR, including holders of the notes. The notes and related guarantees thereof will be effectively subordinated to creditors (including trade creditors) of non-guarantor subsidiaries of each of RJR and the guarantors.
The guarantees may be terminated without the consent of the noteholders.
      The new notes will be guaranteed by RJR’s parent, RAI, and the following direct and indirect subsidiaries of RJR: RJR Acquisition Corp., RJR Tobacco, R. J. Reynolds Tobacco Co., RJR Packaging,

LLC, FHS, Inc. and GMB, Inc. If, in the future, any other subsidiary of RJR guarantees the obligations of RJR under its revolving credit facility, under the terms of the indenture related to the notes, such guarantor will also be required to guarantee the notes. The initial guarantors of the new notes are the same entities that guarantee RJR’s obligations under its $486 million revolving credit facility and most of RJR’s other existing notes, including the outstanding notes.
      If RAI or any subsidiary of RJR that guarantees the new notes ceases to be a guarantor under RJR’s revolving credit facility, under the terms of the indenture related to the notes, that guarantor will be automatically released from all of its obligations under the indenture and its guarantee of the notes, and that guarantee will terminate. RJR’s current or future lenders may terminate the guarantees under RJR’s current revolving credit facility or such current revolving credit facility may be terminated and any replacement credit facility may not require guarantees of RJR’s obligations thereunder. Therefore, the new notes may not continue to be guaranteed to the same extent as they will be upon issuance, or at all.
      RJR’s revolving credit facility does not provide for the automatic release of the guarantees of RJR’s obligations thereunder in the event RJR’s long-term senior debt is rated investment grade, in contrast to the release of the security for the obligations of RJR and the guarantors thereunder, as described in the next risk factor.
The security for the obligations of RJR and the guarantors under the new notes may be released.
      RJR’s 2002 indenture, under which the new notes will be issued, and RJR’s 1999 indenture provide generally that in the event RJR or certain of its subsidiaries pledge certain of their assets to secure any indebtedness, they will also pledge these assets to secure the notes issued under these indentures. The collateral specified in these indentures has been pledged, with other assets, by RJR and the guarantors to secure their obligations under RJR’s $486 million revolving credit facility. Existing notes in the aggregate principal amount of $1.45 billion, including the outstanding notes, are currently secured under these indentures. Under the 2002 and 1999 indentures, the obligations of RJR and the subsidiary guarantors thereunder will be secured by (1) the stock of the subsidiary guarantors and certain of their subsidiaries, (2) indebtedness of all subsidiaries of RJR and the subsidiary guarantors (to the extent owed to RJR or a subsidiary guarantor) and (3) principal property (as defined in the indentures) of RJR and the subsidiary guarantors. In addition, RAI’s guarantee of the new notes will be secured with the stock of RJR and certain other assets.
      Under the terms of RJR’s 2002 indenture and 1999 indenture, if the assets specified therein are no longer pledged to secure the obligations of RJR and the guarantors under the revolving credit facility (or any other indebtedness) for any reason, they will be released as security for the new notes and related guarantees and the existing notes issued under the indentures (including the outstanding notes). Under the terms of RJR’s current revolving credit facility, at such time, if any, as any long-term senior debt of RJR which ranks on a parity, as to payment and security, with the debt of RJR under the revolving credit facility is rated investment grade by Moody’s and S&P, the security for RJR’s revolving credit facility automatically will be released and the obligations thereunder will become unsecured; provided, however, that if certain defaults exist under the indentures at such time, the collateral will not be released until these defaults are cured or waived.
      Currently, RJR has no subordinated debt; therefore, all of its debt is senior debt. Approximately $1.729 billion of its existing notes issued under its 2002 indenture (including the outstanding notes), its 1999 indenture (including $190 million aggregate principal amount of unsecured 2006 notes that will be paid at maturity utilizing remaining proceeds from the sale of the outstanding notes) and its 1995 indenture rank on a parity with the debt of RJR under its revolving credit facility as to payment. Approximately $1.45 billion of these existing notes (not including the $190 million of unsecured 2006 notes and $89 million of unsecured existing notes issued under RJR’s 1995 indenture) rank on a parity with RJR’s debt under its revolving credit facility as to security to the extent the assets securing such notes, and the priority of the security interest therein, are the same as the assets, and such priority securing RJR’s debt under its revolving credit facility. Thus, if the new notes or any other notes issued under the 2002 or 1999 indentures are rated investment grade by both Moody’s and S&P, all security for the new notes will be released. In addition, whether or not there is any change in the rating of any debt of RJR, the lenders under the revolving credit facility have the right, at any time, in their sole discretion, to instruct the collateral agent to release all or any portion of the security for both the revolving credit facility and the new notes without obtaining any consent or approval from any holders of the new notes. Further, RJR intends to seek the release of the stock in one or more of the entities that is currently pledged as security for the revolving credit facility in order to avoid any requirement under current SEC rules that separate financial statements of certain of these entities be filed with the SEC due to the fact that such entities’ stock secures the new notes. If RJR is successful in this effort, such stock will not be part of the collateral to the extent necessary to avoid this requirement.
      Subsequent to any such release of collateral under RJR’s current revolving credit facility, if any of RJR’s long-term senior debt is rated non-investment grade by Moody’s and S&P, or in certain cases, by either Moody’s or S&P, RJR and certain of its subsidiaries will be required to repledge certain of their assets to secure their obligations thereunder. In such event, these entities would also be required to secure their obligations under the new notes and any guarantees with certain of their assets as described above.
      In the event the new notes no longer have the benefit of the security described in this prospectus, the new notes will be unsecured obligations of RJR and the guarantees also will be unsecured obligations of the relevant guarantor, and such obligations will rank equally with all other existing and future unsecured, unsubordinated obligations of such entity (except those obligations preferred by operation of law).
Substantially all of the assets of RJR and the guarantors secure the obligations of these entities under RJR’s revolving credit facility, while only certain assets of these entities will secure their obligations under the new notes.
      If RJR or a guarantor becomes insolvent or is liquidated, or if payment under any secured obligation is accelerated, the lenders under that secured obligation will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the agreement securing that obligation. Certain assets of RJR and the guarantors secure or will secure the obligations of these entities under (1) RJR’s $486 million revolving credit facility; (2) the new notes and related guarantees and (3) existing notes of RJR, including the outstanding notes, in the aggregate principal amount of $1.45 billion at September 30, 2005, and the guarantees related thereto. The proceeds of such security, upon liquidation, will be shared equally and ratably among the holders of these secured obligations. RJR can incur certain additional debt secured with these assets. See “Summary — Current Indebtedness” and “Description of the New Notes.” Additional assets of RJR and the guarantors secure RJR’s revolving credit facility but will not secure the new notes or the existing secured notes. The assets that secure the revolving credit facility that will not secure the new notes and do not secure the existing secured notes include, among other assets, intellectual property, inventory, cash and accounts receivable. Consequently, with respect to the exercise of remedies by the lenders under the revolving credit facility, the proceeds of those assets of RJR and the guarantors that secure the obligations under the revolving credit facility, but not under the notes, will, upon liquidation, not be available to the holders of the notes.
The guarantee of the new notes by RAI does not provide significant additional assurance of payment to the holders of the notes.
      Upon issuance, the new notes will be guaranteed by our parent company, RAI, as well as by certain of our subsidiaries. However, RAI is a holding company and has no operations separate from its investment in us and its other subsidiaries. Therefore, if we should be unable to meet our payment obligations with respect to the new notes, it is unlikely that RAI would be able to do so either.
The credit ratings assigned to the new notes may not reflect all risks of an investment in the notes.
      The credit ratings assigned to the new notes reflect the rating agencies’ assessments of the ability of RJR to make payments on the notes when due. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the new notes.
RJR will not be required to repurchase or redeem the new notes upon a change of control of RJR or other events involving RJR that may affect its creditworthiness.
      The indenture related to the notes does not require RJR to repurchase or redeem or otherwise modify the terms of the notes upon the occurrence of certain events involving RJR that may affect its creditworthiness. These events include certain consolidations, mergers, sales of assets, or other similar transaction, or a change in control of RJR.
The notes lack some covenants typically found in other comparably rated public debt securities.
      Although upon issuance, the new notes are expected to be rated below investment grade by both Moody’s and S&P, they lack the protection of several financial and other restrictive covenants typically associated with comparably rated public debt securities. The covenants applicable to the new notes are identical to those applicable to most of our other existing notes, including the outstanding notes. Most of RJR’s existing notes, other than the outstanding notes, were rated investment grade at the time they were issued. In particular, the 2002 indenture under which the new notes will be issued does not contain restrictions on RJR’s ability to incur additional debt, pay dividends or make distributions or repurchase stock, make investments, enter into transactions with affiliates or sell less than substantially all of its assets.
The value of the collateral securing the new notes and related guarantees may not be sufficient to satisfy the obligations of RJR and the guarantors thereunder.
      In the event of foreclosure on the collateral for the new notes and the guarantees, the proceeds from the sale of this collateral may not be sufficient to satisfy the new notes. To the extent that the collateral securing the new notes is insufficient to satisfy the obligations under the new notes, the new notes would become unsecured and pari passu with the other unsecured debt of RJR. In addition, your rights to the collateral would be diluted by any increase in the indebtedness secured by the collateral. By their nature, portions of the collateral may be illiquid and may have no readily ascertainable market value or realizable value apart from use in the businesses of RJR’s operating subsidiaries.
Even if RJR defaults in its payment of the new notes, holders of the notes cannot foreclose on the security for the notes and the guarantees until the lenders under RJR’s $486 million revolving credit facility do so, except in limited circumstances.
      Upon a default under the notes issued under the 2002 indenture or the 1999 indenture, the holders thereof may only seek enforcement of the remedies set forth in the security documents if:

•	the lenders under the revolving credit facility have required the collateral agent to take action against the collateral following a default under the revolving credit facility; or

•	a payment default with respect to at least $300 million aggregate principal amount of indebtedness under the 1999 indenture or the 2002 indenture (or a substantially similar indenture) occurs and continues in existence for at least 180 days, following which the holders of such indebtedness can direct the collateral agent to enforce the remedies under the security documents, independent of a default under the revolving credit facility, provided that, following the initiation of enforcement, the required lenders under the revolving credit facility shall direct the collateral agent as to the enforcement process, and the collateral agent shall comply with such directions (without any opportunity for consent or direction from the holders of the notes) so long as such directions are not adverse to the rights of the holders of the notes.

Since there are no cross-default provisions in the indenture related to the notes, a default under RJR’s revolving credit facility will not permit the holders of the notes to declare a default unless independent grounds exist.
      Upon a default occurring under the 1999 indenture or the 2002 indenture, the lenders under RJR’s revolving credit facility may declare a default under the revolving credit facility. Upon a default under RJR’s revolving credit facility, the lenders under RJR’s revolving credit facility may require the collateral agent to pursue the remedies set forth in the security documents. However, unless a default has independently occurred with respect to the notes issued under RJR’s 2002 indenture or 1999 indenture, a default under RJR’s revolving credit facility does not cause a default under the 2002 indenture or the 1999 indenture, or give the holders of the notes thereunder a right to accelerate such debt. As a result, if RJR defaults in its obligations under the revolving credit facility but does not default in its obligations under the notes, the lenders under the revolving credit facility can exercise their remedies under the security documents with respect to the collateral provided for in this facility, including those assets that also secure the notes, at a time when the holders of the notes would have no similar enforcement rights, potentially reducing or eliminating the security for the notes.
Your right to be repaid would be adversely affected if a court determined that any of the guarantors made any guarantee for inadequate consideration or with the intent to defraud creditors.
      Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee made by any of the guarantors could be voided, or claims on the guarantees made by any of the guarantors could be subordinated to all other obligations of any such guarantor, if the guarantor, at the time it incurred the obligations under any guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value in exchange for incurring those obligations; and

•	was insolvent or rendered insolvent by reason of that incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.
      The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.
      Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes. RJR cannot be certain what standard a court would apply to determine whether a guarantor was “insolvent” as of the date it guarantees the notes, and cannot assure you that, regardless of the method of valuation, a court would not determine that such guarantor was insolvent on that date. Nor can RJR assure you that a court would not determine, regardless of whether such guarantor was insolvent on the date of such guarantee of the notes, that the payments constituted fraudulent transfers on another ground.
      The guarantees may also be subject to review under various laws for the protection of creditors. It is possible that creditors of the guarantors may challenge the guarantees as a fraudulent transfer or conveyance. Although we expect that the analysis set forth above would generally apply, the guarantees could also be subject to the claim that, since the guarantees were incurred for RJR’s benefit, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor’s obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes. In addition, the liability of each guarantor under the indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and we cannot assure you as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor. If a court were to void a guarantor’s obligations under a guarantee, any grant of security by such guarantors would also be extinguished.
Risks Related to the Exchange Offer
If you do not exchange your outstanding notes for new notes in the exchange offer, these outstanding notes will continue to be subject to restrictions on transfer.
      If you do not exchange your outstanding notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your outstanding notes and the offering memorandum related to the private offering of the outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes in a private offering exempt from the registration and prospectus delivery requirements of the Securities Act. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act or are offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register sales of the outstanding notes under the Securities Act. For further information regarding the consequences of failing to tender your outstanding notes in the exchange offer, see the discussions below under the captions “The Exchange Offer — Consequences of Failure to Exchange.”
      To the extent any outstanding notes are tendered and accepted in the exchange offer, the trading market, if any, for the outstanding notes that remain outstanding after the exchange offer would be adversely affected due to a reduction in market liquidity and there could be a significant diminution in the value of the outstanding notes as compared to the value of the new notes.
An active trading market may not develop for the new notes, which could adversely affect the market price and liquidity of the new notes.
      You may find it difficult to sell your new notes because an active trading market for the new notes may not develop. There is no existing trading market for the new notes. We do not intend to apply for listing of the new notes on any exchange or for inclusion of the new notes in any automated quotation system, and so we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be in the new notes. As a result, the market price of the new notes, as well as your ability to sell the new notes, could be adversely affected. In addition, if a large amount of outstanding notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we complete the exchange offer could lower the market price of such new notes.
In some instances, you may be obligated to deliver a prospectus in connection with resales of the new notes.
      Based on certain no-action letters issued by the staff of the SEC to third parties unrelated to us, we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act except in the instances described in this prospectus under “The Exchange Offer — Resale of the New Notes.” For example, if you exchange your outstanding notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
You must comply with the exchange offer procedures in order to receive freely tradable new notes.
      We will not accept your outstanding notes for exchange if you do not follow the exchange offer procedures. Delivery of new notes in exchange for outstanding notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of the following:

•	certificates for outstanding notes or a confirmation of a book-entry transfer of outstanding notes into the exchange agent’s account at DTC, as depository;

•	a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of tender through DTC’s ATOP program, an agent’s message in lieu of the letter of transmittal; and

•	any other documents required by the letter of transmittal.
      Therefore, holders of outstanding notes who would like to tender outstanding notes in exchange for new notes should be sure to allow enough time to comply with the exchange offer procedures. Neither we nor the exchange agent are required to notify you of defects or irregularities in tenders of outstanding notes for exchange. Outstanding notes that are not tendered or that are tendered but we do not accept for exchange will, following completion of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon completion of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer — Procedures for Tendering Outstanding Notes” and “The Exchange Offer — Consequences of Failure to Exchange.”

FORWARD-LOOKING STATEMENTS
      This prospectus and the documents incorporated by reference herein contain or incorporate by reference forward-looking statements within the meaning of the federal securities laws that relate to future events or the future financial performance of Reynolds American Inc., the parent of the issuer of the notes, R.J. Reynolds Tobacco Holdings, Inc., and its subsidiaries. Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management and other matters. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “should,” “could,” “plan,” “intend” or similar expressions in this prospectus or in documents incorporated by reference in this prospectus.
      These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by these forward-looking statements. You should understand that various factors, in addition to those discussed elsewhere in this prospectus and in the documents referred to and incorporated by reference in this prospectus, could affect the future results of RAI and its subsidiaries and could cause results to differ materially from those expressed in these forward-looking statements, including:

•	the risk factors described under “Risk Factors” beginning on page 15;

•	the substantial and increasing regulation and taxation of the cigarette and tobacco industry;

•	various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of cigarettes that are pending or may be instituted against RAI or its subsidiaries;

•	the substantial payment obligations and limitations on the advertising and marketing of cigarettes under various litigation settlement agreements;

•	the continuing decline in volume in the domestic cigarette industry;

•	competition from other cigarette manufacturers, including increased promotional activities and continued pressure from deep-discount brands;

•	the success or failure of new product innovations and acquisitions;

•	the responsiveness of both the trade and consumers to new products and marketing and promotional programs;

•	any potential costs or savings associated with realigning the cost structure of RAI and its subsidiaries;

•	the ability to realize the anticipated benefits and synergies arising from the combination of RJR Tobacco and the U.S. cigarette and tobacco business of B&W;

•	the ability to achieve efficiencies in manufacturing and distribution operations without negatively affecting sales;

•	the cost and availability of tobacco leaf and other raw materials and other commodities used in products, including future market pricing of tobacco leaf which could adversely impact inventory valuations;

•	the effect of market conditions on foreign currency exchange rate risk, interest rate risk and the return on corporate cash;

•	the effect of market conditions on the performance of pension assets or any adverse effects of any new legislation or regulations changing pension expense accounting or required pension funding levels;

•	the rating of RJR’s securities;

•	any adverse effects from the transition of the packaging operations formerly conducted by RJR Packaging, LLC, a wholly owned subsidiary of RJR Tobacco, to the buyers of RJR Packaging, LLC’s businesses; and

•	the potential existence of significant deficiencies or material weaknesses in internal controls over financial reporting that may be identified during the performance of testing required under Section 404 of the Sarbanes-Oxley Act of 2002.
      Due to these uncertainties and risks, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the dates of those documents.
      All subsequent written or oral forward-looking statements attributable to RAI or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. RAI does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law.

THE COMPANIES
Introduction
      RJR is a direct, wholly owned subsidiary of RAI and, prior to July 30, 2004, was a publicly traded holding company. RAI was incorporated as a holding company in 2004 to facilitate the transactions to combine the U.S. cigarette and tobacco assets, liabilities and operations of B&W with RJR Tobacco. Prior to the business combination, B&W was the third largest cigarette manufacturer and marketer in the United States. The business combination occurred on July 30, 2004.
      In connection with the business combination, RJR became a subsidiary of RAI, and RAI replaced RJR as the publicly traded entity. In addition, an entity was incorporated that acquired directly the U.S. assets, liabilities and operations of B&W, and into which RJR Tobacco was merged. This new entity, which was also named R. J. Reynolds Tobacco Company, is a direct, wholly owned operating subsidiary of RJR.
      Also as part of the business combination, RAI acquired an indirect subsidiary of BAT, CMSI, which owns all of the capital stock of Lane. Lane manufactures or distributes cigars, roll-your-own, cigarette and pipe tobacco brands, including DUNHILL and CAPTAIN BLACK tobacco products. BAT retained the rights to use DUNHILL and other BAT trademarks outside the United States. Finally, RJR contributed the capital stock of Santa Fe Natural Tobacco Company, referred to as Santa Fe, a manufacturer and distributor of cigarette and other tobacco products under the NATURAL AMERICAN SPIRIT brand, to RAI as part of the business combination. Upon the completion of the business combination, Lane and Santa Fe became operating subsidiaries of RAI.
      R. J. Reynolds Global Products, Inc., referred to as GPI, manufactures and exports cigarettes to U.S. territories, U.S. Duty Free and overseas military and manages a contract manufacturing business. A major part of the contract manufacturing business was acquired through the business combination and includes sales to BAT affiliates in various foreign countries.
      Following the completion of the business combination, RAI’s direct and indirect, wholly owned operating subsidiaries are RJR Tobacco, Santa Fe, Lane and GPI. RJR Tobacco is the second largest cigarette manufacturer in the United States. RJR Tobacco’s largest selling cigarette brands, CAMEL, KOOL, DORAL, WINSTON and SALEM, were five of the ten best-selling brands of cigarettes in the United States in 2004 and 2005. Those brands, and its other brands, including PALL MALL, ECLIPSE, MISTY, CAPRI, CARLTON, VANTAGE, MORE and NOW, are manufactured in a variety of styles and marketed in the United States to meet a range of adult smoker preferences.
Initiatives
      Since the business combination in 2004, RJR Tobacco has pursued a new brand portfolio strategy, which took effect at the beginning of 2005. Prior to the business combination, RJR Tobacco’s growth brands were CAMEL and SALEM. The new strategy establishes three categories of brands: investment, selective support and non-support. The investment brands are CAMEL and KOOL, which receive significant resources focused on accelerating their share-of-market growth. The selective support brands include two full-price brands, WINSTON and SALEM, and two savings brands, DORAL and PALL MALL, all of which receive limited support in an effort to optimize profitability over time. ECLIPSE, a full-price brand of cigarettes that primarily heats rather than burns tobacco, is also a selective support brand. The remaining non-support brands are managed to maximize short-term profitability. RJR Tobacco expects that, over time, this focused portfolio strategy will result in growth in total RJR Tobacco share, as gains on investment brands offset declines among other brands, although there can be no assurance that this strategy will be successful.
      The combined share of market on the investment brands during 2004 showed improvement over 2003. However, the decline in share of selective support and non-support brands more than offset the gains on the investment brands.

Competition
      RAI’s operating subsidiaries’ primary competitors include Philip Morris USA Inc., a subsidiary of Altria Group, Inc., referred to as Philip Morris, Lorillard Tobacco Company, referred to as Lorillard, an indirect subsidiary of the Loews Corporation, and manufacturers of deep-discount brands. From 1998 through 2002, the premium or full price tier was negatively impacted by widening price gaps between those brands and the deep-discount brands. In 2003 and 2004 and continuing in 2005 to date, the price gap remained relatively level.
      Based on data collected by IRI during 2004, 2003 and 2002, Philip Morris had an overall retail share of the U.S. cigarette market of 50.00%, 49.37% and 49.35%, respectively. During these same years, the combined share of RJR Tobacco and B&W was 30.82%, 32.09% and 32.98%, respectively, and the remaining participants held lesser shares. You should not rely on the market share data reported by IRI as being precise measurements of actual market share, however, because IRI is not able to effectively track the volume of all deep-discount brands. RAI believes that deep-discount brands made by small manufacturers have a combined market share of approximately 15% of U.S. industry unit sales. Accordingly, the retail share of market of RAI’s operating subsidiaries and its brands as reported by IRI may overstate their actual market share.
      Competition is based primarily on brand positioning and price, as well as product attributes and packaging, consumer loyalty, promotions, advertising and retail presence. Cigarette brands produced by the major manufacturers generally require competitive pricing, substantial marketing support, retail programs and other incentives to maintain or improve a brand’s market position or to introduce a new brand.
Marketing
      RAI’s operating subsidiaries are committed to building and maintaining a portfolio of profitable brands. RJR Tobacco’s marketing programs are designed to strengthen brand image, build brand awareness and loyalty, and switch adult smokers of competing brands. In addition to building strong brand equity, RJR Tobacco’s marketing approach utilizes a retail pricing strategy, including discounting at retail, to defend certain brands’ shares of market against competitive pricing pressure. RJR Tobacco’s competitive pricing includes list price changes, discounting programs, such as retail buydowns, free product promotions and consumer coupons. RJR Tobacco provides trade incentives through trade terms, wholesale partner programs and retail incentives.
      Anti-smoking groups have attempted to restrict cigarette sales, cigarette advertising and the testing and introduction of new cigarette products. The MSA and other federal, state and local laws restrict utilization of television, radio or billboard advertising or certain other marketing and promotional tools for cigarettes. RAI’s operating subsidiaries continue to use advertisements in magazines where the vast majority of readers are adults 18 years of age or older, direct mailings to age-verified adult smokers and other means to market its brands and enhance their appeal among adult smokers. RAI’s operating subsidiaries continue to advertise and promote at retail cigarette locations and in adult venues where permitted.

RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth the ratio of earnings to fixed charges of RAI for the periods indicated. Earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and one-third of operating rental expense, representative of the interest factor.

						Nine Months
						Ended
	Year Ended December 31,					September 30,

	2000	2001	2002	2003	2004	2004	2005

Ratio of earnings to fixed charges	5.1	6.4	5.2	—	9.5	12.0	30.0
Deficiency in the coverage of fixed charges by earnings before fixed charges (in millions)	$—	$—	$—	$(3,913)	$—	$—	$—
USE OF PROCEEDS
      We will not receive any cash proceeds from the exchange offer. In consideration for the new notes we will receive in exchange the outstanding notes of like principal amount. Any outstanding notes that are properly tendered and exchanged for new notes pursuant to the exchange offer will be retired and cancelled. Accordingly, the issuance of the new notes will not result in any change to our capitalization. We have agreed to bear the expenses of the exchange offer.
      We issued and sold the outstanding notes on June 29, 2005. We used the proceeds from the sale of the outstanding notes to repurchase approximately $310 million aggregate principal amount of the 2006 notes pursuant to a cash tender offer completed on July 19, 2005, and will use the balance to pay the remaining $190 million aggregate principal amount of these notes at maturity.
CAPITALIZATION
      The following table sets forth the capitalization of RAI as of September 30, 2005. Completion of the exchange offer will not result in any change to our capitalization. This table should be read in conjunction with the information under “Selected Financial Data” and the consolidated financial statements of RAI and the notes thereto incorporated by reference herein.

As of
September 30, 2005

(Dollars in millions)
Long-term debt, including current maturities	$1,755
Shareholders’ equity:
Common stock, par value $0.0001 per share; 400,000,000 authorized; 147,406,576 issued	—
Preferred stock, par value $0.01 per share; 100,000,000 authorized; 1,000,000 issued	—
Paid-in capital	8,683
Accumulated deficit	(1,751)
Accumulated other comprehensive loss, net of tax	(683)

Total shareholders’ equity	6,249

Total capitalization	$8,004

SELECTED FINANCIAL DATA
      The selected historical consolidated financial data of RAI as of December 31, 2003 and 2004, and for each of the years in the three-year period ended December 31, 2004, are derived from RAI’s audited consolidated financial statements and accompanying notes incorporated by reference herein. The selected historical consolidated financial data of RAI as of December 31, 2000, 2001 and 2002, and for each of the years ended December 31, 2000 and 2001, are derived from RJR’s audited consolidated financial statements and notes not incorporated by reference herein. The selected historical consolidated financial data as of September 30, 2004 and 2005, and for each of the nine-month periods then ended, are derived from, and are qualified by reference to, RAI’s unaudited financial statements included in RAI’s September 30, 2005, Form 10-Q, incorporated by reference herein. The unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. The consolidated financial statements of RAI represent the results of RJR through July 30, 2004, and of RAI and the acquired operations of B&W and Lane subsequent to July 30, 2004. For further information, including the impact of new accounting developments, acquisitions, restructuring and impairment charges, you should read this selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto incorporated by reference herein. All dollar amounts are in millions, except per share data.

						Nine Months Ended
	Year Ended December 31,					September 30,

	2000	2001	2002	2003	2004	2004	2005

						(Unaudited)
Results of Operations:
Net sales(1)	$6,085	$6,269	$6,211	$5,267	$6,437	$4,436	$6,209
Cost of products sold(1)(2)	3,436	3,560	3,732	3,218	3,872	2,647	3,736
Selling, general and administrative expenses	1,369	1,429	1,463	1,327	1,455	970	1,175
Loss on sale of assets	—	—	—	—	—	—	25
Amortization expense	366	362	—	—	24	11	33
Fixture impairment	—	—	—	106	—	—	—
Restructuring and asset impairment charges	—	—	224	368	5	(25)	(1)
Goodwill and trademark impairment charges	89	—	13	4,089	199	—	—
Income (loss) from continuing operations	299	444	418	(3,689)	627	562	745
Income (loss) from discontinued operations	53	(9)	40	122	12	1	—
Extraordinary items — gain	1,475	—	—	121	49	49	—
Cumulative effect of accounting change	—	—	(502)	—	—	—	—
Net income (loss)	1,827	435	(44)	(3,446)	688	612	745

Cash Flow Data:
Net cash from operating activities	590	626	489	581	736	489	851
Net cash from (used in) investing activities(3)	1,573	(307)	(901)	641	260	344	(663)
Net cash used in financing activities	(881)	(842)	(105)	(1,122)	(467)	(304)	(295)

						Nine Months Ended
	Year Ended December 31,					September 30,

	2000	2001	2002	2003	2004	2004	2005

						(Unaudited)
Per Share Data:
Basic income (loss) from continuing operations	$2.96	$4.57	$4.71	$(44.08)	$5.66	$5.70	$5.05
Diluted income (loss) from continuing operations	2.94	4.48	4.64	(44.08)	5.62	5.66	5.05
Basic weighted average shares, in thousands	101,264	97,043	88,733	83,697	110,778	98,549	147,388
Diluted average shares, in thousands	101,857	98,986	90,175	83,697	111,436	99,351	147,581
Cash dividends declared per share of common stock(4)	$3.10	$3.30	$3.73	$3.80	$3.80	$2.85	$2.95

	As of December 31,					As of September 30,

	2000	2001	2002	2003	2004	2004	2005

						(Unaudited)
Balance Sheet Data:
Cash, cash equivalents and short-term investments	$2,543	$2,227	$2,179	$1,630	$1,972	$1,926	$2,510
Total current assets	3,871	3,928	3,992	3,331	4,624	4,608	4,834
Property, plant and equipment, net	1,048	1,050	940	894	1,129	1,139	1,084
Trademarks, net	2,875	2,773	2,085	1,759	2,403	1,759	2,390
Goodwill, net	7,303	6,875	7,090	3,292	5,685	6,278	5,685
Total assets	15,554	15,122	14,651	9,677	14,428	14,344	14,516
Tobacco settlement and related accruals	1,394	1,520	1,543	1,629	2,381	2,319	2,174
Total current liabilities	2,776	2,792	3,427	2,865	4,055	4,004	4,153
Long-term debt, less current maturities	1,674	1,631	1,755	1,671	1,595	1,607	1,564
Total liabilities	7,118	7,096	7,935	6,620	8,252	8,101	8,267
Shareholders’ equity	8,436	8,026	6,716	3,057	6,176	6,243	6,249

(1)	Net sales and cost of products sold exclude excise taxes of $1.3 billion and $1.6 billion for the nine months ended September 30, 2004 and 2005, respectively, and $1.6 billion, $1.5 billion, $1.8 billion, $1.6 billion and $1.9 billion for the years ended December 31, 2000, 2001, 2002, 2003 and 2004, respectively.

(2)	Includes settlement expense, net of MSA Phase II growers’ liability, of $1.6 billion and $2.0 billion, after offset of MSA Phase II growers’ liability for the nine months ended September 30, 2004 and 2005, respectively. Includes federal tobacco buyout expense of $283 million for the nine months ended September 30, 2005. Includes $2.3 billion, $2.6 billion, $2.5 billion, $1.9 billion and $2.2 billion, settlement expense, net of MSA Phase II growers’ liability, for the years ended December 31, 2000, 2001, 2002, 2003 and 2004, respectively. Includes federal tobacco buyout expense of $70 million during 2004. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Litigation Affecting the Cigarette Industry — Governmental Health-Care Cost Recovery Cases — MSA and Other State Settlement Agreements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Tobacco Buyout Legislation.”

(3)	Reflects reclassification of auction rate notes from cash and cash equivalents to short-term investments, resulting in an increase of $81 million in net cash flows used in investing activities in

2002 and an increase of $161 million in net cash flows from investing activities in 2003. Reclassifications in 2000 and 2001 were not included, as information was not practically available.

(4)	RAI began trading as a public company on August 2, 2004, and RJR began trading as a public company on June 15, 1999. From the third quarter of 1999 through the second quarter of 2001, RJR’s board of directors declared a quarterly cash dividend of $0.775 per common share, or $3.10 on an annualized basis. From the third quarter of 2001 through the first quarter of 2002, RJR’s board of directors declared a quarterly cash dividend of $0.875 per common share, or $3.50 on an annualized basis. Beginning with the second quarter of 2002 and through the second quarter of 2004, RJR’s board of directors declared a quarterly cash dividend of $0.95 per common share, or $3.80 on an annualized basis. RAI’s board of directors declared quarterly cash dividends of $0.95 per common share for the third and fourth quarters of 2004 and the first and second quarters of 2005, and $1.05 per common share, or $4.20 on an annualized basis, for the third quarter of 2005. On November 30, 2005, RAI’s board of directors declared a quarterly cash dividend of $1.25 per common share, or $5.00 on an annualized basis.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
      The following unaudited pro forma condensed combined statement of income for the year ended December 31, 2004, gives effect to the combination of the U.S. assets, liabilities and operations of B&W with RJR Tobacco and RAI’s acquisition of Lane as if these transactions occurred on January 1, 2004. The business combination was actually completed on July 30, 2004.
      The business combination consisted of a number of individual steps that are described below, along with the applicable accounting treatment for each step. For accounting purposes, the individual steps that comprised the business combination were deemed to occur simultaneously.

	Transaction Step	Accounting Treatment

1.	B&W and RJR jointly formed RAI in January 2004 by each contributing $6,500 in cash in exchange for 65,000,000 shares of RAI common stock. Coincident with the completion of the business combination, a portion of the RAI common stock held by B&W was cancelled to reduce its ownership to approximately 42%. Shares of RAI previously owned by RJR were cancelled, and previous RJR stockholders were issued common shares in exchange for existing RJR shares on a one-for-one basis.	These transactions were accounted for at cost.
2.	Immediately prior to the closing of the business combination, RJR contributed the capital stock of Santa Fe to RAI in exchange for RAI Series B preferred stock.	Because Santa Fe was under the common control of RJR (the acquiring entity for accounting purposes) and RAI (the entity formed to effect the business combination), the contribution of the capital stock of Santa Fe by RJR to RAI was not subject to purchase accounting adjustments, did not result in a change in basis and is not separated from RJR’s historical financial statements in the unaudited pro forma condensed combined financial information.
3.	• Immediately prior to the closing of the business combination, B&W contributed all of its U.S. assets and liabilities, subject to certain exceptions, to B&W Opco, a newly formed, wholly owned subsidiary of B&W;

• at the closing of the business combination, B&W contributed all of the capital stock of B&W Opco to RAI in exchange for 42% of RAI’s common stock; and

	• at the closing, an affiliate of BAT sold all of the capital stock of CMSI, the parent of Lane, to RAI for $400 million.	The acquisition of B&W’s U.S. assets, liabilities and operations and the capital stock of CMSI by RAI were considered to be a single, mutually dependent transaction and were accounted for under the purchase method of accounting as discussed below. The net assets were recorded in the books and records of RAI at their respective fair market values as of the date of closing of the business combination.
4.	At the closing, a wholly owned subsidiary of RAI merged with and into RJR, with RJR surviving and becoming a wholly owned subsidiary of RAI.	RJR’s assets, liabilities and stockholders’ equity were recorded at their historic book values because, for accounting purposes, RJR was the acquiring entity in the business combination.
5.	Following the completion of the business combination, RJR Tobacco merged with and into B&W Opco.	The merger of RJR Tobacco with and into B&W Opco was not subject to purchase accounting adjustments, did not result in a change in basis and is not separated from RJR’s historical financial statements in the unaudited pro forma condensed combined financial information, because RJR Tobacco and B&W Opco are under the common control of RAI.

      As a result of these transactions, B&W owns approximately 42% of the common stock of RAI and the former stockholders of RJR own approximately 58% of the common stock of RAI.
      The following unaudited pro forma condensed combined statement of income should be read in conjunction with its accompanying notes, the financial information appearing under “Selected Financial Data” and the historical financial statements of RAI, RJR and B&W incorporated by reference in this prospectus.
      This unaudited pro forma condensed combined statement of income has been prepared using the purchase method of accounting for business combinations and is based upon the historical financial statements of RJR, B&W/ Lane and RAI.
      The adjustments set forth under the column “Pro Forma Adjustments” reflect adjustments necessary to account for the business combination, including the application of the purchase method of accounting as described herein.
      This unaudited pro forma condensed combined statement of income is not necessarily indicative of results of operations or financial position that would have been achieved if the businesses had been combined at the beginning of the year ended December 31, 2004, or the results of operations or financial position that RAI will experience now that the business combination is completed. In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions have been made solely for the purpose of developing this unaudited pro forma condensed combined statement of income. Actual results could differ materially from these estimates and assumptions.

REYNOLDS AMERICAN INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2004
(Dollars in millions, except per share amounts)

	Historical	Historical	Pro Forma		Pro Forma
	RAI	B&W/Lane	Adjustments		Combined

Net sales(1)	$6,437	$1,848	$—		$8,285
Cost and expenses:
Cost of products sold(1)	1,619	500	104	(F)	2,223
Cost of products sold — settlement	2,183	548	—		2,731
Cost of products sold — buyout	70	—	—		70
Selling, general and administrative expenses	1,455	471	—		1,926
Amortization expense	24	—	24	(C)	48
Restructuring and impairment charges	5	1	—		6
Trademark impairment charge	199	—	—		199

Operating income	882	328	(128)		1,082
Interest and debt expense	85	—	—		85
Interest income	(30)	—	4	(E)	(26)
Other income, net	(2)	—	—		(2)

Income from continuing operations before tax	829	328	(132)		1,025
Provision for income taxes	202	128	(128	)(D)
			77	(D)	279

Income from continuing operations	$627	$200	$(81)		$746

Income per share:
Basic shares, in thousands	110,778				146,805
Income per basic share	$5.66				$5.08
Diluted shares, in thousands	111,436				147,463
Income per diluted share	$5.63				$5.06

(1)	Net sales and cost of products sold exclude excise taxes of $1.9 billion and $435 million for RJR Tobacco and B&W/ Lane, respectively.

REYNOLDS AMERICAN INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Note A — Consideration for B&W/ Lane Assets Acquired and Liabilities Assumed
      Under the purchase method of accounting, the business combination was accounted for as an acquisition of B&W/ Lane by RJR. As a result, the shares of RAI common stock and cash that were received by B&W and its affiliates were treated as the closing purchase price, or consideration, paid by RAI to B&W and its affiliates.
      The consideration that would have been received by B&W and its affiliates at January 1, 2004, as determined pursuant to the computation specified in the business combination agreements is set forth below. For purposes of valuing the stock consideration received by B&W, the average closing price of shares of RJR common stock in the five-day period beginning two trading days prior to, and ending two trading days after, October 27, 2003, which is the date the business combination agreements were signed and announced, has been used.

Consideration allocated to B&W/ Lane assets acquired and liabilities assumed(1)
RAI shares issued to B&W(2)	61,952,762
Price of RJR common stock(3)	$45.882

Total stock consideration received by B&W	2,843
Cash received from B&W for MSA-related liabilities	(604)
Cash paid as consideration for Lane	400
Transaction fees and other costs(4)	318

Net consideration	$2,957

Consideration summary:(1)
Cash paid as consideration for Lane	$400
Cash received from B&W for MSA-related liabilities	(604)
Transaction fees and other costs(4)	318

114
Calculated value of RAI common stock issued to B&W	2,843

$2,957

(1)	Dollars in millions, except per share amount.
(2)	The number of shares of RAI common stock issued to B&W was calculated based on the number of outstanding shares of RJR common stock, options to acquire RJR common stock and other RJR equity awards as of July 31, 2004, using the treasury method contemplated by the business combination agreement, but using the price of RJR common stock referred to in footnote 3 below.
(3)	Average closing price of RJR common stock during the five-day period beginning two days before and ending two days after the announcement of the business combination.
(4)	Includes investment banking fees of $23 million, legal fees of $17 million and other costs of $278 million.
      RAI’s authorized capital stock at July 31, 2004, consisted of 100 million shares of preferred stock, par value $0.01 per share, and 400 million shares of common stock, par value $0.0001 per share. As of July 31, 2004, one million preferred shares were issued and outstanding, which are owned by RJR. As of July 31, 2004, 146,882,937 common shares were issued and outstanding.

REYNOLDS AMERICAN INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME — (Continued)
      The components of the weighted average shares used in the pro forma calculation of income per share were:

Year Ended
December 31, 2004

Net income, in millions	$807

Basic weighted average shares, in thousands(1)
Historical RJR	84,852
RAI shares issuable to B&W	61,953

146,805
Effect of dilutive potential shares, in thousands:
Options	456
Restricted stock	202

Diluted weighted average shares, in thousands	147,463

(1)	Outstanding shares of contingently issuable restricted stock of 0.4 million were excluded from the share calculations for the year ended December 31, 2004, as the related vesting provisions had not been met.
Note B — Elimination of Historical B&W/ Lane Assets and Liabilities
      Under the purchase method of accounting, the historical book value of goodwill and deferred taxes were eliminated upon the completion of the business combination and the other acquired assets and assumed liabilities and unrecorded intangibles were reevaluated following the completion of the business combination as described in note C below. Deferred taxes were then established based upon the difference between the recorded bases of assets and liabilities and their tax bases. Any purchase price in excess of the recorded fair value of identified assets and liabilities, net of related deferred taxes, was ascribed to goodwill.
Note C — Consideration Allocation and Related Adjustments
      Under the purchase method of accounting, RAI allocated the cost of the assets acquired and liabilities assumed, based on their fair values as of the acquisition date. Estimates of fair values for property, plant and equipment, trademarks and other identifiable intangibles are based on independent appraisals; pension and postretirement obligations are based on actuarial studies; and other accounts are based on management’s best estimates using assumptions that are believed to be reasonable. In addition, depreciation of property, plant and equipment and amortization of trademarks and other intangibles with finite lives are directly related to estimated fair values and estimated useful lives determined as of the acquisition date. The determination of fair values involves considerable estimation and judgment. Among other things, it requires developing forecasts of cash flows and discount rates for trademarks and other intangibles; selecting appropriate valuation bases and methodologies for property, plant and equipment; determining appropriate actuarial assumptions for pensions and postretirement plans; and determining the number and timing of employees to be terminated or relocated and the associated costs. The value of goodwill and trademarks and other intangibles with indefinite lives will be subjected to annual impairment testing that could result in future impairment charges. Changes in the useful lives of property, plant and equipment, trademarks or other intangibles could impact depreciation or, in certain situations, impairment charges. The pension and postretirement obligations reflect determinations as of July 30, 2004, with no

REYNOLDS AMERICAN INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME — (Continued)
adjustments for future settlements or curtailments. In addition, the non-competition agreement restricting BAT’s activities in the United States, for a limited period of time following the completion of the business combination, was reached as part of the negotiation of similar restrictions on RAI’s activities outside the United States, subject to specified exceptions. The non-competition restriction in the non-competition agreement did not involve any separately bargained for consideration that can be readily valued or that is material to the purchase price consideration, and therefore was not considered by RAI in its allocation of the purchase consideration. The pro forma allocation of the consideration to identifiable intangible assets of B&W/ Lane is based on the types and amounts of these assets acquired pursuant to an appraisal report. The residual amount of the consideration has been allocated to goodwill.
      The allocation of consideration to the assets and liabilities of B&W/ Lane is summarized as follows (dollars in millions):

Tangible assets	$913
Identifiable intangible assets (see below)	1,072
Net deferred tax assets	103
Assumed liabilities	(1,561)
Goodwill	2,429

$2,956

      The allocation of the consideration to identifiable intangible assets of B&W/ Lane, along with their respective estimated useful lives, is as follows (dollars in millions):

Amortizable intangible assets:
Consumer database (1 year)	$3
Customer contracts (8 months)	16
Contract manufacturing (10 years)	151
Trademarks (9.7 years)	58
Technology-based (5 years)	2

Total amortizable intangible assets	230
Indefinite-lived intangible assets:
Distribution agreements	51
Trademarks	791

$1,072

      The pro forma adjustment to depreciation and amortization reflects the impact of the business combination as follows (dollars in millions):

Year Ended
December 31, 2004

Amortization of customer-related intangibles	$8
Amortization of contract-based manufacturing intangibles	9
Amortization of trademarks	7

$24

REYNOLDS AMERICAN INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME — (Continued)
      RAI has implemented a plan to integrate the operations of RJR Tobacco and B&W Opco. Estimates of aggregate integration costs approximate $700 million to $800 million. Of this estimate, costs of $318 million expected to be incurred under this plan resulted in an increase to the consideration allocated to the B&W/Lane assets and liabilities to the extent that they relate to severance or relocation benefits paid to B&W Opco employees or to exit activities of B&W Opco that meet the criteria of EITF 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination,” such as contract or lease termination penalties. To the extent that additional costs do not meet the criteria of EITF No. 95-3, the amounts will be expensed by RAI in the period incurred, or capitalized as fixed assets.
Note D — Income Taxes
      The pro forma adjustment to provision for income taxes represents the application of RAI’s expected effective rate of 39.6% to the B&W/ Lane adjusted historical earnings and pro forma adjustments. The pro forma adjustment to deferred tax assets and liabilities primarily reflects the pro forma fair value of assets acquired and liabilities assumed using RAI’s statutory tax rate of 39.6%.
Note E — Reduction in Interest Income due to Lane Acquisition
      Interest income has been reduced by $4 million for the year ended December 31, 2004, to reflect an average cash balance reduced by $400 million, which is the amount of cash consideration paid in connection with the acquisition of Lane.
Note F — LIFO Adjustments
      B&W’s inventories historically were stated on a LIFO basis. Lane’s inventories historically were stated on a FIFO basis. Adjustments reflect an adjustment to B&W/ Lane’s inventories to restate the inventories to current value and, in the case of B&W, to reverse LIFO income recognized in B&W/ Lane’s historical financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
      The following is a discussion and analysis of RAI’s business, initiatives, critical accounting policies and its consolidated financial condition and results of operations. Following the overview and discussion of business initiatives, the critical accounting policies disclose certain accounting policies that are material to RAI’s results of operations and financial condition for the periods presented in this prospectus. The discussion and analysis of RAI’s results of operations is presented in three comparative sections: the nine months ended September 30, 2005, compared with the nine months ended September 30, 2004, fiscal 2004 compared with fiscal 2003 and fiscal 2003 compared with fiscal 2002. Disclosures related to liquidity and financial condition and litigation and governmental regulation affecting the cigarette industry complete management’s discussion and analysis. You should read this discussion and analysis of RAI’s consolidated financial condition and results of operations in conjunction with “Selected Financial Data” and RAI’s consolidated financial statements and the related notes incorporated by reference herein.
Overview and Business Initiatives
      RAI was incorporated in the state of North Carolina on January 5, 2004, for the purpose of facilitating the transactions to combine RJR Tobacco with the U.S. cigarette and tobacco business of B&W. The business combination combined the businesses of two of the largest industry participants and is expected to create efficiencies and cost reductions through synergies.
      Upon completion of the business combination on July 30, 2004, B&W owned 61,952,762 shares, or 42% of RAI’s outstanding common stock. The consideration assigned to the shares issued to and held by B&W was approximately $2.8 billion, or $45.882 per share, based on the average closing price of RJR common stock during the five-day period beginning two days before and ending two days after the announcement on October 27, 2003, of the business combination. Previous RJR stockholders were issued common shares of RAI in exchange for their existing RJR shares, on a one-for-one basis, resulting in their ownership of approximately 58% of RAI’s common stock outstanding at the closing. No indebtedness for borrowed money of B&W was assumed by RAI. The transaction is expected to be tax-free to RJR stockholders, and is being treated as a purchase of the B&W net assets by RJR for financial accounting purposes. The consolidated financial statements of RAI include results of acquired operations subsequent to July 30, 2004.
      As part of the business combination, B&W transferred to RJR Tobacco, along with its U.S. operations, cash of $604 million, an amount equal to its pre-closing accrued liabilities under the MSA and related agreements. RJR Tobacco and the U.S. cigarette and tobacco operations of B&W were combined in an indirect subsidiary of RAI, referred to as RJR Tobacco. RJR Tobacco has agreed to indemnify B&W and its affiliates for, among other things, all liabilities arising before or after the closing that relate to B&W’s U.S. cigarette and tobacco business. These liabilities include B&W’s historic and future tobacco-related litigation liabilities and all liabilities under the MSA and other state settlement agreements. B&W will indemnify RJR Tobacco to the extent the pre-closing MSA liabilities paid by RJR Tobacco exceed, and RJR Tobacco will indemnify B&W to the extent the pre-closing MSA liabilities paid by RAI are less than, the cash amount contributed by B&W to RAI at closing.
      As part of the business combination, RAI paid $400 million in cash to acquire from an indirect subsidiary of BAT all of the capital stock of CMSI, which owns all of the capital stock of Lane. Lane manufactures or distributes cigars, roll-your-own, cigarette and pipe tobacco brands, including DUNHILL and CAPTAIN BLACK tobacco products. BAT retains the rights to use DUNHILL and other BAT trademarks outside the United States.
      As part of the business combination, RJR contributed all of the capital stock of Santa Fe to RAI in exchange for shares of Series B Preferred Stock of RAI. Upon completion of the business combination, Santa Fe became a direct, wholly owned subsidiary of RAI. Both Santa Fe and Lane operate as independent subsidiaries of RAI.

      The headquarters and operations of each of RAI and RJR Tobacco are located in Winston-Salem, North Carolina.
      In addition to RJR Tobacco and Lane, RAI’s wholly owned operating subsidiaries also include Santa Fe and GPI. Santa Fe manufactures and markets cigarettes and other tobacco products primarily in the United States. GPI manufactures and exports cigarettes to U.S. territories, U.S. Duty Free and overseas military and manages a contract manufacturing business.
      RAI’s operating subsidiaries primarily conduct business in the highly competitive U.S. cigarette market, which has a few large manufacturers and many smaller participants. The U.S. cigarette market is believed to be a mature market, and overall consumer demand is expected to continue to decline over time. Trade inventory adjustments may result in short-term changes in demand for RAI’s operating subsidiaries’ products if, and when, wholesale and retail tobacco distributors adjust the timing of their purchases of product to manage their inventory levels. However, RAI believes it is not appropriate for it to speculate on external factors that may impact the purchasing decision of the wholesale and retail tobacco distributors.
      Competition is based primarily on brand positioning and price, as well as product attributes and packaging, consumer loyalty, promotions, advertising and retail presence. Cigarette brands produced by the major manufacturers generally require competitive pricing, substantial marketing support, retail programs and other incentives to maintain or improve a brand’s market position or to introduce a new brand.
      RAI’s operating subsidiaries are committed to building and maintaining a portfolio of profitable brands. RJR Tobacco’s marketing programs are designed to strengthen brand image, build brand awareness and loyalty and switch adult smokers of competing brands. In addition to building strong brand equity, RJR Tobacco’s marketing approach utilizes a retail pricing strategy, including discounting at retail, to defend certain brands’ shares of market against competitive pricing pressure. Competitive discounting has increased significantly over time as a result of higher state excise taxes and the growth of deep-discount brands. Deep-discount brands are brands marketed by manufacturers that are not original participants in the MSA, and accordingly, do not have cost structures burdened with MSA payments to the same extent as the original participating manufacturers.
      RJR Tobacco’s new brand portfolio strategy, which took effect at the beginning of 2005, established three categories of brands: investment, selective support and non-support. The investment brands are CAMEL and KOOL, which receive significant resources focused on accelerating their share-of-market growth. The selective support brands include two full-price brands, WINSTON and SALEM, and two savings brands, DORAL and PALL MALL, all of which receive limited support in an effort to optimize profitability over time. ECLIPSE, a full-price brand of cigarettes that primarily heats rather than burns tobacco, also is a selective support brand. The remaining non-support brands are managed to maximize short-term profitability. RJR Tobacco expects that, over time, this focused portfolio strategy will result in growth in total RJR Tobacco share, as gains on investment brands offset declines among other brands.
      RAI generally performs the impairment testing of its operating subsidiaries’ trademarks required by generally accepted accounting principles on an annual basis in the fourth quarter. The 2006 operating plan prepared in the fourth quarter of 2005 provides much of the 2005 annual impairment test data. In doing so, it incorporates modification to the previously anticipated level of support between certain brands and projects net sales of certain brands to decline at a faster rate than was assumed in the 2004 annual impairment test. Accordingly, management expects that the 2005 annual impairment testing of certain selective support and non-support brands’ trademarks will result in substantial non-cash impairment charges being recorded during the fourth quarter of 2005. RJR Tobacco has engaged an independent appraisal firm to perform the annual valuation; however, the valuation has not been completed as of this filing.

Critical Accounting Policies
      U.S. generally accepted accounting principles require estimates and assumptions to be made that affect the reported amounts in RAI’s condensed consolidated financial statements and accompanying notes. Some of these estimates require difficult, subjective and/or complex judgments about matters that are inherently uncertain, and as a result, actual results could differ from those estimates. Due to the estimation processes involved, the following summarized accounting policies and their application are considered to be critical to understanding the business operations, financial condition and results of operations of RAI and its subsidiaries.
Purchase Accounting
      RAI accounts for business combination transactions in accordance with Statement of Financial Accounting Standards, or SFAS, No. 141, “Business Combinations.” SFAS No. 141 requires that RAI allocate the cost of the acquisition to assets acquired and liabilities assumed, based on their fair values as of the acquisition date. Estimates of fair values for property, plant and equipment, trademarks and other identifiable intangibles are based on independent appraisals; pension and postretirement obligations are based on actuarial studies; and other accounts are based on management’s best estimates using assumptions that are believed to be reasonable. In addition, depreciation of property, plant and equipment and amortization of trademarks and other intangibles with finite lives are directly related to estimated fair values and estimated useful lives determined as of the acquisition date. The determination of fair values involves considerable estimation and judgment. Among other things, it requires developing forecasts of cash flows and discount rates for trademarks and other intangibles; selecting appropriate valuation bases and methodologies for property, plant and equipment; determining appropriate actuarial assumptions for pensions and postretirement plans; and determining the number and timing of employees to be terminated or relocated and the associated costs. The value of goodwill and trademarks and other intangibles with indefinite lives are subjected to annual impairment testing that could result in future impairment charges. Changes in the useful lives of property, plant and equipment, finite-lived trademarks or other intangibles could impact depreciation, amortization or, in certain situations, impairment charges. For further information related to accounting for the business combination, see “Unaudited Pro Forma Condensed Combined Statement of Income” and note 1 to consolidated financial statements included in RAI’s annual report on Form 10-K for the year ended December 31, 2004, referred to as RAI’s 2004 Form 10-K, incorporated by reference herein.
Tobacco-Related Litigation
      RAI and RJR Tobacco disclose information concerning tobacco-related litigation for which an unfavorable outcome is more than remote. RJR Tobacco and its affiliates record their legal expenses and other litigation costs and related administrative costs as selling, general and administrative expenses as those costs are incurred. RAI and RJR Tobacco will record any loss related to tobacco litigation at such time as an unfavorable outcome becomes probable and the amount can be reasonably estimated. When the reasonable estimate is a range, the recorded loss will be the best estimate within the range. If no amount in the range is a better estimate than any other amount, the minimum amount of the range will be recorded.
      As discussed below under “— Litigation Affecting the Cigarette Industry,” RJR Tobacco and its affiliates, including RAI, and indemnitees, including B&W, have been named in a number of tobacco-related legal actions, proceedings or claims seeking damages in amounts ranging into the hundreds of millions or even billions of dollars. Unfavorable judgments awarding compensatory damages, punitive damages and/or fines have been returned against RJR Tobacco or B&W in: the Engle class-action case, reversed by the intermediate appellate court on May 21, 2003; the Scott class-action case; a small number of individual smoking and health cases; a Broin II flight attendant ETS case; and a California state law enforcement action. RJR Tobacco has paid approximately $11 million since 2003 related to unfavorable judgments, primarily for pre-acquisition contingencies related to the business combination.

      RJR Tobacco believes, however, that it has numerous bases for successful appeals in its pending cases, and both RJR Tobacco and RAI believe they have a number of valid defenses to all actions and intend to defend all actions vigorously. As a result, RAI’s management continues to conclude that the loss of any particular smoking and health tobacco litigation claim against RJR Tobacco or its affiliates, when viewed on an individual basis, is not probable. Accordingly, no liability for smoking- and health-related tobacco litigation currently is recorded in RAI’s condensed consolidated financial statements as of September 30, 2005. As discussed in more detail in “— Litigation Affecting the Cigarette Industry,” RJR has liabilities totaling $96 million that were recorded in 1999 in connection with certain indemnification claims asserted by Japan tobacco Inc., referred to as JTI, against RJR and RJR Tobacco, relating to the activities of Northern Brands International, Inc. and related litigation.
      Litigation is subject to many uncertainties, and it is possible that some of the tobacco-related legal actions, proceedings or claims could ultimately be decided against RJR Tobacco or its affiliates, including RAI and RJR, and its indemnitees, including B&W. Any unfavorable outcome of such actions could have a material adverse effect on the financial condition, results of operations or cash flows of RAI or its subsidiaries.
Settlement Agreements
      As discussed elsewhere in this prospectus and in “— Litigation Affecting the Cigarette Industry,” RJR Tobacco, Santa Fe and Lane are participants in the MSA, and RJR Tobacco is a participant in other state settlement agreements related to governmental health-care cost recovery actions. Their obligations and the related expense charges under the MSA and other settlement agreements are subject to adjustments based upon, among other things, the volume of cigarettes sold by the operating subsidiaries, their relative market share and inflation. Since relative market share is based on cigarette shipments, the best estimate of the allocation of charges under these agreements is recorded in cost of products sold as the products are shipped. Adjustments to these estimates, which historically have not been significant, are recorded in the period that the change becomes probable and the amount can be reasonably estimated. For more information related to historical and expected settlement expenses and payments under the MSA and other settlement agreements, see “— Litigation Affecting the Cigarette Industry — Governmental Health-Care Cost Recovery Cases — MSA and Other State Settlement Agreements.”
Intangible Assets
      Intangible assets include goodwill, trademarks and other intangibles and are accounted for under SFAS No. 141, “Business Combinations” and are capitalized when acquired. The determination of fair value involves considerable estimates and judgment. RAI generally performs its impairment testing on an annual basis in the fourth quarter in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” and believes any resulting impairment charges are based on reasonable estimates and assumptions. However, the use of different estimates and assumptions could result in materially different results. Generally, if the competitive environment worsens, or RAI’s operating companies’ strategic initiatives or the business combination transactions adversely affect RAI’s financial performance, the fair value of RJR Tobacco’s goodwill and trademarks could be impaired in future periods. The 2006 operating plan prepared in the fourth quarter of 2005 provides much of the 2005 annual impairment test data. In doing so, it incorporates modification to the previously anticipated level of support between certain brands and projects net sales of certain brands to decline at a faster rate than was assumed in the 2004 annual impairment test. Accordingly, management expects that the 2005 annual impairment testing of certain selective support and non-support brands’ trademarks will result in substantial non-cash impairment charges being recorded during the fourth quarter of 2005. RJR Tobacco has engaged an independent appraisal firm to perform the annual valuation; however, the valuation has not been completed as of this filing.
Pension and Postretirement Benefits
      RAI sponsors a number of non-contributory defined benefit pension plans covering most of the employees of RAI and its subsidiaries, and also provides certain health and life insurance benefits for retired employees and their dependents. These benefits are generally no longer provided to employees hired on or after January 1, 2004.
      As part of the business combination, RAI assumed certain pension and postretirement benefit obligations and the related assets of former B&W plans. The liability for the projected benefit obligation in excess of plan assets was recorded in accordance with SFAS No. 141, “Business Combinations.” All previously existing unrecognized net gain or loss, unrecognized prior service cost, or unrecognized transition obligation or asset existing at the date of the business combination were eliminated. As a result of the business combination, the pension benefit obligation and pension assets increased by $1.9 billion and $1.6 billion, respectively, and the postretirement benefit obligation and postretirement assets increased by $621 million and $312 million, respectively.
      Pension expense is determined in accordance with the provisions of SFAS No. 87, “Employers’ Accounting for Pensions,” and SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits.” Postretirement benefit expense is determined in accordance with the provisions of SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” Because pension and other postretirement obligations will ultimately be settled in future periods, the determination of annual expense and liabilities is subject to estimates and assumptions. With the assistance of independent actuarial firms, RAI reviews these assumptions annually based on historic experience and expected future trends or coincidentally with a major event and modifies them as needed. Demographic assumptions such as termination of employment, mortality or retirement are reviewed periodically as expectations change.
      Gains or losses are annual changes in the amount of either the benefit obligation or the market-related value of plan assets resulting from experience different from that assumed or from changes in assumptions. The minimum amortization of unrecognized gains or losses, as described in SFAS No. 87, “Employers’ Accounting for Pensions,” was included in pension expense. Prior service costs, which are changes in benefit obligations due to plan amendments, are amortized on a straight-line basis over the average remaining service period for active employees. As of December 31, 2004, the market-related value of plan assets excludes deferred asset gains of $151 million and recognizes changes in fair value in a systematic and rational manner over five years. If the market value of assets had been used to determine pension expense, the impact would have been a decrease to the 2004 costs of $24 million. Approximately $14 million is attributable to the expected return on asset component of expense and $10 million is due to the gain/loss amortization component.
      The most critical assumptions and their sensitivity to change are presented below:
Assumptions:

			Postretirement
	Pension Benefits		Benefits		All Plans
	2004		2004		2003

Weighted-average assumption used to determine benefit obligations at December 31:
Discount rate	6.05%		6.05%		6.15%
Rate of compensation increase	4.77%		4.79%		5.00%
Weighted-average assumptions used to determine net periodic benefit cost for years ended December 31:
Discount rate	6.15%/6.27%	(1)	6.15%/6.45%	(2)	6.40%/6.50%	(3)
Expected long-term return on plan assets	8.79%		8.50%		9.00%
Rate of compensation increase	4.77%		4.79%		5.00%

(1)	A discount rate of 6.15% was used for the period from January 1, 2004, to July 31, 2004, and a weighted-average discount rate of 6.27% was used for the period from August 1, 2004, to December 31, 2004, to reflect the impact of the business combination.

(2)	A discount rate of 6.15% was used for the period from January 1, 2004, to July 31, 2004, and a weighted-average discount rate of 6.45% was used for the period from August 1, 2004, to December 31, 2004, to reflect the impact of the business combination.
(3)	A discount rate of 6.40% was used for the period from January 1, 2003, to August 31, 2003, and adjusted to a discount rate of 6.50% for the period from September 1, 2003, to December 31, 2003, to reflect the impact of the 2003 restructuring plan.

      The overall expected long-term rate of return on assets assumptions for pension and postretirement assets are based on: (1) the target asset allocation for plan assets, (2) long-term capital markets forecasts for asset classes employed, and (3) active management excess return expectations to the extent asset classes are actively managed.
      Assumption Sensitivity. Assumed asset return and discount rates have a significant effect on the amounts reported for the benefit plans. A one-percentage-point change in assumed discount rate for the pension plans and other postretirement plans would have the following effects:

	1-Percentage Point		1-Percentage Point
	Increase		Decrease

	Pension	Postretirement	Pension	Postretirement
	Plans	Plans	Plans	Plans

Effect on net periodic benefit cost	$(9)	$(2)	$7	$2
Effect on projected benefit obligation	(495)	(127)	564	144
A one-percentage-point change in assumed asset return would have the following effects:

	1-Percentage Point		1-Percentage Point
	Increase		Decrease

	Pension	Postretirement	Pension	Postretirement
	Plans	Plans	Plans	Plans

Effect on net periodic benefit cost	$(28)	$(1)	$28	$1
      During 2002, actual asset returns for RJR’s pension assets were adversely impacted by the continued deterioration of the equity markets and declining interest rates. Additionally, corporate bond yields, which are used in determining the discount rate for future pension obligations, continued to decline. The negative asset returns and declining discount rates unfavorably affected RJR’s pension plans’ funded status. Pension expense in 2003 was adversely impacted due to these factors and the lowering of the expected return on asset assumption from 9.5% per annum for 2002 to 9.0% per annum for 2003.
      During 2003, plan assets increased $391 million, as a result of the favorable 2003 equity market performance, partially offset by benefit payments. Pension benefit obligations increased during 2003 greater than expected due to a decline in discount rates. However, at December 31, 2003, the pension benefit obligation of RJR’s pension plans exceeded the fair value of plan assets by $750 million.
      During 2004, pension plan assets increased $1.9 billion, primarily due to the addition of $1.6 billion of assets assumed in the business combination and as a result of the favorable 2004 equity market performance, partially offset by benefit payments. The pension benefit obligation increased $2.1 billion, primarily due to the addition of $1.9 billion for the former B&W plans and the decline in discount rates, partially offset by benefit payments. However, at December 31, 2004, the pension benefit obligation exceeded the fair value of plan assets by $956 million.
      During 2004, RAI assumed $312 million for postretirement plan assets in the business combination. The postretirement benefit obligation increased by $605 million, primarily due to the addition of $621 million for the former B&W plans, partially offset by benefit payments. At December 31, 2004, the postretirement benefit obligation exceeded the fair value of plan assets by $1.1 billion. RAI does not expect to pre-fund any additional postretirement benefit obligations in the future.
      Pension expense in 2005 is expected to be within a range of $100 million to $115 million, compared with expense of $81 million in 2004, primarily due to the lower discount rate of 6.05%. Postretirement benefit expense in 2005 is expected to be within a range of $60 million to $75 million, compared with expense of $67 million in 2004, primarily due to the lower discount rate of 6.05%.
      The amount by which the pension benefit obligation exceeds the fair value of the plan assets could increase to the extent of a decline in the fair value of plan assets, as well as adverse changes in actuarial assumptions, including a reduction in the discount rate used to calculate the pension benefit obligation.
      RAI disclosed in its financial statements for the year ended December 31, 2004, that it expected to contribute $208 million to its pension plans in 2005. To reach a desired funding level in its pension plans, RAI increased its expected 2005 contributions to $284 million. RAI expects payments related to its postretirement plans to be $70 million in 2005.
      On December 8, 2003, President Bush signed into law the Medicare Prescription Drug, Improvement and Modernization Act of 2003. This law expanded Medicare to include, for the first time, coverage for prescription drugs. The act introduces a prescription drug benefit under Medicare Part D as well as a federal subsidy to sponsors of retiree health-care benefit plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. RAI sponsors retiree medical programs, which include coverage for prescription drugs. RJR deferred financial recognition of this legislation until 2004, which was permitted under FASB Staff Position FAS 106-1, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003.”
      In May 2004, the Financial Accounting Standards Board, or FASB, issued FASB Staff Position No. 106-2, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003,” referred to as FSP 106-2. RAI adopted FSP 106-2 in the third quarter of 2004 and as a result, net postretirement health-care costs were reduced approximately $4 million. The accumulated postretirement benefit obligation was reduced approximately $82 million for the federal subsidy related to benefits attributed to past service. This includes $38 million for the former B&W plans that is reflected in the benefit obligation assumed in the business combination. As additional information becomes available regarding how to determine and collect the Medicare Part D subsidy, RAI will review and possibly update these amounts.
      Differences between actual results and actuarial assumptions are accumulated and amortized over future periods. In recent years, actual results have varied significantly from actuarial assumptions. In particular, pension plan assets have declined due to the overall decline in the capital markets, and pension and postretirement liabilities have increased as a result of the decline in the discount rate. These changes have resulted in charges to comprehensive income. These changes are expected to result in additional pension expense in future years and may also require additional cash funding of the pension obligations in the future. Additionally, postretirement expense is expected to decrease due to changes in plan benefits, partially offset by expected declines in the discount rate.
      Plan assets are invested using a combination of active and passive investment strategies. Active strategies employ multiple investment management firms. Managers within each asset class cover a range of investment styles and approaches and are combined in a way that controls for capitalization, style biases (equity investments), and interest rate bets (fixed income investments) against related benchmark indices, while focusing primarily on issue selection as a means to add value. Risk is controlled through diversification among asset classes, managers, styles and securities. Risk is further controlled both at the manager and asset class level by assigning excess return and tracking error targets. Investment managers are monitored to evaluate performance against these benchmark indices and targets.
      Allowable investment types include U.S. equity, non-U.S. equity, fixed income, real estate, private equity investment and hedge funds. The U.S. equity fund is composed of common stocks of large, medium and small companies, which are predominantly U.S. based. The non-U.S. equity fund includes equity securities issued by companies domiciled outside the U.S. and in depositary receipts, which represent ownership of securities of non-U.S. companies. The fixed income fund (debt securities) includes fixed income securities issued or guaranteed by the U.S. government, and to a lesser extent by non-U.S. governments, or by their respective agencies and instrumentalities, mortgage-backed securities, including collateralized mortgage obligations, corporate debt obligations and dollar-denominated obligations issued in the United States by non-U.S. banks and corporations (Yankee bonds). Up to 25% of the fixed income assets can be in debt securities that are below investment grade. Real estate includes publicly traded real estate investment trust securities. The hedge funds invest as a limited partner in portfolios of primarily public securities, including equities and fixed income.
      For pension assets, futures are used to equitize cash held by investment managers in order to approach fully invested portfolio positions. Otherwise, a small number of investment managers employ limited use of derivatives, including futures contracts, options on futures and interest rate swaps in place of direct investment in securities to gain efficient exposure to markets. Derivatives are not used to leverage portfolios.
      The target pension asset allocation is 43% U.S. equity investments, 18% non-U.S. equity investments, 26% fixed income investments, 8% hedge fund investments, 4% real estate and 1% other, with a rebalancing range of approximately plus or minus 5% around the target asset allocations.
      The target postretirement asset allocation is 43% U.S. equity investments, 17% non-U.S. equity investments, 27% fixed income investments, 8% hedge fund investments and 5% real estate, with a rebalancing range of approximately plus or minus 5% around the target asset allocations.
      Subsequent to the business combination, RAI has been reviewing the target asset allocations with respect to the former B&W plan assets in combination with the RAI plan assets.
      RAI’s pension plans weighted-average asset allocations at December 31, 2004, and 2003, by asset category were as follows:

	Plan Assets at December 31,

	Pensions
			Postretirement
Asset Category	2004	2003	2004

U.S. equity securities	44%	46%	43%
Non U.S. equity securities	20%	22%	17%
Debt securities	24%	21%	27%
Hedge funds	9%	9%	8%
Real estate	3%	—	5%
Other	—	2%	—

Total	100%	100%	100%

Restructuring and Asset Impairment Charges
      RJR and RJR Tobacco recorded charges related to workforce reductions, asset impairments and associated exit costs during 2003 and 2002. The workforce reduction charges were recorded in accordance with SFAS No. 112, “Employers’ Accounting for Postemployment Benefits,” and SFAS No. 88. The calculation of severance pay requires management to estimate the population of employees to be terminated and the timing of their severance from employment. The calculation of benefits charges requires actuarial assumptions including determination of discount rates. The asset impairments were recorded in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which requires management to estimate the fair value of assets to be disposed.
      On January 1, 2003, RJR adopted SFAS No. 146, “Accounting for Costs Associated with Exit and Disposal Activities.” Charges related to restructuring activities initiated after this date were recorded when incurred. Prior to this date, charges were recorded at the date of an entity’s commitment to an exit plan, in accordance with Emerging Issues Task Force Issue, or EITF, No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).”

      During 2004, RJR Tobacco recorded restructuring accruals concerning the business combination, related to workforce reductions and exit costs. Accruals related to the business combination were recorded in accordance with EITF No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination.”
      These restructuring charges were based on management’s best estimate at the time of the restructuring. The status of the restructuring activities is reviewed on a quarterly basis and any adjustments to the reserve, which could differ materially from previous estimates, would be recorded as an adjustment to operating income.
Revenue Recognition
      Revenue from product sales is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the seller’s price to the buyer is fixed or determinable, and collectibility is reasonably assured. For RAI’s operating subsidiaries, these criteria generally are met when title and risk of loss pass to the customer. Shipping and handling costs are classified as cost of products sold. With regard to estimated amounts of consideration that will be claimed by customers, costs are recognized at the latter of the date at which the related revenue is recognized or the date at which the sales incentive is offered.
      Given the nature of the business of RAI’s operating subsidiaries, revenue recognition practices contain no significant estimates that could materially affect their results of operations.
Accounting for Returned Goods
      During the second quarter of 2003, RJR Tobacco announced a revision of its policy related to returned goods. Previously, RJR Tobacco accepted all damaged and out-of-code-date products. Under its revised policy, RJR Tobacco accepts only returns of unintentionally damaged products. During the second quarter of 2003, all retail returns other than unintentionally damaged products were suspended. Returns other than unintentionally damaged products shipped from wholesalers under the previous return policy were last accepted during the third quarter of 2003.
      The revised returned goods policy resulted in a reduction in the returned goods reserve of $96 million and added $0.69 to net income per basic and diluted share, during the year ended December 31, 2003.
      During the fourth quarter of 2004, RJR Tobacco announced its intention to accept returned goods that will result directly from its new brand portfolio strategy. A returned goods accrual of $38 million was recorded for these expected returns, adversely impacting net income $0.21 per basic and diluted share for the year ended December 31, 2004.
Income Taxes
      Tax law requires certain items to be included in taxable income at different times than are required for book reporting purposes under SFAS No. 109, “Accounting for Income Taxes.” These differences may be permanent or temporary in nature.
      To the extent a book and tax difference is permanent in nature — that is, if the financial treatment differs permanently from the tax treatment under SFAS No. 109 — the tax effect of this item is reflected in RAI’s effective income tax rate.
      RAI determines its annual effective income tax rate based on forecasted pre-tax book income and forecasted permanent book and tax differences. The rate is established at the beginning of the year, and it is evaluated on a quarterly basis. Any changes to the forecasted information or any resolution of an audit with taxing authorities may cause the effective rate to be adjusted. Any required adjustments are made on a prospective basis for the remaining quarters in the year.
      To the extent that any book and tax differences are temporary in nature — that is, if the book realization will occur in a different period than the tax realization — a deferred tax asset or liability is established as required under SFAS No. 109. To the extent that a deferred tax asset is created, management evaluates RAI’s ability to realize this asset. Management currently believes it is more likely than not that the deferred tax assets will be realized. To the extent a deferred tax liability is established under SFAS No. 109, it is recorded, tracked and once it becomes currently due and payable, paid to the taxing authorities.
      During 2004 and 2003, RAI and RJR Tobacco reached agreements with the Internal Revenue Service for open items from prior years, resulting in the resolution of certain tax matters. These resolutions reduced income tax expense by $126 million and $169 million, respectively. During 2004 and 2003, favorable adjustments of $45 million and $121 million, respectively, were recorded to extraordinary gain; and a favorable adjustment of $106 million in 2003 was recorded to the gain on discontinued operations.
      The financial statements currently reflect management’s best estimate of RAI’s current and deferred tax liabilities and assets. Future events, including but not limited to additional resolutions with taxing authorities, could have an impact on RAI’s current estimate of tax liabilities, realization of tax assets and upon RAI’s effective income tax rate.
Recent Accounting Pronouncements
      In November 2004, the FASB issued SFAS No. 151, “Inventory Costs — an amendment of ARB No. 43, Chapter 4.” This statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted materials. Accounting Research Bulletin, or ARB, No. 43 allowed some of these costs to be carried as inventory, whereas SFAS No. 151 requires these costs to be recognized as expenses when incurred. Additionally, SFAS No. 151 requires that the allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for RAI as of January 1, 2006. RAI does not expect the adoption of SFAS No. 151 to have a material impact on its financial position, results of operations or cash flows.
      In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets-an amendment to APB Opinion No. 29.” This statement requires exchanges of similar productive assets to now be accounted for at fair value, the basic principle for nonmonetary transactions, unless the exchange lacks commercial substance. SFAS No. 153 is effective for RAI as of January 1, 2006. RAI does not expect the adoption of SFAS No. 153 to have a material impact on its financial position, results of operations or cash flows.
      Also in December 2004, the FASB issued two Staff Positions that provide accounting guidance for the effects of the American Jobs Creation Act of 2004 that was signed into law on October 22, 2004. FAS 109-1, “Application of FASB Statement No. 109, ’Accounting for Income Taxes,’ to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004,” states the manufacturers’ deduction provided for under this legislation should be accounted for as a special deduction instead of a tax rate change. FAS 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004,” allows additional time to evaluate the effects of the legislation for repatriation of foreign earnings. RAI has not yet determined the impact that adoption of these Staff Positions may have on its financial position, results of operations or cash flows. For further information regarding potential impacts, see note 11 to consolidated financial statements included in RAI’s 2004 Form 10-K.
      In addition, in December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment.” This statement is a revision of SFAS No. 123 and supersedes APB No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS No. 123(R) addresses all forms of share-based payments awards, including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No. 123(R) is effective for RAI as of January 1, 2006. RAI does not expect the adoption of SFAS No. 123(R) to have a material impact on its financial position, results of operations or cash flows primarily because all of RAI’s outstanding stock options are fully vested. For further information on stock plans, see note 16 to consolidated financial statements included in RAI’s 2004 Form 10-K.

      In March 2005, the FASB issued Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” referred to as FIN No. 47. FIN No. 47 clarifies SFAS No. 143, “Accounting for Asset Retirement Obligations,” relating to obligations to perform an asset retirement activity in which the timing and the method of settlement is conditional upon a future event. FIN No. 47 requires a liability for the fair value of a conditional asset retirement obligation to be recognized when incurred if the fair value of the liability can be reasonably estimated. FIN No. 47 is effective for RAI no later than December 31, 2005. RAI has not yet determined the impact of the adoption of FIN No. 47 on its financial position, results of operations or cash flows.
      In June 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which replaces APB No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of voluntary changes in accounting principle and changes required by new accounting standards when the standard does not include specific transition provisions, unless it is impracticable to do so. SFAS No. 154 defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used and redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. SFAS No. 154 is effective for RAI as of January 1, 2006. RAI does not expect the adoption of SFAS No. 154 to have a material impact on its financial position, results of operations or cash flows.
      In September 2005, the FASB’s EITF reached a consensus on Issue No. 04-13, “Inventory Exchanges.” EITF No. 04-13 requires two or more inventory transactions with the same party to be considered a single nonmonetary transaction subject to APB No. 29, “Accounting for Nonmonetary Transactions,” if the transactions were entered into in contemplation of one another. EITF No. 04-13 is effective for RAI for new arrangements entered into after April 1, 2006. RAI does not expect the adoption of EITF No. 04-13 to have a material impact on its financial position, results of operations or cash flows.
Results of Operations
Three and Nine Months Ended September 30, 2005, Compared with Three and Nine Months Ended September 30, 2004

	Three Months Ended			Nine Months Ended
	September 30, 2005			September 30, 2005

	2005	2004	% Change	2005	2004	% Change

Net sales(1)	$2,149	$1,866	15.2%	$6,209	$4,436	40.0%
Cost of products sold(1),(2)	1,384	1,139	21.5%	3,736	2,647	41.1%
Selling, general and administrative expenses	399	377	5.8%	1,175	970	21.1%
Loss on sale of assets	—	—	NM (3)	25	—	NM (3)
Amortization expense	9	11	(18.2)%	33	11	NM (3)
Restructuring and asset impairment charges	—	(7)	NM (3)	(1)	(25)	NM (3)

Operating income	$357	$346	3.2%	$1,241	$833	49.0%

(1)	Excludes excise taxes of $1.6 billion and $1.3 billion for the nine months ended September 30, 2005 and 2004, respectively.
(2)	See Cost of products sold below for information related to settlement and federal tobacco buyout expenses.
(3)	Percent change is not meaningful.
      Net sales for the third quarter of 2005 increased $283 million from the comparable prior-year quarter, primarily due to increased volume of $159 million, driven by the business combination, and higher pricing net of higher discounting. Net sales increased $1.8 billion during the first nine months of 2005 from the comparable prior-year period, primarily due to increased volume of $1.6 billion, driven by the business combination and higher pricing net of higher discounting. RAI’s net sales are dependent upon its shipment volume in a declining market, full-price versus savings brand mix, and list pricing, offset by promotional spending, trade incentives and federal excise taxes.
      Domestic shipment volume, in billions of units for RAI’s operating subsidiaries and the industry, were as follows:(1)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,

			%			%
	2005	2004	Change	2005	2004	Change

RJR Tobacco investment brands:
CAMEL excluding Regular	6.0	5.6	5.9%	16.3	16.2	0.6%
KOOL	3.0	2.1	NM (3)	8.7	2.1	NM (3)
RJR Tobacco selective support brands:
DORAL	4.5	4.7	(2.6)%	12.9	13.8	(6.5)%
WINSTON	3.7	3.9	(4.1)%	10.8	11.2	(3.6)%
SALEM	2.0	2.2	(11.1)%	5.8	6.7	(13.4)%
PALL MALL Savings	1.5	1.0	NM (3)	4.3	1.0	NM (3)
RJR Tobacco non-support brands	7.5	6.6	13.9%	21.8	12.6	73.0%
RJR Tobacco total full-price	17.0	15.9	7.1%	48.6	40.4	20.4%
RJR Tobacco total savings	11.2	10.1	10.4%	32.1	23.2	38.2%

RJR Tobacco total domestic	28.2	26.0	8.4%	80.7	63.6	26.9%
Other	0.6	0.6	0.0%	1.8	1.7	10.0%

RAI total domestic	28.8	26.6	8.2%	82.6	65.3	26.5%

Industry(2):
Full-price	70.4	70.8	(0.6)%	204.6	205.8	(0.6)%
Savings	28.7	30.3	(5.1)%	82.5	89.7	(8.0)%

Industry total domestic	99.1	101.1	(1.9)%	287.1	295.5	(2.8)%

(1)	Amounts presented in this table are rounded on an individual basis and, accordingly, may not sum on an aggregate basis.
(2)	Based on information from MSAi. These amounts, including the restatement of prior periods, reflect revised methodology adopted to better estimate industry volume.
(3)	Percent change is not meaningful due to only two months of sales in 2004 for KOOL and PALL MALL.
      RJR Tobacco’s total domestic shipment volume increased 8.4% in the third quarter of 2005 from the third quarter of 2004 and 26.9% in the first nine months of 2005 from the first nine months of 2004. These increases reflect the impact of the business combination offset in part by the underlying declines in consumption, or retail sales to consumers.
      Shipments in the full-priced tier decreased to 60.4% of RJR Tobacco’s total domestic shipments during the third quarter of 2005 as compared with 61.2% in the prior-year quarter. RJR Tobacco’s full-price shipments were 60.2% and 63.5% of total shipments for the nine months ended September 30, 2005 and 2004, respectively. These decreases are primarily due to the combination of the former B&W brands, which were more heavily weighted in the savings category. Industry full-price shipments as a percentage of total domestic shipments increased to 71.0% from 70.0% in the three months ended September 30, 2005 and 2004, respectively; and to 71.3% from 69.7% in the nine months ended September 30, 2005 and 2004, respectively.

      The shares of U.S. retail cigarette sales of RJR Tobacco are presented as if the portfolio resulting from the business combination had been combined as of July 1, 2004. The shares of RJR Tobacco as a percentage of total share of U.S. retail cigarette sales according to data(1) from IRI were:

	Three Months Ended(2)

	Sept. 30,	June 30,	Share Point	Sept. 30,	Share Point
	2005	2005	Change	2004	Change

RJR Tobacco investment brands:
CAMEL excluding Regular	6.55%	6.53%	0.01	6.36%	0.18
KOOL	3.00%	2.97%	0.03	2.76%	0.24
RJR Tobacco selective support brands:
DORAL	4.61%	4.69%	(0.08)	4.89%	(0.28)
WINSTON	3.98%	4.04%	(0.07)	4.12%	(0.14)
SALEM	2.15%	2.20%	(0.05)	2.63%	(0.48)
PALL MALL Savings	1.54%	1.50%	0.04	1.57%	(0.03)
ECLIPSE	0.01%	0.01%	—	0.02%	—
RJR Tobacco non-support brands	7.82%	7.92%	(0.10)	8.40%	(0.57)
RJR Tobacco total domestic	29.66%	29.88%	(0.21)	30.75%	(1.08)

(1)	Retail share of U.S. cigarette sales data is included in this prospectus because it is used by RJR Tobacco primarily as an indicator of the relative performance of industry participants and brands and market trends. You should not rely on the market share data reported by IRI as being a precise measurement of actual market share because IRI is not able to effectively track all volume. Moreover, you should be aware that in a product market experiencing overall declining consumption, a particular product can experience increasing market share relative to competing products, yet still be subject to declining consumption volumes.
(2)	Amounts presented in this table are rounded on an individual basis and, accordingly, may not sum on an aggregate basis.
      The retail share of market of CAMEL’s filtered styles continued to grow compared with the prior-year period based on the strength of the brand’s equity, driven by its “Pleasure to Burn” positioning. In addition, the brand launched Turkish Silver in April 2005. KOOL continues to maintain its appeal among adult menthol smokers and increased its share in the third quarter of 2005 over the prior-year quarter. At the end of the second quarter, RJR Tobacco introduced KOOL’s “Be True” advertising campaign to support KOOL’s future growth potential.
      The combined share of market of RJR Tobacco’s investment brands during the third quarter of 2005 showed improvement over the preceding quarter and prior-year quarter. However, the decline in share of selective support and non-support brands more than offset the gains on the investment brands. The results for the first nine months of 2005 were in line with the brand portfolio strategy announced in early 2005.
      RJR Tobacco’s full-price share position of 18.16% of the market in the third quarter of 2005 declined 0.13 share points from the second quarter of 2005 and 0.42 share points from the third quarter of 2004. RJR Tobacco’s savings share position of 11.51% of the market in the third quarter of 2005 declined 0.08 share points from the second quarter of 2005 and 0.67 share points compared with the third quarter 2004.
      Santa Fe’s NATURAL AMERICAN SPIRIT brand continued to deliver higher volume and share for the first nine months of 2005 compared with the comparable 2004 period.
      Cost of products sold increased $245 million in the third quarter of 2005 from the third quarter of 2004, and increased $1.1 billion for the first nine months of 2005 compared with the first nine months of 2004, primarily due to increased MSA settlement and federal tobacco buyout expenses, as detailed in the schedule below. The increase in cost of products sold for the first nine months of 2005 compared with the first nine months of 2004 also was driven by integration costs of $14 million and $376 million higher variable product costs related to volume of acquired operations, including BAT contract manufacturing.
      Cost of products sold includes the following components for MSA settlement and federal tobacco buyout expenses:

	Three Months		Nine Months
	Ended		Ended
	September 30,		September 30,

	2005	2004	2005	2004

Ongoing settlement	$717	$652	$2,014	$1,592
Phase II growers’ liability offset	—	—	(79)	—
Phase II growers’ expense	39	—	39	—

Total settlement expense	$756	$652	$1,974	$1,592

Federal tobacco quota buyout	$67	$—	$202	$—
Federal quota tobacco stock liquidation assessment	74	—	81	—

Total quota buyout expense	$141	$—	$283	$—

      MSA expenses are expected to be approximately $2.6 billion in 2005, subject to adjustment for changes in volume and other factors and the federal tobacco quota buyout is expected to be approximately $345 million in 2005. For additional information, see “— Governmental Health-Care Cost Recovery Cases — MSA and Other State Settlement Agreements” in “— Litigation Affecting the Cigarette Industry” and “— Governmental Activity” below.
      Selling, general and administrative expenses increased $22 million from the prior-year quarter, primarily due to increased marketing and other increased costs related to operations acquired in the business combination, partially offset by integration costs of $36 million in the third quarter of 2005 compared with $62 million for the prior-year quarter. Selling, general and administrative expenses increased $205 million during the first nine months of 2005 compared with the prior-year period, primarily due to increased legal expenses and other increased costs related to acquired operations, partially offset by $33 million growers’ settlement recorded in the first quarter of 2004. Integration costs were $74 million for the first nine months of 2005 compared with $87 million for the prior-year period.
      Selling, general and administrative expenses include the costs of litigating and administering product liability claims, as well as other legal expenses. For the quarters ended September 30, 2005 and 2004, RJR Tobacco’s product liability defense costs were $32 million and $34 million, respectively. For the nine-month periods ended September 30, 2005 and 2004, RJR Tobacco’s product liability defense costs were $111 million and $79 million, respectively. The increase in product liability defense costs for the first nine months of 2005 compared with the prior-year period was primarily related to the assumption of certain B&W litigation as a result of the business combination and the Department of Justice case.
      “Product liability” cases generally include smoking and health related cases. In particular, these cases include the following categories of cases listed in the table of cases set forth in “— Litigation Affecting the Cigarette Industry-Overview” below:

•	Individual Smoking and Health;

•	Flight Attendant — ETS (Broin II);

•	Class Actions;

•	Governmental Health-Care Cost Recovery;

•	Other Health-Care Cost Recovery and Aggregated Claims; and

•	Asbestos Contribution.

      “Product liability defense costs” include the following items:

•	direct and indirect compensation, fees and related costs and expenses for internal legal and related administrative staff administering product liability claims;

•	fees and cost reimbursements paid to outside attorneys;

•	direct and indirect payments to third party vendors for litigation support activities;

•	expert witness costs and fees; and

•	payments to fund legal defense costs for the now dissolved Council for Tobacco Research-U.S.A.
      Numerous factors affect the amount of product liability defense costs. The most important factors are the number of cases pending and the number of cases in trial or in preparation for trial (i.e., with active discovery and motions practice). See “— Litigation Affecting the Cigarette Industry — Overview” below for detailed information regarding the number and type of cases pending, and “— Litigation Affecting the Cigarette Industry — Scheduled Trials” for detailed information regarding the number and nature of cases in trial and scheduled for trial through the end of September 2006.
      RJR Tobacco expects that the factors described above will continue to have the primary impact on its product liability defense costs in the future. Given the level of activity in cases in preparation for trial, in trial and on appeal and the amount of product liability defense costs incurred by RJR Tobacco over the past three years, RJR Tobacco’s recent experiences in defending its product liability cases and the reasonably anticipated level of activity in RJR Tobacco’s pending cases and possible new cases, RJR Tobacco does not expect that the variances in its product liability defense costs will be significantly different than they have been historically. However, it is possible that adverse developments in the factors discussed above, as well as other circumstances beyond the control of RJR Tobacco, could have a material adverse effect on the financial condition, results of operations or cash flows of RAI or its subsidiaries. Those other circumstances beyond the control of RJR Tobacco include the results of present and future trials and appeals, and the development of possible new theories of liability by plaintiffs and their counsel.
      Loss on sale of assets of $25 million relates to RJR Tobacco’s sale of its packaging operations on May 2, 2005, to a consortium of five packaging companies for $48 million.
      RJR Tobacco agreed to provide severance and related benefits to employees who would not receive offers for ongoing employment from the consortium of buyers. Accordingly, the loss includes approximately $28 million for severance and related benefits to be paid by RJR Tobacco to approximately 185 employees out of approximately 740 employees who served the packaging operations at the time of disposition. RJR Tobacco also agreed to provide a transition bonus to eligible employees who continue to work during the transition period, which is expected to be up to 24 months from the date of closing. The termination of the packaging employees triggered a remeasurement of the plan assets and benefit obligations of certain of RAI’s pension and postretirement plans. The remeasurement resulted in an additional minimum liability of $362 million and a one-time net curtailment gain of $10 million, reflecting $3 million of pension expense and $13 million of postretirement income.
      Pursuant to various supply contracts entered into between the buyers and RJR Tobacco, RJR Tobacco will continue to obtain its packaging materials from certain of the buyers. As a result of certain transitional supply pricing, which is above current market prices, $14 million was accrued as part of the loss. Accordingly, anticipated purchases over the transition period will be recorded at approximate current market prices.
      Amortization expense of $9 million and $33 million were recorded during the three- and nine-month periods ended on September 30, 2005, respectively, relating to intangibles acquired in the business combination and finite-lived trademarks. During the three-month period ended on September 30, 2004, $11 million was recorded relating to intangibles acquired in the business combination based on preliminary valuations.

      Restructuring and asset impairment charge adjustment of $1 million was recorded during the nine-month period ended on September 30, 2005, and $7 million and $25 million were recorded during the three- and nine-month periods ended on September 30, 2004, respectively.
      The components of the 2003 restructuring and asset impairment charges recorded and utilized were:

	Employee		Contract
	Severance	Asset	Termination/
	and Benefits	Impairment	Exit Costs	Total

Original charge	$292	$28	$53	$373
Utilized in 2003	(92)	(28)	(52)	(172)

Balance, December 31, 2003	200	—	1	201
Incurred in 2004	—	—	1	1
Utilized in 2004	(91)	—	(2)	(93)
Adjusted in 2004	(34)	—	—	(34)

Balance, December 31, 2004	75	—	—	75
Utilized in 2005	(49)	—	—	(49)

Balance, September 30, 2005	$26	$—	$—	$26

      During 2003, in response to continuing challenges of an intensely competitive environment, RJR and RJR Tobacco incurred restructuring and asset impairment charges of $373 million, or $225 million after tax. Of these charges, RJR Tobacco incurred $287 million related to severance and benefits, $28 million related to asset impairments, primarily reflecting abandonment of certain merchandising fixtures not yet shipped to retailers, and $34 million related to professional fees for valuation and consulting services, as well as the discontinuation of certain event-marketing programs and other associated exit costs. The remaining $24 million was incurred by RJR.
      During 2004, RJR Tobacco decided that approximately 750 sales positions that were expected to be outsourced would not be eliminated and had approximately 100 other less-than-expected workforce reductions, primarily in manufacturing. Accordingly, associated severance and related benefits of $34 million, or $20 million after tax, was reversed from the restructuring charge during 2004.
      After the adjustments during 2004, the workforce reduction was approximately 22%, or approximately 1,680 full-time employees, in operations and corporate functions. The workforce reduction was substantially completed during the fourth quarter of 2004. The remaining accrual represents severance that will be paid through 2007.
      The cash portion of the restructuring and asset impairment charges to date is approximately $225 million, of which $171 million relates to employee severance costs and $54 million relates to exit costs. As of September 30, 2005, $199 million of this amount had been paid. Of the $115 million non-cash portion of the charges, $87 million related to benefit charges and $28 million related to asset impairments. In the condensed consolidated balance sheet as of September 30, 2005, $21 million is included in other current liabilities and $5 million is included in other noncurrent liabilities. No significant additional charges are expected to be incurred in connection with the 2003 restructuring plan. Cost savings related to the 2003 restructuring charges were $188 million during the first nine months of 2005, and are expected to be $252 million for the full year 2005 and $258 million on an annualized basis thereafter.

      The components of the 2002 restructuring and asset impairment charges recorded and utilized were:

	Employee		Contract
	Severance	Asset	Termination/
	and Benefits	Impairment	Exit Costs	Total

Original charge	$102	$115	$7	$224
Utilized in 2002	(44)	(115)	(2)	(161)

Balance, December 31, 2002	58	—	5	63
Utilized in 2003	(27)	—	—	(27)
Adjusted in 2003	(2)	—	(3)	(5)

Balance, December 31, 2003	29	—	2	31
Incurred in 2004	—	40	—	40
Utilized in 2004	(23)	(40)	—	(63)
Adjusted in 2004	(2)	—	—	(2)

Balance, December 31, 2004	4	—	2	6
Utilized in 2005	(2)	—	—	(2)
Adjusted in 2005	—	—	(1)	(1)

Balance, September 30, 2005	$2	$—	$1	$3

      In 2002, RJR Tobacco recorded a pre-tax restructuring charge of $224 million, $135 million after tax, in response to changing competitive practices within the tobacco industry.
      During 2004, RJR Tobacco reversed $2 million for employee severance and benefits, due to less-than-expected workforce reductions. As adjusted, the employee severance and benefits relate to the elimination of approximately 500 full-time positions in operations support and corporate functions, which were substantially completed as of December 31, 2004.
      The asset impairment resulted from the remeasurement of the non-tobacco businesses at the lower of their carrying value or fair value less cost to sell. Based on the results of negotiations, a revaluation of the fair value of RJR Tobacco’s packaging business resulted in additional impairment of $40 million in the fourth quarter of 2004.
      Assets held for sale and liabilities related to assets held for sale in the condensed consolidated balance sheets are classified in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” As of September 30, 2005, the carrying amounts of the major classes of assets and liabilities in the disposal group included $3 million of property, plant and equipment and other. As of December 31, 2004, the carrying amounts of the major classes of assets and liabilities in the disposal group included $14 million of accounts receivable, $31 million of inventories, $7 million of property, plant and equipment and other, and $11 million of accounts payable and accrued liabilities. RJR Tobacco completed the sale of one of the non-tobacco businesses in the second quarter of 2003 and the sale of its packaging operations during the second quarter of 2005.
      Contract termination and exit costs included certain contract terminations and lease terminations of 15 sales offices. Exit costs also included the separation of the non-tobacco businesses held for sale. During 2003, $5 million of the charge was reversed, reflecting less-than-expected workforce reductions and exit costs of field sales offices. During 2005, $1 million of the charge was reversed relating to the sale of the packaging operations.
      The cash portion of the 2002 restructuring and asset impairment charges is expected to be $55 million and primarily relates to employee severance costs. As of September 30, 2005, $52 million of this amount had been paid. The $201 million non-cash portion included $44 million related to employee benefits, $155 million related to asset impairments and $2 million related to the write-off of prepaid promotional rights that were terminated. In the condensed consolidated balance sheet as of September 30, 2005, $3 million is included in other current liabilities. Cost savings related to the 2002 restructuring charges were $45 million during the first nine months of 2005 and are expected to be $60 million on an annualized basis thereafter.
      Interest and debt expense was $31 million and $81 million during the three- and nine-month periods ended September 30, 2005, respectively, an increase of $10 million and $19 million from the respective comparable prior-year periods. The increases from the prior-year periods are primarily due to higher interest rates and higher debt.
      Interest income was $23 million and $53 million during the three- and nine-month periods ended September 30, 2005, respectively, an increase of $16 million and $37 million from the respective comparable prior-year periods. The increases from the prior-year periods are primarily due to higher interest rates and to a lesser extent higher average cash balances.
      Other expense was $7 million and $14 million during the three-and nine-month periods ended September 30, 2005, respectively, an increase of $8 million and $10 million from the respective comparable prior-year periods. The increases are primarily due to $7 million net costs related to the repurchase of RJR’s 7.75% notes due 2006, described below under “— Liquidity and Financial Condition — Debt.”
      Provision for income taxes was $129 million, or an effective rate of 37.9%, in the third quarter of 2005 compared with $43 million, or an effective rate of 12.9%, in the third quarter of 2004. The provision for income taxes during the first nine months of 2005 was $454 million, or an effective rate of 37.9%, compared with $221 million, or an effective rate of 28.2%, in the prior-year period. The 2005 periods were impacted by the estimated impact of the domestic production credit of the American Jobs Creation Act, enacted on October 22, 2004, and the favorable resolution of certain state tax matters during 2005. The effective tax rates exceeded the federal statutory rate of 35% primarily due to the impact of state taxes and certain non-deductible items. The 2004 periods were impacted mainly by the resolution of certain prior years’ tax matters that resulted in a reduction of income tax expense of $96 million, offset in part by state tax and certain non-deductible items.
      Gain on sale of discontinued businesses was $1 million during nine-month period ended September 30, 2004, reflecting net settlements associated with the 1999 sale of the international business to JTI.
      Extraordinary item was $49 million income during the three- and nine-month period ended September 30, 2004, related to the 2000 acquisition of RJR’s former parent, Nabisco Group Holdings Corp., or NGH, primarily from settlement of tax matters.
Year Ended December 31, 2004, Compared with Year Ended December 31, 2003

	Year Ended December 31,

	2004	2003	% Change

Net sales(1)	$6,437	$5,267	22.2%
Cost of products sold(1)(2)	3,872	3,218	20.3%
Selling, general and administrative expenses	1,455	1,327	9.6%
Amortization expense	24	—	NM	(3)
Fixture impairment	—	106	NM	(3)
Restructuring and asset impairment charges	5	368	NM	(3)
Goodwill and trademark impairment charges	199	4,089	NM	(3)

Operating income (loss)	$882	$(3,841)	NM	(3)

(1)	Excludes excise taxes of $1.9 billion and $1.6 billion for the years ended December 31, 2004, and 2003, respectively.

(2)	Includes settlement expense of $2.2 billion, after offset of MSA Phase II growers’ liability of $69 million, and $1.9 billion for the years ended December 31, 2004, and 2003, respectively. Includes federal tobacco buyout expense of $70 million during 2004.

(3)	Percent change is not meaningful.
      Net sales for the year ended December 31, 2004, increased $1.2 billion from the comparable prior year, primarily due to increased volume of $1.1 billion, driven by the acquired operations and slightly higher pricing due to lower promotional spending. RAI’s net sales are dependent upon its shipment volume in a declining market, full-price versus savings brand mix, and list pricing, offset by promotional spending, trade incentives and federal excise taxes.
      Domestic cigarette shipment volume, in billions of units, for RAI’s operating segments (including acquired operations since July 30, 2004) shown in the 2005 brand designations, and for the industry, was as follows:

	Year Ended December 31,

	2004	2003	% Change

RJR Tobacco investment brands:
CAMEL excluding Regular	21.6	20.0	8.1%
KOOL	4.9	—	NM
RJR Tobacco selective support brands:
DORAL	18.3	21.2	(13.8)%
WINSTON	14.8	15.7	(5.5)%
SALEM	8.9	9.3	(4.6)%
PALL MALL Savings	2.5	—	NM
RJR Tobacco non-support brands	20.6	13.8	49.3%
RJR Tobacco total full-price	57.0	49.7	14.5%
RJR Tobacco total savings	34.6	30.3	14.5%

RJR Tobacco total domestic	91.6	80.0	14.5%
Other	2.4	2.3	7.5%

RAI total domestic	94.0	82.3	14.3%

Industry(1):
Full-price	274.4	276.1	(0.6)%
Savings	119.5	125.2	(4.5)%

Industry total domestic	393.9	401.3	(1.8)%

(1)	Based on information from MSAi, reflecting revised methodology adopted to better estimate industry volume.
      RJR Tobacco’s full-year total domestic shipment volume increased 14.5% reflecting the impact of the business combination offset in part by the underlying declines in consumption, or retail sales to consumers.
      Shipments in the full-priced tier remained at 62.2% of RJR Tobacco’s total domestic shipments during each of 2004 and 2003. Industry full-price shipments as a percentage of total domestic shipments increased to 69.7% in 2004 from 68.8% in 2003.

      The shares of U.S. retail cigarette sales of RJR Tobacco are presented as if the portfolio had been combined as of the beginning of the periods. The shares of RJR Tobacco as a percentage of total share of U.S. retail cigarette sales according to data(1) from IRI were:

	Year Ended
	December 31,
			Share Point
	2004	2003	Change

RJR Tobacco investment brands:
CAMEL excluding Regular	6.28%	5.94%	0.34
KOOL	2.80%	2.86%	(0.06)
RJR Tobacco selective support brands:
DORAL	4.98%	5.54%	(0.56)
WINSTON	4.16%	4.49%	(0.33)
SALEM	2.59%	2.54%	0.05
PALL MALL Savings	1.49%	1.15%	0.34
RJR Tobacco non-support brands	8.52%	9.57%	(1.05)

RJR Tobacco total domestic	30.82%	32.09%	(1.27)

(1)	Retail share of U.S. cigarette sales data is included in this prospectus because it is used by RJR Tobacco primarily as an indicator of the relative performance of industry participants and brands and market trends. You should not rely on the market share data reported by IRI as being a precise measurement of actual market share because IRI is not able to effectively track all volume. Moreover, you should be aware that in a product market experiencing overall declining consumption, a particular product can experience increasing market share relative to competing products, yet still be subject to declining consumption volumes.
      During 2004, CAMEL’s filtered styles continued to grow based on the strength of the brand’s equity, driven by its “Pleasure to Burn” positioning. Initiatives launched in prior years to actively market CAMEL’s three distinct product families — Classic, Turkish and Exotic Blends — also contributed to the brand’s performance in 2004.
      KOOL’s 2001 repositioning has maintained its appeal among adult menthol smokers and provides potential for future growth. KOOL experienced some softness during mid-year 2004 due to increased competition in the menthol category, but improved its performance in the fourth quarter, and its share was relatively stable for the full year.
      The combined share of market of the investment brands during 2004 showed improvement over 2003. However, the decline in share of selective support and non-support brands more than offset the gains on the investment brands. This decline was partially driven by RJR Tobacco’s strategic shifts in 2003 on WINSTON, DORAL and private label brands. SALEM’s share was relatively stable in 2004, reflecting results of its 2003 repositioning, and PALL MALL savings has increased share attributable to increased consumer acceptance and its savings brand price position.
      RJR Tobacco’s full-price share position of 18.6% of the market in 2004 declined 0.40 share points from 2003. RJR Tobacco’s savings share position of 12.2% of the market in 2004 declined 0.87 share points from 2003.
      Cost of products sold increased $654 million from 2003 primarily due to acquired operations. MSA expenses were $2.2 billion in 2004, after elimination of MSA Phase II growers’ liability of $69 million. In addition, the 2004 cost of products sold included $70 million related to the federal tobacco quota buyout legislation.
      Selling, general and administrative expenses of $1.5 billion during 2004 increased $128 million, compared with 2003, primarily due to additional costs related to acquired operations, integration costs, $33 million growers’ settlement and $17 million related to a California settlement. These increases were partially offset by lower overall marketing expense, the elimination of fixture amortization and lower legal expense.
      Selling, general and administrative expenses include the costs of litigating and administering product liability claims, as well as other legal expenses. During 2004 and 2003, RJR Tobacco’s product liability defense costs were $115 million and $144 million, respectively. The decrease in product liability defense costs in 2004 compared with 2003 was primarily due to a decrease in the level of activity in cases in preparation for trial, in trial and on appeal in 2004 compared with 2003.
      Amortization expense of $24 million in 2004 includes $18 million relating to the acquired intangibles for contract manufacturing, customer contracts, consumer database and patents and $6 million trademark amortization relating to several definite-lived, non-support brands. For additional information, see note 2 to consolidated financial statements included in RAI’s 2004 Form 10-K.
      Fixture impairment charges of $106 million in 2003 were non-cash charges related to transfer of ownership of RJR Tobacco’s retail merchandising fixtures to cigarette retailers and reflect the elimination of the carrying value of the fixtures. As a result of this transfer, no further amortization is required. During 2003, amortization related to the fixtures was $66 million.
      Restructuring and impairment charge adjustments resulted in net additional charges of $38 million relating to the 2002 restructuring partially offset by net reversals of $33 million relating to the 2003 restructuring.
      Goodwill and trademark impairment charges of $199 million were incurred in 2004 compared with $4.1 billion incurred during 2003. In connection with the annual impairment testing of goodwill and indefinite-lived intangible assets in the fourth quarter of 2004, impairment occurred on five of RJR Tobacco’s non-investment brands, primarily WINSTON, SALEM and DORAL. The impairment primarily reflects RJR Tobacco’s decision in the fourth quarter of 2004, in conjunction with the implementation of the brand strategies resulting from the business combination, to limit investment in these brands in an effort to optimize profitability. Accordingly, RJR Tobacco recorded impairment charges of $199 million, or $120 million after tax, based on the excess of the brands’ carrying values over their fair values, determined using the present value of estimated future cash flows assuming a discount rate of 11.0%. The discount rate was determined by adjusting the RJR Tobacco enterprise discount rate by an appropriate risk premium to reflect an asset group risk. These impairment charges are reflected as decreases in the carrying value of the trademarks in the consolidated balance sheet as of December 31, 2004, as goodwill and trademark impairment charges in the 2004 consolidated income statement and had no impact on cash flows.
      In 2003, in response to competitive changes in the tobacco industry, RJR Tobacco initiated comprehensive changes in its strategies and cost structure that resulted in a restructuring primarily during the third quarter of 2003. In conjunction with these events, RJR Tobacco tested its trademarks and goodwill for impairment. The trademark impairment testing indicated that impairment occurred on certain of RJR Tobacco’s brands, primarily WINSTON and DORAL, reflecting RJR Tobacco’s decision in the third quarter of 2003 to limit investment in these brands in an effort to optimize profitability. Accordingly, RJR Tobacco recorded an impairment charge of $326 million, or $197 million after tax, in the third quarter of 2003. This charge was based on the excess of the brands’ carrying values over their estimated fair values, determined using the present value of estimated future cash flows assuming a discount rate of 10.5%. The discount rate was determined by adjusting the RJR Tobacco enterprise discount rate by an appropriate risk premium to reflect an asset group risk. This impairment charge was included in goodwill and trademark impairment charges in the consolidated statements of income, as a decrease in the carrying value of trademarks in the consolidated balance sheet as of December 31, 2003, and had no impact on cash flows.
      For the purpose of testing goodwill, the fair value of RJR Tobacco was determined by an independent appraisal firm, based on the present value of the estimated future cash flows of the reporting unit assuming a discount rate of 10.0%. The determination of this discount rate was based on a weighted average cost of capital using a risk-free rate adjusted by a stock-beta adjusted risk premium. The valuation, in accordance with SFAS No. 142, indicated that the carrying value of RJR Tobacco exceeded its implied fair value. Preliminary estimated fair values were assigned to RJR Tobacco’s assets and liabilities to estimate the implied fair value of RJR Tobacco’s goodwill. As a result, the carrying amount of the goodwill of RJR Tobacco exceeded its implied fair value by $3.3 billion, and an impairment charge equal to that estimated excess was recognized in the third quarter of 2003. During the fourth quarter of 2003, RJR Tobacco completed its impairment measurement and recorded an additional $0.5 billion charge. These impairment charges were included in goodwill and trademark impairment charges in the consolidated income statement, as a decrease in the carrying value of goodwill in the consolidated balance sheet as of December 31, 2003, and had no impact on cash flows.
      Interest and debt expense was $85 million for the year ended December 31, 2004, a decrease of $26 million from 2003. This decrease is primarily due to the repayment of $550 million and $191 million in debt in the second and third quarters of 2003, respectively.
      Other (income) expense, net was $2 million income in 2004 compared with $5 million in 2003. The decrease was primarily due to proceeds from a lease termination in 2003 of $10 million. Partially offsetting this decrease were improved earnings from the R. J. Reynolds-Gallaher International Sarl joint venture.
      Provision for (benefit from) income taxes was a provision of $202 million, or an effective rate of 24.4%, for the year ended December 31, 2004, compared with a benefit of $229 million, or an effective rate of 5.8%, in 2003. The 2004 provision was impacted mainly by the resolution of certain prior years’ tax matters that resulted in a reduction of income tax expense of $126 million, offset in part by state tax and certain non-deductible items. The 2003 benefit included $169 million from a favorable resolution of prior years’ tax matters, offset primarily by the effect of non-deductible goodwill impairment.
      Discontinued operations reflect transactions related to the 1999 sale of RJR’s international tobacco business to Japan Tobacco, Inc. During 2004 and 2003, these transactions included $12 million and $16 million, respectively, of after-tax reversals of indemnification accruals. During 2003, these transactions also included $106 million related to favorable resolution of tax matters. Including these adjustments, the net after-tax gain on the sale of the international tobacco business was $2.5 billion.
      Extraordinary items included a gain of $49 million in 2004 and $121 million in 2003 related to the 2000 acquisition of RJR’s former parent, NGH, primarily from settlement of tax matters. Including these adjustments, the net after-tax gain on the acquisition was $1.6 billion.
Year Ended December 31, 2003, Compared with Year Ended December 31, 2002

	Year Ended December 31,

	2003	2002	% Change

Net sales(1)	$5,267	$6,211	(15.2)%
Cost of products sold(1)(2)	3,218	3,732	(13.8)%
Selling, general and administrative expenses	1,327	1,463	(9.3)%
Fixture impairment	106	—	NM (3)
Restructuring and asset impairment charges	368	224	64.3%
Goodwill and trademark impairment charges	4,089	13	NM (3)

Operating income (loss)	$(3,841)	$779	NM (3)

(1)	Excludes excise taxes of $1.6 billion and $1.8 billion for the years ended December 31, 2003 and 2002, respectively.

(2)	Includes settlement expense of $1.9 billion and $2.5 billion for the years ended December 31, 2003 and 2002, respectively.

(3)	Percent change is not meaningful.

      Net sales for the year ended December 31, 2003 decreased $944 million from the comparable prior year due to $989 million lower overall volume and $113 million increased promotional spending, net of higher pricing, partially offset by a benefit of $96 million related to RJR Tobacco’s change in returned goods policy. RJR’s net sales are dependent upon its shipment volume in a declining market, full-price versus savings brand mix, and list pricing, offset by promotional spending, trade incentives and federal excise taxes.
      Prior to adoption of the 2005 brand strategy, shipment volume in the domestic category for RJR’s operating segments, and for the industry, in billions of units, was as follows:

	Year Ended December 31,

	2003	2002	% Change

RJR Tobacco key brands:
CAMEL excluding Regular	20.0	22.1	(9.5)%
SALEM	9.3	9.5	(1.6)%
Base WINSTON	15.5	17.9	(13.5)%
DORAL	21.2	24.6	(13.7)%
RJR Tobacco total full-price	49.7	55.5	(10.3)%
RJR Tobacco total savings	30.3	35.1	(13.8)%

RJR Tobacco total domestic(1)	80.0	90.6	(11.7)%
Santa Fe total domestic	1.2	1.0	12.5%

RAI total domestic(1)	81.2	91.6	(11.4)%

Industry(2):
Full-price	274.5	284.8	(3.6)%
Savings	96.9	106.6	(9.2)%

Industry total domestic	371.4	391.4	(5.1)%

(1)	Excludes Puerto Rico and certain other U.S. territories’ volume.

(2)	The source of industry data is MSAi as originally reported. These data may not include all shipments of some manufacturers that MSAi was unable to monitor effectively. RJR Tobacco believes that the industry total domestic shipment volume may not have fully included deep-discount volume. MSAi subsequently utilizes a revised methodology adopted to better estimate industry volume.
      RJR Tobacco’s full-year total domestic shipment volume declined 11.7% due to underlying declines in consumption, or retail sales to consumers, and shifts in trade inventory levels.
      Shipments in the full-priced tier increased to 62.2% of RJR Tobacco’s total domestic shipments during 2003 as compared with 61.2% in 2002. Industry full-price shipments as a percentage of total domestic shipments increased to 73.9% in 2003 from 72.8% in 2002.
      Retail share of market as a percentage of total retail sales of RJR’s operating segments according to data from IRI was:

	For the Year
	Ended
	December 31,
			Share Point
	2004	2003	Change

RJR Tobacco key brands:
CAMEL excluding Regular	5.94%	5.69%	0.25
SALEM	2.54%	2.41%	0.13
Base WINSTON	4.42%	4.57%	(0.15)
DORAL	5.54%	5.86%	(0.32)
RJR Tobacco total domestic	22.52%	22.93%	(0.41)
Santa Fe total domestic	0.29%	0.26%	0.03

      In 2003, RJR Tobacco’s full-price share position of 14.24% of the market, was relatively level with 2002 at 14.20%. Full-price share performance was based on the growth of RJR Tobacco’s focus brands — CAMEL and SALEM, which posted a combined full-year gain of 0.38 share points — more than offsetting declines in other full-price brands.
      In 2003, CAMEL’s filtered styles posted a gain of 0.25 share points, on the strength of CAMEL’s Classic and Turkish families. SALEM showed steady momentum since its “Stir the Senses” re-launch in April 2003, gaining 0.38 share points since the first quarter through the fourth quarter of 2003. SALEM posted increases in both its Green Label and Black Label styles, with growth coming from competitive switching and increased franchise loyalty. Base WINSTON and DORAL retail share of market declined in 2003, reflecting competitive pricing pressures on their price-sensitive, adult, franchise smokers.
      Santa Fe’s NATURAL AMERICAN SPIRIT brand delivered higher volume, share and profits in 2003 compared to 2002.
      Cost of products sold decreased $514 million from 2002 primarily due to $580 million lower MSA costs, and to a much lesser extent, lower promotional product and volume-related manufacturing costs, partially offset by the adverse impact of LIFO expense of $69 million. MSA expenses were $1.9 billion in 2003.
      Selling, general and administrative expenses of $1.3 billion during 2003 decreased $136 million, compared with 2002, primarily due to lower overall marketing expense. The decrease in marketing expense, net of an $80 million increase in advertising expense, was the result of the strategic marketing changes initiated during 2003. The decreases in selling, general and administrative expenses were partially offset by $14 million fixed general expense, including higher special compensation and benefits and higher selling, general and administrative expenses of entities acquired in 2002, partially offset by lower legal expenses.
      Selling, general and administrative expenses include the costs of litigating and administering product liability claims, as well as other legal expenses. During 2003 and 2002, RJR Tobacco’s product liability defense costs were $144 million and $192 million, respectively. The decrease in product liability defense costs was primarily due to a decrease in the level of activity in cases in preparation for trial, in trial and on appeal in 2003 compared with 2002.
      Fixture impairment charges of $106 million in 2003 were recorded in the fourth quarter of 2003. These non-cash charges related to transfer of ownership of RJR Tobacco’s retail merchandising fixtures to cigarette retailers and reflect the elimination of the carrying value of the fixtures. As a result of this transfer, no further amortization is required. During 2003 and 2002, amortization related to the fixtures was $66 million and $96 million, respectively.
      Restructuring and impairment charges of $368 million, or $224 million after tax, and $224 million, or $135 million after tax, were recorded during the years ended December 31, 2003 and 2002, respectively.
      Goodwill and trademark impairment charges of $4.1 billion were incurred during 2003.
      Interest and debt expense was $111 million for the year ended December 31, 2003, a decrease of $36 million from 2002. This decrease is primarily due to the repayment of $741 million in debt in 2003, and to a lesser extent, lower interest rates in 2003.
      Interest income decreased $33 million in 2003 compared with the prior year due to a lower average cash balance combined with lower interest rates.
      Other (income) expense, net included $5 million of income in 2003 compared with $11 million of expense in the prior-year period. The change was primarily due to $10 million in proceeds from a lease termination in the first quarter of 2003.
      Provision for (benefit from) income taxes was a benefit of $229 million, or an effective rate of 5.8%, for the year ended December 31, 2003, compared with a provision of $265 million, or an effective rate of 38.8%, in 2002. The 2003 benefit included $169 million from a favorable resolution of prior years’ tax matters; however, the effective rate was offset primarily by non-deductible goodwill impairment. The effective tax rate in 2002 exceeded the federal statutory rate of 35% primarily due to the impact of state taxes and, to a lesser extent, certain non-deductible items.
      Discontinued operations reflect transactions related to the 1999 sale of the international tobacco business to JTI. During 2003, these transactions included a $106 million favorable resolution of tax matters. During 2003 and 2002, these transactions included $16 million and $40 million, respectively, of after-tax reversals of indemnification accruals. Including these adjustments, the net after-tax gain on the sale of the international tobacco business was $2.5 billion.
      Extraordinary items included a gain of $121 million related to the favorable resolution of tax matters related to the acquisition of NGH in 2000. Including this adjustment, the net after-tax gain on the acquisition was $1.6 billion.
Liquidity and Financial Condition

Liquidity
      At present, the principal sources of liquidity for RAI’s operating subsidiaries’ businesses and operating needs are internally generated funds from their operations and borrowings through RJR. RJR also has a committed revolving credit facility. See “— Debt” below. Cash flows from operating activities are believed to be sufficient for the foreseeable future to enable the operating subsidiaries to meet their obligations under the MSA and other state settlement agreements, to fund their capital expenditures and to make payments to RJR that, when combined with RJR’s cash balance, will enable RJR to make its required debt-service payments and to fund RAI to enable it to pay dividends to its shareholders. The negative impact, if any, on the sources of liquidity that could result from a decrease in demand for products due to short-term inventory adjustments by wholesale and retail distributors, changes in competitive pricing, or accelerated declines in consumption, cannot be predicted. RAI cannot predict its cash requirements or those of its subsidiaries related to any future settlements or judgments, including cash required to be held in escrow or to bond any appeals, if necessary, and RAI makes no assurance that it or its subsidiaries will be able to meet all of those requirements. In addition, there can be no assurances that RAI and its operating subsidiaries will be able to secure additional sources of working capital and, if available, that such working capital can be secured on acceptable terms.
      Contractual obligations, in millions, as of December 31, 2004, were:

	Payments Due by Period

		Less than
	Total	1 Year	1-3 Years	4-5 Years	Thereafter

Long-term debt, exclusive of interest(1)	$1,584	$50	$828	$199	$507
Interest payments related to long-term debt(1)	332	84	111	71	66
Operating leases(2)	117	34	38	16	29
Non-qualified pension obligations(3)	41	6	12	11	12
Postretirement benefit obligations(3)	789	74	147	145	423
Service agreement(4)	6	4	2	—	—
Purchase obligations(5)	1,458	239	412	321	486
MSA and other state settlement obligations(6)	13,000	2,600	5,000	5,400	—
Federal tobacco buyout obligations(7)	2,400	340	540	540	980

Total cash obligations	$19,727	$3,431	$7,090	$6,703	$2,503

(1)	For more information about RJR’s long-term debt, see “— Debt” below and note 6 to the condensed consolidated financial statements included in RAI’s September 30, 2005, Form 10-Q.

(2)	Operating lease obligations represent estimated lease payments primarily related to office space, automobiles, warehouse space and computer equipment. See note 20 to consolidated financial statements included in RAI’s 2004 Form 10-K.

(3)	For more information about RAI’s pension plans and postretirement benefits, see note 17 to consolidated financial statements included in RAI’s 2004 Form 10-K. Non-qualified pension and postretirement benefit obligations captioned under “Thereafter” include obligations during the next five years only. These obligations are not reasonably estimable beyond ten years.

(4)	A service agreement related to the joint venture with Gallaher Group Plc provides for annual payments denominated in Great British pounds. For more information about the related joint venture, see note 3 to consolidated financial statements included in RAI’s 2004 Form 10-K.

(5)	Purchase obligations include commitments to acquire tobacco leaf, leaf processing, media services, capital expenditures and software maintenance. The major component of the purchase obligations, although not believed to be incremental to previously anticipated leaf purchase needs, is the estimated value of the commitment to purchase leaf as a part of the settlement agreement reached in the DeLoach antitrust case, see “— Litigation Affecting the Cigarette Industry — Antitrust Cases.”

(6)	These obligations are not reasonably estimable beyond five years. For more information about RJR Tobacco’s settlement payments, see “— Litigation Affecting the Cigarette Industry — Governmental Health-Care Cost Recovery Cases — MSA and Other State Settlement Agreements.”

(7)	For more information about the tobacco buyout legislation, see “— Tobacco Buyout Legislation.”
      Commitments, in millions, as of December 31, 2004, were:

	Commitment Expiration Period

		Less than
	Total	1 Year	1-3 Years

Standby letters of credit backed by revolving credit facility	$29	$28	$1

Total commitments	$29	$28	$1

      The issuance of the outstanding notes in the second quarter of 2005 and the closing of the tender offer for the 2006 notes, in the third quarter of 2005 resulted in the following material changes in RAI’s contractual obligations:

	Payments Due by Period

		Less than
		1 Year	1-3 Years	4-5 Years	Thereafter
	Total	(2005)	(2006-2007)	(2008-2009)	(2010 +)

Long-term debt issued in June 2005, exclusive of interest(1)	$499	$—	$—	$—	$499
Long-term debt reduction related to the tender offer of the 2006 notes exclusive of interest(1)	(310)	—	(310)	—	—
Interest payments related to long-term debt issued in June 2005 net of the 2006 notes reduction(1)	229	9	62	68	90

Total change in cash obligations	$418	$9	$(248)	$68	$589

(1)	For more information about RJR’s long-term debt, see “— Debt” below and note 6 to the condensed consolidated financial statements included in RAI’s September 30, 2005, Form 10-Q
Cash Flows
      Net cash flows from operating activities were $851 million in the first nine months of 2005, compared with $489 million in the first nine months of 2004. This change is primarily due to higher net income and favorable working capital movements, including inventory and accounts receivable. These increases were offset in part by higher 2005 MSA payments and higher pension funding in 2005. Net cash flows from operating activities of $736 million in 2004 increased $155 million from 2003. This change also was primarily due to higher net income, partially offset by the cash utilization of restructuring charges and funding of retirement benefits during 2004. Net cash flows from operating activities increased $92 million to $581 million in 2003, when compared with 2002. This change primarily reflects benefits related to income taxes and lower MSA tobacco settlement expenses partially offset by decreased revenues due primarily to decreased volume, and to a lesser extent, increased promotional expenses.
      Net cash flows used in investing activities were $663 million in the first nine months of 2005, compared with $344 million net cash flows from investing activities in the prior-year period. This change is primarily due to higher net purchases of short-term investments offset in part by proceeds from the sale of the packaging business in 2005. Cash flows from investing for the 2004 period were also affected by $204 million net cash received related to the business combination. Net cash flows from investing activities were $260 million in 2004 compared with $641 million in 2003. This change is primarily due to the 2003 higher net proceeds from the sales of short-term investments and the liquidation of a trust which effectively defeased subordinated debentures that were acquired with NGH in 2000 and the net cash proceeds acquired in the 2004 business combination. Net cash flows from investing activities were $641 million in 2003 compared with a use of $901 million in 2002. Net cash flows used in investing activities during 2002 included the net purchases of short-term investments, the 2002 acquisition of Santa Fe, net of cash acquired, and increased capital expenditures related to equipment replacements. The net cash flows from investing activities for 2003 and 2002 were adjusted to reflect the reclassification of auction rate notes from cash equivalents to short-term investments in the consolidated balance sheets.
      Net cash flows used in financing activities were $295 million in the first nine months of 2005, compared with $304 million in the prior-year period. This change is primarily due to the $500 million in proceeds from the issuance of the outstanding notes in June 2005 less the amount used to repurchase 2006 notes in the tender offer, offset in part by higher dividends paid reflecting the outstanding shares of common stock issued in consideration of the business combination. Net cash flows used in financing activities were $467 million in 2004 compared with $1.1 billion in 2003. This change is primarily due to the use of $741 million to repay notes that matured in 2003. Net cash flows used in financing activities were $1.1 billion in 2003 compared with a use of $105 million in 2002. This reduction is primarily due to the use of $741 million to repay notes that matured in 2003, compared with the $745 million cash proceeds provided from the issuance of notes in May 2002. This change is combined with decreased proceeds from the exercise of stock options and partially offset by the $436 million decrease in the repurchase of common stock.

Stock Repurchases
      From January through July 2004, at a cost of $28 million, RJR repurchased, and returned to treasury stock, 411,135 shares that were forfeited with respect to tax liability associated with certain option exercises and restricted stock vesting under its 1999 Long Term Incentive Plan, referred to as the 1999 LTIP. Shares held by RJR through repurchase, in addition to shares forfeited pursuant to employee stock plans, were included in treasury stock in the consolidated balance sheets prior to July 30, 2004.
      Due to RAI’s incorporation in North Carolina, concurrent with the completion of the business combination, treasury shares held by RJR were cancelled. RAI has continued to repurchase and cancel shares forfeited with respect to the tax liability associated with certain option exercises under the RAI Long-Term Incentive Plan, as successor plan to the 1999 LTIP. Additionally, to maintain B&W’s ownership level of 42%, RAI was required to repurchase and cancel shares, dependent upon certain stock issuances, through September 2005. During the first nine months of 2005, RAI repurchased 41,777 shares of its common stock at an aggregate cost of $3 million. From August through December 2004, RAI repurchased 607,642 shares of its common stock at an aggregate cost of $43 million.

Dividends
      On July 13, 2005, RAI’s board of directors declared a quarterly cash dividend of $1.05 per common share, which equals $4.20 per common share on an annualized basis. The dividend was payable on October 3, 2005, to shareholders of record as of September 9, 2005. On November 30, 2005, RAI’s board of directors declared a quarterly cash dividend of $1.25 per common share, or $5.00 per common share on an annualized basis. The dividend is payable on January 3, 2006, to shareholders of record as of December 9, 2005. RAI’s stated policy is to pay dividends to the holders of RAI’s common stock in an aggregate amount that is approximately 75% of RAI’s annual consolidated net income.

Capital Expenditures
      RAI’s operating subsidiaries’ capital expenditures were $74 million for the first nine months of 2005 compared with $50 million for the first nine months of 2004. The increase in 2005 reflects $38 million of capital expenditures that were incurred to continue the operations integration resulting from the business combination. RAI’s operating subsidiaries plan to spend an additional $50 million to $60 million for capital expenditures during the fourth quarter of 2005, funded primarily by cash flows from operations. The estimated remaining 2005 amount includes $17 million capital expenditures that are expected to be incurred relating to the operations integration. RAI’s operating subsidiaries’ capital expenditure programs are expected to continue at a level sufficient to support their strategic and operating needs. There were no material long-term commitments for capital expenditures as of September 30, 2005. RAI’s operating subsidiaries’ capital expenditures were $92 million, $70 million and $111 million in 2004, 2003 and 2002, respectively. The increase in 2004 reflects $23 million of capital expenditures that were incurred to integrate the operations of RJR Tobacco and the U.S. cigarette and tobacco business of B&W. The expenditures in 2002 included increased equipment replacements.

Debt
      RJR’s revolving credit facility with a syndicate of banks has a committed amount of $486 million through January 2007. RJR can use the full credit facility to obtain loans or letters of credit, at its option.
      Under the terms of the credit facility, RJR is not required to maintain compensating balances; however, RJR pays commitment fees of 1.5% per annum of the credit facility committed amount. Borrowings under the credit facility bear interest at rates based upon the prime rate, the federal funds rate or LIBOR plus, in each case, an applicable interest margin based upon the credit rating assigned to RJR’s long-term guaranteed, secured debt. The credit facility has restrictive covenants that limit RAI’s ability to pay dividends and repurchase stock, and limits RAI’s and its subsidiaries’ ability to incur indebtedness, engage in transactions with affiliates, create liens, acquire, sell or dispose of specific assets and engage in specified mergers or consolidations. Under the credit facility, RAI’s cumulative dividends and share repurchases generally may not exceed the sum of $500 million plus 75% of cumulative adjusted cash net income. RJR’s credit facility is secured by substantially all of RJR’s assets, including RJR’s stock in RJR Tobacco. Also, certain of RJR’s subsidiaries, including RJR Tobacco, and RJR’s parent, RAI, have guaranteed RJR’s obligations under the credit facility and have pledged substantially all of their assets to secure such guarantees. As described below, the collateral securing RJR’s credit facility, and the related guarantees, will be released automatically in certain circumstances. At September 30, 2005, RJR had $26 million in letters of credit outstanding under the facility. No borrowings were outstanding, and the remaining $460 million of the facility was available for borrowing.
      RJR has a $30 million uncommitted, unsecured line of credit with one bank. No borrowings were outstanding on this line of credit at September 30, 2005.
      In June 2005, RJR completed a private offering of $300 million of its 6.500% secured notes due July 15, 2010, and $200 million of 7.300% secured notes due July 15, 2015. Those are the outstanding notes RJR is offering to exchange for the new notes, registered with the SEC, by this prospectus.

      Contemporaneously with the private offering in June 2005, RJR commenced a tender offer for any and all of its then outstanding $500 million of 2006 notes, and a consent solicitation to amend the related indenture. The consents were solicited to amend the indenture to eliminate substantially all of the restrictive covenants and one of the events of default with respect to the 2006 notes. After RJR received the requisite consents to the amendments, RJR, the guarantors of the 2006 notes and the indenture trustee entered into a supplemental indenture effecting the amendments, which affect only the 2006 notes. In July 2005, RJR used a portion of the proceeds from the private offering to repurchase approximately $310 million of the 2006 notes that were tendered pursuant to the offer. The remainder of the private offering proceeds will be maintained and used to pay at maturity the 2006 notes that were not tendered in the offer. In accordance with the terms of the indenture amendments, the outstanding 2006 notes that were not tendered in the offer are no longer secured, but remain guaranteed by RAI and certain of RJR’s subsidiaries, as described below. In the third quarter of 2005, RJR recorded $7 million of net costs related to the repurchase of the 2006 notes.
      Unlike RJR’s other non-bank debt, RJR’s secured notes, as well as the 2006 notes that were not repurchased pursuant to the offer and are unsecured, are guaranteed by certain of RJR’s subsidiaries, including RJR Tobacco, and its parent, RAI, which entities also guarantee RJR’s obligations under RJR’s credit facility.
      Any guarantor that is released from its guarantee under RJR’s credit facility also will be released automatically from its guarantee of RJR’s notes. RJR’s secured notes and the related guarantees are secured by the stock of RJR and the subsidiary guarantors and certain of their subsidiaries, indebtedness of subsidiaries of RJR and the guarantors, to the extent owed to RJR or a guarantor, and principal property of RJR and the subsidiary guarantors. These assets constitute a portion of the security for the obligations of RJR and the guarantors under RJR’s credit facility. If these assets are no longer pledged as security for the obligations of RJR and the guarantors under RJR’s credit facility, or any other indebtedness of RJR, they will be released automatically as security for RJR’s secured notes and the related guarantees. Under the terms of RJR’s credit facility, the security therefor will be released automatically at such time that certain debt of RJR is rated investment grade by each of Moody’s and S&P. RAI’s stock in Santa Fe and CMSI, the parent company of Lane, is excluded from the collateral securing RAI’s guarantee of RJR’s secured notes and credit facility. Generally, the terms of RJR’s guaranteed secured notes restrict the pledge of collateral, sale/leaseback transactions and the transfer of all or substantially all of the assets of RJR and its subsidiaries.
      Moody’s rating of RJR’s guaranteed, secured notes is Ba2, negative outlook, and S&P’s rating is BB+, negative outlook. Concerns about, or further lowering of, the ratings of RJR’s guaranteed, secured notes by S&P or Moody’s could have an adverse impact on RJR’s ability to access the debt markets. However, given the cash balances of RAI and its subsidiaries, RAI’s management believes that such concerns about, or further lowering of, such ratings would not have a material adverse impact on RAI’s cash flows.
      As of September 30, 2005, RJR had $1.45 billion of guaranteed, secured notes outstanding, with fixed annual interest rates of 6.500% to 7.875%, due in 2007 through 2015 and $190 million guaranteed, unsecured notes outstanding, at a fixed annual interest rate of 7.75% due in 2006. In addition, as of September 30, 2005, RJR had $89 million of notes outstanding which were neither secured nor guaranteed, at fixed annual interest rates of 8.5% to 9.25%, due in 2007 through 2013. At its option, RJR may redeem any or all of its outstanding notes, in whole or in part at any time, subject to the payment of a make-whole premium.
      RJR uses interest rate swaps to manage interest rate risk on a portion of its debt obligations. Under certain conditions, including RJR’s guaranteed, secured debt remaining either one level below BBB- by S&P or Baa3 by Moody’s, or lower, any fair value that results in a liability position of the interest rate swaps will require full collateralization with cash or securities. In addition, because RJR and the guarantors, including RAI and RJR Tobacco, have pledged substantially all of their assets, including the stock of certain of their subsidiaries, to secure their obligations under RJR’s credit facility, such pledge also has secured their obligations under these interest rate swap agreements.
      RAI, RJR and their affiliates were in compliance with all covenants and restrictions imposed by their indebtedness at September 30, 2005.
Litigation Affecting the Cigarette Industry
Overview
      Introduction. Various legal proceedings, including litigation claiming that lung cancer and other diseases, as well as addiction, have resulted from the use of, or exposure to, RAI’s operating subsidiaries’ products, are pending or may be instituted against RJR Tobacco or its affiliates, including RAI and RJR, or indemnitees, including B&W. In connection with the business combination of RJR Tobacco and the U.S. cigarette and tobacco business of B&W on July 30, 2004, RJR Tobacco agreed to indemnify B&W and its affiliates against, among other things, any litigation liabilities, costs and expenses incurred by B&W or its affiliates arising out of the U.S. cigarette and tobacco business of B&W. Accordingly, the cases discussed below include cases brought solely against RJR Tobacco and its affiliates, including RAI and RJR; cases brought against both RJR Tobacco, its affiliates and B&W; and cases brought solely against B&W and assumed by RJR Tobacco in the business combination.
      During the third quarter of 2005, 16 tobacco-related cases were served against RJR Tobacco or its affiliates or indemnitees, including B&W. On September 30, 2005, there were 1,323 cases (including approximately 1,009 individual smoker cases pending in West Virginia state court as a consolidated action) pending against RJR Tobacco or its affiliates or indemnitees, including B&W, as compared with 1,330 on September 30, 2004, pending against RJR Tobacco or its affiliates or indemnitees, including B&W, and 1,595 on September 30, 2003, pending against RJR Tobacco or its affiliates or indemnitees, without reference to B&W.
      As of October 14, 2005, 1,329 tobacco-related cases were pending against RJR Tobacco or its affiliates or indemnitees: 1,316 in the United States; seven in Puerto Rico; one in Israel; four in Canada and one in the Virgin Islands. Of the 1,329 total cases, 38 cases are pending against B&W that are not also pending against RJR Tobacco. The U.S. case number does not include the 2,650 Broin II cases, which involve individual flight attendants alleging injuries as a result of exposure to environmental tobacco smoke, referred to as ETS or secondhand smoke, in aircraft cabins, pending as of October 14, 2005, and discussed below. The following table lists the number of U.S. tobacco-related cases by state that were pending against RJR Tobacco or its affiliates or indemnitees as of October 14, 2005:

	Number of
State	U.S. Cases

West Virginia	1,014	*
Florida	93
Mississippi	51
Missouri	30
New York	27
Louisiana	23
California	15
Maryland	14
Illinois	9
Alabama	5
Pennsylvania	4
Washington	4
Georgia	3
Connecticut	3
District of Columbia	2
Tennessee	2
Texas	2
Michigan	2
Minnesota	2
Oregon	2
Delaware	2
Ohio	1
Kansas	1
North Carolina	1
New Mexico	1
South Dakota	1
Massachusetts	1
Indiana	1

Total	1,316

*	1,009 of the 1,014 cases are pending as a consolidated action.

      Of the 1,316 pending U.S. cases, 50 are pending in federal court, 1,265 in state court and one in tribal court.
      The following table lists the categories of the U.S. tobacco-related cases currently pending against RJR Tobacco or its affiliates or indemnitees as of October 14, 2005, compared with the number of cases pending against RJR Tobacco, its affiliates or indemnities as of July 15, 2005, as reported in RAI’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed August 4, 2005, and a cross-reference to the discussion of each case type.

		Change in
	RJR Tobacco’s Case	Number of
	Numbers as of	Cases Since
Case Type	October 14, 2005	July 15, 2005	Page Reference

Individual Smoking and Health	1,272	-45	25
Flight Attendant — ETS (Broin II)	2,650	+1	26
Class-Action	22	No Change	27
Governmental Health-Care Cost Recovery	4	+1	31
Other Health-Care Cost Recovery and Aggregated Claims	3	+1	35
Master Settlement Agreement — Enforcement and Validity	2	No Change	36
Asbestos Contribution	1	No Change	38
Antitrust	6	-1	38
Other Litigation	6	-1	39
      In July 2000, a jury in the Florida state court case Engle v. R. J. Reynolds Tobacco Co. rendered a punitive damages verdict in favor of the “Florida class” of plaintiffs of approximately $145 billion, with approximately $36.3 billion and $17.6 billion being assigned to RJR Tobacco and B&W, respectively. RJR Tobacco, B&W and the other defendants appealed this verdict. On May 21, 2003, Florida’s Third District Court of Appeal reversed the trial court’s final judgment and remanded the case to the Miami-Dade County Circuit Court with instructions to decertify the class. On October 23, 2003, the plaintiffs asked the Florida Supreme Court to review the case. On May 12, 2004, the Florida Supreme Court accepted the case. Oral argument occurred on November 3, 2004. Although RJR Tobacco remains confident in the bases for appeal in this case, it cannot predict the final outcome of the appellate process. See “— Class-Action Suits” below for a further description of the Engle case.
      In November 1998, the major U.S. cigarette manufacturers, including RJR Tobacco and B&W, entered into the Master Settlement Agreement, referred to as the MSA, with 46 U.S. states and certain U.S. territories and possessions. These cigarette manufacturers previously settled four other cases scheduled to come to trial, brought on behalf of Mississippi, Florida, Texas and Minnesota, by separate agreements with each state. The MSA and other state settlement agreements:

•	settled all health-care cost recovery actions brought by, or on behalf of, the settling jurisdictions;

•	released the major U.S. cigarette manufacturers from various additional present and potential future claims;

•	imposed future payment obligations on RJR Tobacco, B&W and other major U.S. cigarette manufacturers; and

•	placed significant restrictions on their ability to market and sell cigarettes.
      The aggregate cash payments made by RJR Tobacco under the MSA and other state settlement agreements were $1.8 billion in 2003 and $2.0 billion in 2004. These amounts do not include payments made in connection with B&W’s U.S. brands prior to July 30, 2004. RJR Tobacco estimates its payments, including payments made in connection with B&W’s U.S. brands acquired in the business combination, will exceed $2.7 billion in 2005, $2.6 billion in each of 2006 and 2007 and $2.7 billion thereafter. However, these future payments will be subject to adjustments for, among other things, the volume of cigarettes sold by RJR Tobacco, RJR Tobacco’s market share and inflation. See “— Governmental Health-Care Cost Recovery Cases — MSA and Other State Settlement Agreements” below for a detailed discussion of the MSA and the other state settlement agreements, including RJR Tobacco’s monetary obligations under these agreements. RJR Tobacco records the allocation of settlement charges as products are shipped.
      Certain Terms and Phrases. Certain terms and phrases that are used in this section of this prospectus may require some explanation. The terms “judgment” or “final judgment” refer generally to the final decision of the court resolving the dispute and determining the rights and obligations of the parties. At the trial court level, for example, a final judgment generally is entered by the court after a jury verdict and after post-verdict motions have been decided. Generally, the losing party can appeal a verdict only after a final judgment has been entered by the trial court.
      The term “damages” refers to the amount of money sought by a plaintiff in a complaint, or awarded to a party by a jury, or in some cases by a judge. “Compensatory damages” are awarded to compensate the prevailing party for actual losses suffered — if liability is proved. In cases in which there is a finding that a defendant has acted willfully, maliciously or fraudulently, generally based on a higher burden of proof than is required for a finding of liability for compensatory damages, a plaintiff also may be awarded “punitive damages.” Although damages may be awarded at the trial court stage, a losing party generally may be protected from paying any damages until all appellate avenues have been exhausted by posting a supersedeas bond. The amount of such a bond is governed by the law of the relevant jurisdiction and generally is set at the amount of damages plus some measure of statutory interest, modified at the discretion of the appropriate court or subject to limits set by court or statute.
      The term “settlement” refers to certain types of cases in which cigarette manufacturers, including RJR Tobacco and B&W, have agreed to resolve disputes with certain plaintiffs without resolving the case through trial. The principal terms of settlements entered into by RJR Tobacco are explained in the following disclosure.
      Accounting for Tobacco-Related Litigation Contingencies. In accordance with applicable accounting principles, RAI and RJR Tobacco will record any loss concerning tobacco-related litigation at such time as an unfavorable outcome becomes probable and the amount can be reasonably estimated. For the reasons set forth below, RAI’s management continues to conclude that the loss of any particular pending smoking and health tobacco litigation claim against RJR Tobacco or its affiliates or indemnitees, including B&W, when viewed on an individual basis, is not probable. RJR Tobacco and its affiliates believe that they have a number of valid defenses to the smoking and health tobacco litigation claims against them, as well as valid bases for appeal of adverse verdicts against them. RJR Tobacco and its affiliates and indemnitees have, through their counsel, filed pleadings and memoranda in pending smoking and health tobacco litigation that set forth and discuss a number of grounds and defenses that they and their counsel believe have a valid basis in law and fact. Based on their experience in the smoking and health tobacco litigation against them and the strength of the defenses available to them in such litigation, RJR Tobacco and its affiliates believe that their successful defense of smoking and health tobacco litigation in the past will continue in the future. Therefore, no liability for pending smoking and health tobacco litigation currently is recorded in RAI’s consolidated financial statements. RJR has liabilities totaling $96 million that were recorded in 1999 in connection with certain indemnification claims asserted by JTI against RJR and RJR Tobacco relating to certain activities of Northern Brands International, Inc., a now inactive, indirect subsidiary of RAI formerly involved in the international tobacco business. For further information on Northern Brands and related litigation and the indemnification claims of JTI, see “— Other Litigation and Developments” and “— Other Contingencies and Guarantees.”
      RJR Tobacco and its affiliates and indemnitees continue to win the majority of smoking and health tobacco litigation claims that reach trial, and a very high percentage of the tobacco-related litigation claims brought against them continue to be dismissed at or before trial. Generally, RJR Tobacco and its affiliates and indemnitees have not settled, and currently RJR Tobacco and its affiliates do not intend to settle, any smoking and health tobacco litigation claims. It is the policy of RJR Tobacco and its affiliates to vigorously defend all tobacco-related litigation claims.
      The only smoking and health tobacco litigation claims settled by RJR Tobacco and B&W involved:

•	the MSA and other settlement agreements with the states of Mississippi, Florida, Texas and Minnesota, and the funding by various tobacco companies of a $5.2 billion trust fund contemplated by the MSA to benefit tobacco growers; and

•	the original Broin flight attendant case discussed below under “— Class-Action Suits.”
      The DeLoach antitrust case, discussed below under “— Antitrust Cases,” and certain MSA enforcement actions, discussed below under “— MSA — Enforcement and Validity,” also were settled separately by RJR Tobacco and B&W. Despite valid legal defenses, the decision to settle these matters resulted from unique circumstances that RJR Tobacco believes does not apply to the other tobacco-related litigation cases pending against RJR Tobacco, B&W and their respective affiliates.
      The circumstances surrounding the MSA and other state settlement agreements and the funding of a trust fund to benefit the tobacco growers are readily distinguishable from the current categories of smoking and health cases involving RJR Tobacco, B&W and their respective affiliates. The claims underlying the MSA and other state settlement agreements were brought on behalf of the states to recover funds paid for health-care and medical and other assistance to state citizens suffering from diseases and conditions allegedly related to tobacco use. The MSA and other state settlement agreements settled all the health-care cost recovery actions brought by, or on behalf of, the settling jurisdictions and contain releases of various additional present and future claims. In accordance with the MSA, various tobacco companies agreed to fund a $5.2 billion trust fund to be used to address the possible adverse economic impact of the MSA on tobacco growers. A discussion of the MSA and other state settlement agreements, and a table depicting the related payment schedule under these agreements, is set forth below under “— Governmental Health-Care Cost Recovery Cases — MSA and Other State Settlement Agreements.”
      The states were a unique set of plaintiffs and are not involved in any of the smoking and health cases remaining against RJR Tobacco or its affiliates and indemnitees, including B&W. Although RJR Tobacco, B&W and certain of their respective affiliates continue to be defendants in health-care cost recovery cases similar in theory to the state cases but involving other plaintiffs, such as hospitals, Native American tribes, and local and foreign governments, the vast majority of such cases have been dismissed on legal grounds. Indeed, eight federal courts of appeals have ruled uniformly that unions cannot successfully pursue such cases. As a result, no union cases are pending against RJR Tobacco or its affiliates or indemnitees. RJR Tobacco and its affiliates, including RAI and RJR, believe that the same legal principles that have resulted in dismissal of union and other types of health-care cost recovery cases either at the trial court level or on appeal should compel dismissal of the similar pending cases.
      Additionally, in the United States Department of Justice case brought against various industry members, including RJR Tobacco and B&W, discussed below under “— Governmental Health-Care Cost Recovery Cases,” the United States District Court for the District of Columbia granted the non-Liggett defendants’ motion to dismiss the plaintiff’s Medical Care Recovery Act and Medicare Secondary Payer claims. In these particular claims, the federal government made arguments similar to the states and sought to recover federal funds expended in providing health care to smokers who have developed diseases and injuries alleged to be smoking-related. The only remaining claims in this case involve alleged violations of the federal Racketeer Influenced and Corrupt Organizations Act statute, referred to as RICO. Under this statute, the federal government sought disgorgement of profits from the defendants in the amount of $280 billion. Overruling the trial court, the United States Court of Appeals for the District of Columbia held that disgorgement is not an available remedy. This ruling eliminates the government’s claims for $280 billion and limits the government’s potential remedies principally to forward-looking relief, including measures such as those already included in the MSA. On July 18, 2005, the government filed a petition for writ of certiorari with the United States Supreme Court on this issue. Trial of the case concluded on

June 9, 2005, and post-trial submissions were completed on October 9, 2005. On October 17, 2005, the Supreme Court denied the petition.
      Similarly, the other cases settled by RJR Tobacco can be readily distinguished from existing cases pending against RJR Tobacco and its affiliates and indemnitees, including B&W. The original Broin case, discussed below under “— Class-Action Suits,” was settled in the middle of trial during discussions with the federal government concerning the possible settlement of the claims underlying the MSA and other state settlement agreements, among other things. The Broin case was settled at that time in an attempt to remove this case as a political distraction during the industry’s settlement discussions with the federal government and a belief that further Broin litigation would be resolved by a settlement at the federal level.
      The DeLoach case, discussed below under “— Antitrust Cases,” was a unique antitrust case brought by a unique class of plaintiffs: a class of all tobacco growers and tobacco allotment holders. The class asserted that the defendants, including RJR Tobacco and B&W, engaged in bid-rigging of U.S. burley and flue-cured tobacco auctions. Despite valid legal defenses, RJR Tobacco and B&W separately settled this case to avoid a long and contentious trial with the tobacco growers. The remaining antitrust cases pending against RJR Tobacco and B&W involve different types of plaintiffs and different theories of recovery under the antitrust laws and should not be affected by the settlement of the DeLoach case.
      Finally, as discussed under “— MSA — Enforcement and Validity,” RJR Tobacco and B&W each has settled cases brought by states concerning the enforcement of the MSA. Despite valid legal defenses, these cases were settled to avoid further contentious litigation with the states involved. Each MSA enforcement action involves alleged breaches of the MSA based on specific actions taken by the particular defendants. Accordingly, any future MSA enforcement action will be reviewed by RJR Tobacco on its own merits and should not be affected by the settlement of prior MSA enforcement cases.
      Even though RAI’s management continues to conclude that the loss of any particular pending smoking and health tobacco litigation claim against RJR Tobacco or its affiliates or indemnitees when viewed on an individual basis, is not probable, the possibility of material losses related to tobacco litigation is more than remote. However, RAI’s management is unable to predict the outcome of such litigation or to reasonably estimate the amount or range of any possible loss other than with respect to certain indemnification claims asserted by JTI. Moreover, notwithstanding the quality of defenses available to RJR Tobacco and its affiliates and indemnitees in tobacco-related litigation matters, it is possible that RAI’s results of operations, cash flows or financial condition could be materially adversely affected by the ultimate outcome of certain pending or future litigation matters. See “— Cautionary Statement Concerning Tobacco-Related Litigation,” below.
      Theories of Recovery. The plaintiffs seek recovery on a variety of legal theories, including negligence, strict liability in tort, design defect, special duty, voluntary undertaking, breach of warranty, failure to warn, fraud, misrepresentation, unfair trade practices, conspiracy, unjust enrichment, medical monitoring, public nuisance and violations of state and federal antitrust and RICO laws. In certain of these cases, the plaintiffs claim that cigarette smoking exacerbated injuries caused by exposure to asbestos.
      The plaintiffs seek various forms of relief, including compensatory and punitive damages, treble or multiple damages and statutory damages and penalties, creation of medical monitoring and smoking cessation funds, disgorgement of profits, and injunctive and other equitable relief. Although pleaded damages often are not determinable from a complaint, and the law governing the pleading and calculation of damages varies from state to state and jurisdiction to jurisdiction, compensatory and punitive damages have been specifically pleaded in a number of cases, sometimes in amounts ranging into the hundreds of millions and even billions of dollars.
      Defenses. The defenses raised by RJR Tobacco or its affiliates and indemnitees, include, where applicable and otherwise appropriate, preemption by the Federal Cigarette Labeling and Advertising Act of some or all claims arising after 1969, the lack of any defect in the product, assumption of the risk, contributory or comparative fault, lack of proximate cause, remoteness, lack of standing and statutes of limitations or repose. RAI and RJR have asserted additional defenses, including jurisdictional defenses, in many of the cases in which they are named.
      Scheduled Trials. Trial schedules are subject to change, and many cases are dismissed before trial. However, it is likely that there will be an increased number of tobacco-related cases against RJR Tobacco or its affiliates and indemnitees, some involving claims for amounts ranging possibly into the hundreds of millions and even billions of dollars, coming to trial during 2006. The following table lists the trial schedule, as of October 14, 2005, for RJR Tobacco or its affiliates and indemnitees through September 30, 2006.

Trial Date	Case Name/Type	Defendant(s)	Jurisdiction

September 21, 2004 [Ongoing]	United States of America [DOJ] v. Philip Morris USA Inc. [Health-Care Reimbursement]	RJR Tobacco, B&W	United States District Court (Washington, DC)

January 3, 2006	VanDenburg v. Brown & Williamson Tobacco Corp. [Individual]	RJR Tobacco, B&W	Circuit Court Jackson County (Independence, MO)

January 23, 2006	Kimball v. R.J. Reynolds Tobacco Co. [Individual]	RJR Tobacco	United States District Court Western District (Bellingham, WA)

April 24, 2006	Major v. R.J. Reynolds Tobacco Co. [Individual]	RJR Tobacco	Superior Court Los Angeles County (Los Angeles, CA)

April 24, 2006	Barriere v. Brown & Williamson Tobacco Corp. [Individual]	RJR Tobacco, B&W	United States District Court Eastern District (New Orleans, LA)

June 5, 2006	Bell v. Brown & Williamson Tobacco Corp. [Individual]	RJR Tobacco, B&W	Circuit Court Jackson County (Independence, MO)

June 19, 2006	Hughes v. A C and S, Inc. [Individual]	RJR Tobacco, B&W	Superior Court San Francisco County (San Francisco, CA)

July 3, 2006	Dougherty v. Philip Morris, Inc. [Individual/ETS]	RJR Tobacco, B&W	Circuit Court Volusia County (Jacksonville, FL)

July 10, 2006	Falconer v. R.J. Reynolds Tobacco Co. [Individual]	RJR Tobacco, B&W	Circuit Court Jackson County (Kansas City, MO)

August 15, 2006	DeGeorge v. Philip Morris USA, Inc. [Individual]	RJR Tobacco, B&W	United States District Court Western District Central Division (Jefferson City, MO)

September 1, 2006	Gerrity v. R.J. Reynolds Tobacco Co. [Individual]	RJR Tobacco	United States District Court (New Haven, CT)

September 5, 2006	Nuzum v. Brown & Williamson Tobacco Corp. [Individual]	RJR Tobacco, B&W	Circuit Court Jackson County (Independence, MO)

      Trial Results. Since January 1, 1999, 50 smoking and health and health-care cost recovery cases in which RJR Tobacco or B&W were defendants have been tried. Verdicts in favor of RJR Tobacco, B&W and, in some cases, RJR Tobacco, B&W and other defendants, were returned in 34 (including four mistrials) cases, tried in Florida (10), New York (4), Missouri (3) Tennessee (3), Mississippi (2), California (2), West Virginia (2), Ohio (2), Connecticut (1), Louisiana (1), New Jersey (1), Pennsylvania (1), South Carolina (1) and Texas (1).
      Two cases were tried in the first quarter of 2005 in which RJR Tobacco or B&W was a defendant. In Smith v. Brown and Williamson Tobacco Corp., a Missouri state court jury returned a compensatory damages verdict of $2 million (reduced to $500,000 due to comparative fault) and a punitive damages verdict of $20 million against B&W on February 1 and 2, 2005, respectively. On May 23, 2005, the court denied B&W’s motion for judgment notwithstanding the verdict or, alternatively, motion for a new trial. On June 1, 2005, B&W filed a notice of appeal in the Missouri Court of Appeals. On March 18, 2005, in Rose v. Brown and Williamson Tobacco Corp., a New York state court jury returned a verdict in favor of RJR Tobacco, but awarded $3.42 million in compensatory damages against B&W and Philip Morris, of which $1.71 million was assigned to B&W. A punitive damages verdict of $17 million against Philip Morris only was returned by the jury on March 28, 2005. Oral argument on the post-trial motions occurred on October 7, 2005. B&W filed its notice of appeal on August 18, 2005.
      Two cases were tried in the second quarter of 2005 in which RJR Tobacco or B&W was a defendant. In Swaty v. Philip Morris, Inc., a Broin II case, a Florida state court jury returned a verdict in favor of the defendants, including RJR Tobacco and B&W, on May 3, 2005. The plaintiff’s motion for a new trial was denied on June 23, 2005. The plaintiff filed a notice of appeal on July 21, 2005. On June 20, 2005, in Rosen v. Brown and Williamson Tobacco Corp., an individual smoker case, a New York state court judge granted B&W’s motion for directed verdict. On August 8, 2005, the plaintiffs agreed not to appeal, and B&W agreed not to seek costs.
      There were no cases tried in the third quarter of 2005 in which RJR Tobacco or B&W was a defendant.
      The following chart reflects the verdicts and post-trial developments in the smoking and health cases that have been tried since January 1, 1999, in which juries have returned verdicts in favor of the plaintiffs and against RJR Tobacco or B&W, or both. In addition, RJR Tobacco has been fined $14.8 million in a lawsuit filed by the Attorney General of California, discussed below under “— Other Litigation and Developments.” RJR Tobacco is appealing the California case.

Date of Verdict	Case Name/Type	Jurisdiction	Verdict	Post-Trial Status

July 7, 1999- Phase I April 7, 2000- Phase II July 14, 2000- Phase III	Engle v. R. J. Reynolds Tobacco Co. [Class Action]	Circuit Court, Miami-Dade County (Miami, FL)	$12.7 million compensatory damages against all the defendants; $145 billion punitive damages against all the defendants, of which approximately $36.3 billion and $17.6 billion was assigned to RJR Tobacco and B&W, respectively.	On May 21, 2003, Florida’s Third District Court of Appeal reversed the trial court and remanded the case to the Miami-Dade County Circuit Court with instructions to decertify the class. On May 12, 2004, the Florida Supreme Court agreed to review the case. Oral argument occurred on November 3, 2004. The Florida Supreme Court decision is pending.

Date of Verdict	Case Name/Type	Jurisdiction	Verdict	Post-Trial Status

March 20, 2000	Whiteley v. Raybestos- Manhattan, Inc. [Individual]	Superior Court, San Francisco County (San Francisco, CA)	$1.72 million compensatory damages against RJR Tobacco and Philip Morris; $20 million punitive damages, of which $10 million each was assigned to RJR Tobacco and Philip Morris.	On April 7, 2004, the California Court of Appeal reversed the judgment and remanded the case for a new trial. On June 3, 2005, the parties filed a stipulation to stay the action until December 13, 2005.

October 12, 2000	Jones v. Brown & Williamson Tobacco Corp. [Individual]	Circuit Court, Hillsborough County (Tampa, FL)	$200,000 compensatory damages against RJR Tobacco. B&W was dismissed from the case in September 2002, prior to trial.	RJR Tobacco granted new trial on December 28, 2000; new trial decision affirmed by Florida’s Second District Court of Appeal on August 30, 2002. On April 27, 2005, the Florida Supreme Court denied the plaintiff’s notice of appeal without prejudice. On May 25, 2005, the plaintiff served notice of intent to invoke discretionary jurisdiction. On August 31, 2005, the Florida Supreme Court denied review for lack of jurisdiction. A hearing before the trial court is scheduled for January 5, 2006, for purposes of determining whether a new trial will be held and, if so, the date of such trial.

June 4, 2001	Blue Cross and Blue Shield of New Jersey v. Philip Morris, Inc. [Health-Care Cost Recovery]	United States District Court, Eastern District (Brooklyn, NY)	$17.8 million compensatory damages against all the defendants, of which $6.6 million and $2.8 million was assigned to RJR Tobacco and B&W, respectively. Judge subsequently ordered the plaintiffs’ attorneys entitled to $37.8 million in fees.	On December 22, 2004, after the New York Court of Appeals determined that third party payer claims are too remote under New York law, the U.S. Court of Appeals for the Second Circuit reversed the judgment. On February 1, 2005, the parties stipulated to a dismissal with prejudice.

December 12, 2001	Kenyon v. R. J. Reynolds Tobacco Co. [Individual]	Circuit Court, Hillsborough County (Tampa, FL)	$165,000 compensatory damages against RJR Tobacco.	After exhausting its state court appeals, RJR Tobacco paid the plaintiff approximately $196,000 (judgment plus interest). RJR Tobacco also has paid approximately $1.5 million in attorneys’ fees to the plaintiff’s counsel. The amount of attorneys’ fees to be awarded to the plaintiff’s counsel related to such counsel’s appellate work remains undetermined.

Date of Verdict	Case Name/Type	Jurisdiction	Verdict	Post-Trial Status

February 22, 2002	Burton v. R. J. Reynolds Tobacco Co. [Individual]	United States District Court (Kansas City, KS)	$198,000 compensatory damages and $15 million punitive damages against RJR Tobacco.	On February 9, 2005, the U.S. Court of Appeals for the Tenth Circuit reversed the fraudulent concealment verdict in favor of the plaintiff and therefore reversed the dependent award of punitive damages in its entirety. The appeals court affirmed the jury’s verdict on failure to warn and thereby upheld the compensatory damages award. On May 17, 2005, the U.S. District Court entered a second amended judgment reflecting the decision of the court of appeals. The judgment in favor of the plaintiff was $196,416 plus interest and costs. RJR Tobacco satisfied the judgment on June 17, 2005.

June 11, 2002	Lukacs v. R. J. Reynolds Tobacco Co. [Engle class member]	Circuit Court, Miami-Dade County (Miami, FL)	$500,000 economic damages, $24.5 million noneconomic damages and $12.5 million loss of consortium damages against Philip Morris, B&W and Lorillard, of which B&W was assigned 22.5% of liability. Court has not entered final judgment for damages. RJR Tobacco was dismissed from the case in May 2002, prior to trial.	Judge reduced damages to $25.125 million of which B&W’s share is approximately $6 million. Final judgment will be entered only if the Engle appeal is resolved in favor of the class. If a judgment is entered, B&W intends to appeal.

June 18, 2002	French v. Philip Morris, Inc. [Flight Attendant-ETS (Broin II)]	Circuit Court, Miami-Dade County (Miami, FL)	$5.5 million compensatory damages against all the defendants; reduced by judge to $500,000, of which $123,500 was assigned to RJR Tobacco and $82,000 was assigned to B&W.	On December 22, 2004, the Florida Third District Court of Appeal affirmed the reduced judgment and ordered the trial court to hold tobacco defendants jointly and severally liable. On November 28, 2005, the Florida Supreme Court refused to hear the case. The defendants, including RJR Tobacco for itself and on behalf of B&W, satisfied the judgment on December 6, 2005.

September 25, 2002	Figueroa-Cruz v. R. J. Reynolds Tobacco Co. [Individual]	United States District Court (San Juan, Puerto Rico)	$500,000 compensatory damages against RJR Tobacco.	Judge granted RJR Tobacco’s motion for judgment as a matter of law on October 9, 2002. On October 28, 2003, the United States Court of Appeals for the First Circuit affirmed the trial court’s ruling. The plaintiffs’ petition for writ of certiorari was denied by the United States Supreme Court on November 1, 2004.

Date of Verdict	Case Name/Type	Jurisdiction	Verdict	Post-Trial Status

April 3, 2003	Eastman v. Brown & Williamson Tobacco Corp. [Individual]	Circuit Court, Hillsborough County (Tampa, FL)	$3.26 million compensatory damages against Philip Morris and B&W, of which $650,000 was assigned to B&W. The court subsequently awarded $870,000 in fees to the plaintiff’s attorneys.	After B&W exhausted its state court appeals, RJR Tobacco, due to its obligation to indemnify B&W, satisfied the judgment and paid the plaintiff approximately $1.2 million (judgment plus interest).

May 23, 2003	Boerner v. Brown & Williamson Tobacco Corp. [Individual]	United States District Court, Eastern District, Western Division (Little Rock, AR)	$4 million compensatory damages and $15 million punitive damages against B&W.	On January 7, 2005, the U.S. Court of Appeals for the Eighth Circuit affirmed the judgment, but reduced the punitive damages award to $5 million. RJR Tobacco, due to its obligation to indemnify B&W, satisfied the judgment (approximately $9.1 million) on February 16, 2005.

November 4, 2003	Thompson v. Brown & Williamson Tobacco Corp. [Individual]	Circuit Court, Jackson County (Independence, MO)	$1.05 million compensatory damages against Philip Morris and B&W, of which $209,351 was assigned to B&W.	The defendants’ post-trial motions were denied on February 26, 2004. The defendants appealed to the Missouri Court of Appeals. Briefing is complete. Oral argument occurred on November 3, 2005.

December 18, 2003	Frankson v. Brown & Williamson Tobacco Corp. [Individual]	Supreme Court, Kings County (Brooklyn, NY)	$350,000 compensatory damages; 50% fault assigned to B&W and two industry organizations; $20 million in punitive damages, of which $6 million was assigned to B&W, $2 million to a predecessor company and $12 million to two industry organizations.	On January 21, 2005, the plaintiff stipulated to the court’s reduction in the amount of punitive damages from $20 million to $5 million, apportioned as follows: $0 to American Tobacco; $4 million to B&W; $500,000 to the Counsel for Tobacco Research and $500,000 to the Tobacco Institute. On January 25, 2005, B&W noticed its appeal. Briefing is not yet complete.

May 21, 2004	Scott v. American Tobacco Co. [Class Action]	District Court, Orleans Parish (New Orleans, LA)	$591 million against RJR Tobacco, B&W, Philip Morris, Lorillard and the Tobacco Institute for a smoking cessation program.	On August 31, 2004, the defendants’ motion for judgment notwithstanding the verdict or, in the alternative, for a new trial was denied. On September 29, 2004, the defendants posted a $50 million bond and noticed their appeal. RJR Tobacco posted $25 million toward the bond. Briefing is complete. Oral argument has not been scheduled.

Date of Verdict	Case Name/Type	Jurisdiction	Verdict	Post-Trial Status

February 2, 2005	Smith v. Brown & Williamson Tobacco Corp. [Individual]	Circuit Court, Jackson County (Independence, MO)	$2 million in compensatory damages (reduced to $500,000 because of jury’s findings that the plaintiff was 75% at fault); $20 million in punitive damages.	On May 23, 2005, the trial judge denied B&W’s post-trial motions. On June 1, 2005, B&W filed its notice of appeal.

March 18, 2005	Rose v. Brown & Williamson Tobacco Corp. [Individual]	Supreme Court, New York County (Manhattan, NY)	RJR Tobacco found not liable; $3.42 million in compensatory damages against B&W and Philip Morris, of which $1.71 million was assigned to B&W; $17 million in punitive damages against Philip Morris only.	Oral argument of the post-trial motions occurred on October 7, 2005. On August 18, 2005, B&W filed its notice of appeal.
      Additionally, since January 1, 1999, verdicts have been returned in 19 smoking and health cases in which RJR Tobacco, B&W, or their respective affiliates were not defendants. Verdicts were returned in favor of the defendants in ten cases — three in Florida, two in California and one in each of New Hampshire, New York, Pennsylvania, Rhode Island and Tennessee. Verdicts in favor of the plaintiffs were returned in nine cases, four in California, and two in each of Florida and Oregon and one in Illinois. The defendants’ appeals or post-trial motions are pending in these cases.
Individual Smoking and Health Cases
      As of October 14, 2005, 1,272 individual cases, including approximately 1,009 individual smoker cases in West Virginia state court in a consolidated action, were pending in the United States against RJR Tobacco, B&W, as its indemnitee, or both. This category of cases includes smoking and health cases alleging personal injury brought by or on behalf of individual plaintiffs, but does not include the Broin II cases discussed below. A total of 1,266 of the individual cases are brought by or on behalf of individual smokers or their survivors, while the remaining six cases are brought by or on behalf of individuals or their survivors alleging personal injury as a result of exposure to ETS.
      Below is a description of the individual smoking and health cases against RJR Tobacco or B&W, or both, which went to trial or were decided or remained on appeal, since January 1, 2005.
      On February 22, 2002, in Burton v. R. J. Reynolds Tobacco Co., a federal district court jury in Kansas found in favor of RJR Tobacco and B&W on product defect and conspiracy claims, but found for the plaintiff on failure to warn, failure to test and fraudulent concealment claims. The jury apportioned 99% of the fault to RJR Tobacco and 1% to B&W. It awarded the plaintiff $198,400 in compensatory damages, and determined that the plaintiff was entitled to punitive damages against RJR Tobacco but not B&W. B&W was voluntarily dismissed on June 10, 2002. On June 21, 2002, the trial court awarded the plaintiff $15 million in punitive damages. RJR Tobacco appealed to the United States Court of Appeals for the Tenth Circuit and posted a supersedeas bond in the amount of approximately $17 million. On February 9, 2005, the Tenth Circuit reversed the verdict in favor of the plaintiff for fraudulent concealment and therefore reversed the dependent award of punitive damages in its entirety. The appeals court affirmed the jury’s verdict on failure to warn and thereby upheld the compensatory damages award. On May 17, 2005, the United States District Court entered a second amended judgment reflecting the court of appeals decision. The judgment in favor of the plaintiff was $196,416 plus interest and costs. RJR

Tobacco satisfied the judgment on June 17, 2005, and the supersedeas bond was released to RJR Tobacco on July 12, 2005.
      On May 23, 2003, in Boerner v. Brown & Williamson Tobacco Corp., a federal district court jury in Arkansas awarded $4 million in compensatory damages and $15 million in punitive damages against B&W. The judge initially struck the punitive damage award but reinstated it on September 26, 2003. The court denied B&W’s post-trial motions. B&W appealed to the United States Court of Appeals for the Eighth Circuit, which, on January 7, 2005, affirmed the trial court’s judgment, but reduced the punitive damages award to $5 million. RJR Tobacco, due to its obligation to indemnify B&W, satisfied the judgment on February 16, 2005.
      On August 15, 2003, a state court jury in Pennsylvania returned a verdict in favor of B&W in Eiser v. Brown & Williamson Tobacco Corp. Oral argument on the plaintiff’s appeal occurred on July 26, 2005. No decision has been reached.
      On November 4, 2003, in Thompson v. Brown & Williamson Tobacco Corp., a Missouri state court jury awarded $2.1 million in compensatory damages against B&W and Philip Morris. B&W was found to be 10% at fault, Philip Morris was found to be 40% at fault, and the plaintiff was found to be 50% at fault. As a result, B&W’s share of the final judgment was approximately $210,000. The defendants’ post-trial motions were denied on February 26, 2004. The defendants appealed to the Missouri Court of Appeals on March 8, 2004. Briefing is complete. Oral argument occurred on November 3, 2005.
      On December 18, 2003, in Frankson v. Brown & Williamson Tobacco Corp., a New York state court jury awarded $350,000 in compensatory damages against B&W and two former tobacco industry organizations, the Tobacco Institute and the Council for Tobacco Research. The defendants as a group and the deceased smoker were each found to be 50% at fault. On January 8, 2004, the jury awarded $20 million in punitive damages, of which $6 million was assigned to B&W, $2 million was assigned to American Tobacco, a predecessor company to B&W, and $6 million was assigned to each of the Council for Tobacco Research and the Tobacco Institute. On June 22, 2004, the trial judge granted a new trial unless the parties consented to an increase in compensatory damages to $500,000 and a decrease in punitive damages to $5 million, of which $4 million would be assigned to B&W. On January 21, 2005, the plaintiff stipulated to the reduction in punitive damages from $20 million to $5 million, apportioned as follows: $0 to American Tobacco; $4 million to B&W; and $500,000 to each of the Council for Tobacco Research and the Tobacco Institute. On January 25, 2005, B&W noticed its appeal. B&W’s opening brief was filed on September 22, 2005. Briefing is not yet complete.
      On February 1, 2005, a Missouri state court jury returned a split verdict in Smith v. Brown & Williamson Tobacco Corp., finding in favor of B&W on two counts — fraudulent concealment and conspiracy, and finding in favor of the plaintiffs on the negligence count (which incorporates failure to warn and product defect claims). The plaintiffs were awarded $2 million in compensatory damages; however, the jury found the plaintiff to be 75% at fault (and B&W 25% at fault), and thus the compensatory award was reduced to $500,000. The jury also found that there were aggravating circumstances, which provided an entitlement to punitive damages. On February 2, 2005, the jury returned a verdict awarding the plaintiffs $20 million in punitive damages. On March 10, 2005, B&W filed a motion for judgment notwithstanding the verdict, or in the alternative, for a new trial. On May 23, 2005, the trial judge denied these motions. On June 1, 2005, B&W filed its notice of appeal. Pursuant to the business combination, RJR Tobacco will post a supersedeas bond in the approximate amount of $24.3 million.
      On March 18, 2005, in Rose v. Brown and Williamson Tobacco Corp., a New York state court jury returned a verdict in favor of RJR Tobacco but returned a $3.42 million compensatory damages verdict against B&W and Philip Morris, of which $1.71 million was assigned to B&W. A punitive damages verdict of $17 million against Philip Morris only was returned by the jury on March 28, 2005. Oral argument on the post-trial motions occurred on October 7, 2005. On August 18, 2005, B&W filed its notice of appeal. The trial court denied the defendants’ post-trial motions on December 2, 2005.

      On June 20, 2005, in Rosen v. Brown and Williamson Tobacco Corp., a New York state court judge granted B&W’s motion for directed verdict. On August 15, 2005, the plaintiff agreed not to appeal and B&W agreed not to seek costs.

Broin II Cases
      As of October 14, 2005, there were 2,650 lawsuits pending in Florida brought by individual flight attendants for personal injury as a result of illness allegedly caused by exposure to ETS in airplane cabins, referred to as the Broin II cases. In these lawsuits, filed pursuant to the terms of the settlement of the Broin v. Philip Morris, Inc. class action, discussed below under “— Class-Action Suits,” each individual flight attendant will be required to prove that he or she has a disease and that the individual’s exposure to ETS in airplane cabins caused the disease. Under the terms of the Broinsettlement, punitive damages are not available in these cases.
      On October 5, 2000, Judge Robert Kaye entered an order applicable to all Broin II cases that the terms of the Broin settlement agreement do not require the individual Broin II plaintiffs to prove the elements of strict liability, breach of warranty or negligence. Under this order, there is a rebuttable presumption in the plaintiffs’ favor on those elements, and the plaintiffs bear the burden of proving that their alleged adverse health effects actually were caused by exposure to ETS. Although the defendants still may prevail on causation and other theories, RJR Tobacco does not believe that the order is correct under Florida law or that it accurately reflects the intent of the Broin settlement agreement. RJR Tobacco and B&W, along with the other defendants, initially appealed this order in Jett v. Philip Morris, Inc., but the Florida Appellate courts refused to hear the appeal. The propriety of Judge Kaye’s order was argued in the French appeal (discussed below).
      Below is a description of the Broin II cases against RJR Tobacco and B&W that went to trial or were decided or remained on appeal, since January 1, 2005.
      In French v. Philip Morris, Inc., a Florida state court jury found in favor of the plaintiff on June 18, 2002, and awarded $5.5 million in compensatory damages. On September 13, 2002, the trial judge reduced the damages award to $500,000, but denied the defendants’ remaining post-trial motions. The defendants appealed the trial court’s final judgment to the Third District Court of Appeal of Florida. Judge Kaye’s order in Jett v. Philip Morris, Inc., referred to above, was applied, and the defendants appealed that order, as well as other matters. On December 22, 2004, the Florida Third District Court of Appeal affirmed the amended final judgment to the extent that it found in favor of the plaintiff on liability, and awarded the remitted amount of damages. The appellate court reversed the final judgment’s market share allocation of damages, and remanded with instructions that the trial court enter a judgment finding the defendants jointly and severally liable. The defendants’ petition for rehearing was denied on April 13, 2005. On May 11, 2005, the defendants filed a notice of intent to invoke the discretionary jurisdiction of the Florida Supreme Court. On November 28, 2005, the Florida Supreme Court refused to hear the case. RJR Tobacco, for itself and on behalf of B&W, paid its share of the judgment, in the approximate amount of $270,000, on December 6, 2005.
      In Janoff v. Philip Morris, Inc., a Florida state court jury found in favor of the defendants, including RJR Tobacco and B&W, on September 5, 2002. On September 12, 2002, the plaintiff filed a motion for a new trial, which the judge granted on January 8, 2003. The defendants appealed to the Florida Third District Court of Appeal, which, on October 27, 2004, affirmed the trial court’s order granting a new trial. The defendants’ motion for rehearing was denied. The defendants’ notice of intent to invoke the discretionary jurisdiction of the Florida Supreme Court was denied on November 1, 2005.
      In Swaty v. Philip Morris, Inc., a Florida state court jury found in favor of the defendants, including RJR Tobacco and B&W, on May 3, 2005. On May 12, 2005, the plaintiff filed a motion for a new trial, which was denied on June 23, 2005. On May 17, 2005, the court entered a final judgment in favor of the defendants, including RJR Tobacco and B&W. The plaintiff’s motion for a new trial was denied on June 23, 2005. The plaintiff filed a notice of appeal on July 21, 2005.

Class-Action Suits
      As of October 14, 2005, 22 class-action cases were pending in the United States against RJR Tobacco or its affiliates or indemnitees, including B&W. In May 1996, in Castano v. American Tobacco Co., the Fifth Circuit Court of Appeals overturned the certification of a nationwide class of persons whose claims related to alleged addiction to tobacco products. Since this ruling by the Fifth Circuit, most class-action suits have sought certification of statewide, rather than nationwide, classes. Class-action suits based on claims similar to those asserted in Castano or claims that class members are at a greater risk of injury or injured by the use of tobacco or exposure to ETS are pending against RJR Tobacco and its affiliates and indemnitees, including B&W, in state or federal courts in California, Florida, Illinois, Louisiana, Minnesota, Missouri, New York, Oregon, Washington, and West Virginia. Cases in which classes have been certified or class certification decisions are pending are discussed below.
      The pending class actions against RJR Tobacco or its affiliates or indemnitees, including B&W, include 11 cases alleging that the use of the terms “lights” and “ultra lights” constitutes unfair and deceptive trade practices. Such suits are pending in state or federal courts in Florida, Illinois, Louisiana, Minnesota, Missouri, New York and Washington. Each of these cases is discussed below.
      Finally, a number of unions and other third-party payers have filed health-care cost recovery actions in the form of class actions. These cases are discussed separately below.
      Few smoker class-action complaints have been certified or, if certified, have survived on appeal. Seventeen federal courts that have considered the issue, including two courts of appeals, and most state courts have rejected class certification in smoking and health cases. Only one federal district court has certified a smoker class action — In re Simon (II) Litigation — which was filed in the United States District Court for the Eastern District of New York before Judge Weinstein. In Simon (II), on September 19, 2002, Judge Weinstein certified a nationwide mandatory, non-opt-out punitive damages class. On February 14, 2003, the United States Court of Appeals for the Second Circuit granted the defendants’ petition to review the class certification decision. On May 6, 2005, the Second Circuit, in a unanimous opinion, decertified the class. On May 19, 2005, the plaintiffs filed a petition for rehearing en banc. On August 8, 2005, the Second Circuit denied plaintiffs’ petition for rehearing and remanded the case for further proceedings to the District Court. On February 10, 2003, in Simms v. Philip Morris, Inc., the United States District Court for the District of Columbia denied certification of a proposed nationwide class of smokers who purchased cigarettes while underage. The plaintiffs have filed several motions for reconsideration of the order that denied class certification. A decision is pending.
      Classes have been certified in several state court class-action cases in which either RJR Tobacco or B&W is a defendant. On November 5, 1998, in Scott v. American Tobacco Co., a Louisiana state appeals court affirmed the certification of a medical monitoring or smoking cessation class of Louisiana residents who were smokers on or before May 24, 1996. On February 26, 1999, the Louisiana Supreme Court denied the defendants’ petition for writ of certiorari or review. Jury selection began on June 18, 2001 and was completed on September 23, 2002. Opening statements occurred on January 21, 2003. On July 28, 2003, the jury returned a verdict in favor of the defendants, including RJR Tobacco and B&W, on the plaintiffs’ claim for medical monitoring and found that cigarettes were not defectively designed. In addition, however, the jury made certain findings against the defendants, including RJR Tobacco and B&W, on claims relating to fraud, conspiracy, marketing to minors and smoking cessation. With respect to these findings, this portion of the trial did not determine liability as to any class member or class representative. What primarily remained in the case was a class-wide claim that the defendants, including RJR Tobacco and B&W, pay for a program to help people stop smoking. On March 31, 2004, phase two of the trial began to address the scope and cost of smoking cessation programs. On May 21, 2004, the jury returned a verdict in the amount of $591 million on the class’s claim for a smoking cessation program. On August 31, 2004, the defendants’ motion for judgment notwithstanding the verdict or, in the alternative, for a new trial was denied. On September 29, 2004, the defendants posted a $50 million bond (pursuant to legislation that limits the amount of the bond to $50 million collectively for MSA signatories) and noticed their appeal. RJR Tobacco posted $25 million (i.e., the portions for RJR Tobacco and B&W) towards the bond. Briefing is complete, but oral argument has not been scheduled.
      In addition to the Scott case, two other medical monitoring class actions have been brought against RJR Tobacco, B&W, and other cigarette manufacturers. In Blankenship v. American Tobacco Co., the first tobacco-related medical monitoring class action to be certified and to reach trial, a West Virginia state court jury found in favor of RJR Tobacco, B&W and other cigarette manufacturers on November 14, 2001. The West Virginia Supreme Court affirmed the judgment for the defendants on May 6, 2004. In Lowe v. Philip Morris, Inc., an Oregon state court judge dismissed the medical monitoring complaint on November 4, 2003, for failure to state a claim. The plaintiffs appealed, and oral argument before the Oregon Court of Appeals occurred on September 26, 2005.
      Trial began in July 1998 in Florida state court in Engle v. R. J. Reynolds Tobacco Co., in which a class consisting of Florida residents, or their survivors, alleges diseases or medical conditions caused by their alleged “addiction” to cigarettes. On July 7, 1999, the jury found against RJR Tobacco, B&W and the other cigarette-manufacturer defendants in the initial phase, which included common issues related to certain elements of liability, general causation and a potential award of, or entitlement to, punitive damages.
      The second phase of the trial, which consisted of the claims of three of the named class representatives, began on November 1, 1999. On April 7, 2000, the jury returned a verdict against all the defendants. It awarded plaintiff Mary Farnan $2.85 million, the estate of plaintiff Angie Della Vecchia $4.023 million and plaintiff Frank Amodeo $5.831 million. The jury also found, however, that Frank Amodeo knew or should have known of his claim prior to May 5, 1990. RJR Tobacco believes that the legal effect of that finding should be to bar his claim based on the applicable statute of limitations.
      The trial court also ordered the jury in the second phase of the trial to determine punitive damages, if any, on a class-wide basis. On July 14, 2000, the jury returned a punitive damages verdict in favor of the “Florida class” of approximately $145 billion against all the defendants, with approximately $36.3 billion and $17.6 billion being assigned to RJR Tobacco and B&W, respectively.
      On July 24, 2000, the defendants, including RJR Tobacco and B&W, filed numerous post-verdict motions, including motions for a new trial and to reduce the amount of the punitive damages verdict. On November 6, 2000, the trial judge denied the post-trial motions and entered judgment. In November 2000, RJR Tobacco and B&W posted appeal bonds in the amount of $100 million each, the maximum amount required pursuant to a Florida bond cap statute enacted on May 9, 2000, and intended to apply to the Engle case, and initiated the appeals process. On May 21, 2003, Florida’s Third District Court of Appeal reversed the trial court’s final judgment and remanded the case to the Miami-Dade County Circuit Court with instructions to decertify the class. On May 12, 2004, the Florida Supreme Court agreed to review the case. Oral argument occurred on November 3, 2004. The Florida Supreme Court has not yet ruled.
      On May 7, 2001, three of the non-RJR Tobacco and non-B&W defendants entered into agreements with the Engle class to deposit an additional $1.86 billion into separate escrow accounts to ensure that the stay of execution in effect pursuant to the Florida bond cap statute will remain in effect as to these three defendants throughout the appellate process, regardless of the results of a challenge, if any, to the Florida bond statute. Approximately $700 million of the total amount deposited by these three defendants is non-refundable and will go to the trial court to be distributed, regardless of the result of the appeal. RJR Tobacco and B&W did not enter into a similar agreement with the Engle class. Although RJR Tobacco cannot predict the outcome of any possible challenges to the Florida bond statute, RJR Tobacco remains confident of the applicability and validity of the statute in the Engle case.
      RJR Tobacco and/or B&W have been named as a defendant(s) in several individual cases filed by members of the Engle class. One such case, in which RJR Tobacco was dismissed prior to trial, Lukacs v. Philip Morris, Inc., was tried against Philip Morris, Liggett and B&W, and resulted in a verdict for the plaintiffs on June 11, 2002. The Florida state court jury awarded the plaintiffs a total of $37.5 million in compensatory damages. The jury assigned 22.5% fault to B&W, 72.5% fault to the other defendants and

5% fault to plaintiff John Lukacs. On April 1, 2003, the Miami-Dade County Circuit Court granted in part the defendants’ motion for remittitur and reduced the jury’s award to plaintiff Yolanda Lukacs, on the loss of consortium claim, from $12.5 million to $0.125 million decreasing the total award to $25.125 million. No final judgment will be entered until the Engle appeal is resolved, so the time to appeal this case has not yet begun to run.
      On November 30, 2000, in Daniels v. Philip Morris Cos., Inc., a San Diego Superior Court judge reversed a prior ruling and, based on a California unfair business practices statute, certified a class consisting of all persons who, as California resident minors, smoked one or more cigarettes in California between April 2, 1994 and December 1, 1999. The court granted the defendants’ motions for summary judgment on preemption and First Amendment grounds and dismissed the action on October 21, 2002. On October 6, 2004, the California Court of Appeal, Fourth Appellate District, Division One, affirmed the trial court’s dismissal. On November 8, 2004, the plaintiffs filed a petition for review with the California Supreme Court. On February 26, 2005, the California Supreme Court granted the petition. Briefing is complete.
      On April 11, 2001, in Brown v. American Tobacco Co., Inc., the same judge in San Diego granted in part the plaintiffs’ motion for class certification. The class is composed of residents of California who smoked at least one of the defendants’ cigarettes from June 10, 1993 through April 23, 2001, and who were exposed to the defendants’ marketing and advertising activities in California. Certification was granted as to the plaintiffs’ claims that the defendants violated § 17200 of the California Business and Professions Code pertaining to unfair competition. The court, however, refused to certify the class under the California Legal Remedies Act. Class certification on the plaintiffs’ common law claims was denied on April 10, 2000. The defendants, including RJR Tobacco and B&W, filed their motion for summary judgment on January 31, 2003. On August 4, 2004, the defendants’ motion for summary judgment was granted in part and denied in part. Following the November 2004 passage of a proposition in California that changed the law regarding cases of this nature, the defendants filed a motion to decertify the class. On March 7, 2005, the court issued a ruling granting the defendants’ motion to decertify the class. On March 17, 2005, plaintiffs filed a motion for reconsideration of the court’s ruling decertifying the class. The trial judge denied the plaintiffs’ motion on April 20, 2005. The plaintiffs filed a notice of appeal on May 19, 2005. The plaintiffs filed their opening brief on November 21, 2005.
      As noted above, “lights” class-action cases are pending against RJR Tobacco or B&W in Illinois (2), Missouri (2), Minnesota (2), Louisiana (2), Florida (1), Washington (1) and New York (1). On November 14, 2001, in Turner v. R. J. Reynolds Tobacco Co., an Illinois state court judge (Madison County) certified a class defined as “[a]ll persons who purchased defendants’ Doral Lights, Winston Lights, Salem Lights and Camel Lights, in Illinois, for personal consumption, between the first date that defendants sold Doral Lights, Winston Lights, Salem Lights and Camel Lights through the date the court certifies this suit as a class action” On June 6, 2003, RJR Tobacco filed a motion to stay the case pending Philip Morris’ appeal of the Price v. Philip Morris case, which is discussed below. On July 11, 2003, the judge denied the motion, and RJR Tobacco appealed to the Illinois Fifth District Court of Appeals. The Court of Appeals denied this motion on October 17, 2003. However, on October 24, 2003, a justice on the Illinois Supreme Court ordered an emergency stay of all proceedings pending review by the entire Illinois Supreme Court of RJR Tobacco’s emergency stay/supremacy order request filed on October 15, 2003. On November 5, 2003, the Illinois Supreme Court granted RJR Tobacco’s motion for a stay pending the court’s final appeal decision in Price. This case includes both RJR Tobacco and RJR as defendants.
      On December 18, 2001, in Howard v. Brown & Williamson Tobacco Corp., another Madison County, Illinois state court judge certified a class defined as ‘[a]ll persons who purchased Defendant’s Misty Lights, GPC Lights, Capri Lights and Kool Lights cigarettes in Illinois for personal consumption, from the first date that Defendant sold Misty Lights, GPC Lights, Capri Lights and Kool Lights cigarettes in Illinois through this date.” On June 6, 2003, the trial judge issued an order staying all proceedings pending resolution of the Price v. Philip Morris case, discussed below. The plaintiffs appealed this stay order to the Illinois Fifth District Court of Appeals, which heard oral argument on October 7, 2003. The Court of Appeals affirmed the Circuit Court’s stay order on August 19, 2005.

      A “lights” class-action case is pending in the same jurisdiction in Illinois against Philip Morris, Price v. Philip Morris, Inc., formerly known as Miles v. Philip Morris, Inc. Trial began on January 21, 2003. On March 21, 2003, the trial judge entered judgment against Philip Morris in the amount of $7.1 billion in compensatory damages and $3 billion in punitive damages to the State of Illinois. Based on Illinois law, the bond required to stay execution of the judgment was set initially at $12 billion. Because of the difficulty of posting a bond of that magnitude, Philip Morris pursued various avenues of relief from the $12 billion bond requirement. On April 14, 2003, the trial judge reduced the amount of bond. He ordered the bond to be secured by $800 million, payable in four equal quarterly installments beginning in September 2003, and a pre-existing $6 billion long-term note to be placed in escrow pending resolution of the case. The plaintiffs appealed the judge’s decision to reduce the amount of the bond. On July 14, 2003, the appeals court ruled that the trial judge exceeded his authority in reducing the bond and ordered the trial judge to reinstate the original bond. On September 16, 2003, the Illinois Supreme Court ordered that the reduced bond be reinstated and agreed to hear Philip Morris’ appeal without need for intermediate appellate court review. The Price case remains in the Illinois Supreme Court. In the event RJR Tobacco and its affiliates or indemnitees lose the Turner or Howard cases, RJR Tobacco could face similar bonding difficulties depending upon the amount of damages ordered, if any, which could have a material adverse effect on RJR Tobacco’s, and consequently RAI’s, results of operations, cash flows or financial condition.
      A “lights” class-action case is pending against each of RJR Tobacco and B&W in Missouri. On December 31, 2003, in Collora v. R. J. Reynolds Tobacco Co., a Missouri state court judge in St. Louis certified a class defined as ‘[a]ll persons who purchased Defendants’ Camel Lights, Camel Special Lights, Salem Lights and Winston Lights cigarettes in Missouri for personal consumption between the first date the Defendants placed their Camel Lights, Camel Special Lights, Salem Lights and Winston Lights cigarettes into the stream of commerce through the date of this Order.” On January 14, 2004, RJR and RJR Tobacco, the only named defendants, removed this case to the United States District Court for the Eastern District of Missouri. On September 30, 2004, the case was remanded to the Circuit Court for the City of St. Louis. On September 23, 2005, RJR Tobacco removed the case to the United States District Court for the Eastern District of Missouri. The defendants argue that the case is removable based on the United States Court of Appeals for the Eighth Circuit’s August 25, 2005, decision in Watson v. Philip Morris Companies, Inc., which upheld the federal officers removal statute as a basis for removal in “lights” cases. Similarly, in Black v. Brown & Williamson Tobacco Corp., also pending in Missouri, B&W removed the case to the United States District Court for the Eastern District of Missouri on September 23, 2005. On October 25, 2005, the plaintiffs filed a motion to remand in each of the above cases.
      Schwab [McLaughlin] v. Philip Morris USA, Inc., a nationwide “lights” class action, was filed on May 11, 2004, in the United States District Court for the Eastern District of New York before Judge Weinstein, against RJR Tobacco and B&W, as well as other tobacco manufacturers. The plaintiffs’ motion for class certification and summary judgment motions by both sides were heard on September 12, 2005, and September 13, 2005. Although trial was scheduled to commence on January 9, 2006, Judge Weinstein has ordered that he will permit several months of additional discovery before deciding the class certification issue.
      RJR Tobacco and B&W respectively removed two Louisiana cases, Harper v. R. J. Reynolds Tobacco Co. and Brown v. Brown & Williamson Tobacco Corp., to federal court. On January 27, 2005, the federal judge denied the plaintiffs’ motions to remand in both cases.
      In Dahl v. R. J. Reynolds Tobacco Co., a Minnesota state court judge dismissed the case on May 11, 2005, because the “lights” claims are preempted by the Federal Cigarette Labeling and Advertising Act. On July 11, 2005, the plaintiffs filed a notice of appeal with the Minnesota Court of Appeals for the Fourth Judicial District. On August 22, 2005, plaintiffs filed their opening brief. On September 22, 2005, RJR Tobacco removed the case to the United States District Court for the District of Minnesota, based on Watson v. Philip Morris Companies, Inc. (described above). On October 17, 2005, the plaintiffs filed a motion to remand. In Thompson v. R.J. Reynolds Tobacco Co., also pending in Minnesota, RJR Tobacco removed the case on September 23, 2005, to the United States District Court for the District of Minnesota. On October 21, 2005, the plaintiffs filed a motion to remand.
      Finally, two “lights” class actions are in the class certification motion and discovery process. These cases include Huntsberry v. R. J. Reynolds Tobacco Co. (Washington) and Rios v. R. J. Reynolds Tobacco Co. (Florida).
      RJR Tobacco, B&W and other cigarette manufacturer defendants settled one class-action suit, Broin v. Philip Morris, Inc., in October 1997. This case had been brought in Florida state court on behalf of all flight attendants of U.S. airlines alleged to be suffering from diseases or ailments caused by exposure to ETS in airplane cabins. The settlement agreement required the participating tobacco companies to pay a total of $300 million in three annual $100 million installments, allocated among the companies by market share, to fund research on the early detection and cure of diseases associated with tobacco smoke. It also required those companies to pay a total of $49 million for the plaintiffs’ counsel’s fees and expenses. RJR Tobacco’s portion of these payments was approximately $86 million; B&W’s portion of these payments was approximately $57 million. The settlement agreement bars class members from bringing aggregate claims or obtaining punitive or exemplary damages and also bars individual claims to the extent that they are based on fraud, misrepresentation, conspiracy to commit fraud or misrepresentation, RICO, suppression, concealment or any other alleged intentional or willful conduct. The defendants agreed that, in any individual case brought by a class member, the defendant will bear the burden of proof with respect to whether ETS can cause certain specifically enumerated diseases, referred to as “general causation.” With respect to all other issues relating to liability, including whether an individual plaintiff’s disease was caused by his or her exposure to ETS in aircraft cabins, referred to as “specific causation,” the individual plaintiff will have the burden of proof. Florida’s Third District Court of Appeal denied various challenges to this settlement on March 24, 1999, and subsequently denied motions to reconsider. On September 7, 1999, the Florida Supreme Court dismissed all proceedings, and the settlement and judgment became final. The Broin II cases, discussed above, arose out of the settlement of this case.

Governmental Health-Care Cost Recovery Cases
      MSA and Other State Settlement Agreements. In June 1994, the Mississippi attorney general brought an action, Moore v. American Tobacco Co., against various industry members, including RJR Tobacco and B&W. This case was brought on behalf of the state to recover state funds paid for health-care and medical and other assistance to state citizens suffering from diseases and conditions allegedly related to tobacco use. Most other states, through their attorneys general or other state agencies, sued RJR Tobacco, B&W and other U.S. cigarette manufacturers based on similar theories. The cigarette manufacturer defendants, including RJR Tobacco and B&W, settled the first four of these cases scheduled for trial — Mississippi, Florida, Texas and Minnesota — by separate agreements between each state and those manufacturers in each case.
      On November 23, 1998, the major U.S. cigarette manufacturers, including RJR Tobacco and B&W, entered into the MSA with attorneys general representing the remaining 46 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands, American Samoa and the Northern Marianas. The MSA became effective on November 12, 1999, and settled all the health-care cost recovery actions brought by, or on behalf of, the settling jurisdictions and contained releases of various additional present and future claims.
      In the settling jurisdictions, the MSA released RJR Tobacco, B&W, and their affiliates and indemnitees, including RJR and RAI, from:

•	all claims of the settling states and their respective political subdivisions and other recipients of state health-care funds, relating to past conduct arising out of the use, sale, distribution, manufacture, development, advertising, marketing or health effects of, the exposure to, or research, statements or warnings about, tobacco products; and

•	all monetary claims of the settling states and their respective political subdivisions and other recipients of state health-care funds, relating to future conduct arising out of the use of or exposure to, tobacco products that have been manufactured in the ordinary course of business.
      Set forth below are tables depicting the unadjusted tobacco industry settlement payment schedule and the settlement payment schedule for RAI’s operating subsidiaries, under the MSA and other state settlement agreements and related information for 2003 and beyond:
UNADJUSTED ORIGINAL PARTICIPATING MANUFACTURERS’
SETTLEMENT PAYMENT SCHEDULE

	2002	2003	2004	2005		2006		2007		2008+

	(In Millions)
First Four States’ Settlements:(1)
Mississippi Annual Payment	$111	$136	$136		$136		$136		$136		$136
Florida Annual Payment	358	440	440		440		440		440		440
Texas Annual Payment	471	580	580		580		580		580		580
Minnesota Annual Payment	166	204	204		204		204		204		204
Minnesota Initial Payment	243	122	—		—		—		—		—
Most Favored Nations Agreement (MS, FL, TX)	1,215	609	—		—		—		—		—
Remaining States’ Settlement:
Initial Payments(1)	2,623	2,701	—		—		—		—		—
Annual Payments(1)	5,691	5,691	7,004		7,004		7,004		7,004		7,126
Additional Annual Payments (through 2017)(1)	—	—	—		—		—		—		861
Base Foundation Funding (through 2008)	25	25	25		25		25		25		25
Additional Foundation Payments	300	300	—		—		—		—		—
Growers’ Trust ($295 — 2009 and 2010)	500	500	500		500		500		500		500
Offset by federal tobacco buyout(2)	—	—	(500)		(500)		(500)		(500)		(500)
Minnesota Blue Cross and Blue Shield	57	57	—		—		—		—		—

Total	$11,760	$11,365	$8,389		$8,389		$8,389		$8,389		$9,372

RAI’S OPERATING SUBSIDIARIES’ MSA EXPENSES AND PAYMENTS

RJR Tobacco’s settlement expenses(3)	$2,507	$1,925	$2,169		—		—		—		—
RJR Tobacco’s cash payments(3)	$2,461	$1,819	$2,037		—		—		—		—
Other operating subsidiaries’ settlement expenses	$7	$9	$14		—		—		—		—
Other operating subsidiaries’ cash payments	$3	$7	$9		—		—		—		—
RJR Tobacco’s expected settlement expenses	—	—	—	>$	2,580	>$	2,550	>$	2,780	>$	2,700
RJR Tobacco’s expected cash payments	—	—	—	>$	2,700	>$	2,600	>$	2,600	>$	2,700

(1)	Subject to adjustments for changes in sales volume, inflation and other factors. All payments are to be allocated among the companies on the basis of relative market share.

(2)	The Growers’ Trust payments scheduled to expire in 2010 will be offset by obligations resulting from the federal tobacco buyout legislation, not included in this table, signed in October 2004. See “— Tobacco Buyout Legislation.”

(3)	These amounts do not include expenses or payments made in connection with B&W’s brands prior to July 30, 2004.
      The MSA also contains provisions restricting the marketing of cigarettes. Among these provisions are restrictions or prohibitions on the use of cartoon characters, brand-name sponsorships, brand-name non-

tobacco products, outdoor and transit brand advertising, payments for product placement, free sampling and lobbying. The MSA also required the dissolution of three industry-sponsored research and trade organizations.
      The MSA and other state settlement agreements have materially adversely affected RJR Tobacco’s shipment volumes. RAI believes that these settlement obligations may materially adversely affect the results of operations, cash flows or financial position of RAI and RJR Tobacco in future periods. The degree of the adverse impact will depend, among other things, on the rate of decline in U.S. cigarette sales in the premium and discount categories, RJR Tobacco’s share of the domestic premium and discount cigarette categories, and the effect of any resulting cost advantage of manufacturers not subject to the MSA and other state settlement agreements.
      Department of Justice Case. On September 22, 1999, the United States Department of Justice brought an action in the United States District Court for the District of Columbia against various industry members, including RJR Tobacco and B&W. The government sought to recover federal funds expended in providing health-care to smokers who have developed diseases and injuries alleged to be smoking-related, and, in addition, seeks, pursuant to the federal RICO statute, disgorgement of profits the government contends were earned as a consequence of a RICO racketeering “enterprise.” On December 27, 1999, the defendants filed a motion to dismiss, challenging all counts included in the action brought by the DOJ. On June 6, 2000, the trial court heard oral argument on the motion. On September 28, 2000, Judge Gladys Kessler of the United States District Court for the District of Columbia granted the non-Liggett defendants’ motion to dismiss the plaintiff’s Medical Care Recovery Act claim and Medicare Secondary Payer claim. The court denied the motion with respect to the RICO claims.
      On May 23, 2003, Judge Kessler denied the defendants’ first motion for partial summary judgment, which sought legal preclusion of many aspects of the DOJ’s lawsuit regarding advertising, marketing, promotion and warning claims. The court simultaneously granted partial summary judgment for the government on certain affirmative defenses.
      Each side filed additional summary judgment motions in the fall of 2003. The defendants as a group filed a total of nine additional summary judgment motions. The government filed six additional summary judgment motions, including motions regarding various affirmative defenses (including those affirmative defenses addressing the standard for seeking disgorgement under RICO). Rulings on the various motions are summarized below:

•	On January 23, 2004, the court granted the government’s motion for partial summary judgment on the defendants’ equitable defenses of waiver, equitable estoppel, laches, unclean hands and in pari delicto. Although the order dismissed these particular affirmative defenses, it did not address or limit the evidence that may be introduced regarding the remaining RICO claims nor did it address the applicability of the legal doctrines to issues related to equitable relief should liability be established.

•	On February 2, 2004, Judge Kessler granted the industry’s motion to prevent the government from adding 650 alleged “Racketeering Acts” to the 148 alleged “Racketeering Acts” previously identified by the government.

•	On February 24, 2004, Judge Kessler denied the defendants’ motion for partial summary judgment on claims that the defendants advertised, marketed and promoted cigarettes to youth, and fraudulently denied such conduct.

•	On March 10, 2004, Judge Kessler granted in part and denied in part the plaintiff’s motion for partial summary judgment regarding certain of the defendants’ affirmative defenses. In particular, the court granted the plaintiff’s motion regarding defenses based upon the Ex Post Facto clause of the United States Constitution, but denied the motion (without prejudice) regarding defenses to the government’s disgorgement claim based upon the Excessive Fines clause of the United States Constitution and the standard for disgorgement set forth in United States v. Carson.

•	On March 17, 2004, Judge Kessler denied the defendants’ motion for summary judgment on the grounds that the government’s RICO claims violate separation of powers.

•	On May 6, 2004, Judge Kessler denied the defendants’ motion for summary judgment on the grounds that there is no reasonable likelihood of future RICO violations.

•	On May 6, 2004, Judge Kessler granted the government’s motion for partial summary judgment regarding certain of the defendants’ affirmative defenses. In particular, the court dismissed defenses to the effect that the government’s claims are prohibited by the Tenth Amendment to the United States Constitution and the Separation of Powers doctrine. The court also ruled that the defendants may be held jointly and severally liable for disgorgement in the event that that remedy is ordered by the court at trial.

•	On May 6, 2004, Judge Kessler denied the government’s motion for partial summary judgment that sought to establish that the defendants had caused certain mailings and wire transmissions.

•	On May 21, 2004, Judge Kessler denied the defendants’ motion for partial summary judgment to dismiss the government’s disgorgement claim. On June 25, 2004, Judge Kessler granted the defendants the right to seek an immediate appeal of that order. On July 15, 2004, the United States Court of Appeals for the District of Columbia Circuit accepted the appeal of Judge Kessler’s disgorgement ruling. On February 4, 2005, the appeals court ruled that disgorgement is not an available remedy in this case. This ruling eliminates the government’s claim for $280 billion and limits the government’s potential remedies principally to forward-looking relief, including measures such as those already included in the MSA. The government’s petition for panel rehearing and for rehearing en banc was denied on April 19, 2005. On July 18, 2005, the government filed a petition for writ of certiorari with the United States Supreme Court. On October 17, 2005, the Supreme Court denied the petition.

•	On July 15, 2004, Judge Kessler granted in part the government’s motion for partial summary judgment dismissing certain technical RICO affirmative defenses.
      The bench (non-jury) trial began on September 21, 2004, and closing arguments concluded on June 10, 2005. Also on June 10, 2005, Judge Kessler ordered that the parties file a variety of post-trial submissions. On July 22, 2005, Judge Kessler granted a motion to intervene filed by six organizations, including the American Cancer Society, to allow them to “contribute their perspective on what appropriate and legally permissible remedies may be imposed should liability be found.” On August 15, 2005, the parties filed their proposed findings of fact. Post-trial briefing was completed on October 9, 2005.
      Local Government Cases. Some local government entities have filed lawsuits based largely on the same theories and seeking the same relief as the state attorneys general cases. As of July 15, 2005, there were no such cases pending. On August 8, 2001, in County of Cook v. Philip Morris, Inc., the Circuit Court of Cook County, Illinois, granted the defendants’ motion for judgment on the pleadings based on remoteness grounds and dismissed the plaintiff’s complaint in its entirety. On September 28, 2004, the Illinois Appellate Court affirmed the trial court’s dismissal. The plaintiff’s petition asking the Illinois Supreme Court to review the case was denied on January 27, 2005.
      International Cases. A number of foreign countries have filed suit in state and federal courts in the United States against RJR Tobacco, B&W and other tobacco industry defendants to recover funds for health-care, medical and other assistance paid by those foreign governments to their citizens. In Venezuela v. Philip Morris Cos., Inc., Florida’s Third District Court of Appeal affirmed the trial court’s dismissal on October 1, 2002. Venezuela filed a notice to invoke the discretionary jurisdiction of the Florida Supreme Court. The Florida Supreme Court declined Venezuela’s petition for review. The court further indicated that it would not entertain a motion for rehearing. In light of the Venezuela decision, on August 25, 2003, the Circuit Court of Miami-Dade County, Florida, granted the defendants’ motion for judgment on the pleadings in two additional cases brought by foreign sovereigns — Republic of Tajikistan v. Brooke Group Ltd., Inc. and State of Tocantins, Brazil v. Brooke Group Ltd., Inc. This ruling led 22 other foreign nations to dismiss their cases.

      There are four health-care reimbursement cases currently pending against RJR Tobacco and its affiliates or indemnitees, including B&W, in the United States, both in Louisiana: Republic of Panama v. The American Tobacco Co. and State of Sao Paulo v. The American Tobacco Co. The cases were consolidated and then dismissed by the trial court on the basis that Louisiana is not an appropriate forum. The plaintiffs have asked the trial court for reconsideration and, at the same time, noticed an appeal to the Louisiana Court of Appeals. On July 26, 2005, the plaintiffs’ motion for new trial or alternately reconsideration of the judgment was denied. These plaintiffs filed new cases in the Superior Court for the State of Delaware in and for New Castle County on July 19, 2005. Two other health-care reimbursement cases are pending against RJR Tobacco or B&W outside the United States, one in each of Canada and Israel. Other foreign governments and entities have stated that they are considering filing such actions in the United States.
      On November 12, 1998, the government of British Columbia enacted legislation creating a civil cause of action permitting the government to directly recoup the costs of health-care benefits incurred for B.C. residents arising from tobacco-related disease. The government filed suit. The defendants include both Canadian defendants served in B.C. and numerous foreign defendants served ex juris, including RJR Tobacco. Three Canadian defendants brought separate actions challenging the constitutionality of the legislation. In addition, 16 foreign defendants (including RJR Tobacco) moved to set aside service ex juris. On February 21, 2000, the Supreme Court of British Columbia ruled that the government had overstepped its constitutional powers. The government’s action was dismissed, and service ex juris was set aside for that reason. The government did not appeal. Instead, the government enacted a revised statute and brought a new action. Again, three Canadian defendants brought separate actions challenging the legislation on constitutional grounds and eight foreign defendants (including RJR Tobacco) moved to set aside service ex juris. On June 5, 2003, the government’s action was dismissed, and service ex juris was set aside. The government appealed. On May 20, 2004, the Court of Appeal held that the statute was constitutionally valid and remitted the ex juris motions to the trial court for further consideration. On June 22, 2004, the Canadian defendants, as well as three ex juris defendants, applied for leave to appeal the issue of the validity of the legislation to the Supreme Court of Canada. On December 16, 2004, the Supreme Court agreed to hear the appeal of the validity of the statute. On September 28, 2005, the Supreme Court ruled that the statute is constitutionally valid, therefore dismissing the appeals and vacating the stay of proceedings that was granted on January 21, 2005. On June 23, 2005, the trial court found that service was proper. On July 19, 2005, RJR Tobacco filed its notice of appeal of this ruling. The appellate hearing is scheduled for February 1-3, 2006.
      Pursuant to the terms of the 1999 sale of RJR’s international tobacco business, JTI assumed RJR Tobacco’s liability, if any, in the health-care cost recovery cases brought by foreign countries.

Other Health-Care Cost Recovery and Aggregated Claims Cases
      As of October 14, 2005, three other health-care cost recovery cases were pending in the United States against RJR Tobacco, B&W, as its indemnitee, or both.
      Although the MSA settled some of the most potentially burdensome health-care cost recovery actions, many other such cases have been brought by other types of plaintiffs. Unions, groups of health-care insurers, a private entity that purported to self-insure its employee health-care programs, Native American tribes, hospitals, universities, taxpayers and senior associations have advanced claims similar to those found in the governmental health-care cost recovery actions. These cases largely have been unsuccessful on remoteness grounds, which means that one who pays an injured person’s medical expenses is legally too remote to maintain an action against the person allegedly responsible for the injury.
      Union Cases. As of October 14, 2005, there were no pending lawsuits by union trust funds against cigarette manufacturers.
      Numerous trial court judges have dismissed union trust fund cases on remoteness grounds. The first and only union case to go to trial to date was Iron Workers Local No. 17 v. Philip Morris, Inc., which was tried in federal court in Ohio. On March 18, 1999, the jury returned a unanimous verdict for the defendants, including RJR Tobacco and B&W. The plaintiffs dismissed their appeal of the verdict.
      Since March 1999, the United States Courts of Appeals for the Second, Third, Fifth, Seventh, Eighth, Ninth, Eleventh and District of Columbia Circuits all have ruled in favor of the tobacco industry in similar union cases. The United States Supreme Court has denied petitions for certiorari filed by unions in cases from the Second, Third, Ninth and District of Columbia Circuits.
      Insurance-Related Cases. As of October 14, 2005, there were no insurance-related cases pending against RJR Tobacco and B&W.
      On June 6, 2001, in Blue Cross and Blue Shield of New Jersey, Inc. v. Philip Morris, Inc., a federal court jury in Brooklyn returned a verdict in favor of RJR Tobacco, B&W and other tobacco defendants on common law fraud and civil RICO claims, but found for the plaintiff, Empire Blue Cross and Blue Shield, referred to as Empire, on a claim under a New York state deceptive business practices statute. Empire pursued its claims against the defendants on behalf of itself directly, as well as on behalf of its insureds under a theory of subrogation. The jury verdict on the direct claim was approximately $17.8 million, and the verdict on the subrogated claim was approximately $11.8 million. RJR Tobacco’s portion of these amounts is $6.6 million and $4.4 million, respectively; B&W’s portion of these amounts is $2.8 million and $1.9 million, respectively. The New York statute under which Empire recovered does not provide for punitive damages, but does allow for recovery of reasonable attorneys’ fees. On February 28, 2002, Judge Weinstein awarded the plaintiffs’ counsel approximately $38 million in attorneys’ fees.
      The defendants, including RJR Tobacco and B&W, appealed to the United States Court of Appeals for the Second Circuit. On September 16, 2003, the Second Circuit reversed the judgment for Empire on its subrogation claim and reserved ruling on Empire’s direct claim pending resolution by the New York Court of Appeals of two state law questions: are third party payer claims too remote and, if not, is individual proof required. On October 19, 2004, the New York Court of Appeals determined that such third-party claims are too remote to permit suit under N.Y. Gen. Bus. Law § 349. Accordingly, the United States Court of Appeals reversed the judgment on December 22, 2004. On February 1, 2005, all the plaintiffs, including Empire, voluntarily dismissed their claims with prejudice.
      Native American Tribe Cases. As of October 14, 2005, one Native American tribe case was pending before a tribal court in South Dakota against RJR Tobacco and B&W, Crow Creek Sioux Tribe v. American Tobacco Co.
      Hospital Cases. As of October 14, 2005, one case brought by one or more hospitals was pending against cigarette manufacturers, including RJR Tobacco and B&W: City of St. Louis v. American Tobacco Co., Inc., pending in the Circuit Court of the City of St. Louis, Missouri. This case seeks recovery of costs expended by hospitals on behalf of patients who suffer, or have suffered, from illnesses allegedly resulting from the use of cigarettes. On June 28, 2005, the court granted defendants’ motion for summary judgment as to claims for damages which accrued prior to November 16, 1993. The claims for damages which accrued after November 16, 1993, are still pending. In County of McHenry v. Philip Morris, Inc., the Circuit Court of Cook County, Illinois granted plaintiff’s voluntary dismissal with prejudice on February 28, 2005.
      Taxpayer Cases. As of October 14, 2005, there were no taxpayer cases pending against cigarette manufacturers, including RJR Tobacco and B&W. All three prior cases, Mason v. American Tobacco Co., Anderson v. American Tobacco Co., Inc. and Temple v. R. J. Reynolds Tobacco Co., were dismissed by the trial courts.
      Other Cases. On August 4, 2005, the United Seniors Association filed a case against the major U.S. cigarette manufacturers, including RJR Tobacco and B&W, in the United States District Court for the District of Massachusetts. The plaintiff is bringing the action as a “private attorney general” pursuant to the private cause of action provisions of the Medicare as Secondary Payer statute. The case seeks to recover for the Medicare program all of the expenditures that the Medicare program made from August 4, 1999, to present for the health care services rendered to Medicare’s beneficiaries for the treatment of diseases attributable to smoking including, but not limited to, coronary heart disease, chronic obstructive pulmonary disease, lung cancer, emphysema, peripheral vascular disease and atherosclerosis.

MSA — Enforcement and Validity
      As of October 14, 2005, there were two cases pending against RJR Tobacco or B&W concerning the enforcement and validity of the MSA and other state settlement agreements. In addition, as discussed below, on July 26, 2005, a third such case was filed against RJR Tobacco.
      On April 7, 2004, a class action lawsuit, Sanders v. Philip Morris USA, Inc., was filed in the Superior Court of Los Angeles County against RJR, RJR Tobacco, Philip Morris, Altria and B&W. The case was brought on behalf of California residents who purchased cigarettes in California from April 2, 2000 to the present. The plaintiff generally alleged that the MSA was anticompetitive in that the defendants used the terms of the MSA to reduce competition and to raise the price of cigarettes. The plaintiff voluntarily dismissed this state court case, and on June 9, 2004, filed a new action in the United States District Court for the Northern District of California. The defendants are RJR Tobacco, B&W, Philip Morris, Lorillard and Bill Lockyer (in his capacity as the Attorney General for the State of California). As in the prior state law complaint, the plaintiff complains about alleged anticompetitive portions of the MSA. The plaintiff asserts claims for declaratory and injunctive relief based on preemption and Supremacy Clause grounds (alleging that the MSA supposedly is inconsistent with the federal antitrust laws), for injunctive relief based on claimed violations of the Sherman Act, for damages and injunctive relief based on claimed violations of California’s state antitrust law (the Cartwright Act), for an accounting of profits based on claimed statutory and common law theories of unfair competition, and for restitution based on claimed unjust enrichment. On March 29, 2005, the United States District Court for the Northern District of California granted the defendants’ motion to dismiss with prejudice. The plaintiff’s notice of appeal was filed on April 18, 2005. The plaintiff’s opening appellate brief was filed on August 18, 2005. The defendants’ response brief was filed on October 20, 2005.
      On May 27, 2004, the State of Texas filed a motion to enforce B&W’s 1998 settlement agreement with that state. The motion alleges that B&W owes the state some $16.4 million in past settlement payments, plus interest, with respect to cigarettes that B&W contract manufactured for Star Tobacco, Inc. The motion also alleges that B&W’s entry into the business combination agreement with RJR violates a provision of the Texas settlement agreement that requires all parties to the settlement agreement to consent to its assignment. The motion asks the court to award damages, order an accounting, and prohibit B&W from assigning the settlement agreement without the consent of the state. B&W filed a response to the motion on June 21, 2004, and a hearing was held on June 24, 2004. On March 28, 2005, the United States District Court for the District of Texas, Texarkana Division, entered final judgment in favor of B&W. On April 27, 2005, the State of Texas filed a notice of appeal to the United States Court of Appeals for the Fifth Circuit. The appellant’s brief was filed on August 23, 2005. B&W’s reply brief was filed on October 11, 2005.
      In addition, on March 28, 2005, the National Association of Attorneys General, referred to as NAAG, sent a notice, signed by 40 Attorneys General, referred to as the Notice, that one or more of the states intend to initiate proceedings against RJR Tobacco for violating Section III(r) of the MSA in its advertisements for Eclipse cigarettes and for violations of the various Consent Decrees implementing the MSA and/or consumer fraud statutes in various states. The Attorneys General allege, among other things, that RJR Tobacco has engaged in unfair and deceptive acts and practices by publishing false or misleading claims about its Eclipse brand cigarettes, failed to disclose material facts and/or engaged in deceptive or unfair practices in marketing and selling Eclipse brand cigarettes. RJR Tobacco met with NAAG representatives in early June 2005 to discuss issues raised in the Notice. On July 26, 2005, the Vermont Attorney General filed suit alleging that certain Eclipse advertising violates both the MSA and the Vermont Consumer Fraud Statute. RJR Tobacco filed its answer to the complaint on October 11, 2005.
      On April 13, 2005, the Mississippi Attorney General notified B&W of its intent to seek approximately $3.9 million in additional payments under the Mississippi Settlement Agreement. The Mississippi Attorney

General asserts that B&W failed to report in its net operating profit or its shipments cigarettes manufactured by B&W under contract for Star Tobacco or its parent, Star Scientific, Inc. On April 28, 2005, B&W advised the state that it did not owe the state any money. On August 11, 2005, the Mississippi Attorney General filed a Notice of Violation, Motion to Enforce Settlement Agreement, and Request for an Accounting by Defendant Brown & Williamson Holdings, Inc., formerly known as Brown & Williamson Tobacco Corporation. In this filing, Mississippi estimated that its damages now exceed $5.0 million. RJR Tobacco intends to oppose this motion.
      In California v. R. J. Reynolds Tobacco Co., the State of California alleged, in the context of the placement of print advertising, that RJR Tobacco was in violation of the prohibition in the MSA against taking any action, “directly or indirectly, to target youth.” In a decision issued on July 12, 2002, the trial judge found that “although youth may not have been directly targeted . . . . RJR indirectly targeted youth, thereby violating the MSA.” In addition, the judge issued a $20 million fine. RJR Tobacco appealed this ruling to the California Court of Appeal, Fourth Appellate District, which on February 25, 2004, affirmed the trial court’s finding, but reversed as to the amount of the fine and remanded for further proceedings. The parties ultimately settled the case, and RJR Tobacco paid approximately $11.4 million in civil penalties and $5.9 million in attorneys’ fees. Additionally, RJR Tobacco agreed to avoid advertising in magazines with at least 15% teen readership.
      On March 26, 2004, the Attorney General of Maine alleged that B&W’s “Kool Mixx” advertising campaign violated the MSA’s prohibitions on youth targeting, placement of tobacco brand names in media and tobacco brand name merchandise. On May 7, 2004, the Attorney General of New York, on behalf of himself and 30 other state attorneys general, served a notice of intent to initiate enforcement proceedings over B&W’s Kool Mixx advertising campaign if the states’ claims were not resolved within 30 days from the date of the letter. On May 25, 2004, B&W received a cease and desist letter from the Attorney General of Illinois asking B&W to refrain from distributing purported brand name merchandise and transmitting a “Kool Mixx” DJ competition over the Internet. On June 15, 2004, the state of New York sued, seeking a fine of $15.4 million and preliminary and permanent injunctions barring the Kool Mixx program. At a preliminary injunction hearing on June 17, 2004, the court refused to prohibit the Kool Mixx DJ competitions scheduled to take place in New York, but ordered B&W, pending final determination of the state’s motion, to suspend its “House of Menthol” web site, eliminate references to Kool Mixx on its toll-free telephone lines, and refrain from using elements of its current Kool Mixx advertising. The states of Maryland and Illinois filed similar motions in their courts on June 29, 2004, and July 22, 2004, respectively.
      On October 5, 2004, RJR Tobacco and its affiliates and indemnitees, including B&W, settled the three pending motions with the Attorneys General of New York, Illinois and Maryland. The companies admitted no wrongdoing in the settlement agreement. Pursuant to the agreement, RJR Tobacco paid a total of $1.5 million, $1.46 million of which will be paid to four not-for-profit organizations for youth smoking prevention programs. In addition, RJR Tobacco agreed to certain restrictions on selected elements of marketing support for future Kool Mixx promotions. The New York Supreme Court approved the agreement on October 15, 2004; the Circuit Court for Baltimore City approved the agreement on October 7, 2004; and the Circuit Court of Cook County, Illinois, approved the agreement on October 13, 2004.
Asbestos Contribution Cases
      As of October 14, 2005, one lawsuit was pending against RJR Tobacco and B&W in which asbestos companies and/or asbestos-related trust funds allege that they “overpaid” claims brought against them to the extent that tobacco use, not asbestos exposure, was the cause of the alleged personal injuries, Fibreboard Corp. v. R. J. Reynolds Tobacco Co., pending in state court in California. Motions to dismiss those claims have been stayed indefinitely.

Antitrust Cases
      A number of tobacco wholesalers and consumers have sued U.S. cigarette manufacturers, including RJR Tobacco and B&W, in federal and state courts, alleging that cigarette manufacturers combined and conspired to set the price of cigarettes in violation of antitrust statutes and various state unfair business practices statutes. In these cases, the plaintiffs asked the court to certify the lawsuits as class actions on behalf of other persons who purchased cigarettes directly or indirectly from one or more of the defendants. The federal cases against RJR Tobacco and B&W were consolidated and sent by the Judicial Panel on Multi-District Litigation for pretrial proceedings in the United States District Court for the Northern District of Georgia. The court certified a nation-wide class of direct purchasers on January 27, 2001. The court granted the defendants’ motion for summary judgment in the consolidated federal cases on July 11, 2002, and the United States Court of Appeals for the Eleventh Circuit affirmed that decision on September 22, 2003. As of April 15, 2005, all state court cases on behalf of indirect purchasers have been dismissed, except for two cases pending in Kansas and New Mexico. The Kansas court granted class certification on November 15, 2001, while the New Mexico court granted class certification on May 14, 2003. On February 8, 2005, the New Mexico Court of Appeals affirmed the trial court’s certification order. The defendants have moved for summary judgment in New Mexico.
      On July 30, 1999, Cigarettes Cheaper!, a retailer, filed an antitrust counterclaim against RJR Tobacco in a gray market trademark suit originally brought by RJR Tobacco in the United States District Court for the Northern District of Illinois. Cigarettes Cheaper! alleged that it was denied promotional resources in violation of the Robinson-Patman Act. On January 23, 2001, the court granted Cigarettes Cheaper!’s motion to amend its counterclaim to include a violation of Section 1 of the Sherman Antitrust Act. On March 21, 2001, RJR Tobacco’s motion to add a trademark dilution claim against Cigarettes Cheaper! was granted.
      On June 25, 2003, the court granted RJR Tobacco’s motion for summary judgment on Cigarettes Cheaper!’s counterclaim alleging an illegal conspiracy under the Sherman Antitrust Act, but denied the motion with respect to the counterclaims alleging price discrimination under the Robinson-Patman Act. Trial on RJR Tobacco’s trademark claims and the remaining antitrust counterclaims began on January 12, 2004. The court declared a mistrial on January 13, 2004, because of an inappropriate opening statement by Cigarettes Cheaper!’s counsel. The court severed the trademark claims from the antitrust claims and held the trial on the trademark claims on April 25, 2004. On May 5, 2004, the jury returned a verdict in favor of RJR Tobacco on all counts in the trademark claim in the amount of $3.5 million. Trial began on the Robinson-Patman claim on September 14, 2004, and on October 15, 2004, the jury returned a unanimous verdict in favor of RJR Tobacco. On December 8, 2004, the plaintiff appealed to the United States Court of Appeals for the Seventh Circuit. Oral argument occurred on September 12, 2005, and RJR Tobacco is awaiting the ruling.
      On February 16, 2000, a class-action complaint, DeLoach v. Philip Morris Cos., Inc., was brought against RJR Tobacco, B&W and other cigarette manufacturers and others, in the United States District Court for the District of Columbia on behalf of a class of all tobacco growers and tobacco allotment holders. The plaintiffs assert that the defendants, including Philip Morris, RJR Tobacco, B&W and Lorillard, engaged in bid-rigging of American burley and flue-cured tobacco auctions beginning at least by 1996 and continuing. The defendants’ actions are alleged to have held the auction prices of tobacco at artificially low prices. In addition, the plaintiffs alleged that the defendants have engaged in a conspiracy to force the elimination or destruction of the federal government’s tobacco quota and price support program through an alleged illegal group boycott. On November 30, 2000, the court granted a motion to transfer venue to the United States District Court for the Middle District of North Carolina. In May 2003, the plaintiffs reached a settlement with all the defendants, including B&W, except RJR Tobacco. The settlement was approved by the trial court on October 1, 2003. The settling defendants agreed to pay $210 million to the plaintiffs, of which B&W’s share was $23 million, to pay the plaintiffs’ attorneys’ fees as set by the court, of which B&W’s share was 13%, and to purchase a minimum amount of U.S. leaf for ten years, expressed as both a percentage of domestic requirements, with 35% for B&W, and as a minimum number of pounds per year, with 55 million pounds for B&W. On December 19, 2003, the court set the plaintiffs’ attorneys’ fees at $75.3 million. B&W’s 13% share of this amount is $9.8 million. The case continued against RJR Tobacco. On April 22, 2004, the parties settled the case. Under the settlement, RJR Tobacco has paid $33 million into a settlement fund, which after deductions for attorneys’ fees and administrative costs, will be distributed to the class pending the court’s final settlement approval. This amount was recorded in selling, general and administrative expense in RAI’s consolidated statement of income in the first quarter of 2004. RJR Tobacco also agreed to purchase annually a minimum of 90 million pounds, including the assumed obligation of B&W, of domestic green leaf flue-cured and burley tobacco combined for the next 10 years, beginning with the 2004 crop year. On March 21, 2005, the court approved the RJR Tobacco settlement and dismissed the suit.
      On January 31, 2003, in Smith Wholesale Co., Inc. v. R. J. Reynolds Tobacco Co., Smith Wholesale filed a complaint against RJR Tobacco under the federal antitrust laws in the United States District Court for the Eastern District of Tennessee in connection with RJR Tobacco’s termination of its distribution agreement with Smith Wholesale. That same day, Smith Wholesale moved for an order to prevent RJR Tobacco from terminating the agreement. The court granted Smith Wholesale’s motion on February 7, 2003, and required RJR Tobacco to reinstate Smith Wholesale’s contract. Prior to the court’s order that day, RJR Tobacco terminated its distribution agreement with Rice Wholesale Company, Inc., consistent with the terms of the agreement. On February 18, 2003, Smith Wholesale moved to amend its complaint to add Rice Wholesale as a plaintiff and allege similar claims on behalf of Rice Wholesale, a motion the court immediately granted, and Rice Wholesale filed a motion for a preliminary injunction to prevent RJR Tobacco from terminating the distribution agreement. The court granted Rice Wholesale’s motion on March 4, 2003. RJR Tobacco appealed the preliminary injunctions on February 11, 2003, and March 6, 2003, respectively. The United States Court of Appeals for the Sixth Circuit consolidated the appeals.
      On June 10, 2003, nine other wholesalers joined the lawsuit, and ten of the eleven plaintiffs filed another motion for a preliminary injunction, this time asking the federal district court to enjoin RJR Tobacco from implementing amendments to its distribution agreements that were scheduled to become effective on June 30, 2003. After a hearing on July 24, 2003, the district court granted the motion on August 6, 2003. Prior to issuing its decision, the district court granted the State of Tennessee’s motion to intervene as a plaintiff on July 3, 2003, and the State of Mississippi’s motion to intervene as a plaintiff on July 14, 2003. RJR Tobacco appealed to the United States Court of Appeals for the Sixth Circuit on August 8, 2003. On September 24, 2003, the district court granted RJR Tobacco’s emergency motion for a stay of the August 6, 2003 order, pending RJR Tobacco’s appeal.
      The plaintiffs eventually numbered 20. On June 3, 2005, the District Court Judge granted summary judgment in RJR Tobacco’s favor. Each of the preliminary injunctions has extinguished, and on June 23, 2005, the district court dismissed the entire case. On June 23, 2005, the plaintiffs filed a notice of appeal of the summary judgment and dismissal. RJR Tobacco reached a non-monetary settlement in principle with Bates Wholesale and a non-monetary settlement with the states of Tennessee and Mississippi on July, 22, 2005. Those plaintiffs have dropped their appeal. RJR Tobacco terminated its distribution agreement with four plaintiffs, and those plaintiffs moved for preliminary injunctions in the district court and court of appeals. The courts denied those motions on November 28 and 29, 2005, respectively.
      On May 24, 2004, RJR Tobacco was served with a class action lawsuit, Genesee Vending, Inc. v. R. J. Reynolds Tobacco Co., which was filed in the United States District Court for the Eastern District of Michigan by Genesee Vending, Inc. and other cigarette vending companies. The plaintiffs, operators of vending machines, allege that they were denied participation in RJR Tobacco’s retail promotions in violation of the Robinson-Patman Act. The suit seeks unspecified damages and a jury trial. The complaint also requests an injunction against RJR Tobacco prohibiting it from paying promotional benefits and buy downs to any retailers. On July 2, 2004, RJR Tobacco filed its motion to dismiss. After the court, in a case filed by these same plaintiffs against Lorillard Tobacco Company, granted a motion to dismiss for failure to state the elements of a claim individually on behalf of each of the named plaintiffs, the plaintiffs agreed to voluntarily amend their complaint against RJR Tobacco and filed an amended complaint in December 2004. RJR Tobacco’s motion to dismiss was denied on May 2, 2005. On October 25, 2005,

RJR Tobacco and the plaintiffs reached a settlement on all claims totalling $200,000, which amount represents less than $1,000 per plaintiff. The case was dismissed.
Other Litigation and Developments
      On July 3, 2003, the Securities and Exchange Commission, referred to as the SEC, issued a subpoena to RJR pursuant to a formal order of investigation of potential violations of the securities laws. The subpoena, and discussions to date with the SEC staff, focus on whether the disclosure of specific amounts of certain expenses of RJR should have been quantified separately rather than aggregated with other expense items. RJR is cooperating with the SEC in a way that protects its rights. On August 14, 2003, the SEC filed, in the United States District Court for the District of Columbia, an application for an order to show cause and an order requiring compliance with the subpoena. On August 29, 2003, RJR filed a motion for a protective order and its opposition to the SEC’s application for an order to show cause. On June 29, 2004, the court issued an order granting in part and denying in part the SEC’s order to show cause and granting in part and denying in part RJR’s motion for protective order. RJR has produced documents to the SEC in compliance with the subpoena and the court’s order. RAI is unable to predict the outcome of this investigation or any effects that the outcome may have on its disclosures related to its results of operations.
      On January 24, 2003, RJR and RJR Tobacco each were served with a subpoena issued by a federal grand jury sitting in the Southern District of New York. The subpoena seeks the production of documents relating to the sale and distribution of cigarettes in international markets. RJR and RJR Tobacco have been responding and will continue to respond appropriately to the subpoena and otherwise cooperate with this grand jury investigation. Although this investigation has been dormant, it remains a pending matter.
      On December 22, 1998, Northern Brands International, Inc., referred to as Northern Brands, entered into a plea agreement with the United States Attorney for the Northern District of New York. Northern Brands was charged with and pled guilty to aiding and abetting certain customers who brought merchandise into the United States “by means of false and fraudulent practices” Northern Brands is a now inactive RJR subsidiary that was part of the business of R. J. Reynolds International B.V., a former Netherlands subsidiary of RJR Tobacco, which was managed by a former affiliate, RJR-Macdonald, Inc., referred to as RJR-MI. By purchase agreement dated May 12, 1999, referred to as the 1999 Purchase Agreement, RJR and RJR Tobacco sold the international tobacco business, including RJR-MI, to JTI. RJR-MI subsequently changed its name to JTI-Macdonald Corp., referred to as JTI-MC.
      Although the international business was sold to JTI pursuant to the 1999 Purchase Agreement, RJR and RJR Tobacco retained certain liabilities relating to the activities of Northern Brands, including those related to the above-mentioned guilty plea, as well as an investigation conducted by Royal Canadian Mounted Police, referred to as RCMP, for possible violations of Canadian law related to the activities that led to the Northern Brands guilty plea and certain conduct by Stanley Smith, a former executive of RJR-MI, which led to the termination of his severance agreement. In addition, under its reading of the indemnification provisions of the 1999 Purchase Agreement, JTI has requested indemnification for any damages it may incur arising out of the three matters described below.

•	On or about February 27, 2003, the RCMP filed criminal charges against and purported to serve summonses on JTI-MC, Northern Brands, R. J. Reynolds Tobacco International, Inc., referred to as RJR-TI, R. J. Reynolds Tobacco Co. (Puerto Rico), referred to as RJR-PR, and eight individuals associated with RJR-MI and/or RJR-TI during the period January 1, 1991 through December 31, 1996. The charges filed are for alleged fraud and conspiracy to defraud Canada and the Provinces of Ontario and Quebec in connection with the purchase, sale, export, import and/or re-export of cigarettes and/or fine cut tobacco. In October 2003, Northern Brands, RJR-TI and RJR-PR filed an application challenging both the propriety of the service of the summons on each of them as well as the jurisdiction of the Canadian court over each of them. A hearing on the application was held in December 2003. On February 9, 2004, the Superior Court of Justice, Ontario, Canada, ruled in favor of these companies and granted their application. The Canadian government filed a notice of appeal from that ruling on February 18, 2004, but has not formally taken any additional action to pursue an appeal. A preliminary inquiry commenced on April 11, 2005, for the purpose of determining whether the Canadian prosecutor has sufficient evidence supporting the criminal charges to justify a trial of the defendants that have been properly served to date.

•	In August 2004, the Quebec Ministry of Revenue (1) issued a tax assessment covering the period January 1, 1990 through December 31, 1998, for alleged unpaid duties, penalties and interest in an amount of about $1.36 billion (Canadian) against JTI-MC; (2) issued an order for the immediate payment of that amount; and (3) obtained an ex parte judgment to enforce the payment of that amount. On August 24, 2004, JTI-MC applied for protection under the Companies’ Creditor Arrangement Act, referred to as CCAA Proceedings, in the Ontario Superior Court of Justice, Toronto, Canada and the court entered orders staying the Quebec Ministry of Revenue’s proceedings against JTI-MC. In November 2004, JTI-MC filed a motion in the Superior Court, Province of Quebec, District of Montreal, seeking a declaratory judgment to set aside, annul and declare inoperative the tax assessment and all ancillary enforcement measures and to require the Quebec Minister of Revenue to reimburse JTI-MC for funds unduly appropriated, along with interest and other relief. On May 3, 2005, the court in the CCAA Proceedings entered a Crown Claims Bar Order establishing June 27, 2005, as the deadline for Canada, and any of its Provinces and Territories, to assert any individual civil or statutory claim, except criminal claims, against JTI-MC for taxes and revenues owed as a result of Contraband Tobacco Activities, as defined in the Order. As of June 27, 2005, Canada and several Provinces filed Crown claims against JTI-MC in the CCAA Proceedings in the following amounts: Canada ($4.3 billion Canadian); Ontario ($1.5 billion Canadian); New Brunswick ($1.5 billion Canadian); Quebec ($1.4 billion Canadian); British Columbia ($450 million Canadian); Nova Scotia ($326 million Canadian); Prince Edward Island ($75 million Canadian) and Manitoba ($23 million Canadian).

•	On November 17, 2004, a Statement of Claim was filed against JTI-MC in the Supreme Court of British Columbia by Stanley Smith, a former executive of RJR-MI, for alleged breach of contract and other legal theories. Under his claim, Mr. Smith is claiming $840,000 (Canadian) for salary allegedly owed under his severance agreement with RJR-MI, as well as other unspecified compensatory and punitive damages.

      Although RJR and RJR Tobacco recognize that, under certain circumstances, they may have indemnification obligations to JTI under the 1999 Purchase Agreement, RJR and RJR Tobacco disagree with JTI as to whether the circumstances relating to any of these three matters give rise to any indemnification obligation by RJR and RJR Tobacco. RJR and RJR Tobacco conveyed their position to JTI, and the parties have agreed to resolve their differences at a later time. For further information on the JTI indemnification claims, see “— Other Contingencies and Guarantees.”
      Furthermore, on September 18, 2003, RJR, RJR Tobacco, RJR-TI, RJR-PR, and Northern Brands were served with a statement of claim filed by the Attorney General of Canada in the Superior Court of Justice, Ontario, Canada. Also named as defendants are JTI and a number of its affiliates. The statement of claim seeks to recover under various legal theories taxes and duties allegedly not paid as a result of cigarette smuggling and related activities. As filed, the Attorney General’s statement of claim seeks to recover $1.5 billion (Canadian) in compensatory damages and $50 million (Canadian) in punitive damages, as well as equitable and other forms of relief. As noted above, in the CCAA Proceedings, the Attorney General amended and increased Canada’s claim to $4.3 billion Canadian. The parties have agreed to a stay of all proceedings until February 2006. The time period for the stay may be lengthened or shortened by the occurrence of certain events or agreement of the parties.
      Over the past few years, several lawsuits have been filed against RJR Tobacco and its affiliates and, in certain cases, against other cigarette manufacturers, including B&W, by the European Community and ten of its member states, Ecuador, Belize, Honduras and various Departments of the Republic of Colombia. These suits generally contend that RJR Tobacco and other tobacco companies, including B&W, may be held responsible under the federal RICO statute, the common law and other legal theories for taxes and duties allegedly unpaid as a result of cigarette smuggling. Some of these actions have been dismissed completely. In each of the remaining actions, which are discussed below, the plaintiffs seek compensatory, punitive and treble damages.
      The European Community and ten of its member states have filed three RICO lawsuits against RJR Tobacco, certain of its affiliates, and others in the United States District Court for the Eastern District of New York. The first complaint was filed on November 3, 2000, and dismissed by the court on July 16, 2001. No appeal was taken.
      On August 6, 2001, the European Community and ten of its member states filed a second civil RICO action. A similar complaint was filed against B&W and other defendants by various Departments of the Republic of Colombia. RJR Tobacco and B&W and the other defendants filed motions to dismiss the complaints filed against each of them. On February 25, 2002, the court granted the defendants’ motions to dismiss the complaints and, on March 25, 2002, the plaintiffs appealed to United States Court of Appeals for the Second Circuit. The Second Circuit affirmed the dismissals on January 14, 2004. On April 13, 2004, the European Community and its member states, together with the Colombian Departments, petitioned the United States Supreme Court for a writ of certiorari. On May 2, 2005, the Supreme Court vacated each decision and, without commenting on the merits of the cases, instructed the Second Circuit to review the cases in light of the Supreme Court’s decision in Pasquantino v. United States. On September 13, 2005, the Second Circuit reinstated its prior decision upholding the dismissal of each complaint. On October 28, 2005, the plaintiffs in both cases filed a petition for writ of certiorari with the United States Supreme Court.
      On October 30, 2002, the European Community and ten of its member states filed a third complaint against RJR, RJR Tobacco and several currently and formerly related companies. The complaint contains many of the same or similar allegations found in the earlier complaints and also alleges that the defendants, together with certain identified and unidentified persons, engaged in money laundering and other conduct violating civil RICO and a variety of common laws. The complaint also alleges that the defendants manufactured cigarettes which were eventually sold in Iraq in violation of U.S. sanctions. Plaintiffs seek compensatory, punitive and treble damages among other types of relief. This matter remains pending, but all proceedings were stayed while the Second Circuit reconsidered its decision affirming the dismissal of the second European Community complaint. On September 13, 2005, the Second Circuit reinstated its prior decision upholding the dismissal of the complaint. The proceedings in this case remain stayed.
      On December 20, 2000, October 15, 2001, and January 9, 2003, RJR Tobacco and the other defendants named in each of the European Community cases filed cases in the Court of First Instance in Luxembourg challenging the competency of the European Community to bring each of the actions and seeking an annulment of the decision to bring each of the actions. On January 15, 2003, the Court of First Instance entered a judgment denying the first two applications, principally on the grounds that the filing of the first two complaints did not impose binding legal effects on RJR Tobacco and the other defendants. On March 21, 2003, RJR and its affiliates appealed that judgment to the Court of Justice of the European Communities. The application for annulment filed in connection with the third European Community complaint is still pending before the Court of First Instance. On September 18, 2003, however, the Court of First Instance stayed the proceedings in the third action, pending resolution of the appeals from the January 15, 2003, judgment denying the admissibility of the first two applications.
      RJR Tobacco has been served in two reparations actions brought by descendants of slaves, claiming that the defendants, including RJR Tobacco, profited from the use of slave labor. These two actions have been transferred to Judge Norgle in the Northern District of Illinois by the Judicial Panel on Multi-District Litigation for coordinated or consolidated pretrial proceedings with other reparation actions. Seven additional cases were originally filed in California, Illinois and New York. RJR Tobacco is a named defendant in only one of these additional cases, but it has not been served. The action in which RJR Tobacco is named, but has not been served, was conditionally transferred to the Northern District of

Illinois on January 7, 2003, but the plaintiffs contested that transfer, and the Judicial Panel on Multi-District Litigation has not yet issued a final ruling on the transfer. The plaintiffs filed a consolidated complaint on June 17, 2003. On July 18, 2003, the defendants moved to dismiss the plaintiff’s complaint. That motion was granted on January 26, 2004, although the court allowed the plaintiffs to file an amended complaint, which they did on April 5, 2004. In addition, several plaintiffs attempted to appeal the trial court’s January 26, 2004, dismissal. Because the dismissal was not a final order, that appeal was dismissed by the United States Court of Appeals for the Seventh Circuit. On July 6, 2005, the trial court granted the defendants’ motion to dismiss the amended complaint with prejudice. On August 3, 2005, the plaintiffs filed a notice of appeal to the Seventh Circuit. A separate notice was filed by an individual plaintiff, Deadria Farmer-Paellman, on the same date. The plaintiffs’ initial brief was scheduled to be filed on October 12, 2005. Briefing, however, was suspended on September 29, 2005, pending further order of the Seventh Circuit.
      On June 8, 2001, the Attorney General of the State of California filed a lawsuit against RJR Tobacco in California state court alleging that RJR Tobacco violated California state law by distributing free cigarettes and free coupons for discounts on cigarettes on “public grounds,” even though the promotions occurred within an “adult-only facility” at a race track and certain festivals. RJR Tobacco answered the complaint on July 19, 2001, asserting that its promotions complied with all laws, including California state law and that this California state law is preempted by the Federal Cigarette Labeling and Advertising Act. On March 29, 2002, the court ruled that RJR Tobacco’s distribution of free cigarettes violated the law, but the distribution of free coupons for discounts on cigarettes did not. On April 29, 2002, the judge assessed a civil fine against RJR Tobacco of $14.8 million. On October 30, 2003, the California Court of Appeal, Second Appellate District, affirmed the trial court’s decision. On December 8, 2003, RJR Tobacco filed its petition for review with the California Supreme Court. On January 28, 2004, the California Supreme Court agreed to review the case. Oral argument occurred on October 5, 2005.
      On May 23, 2001, Star Scientific, Inc., referred to as Star, filed a patent infringement action against RJR Tobacco in the United States District Court for the District of Maryland. The suit alleges infringement of United States Patent No. 6,202,649 entitled “Method of Treating Tobacco to Reduce Nitrosamine Content, and Products Produced Thereby.” On July 30, 2002, Star filed another infringement action against RJR Tobacco in the United States District Court for the District of Maryland alleging infringement of a related patent, United States Patent No. 6,425,401, also entitled “Method of Treating Tobacco to Reduce Nitrosamine Content, and Products Produced Thereby.” RJR Tobacco has filed counterclaims seeking a declaration that the claims of the two Star patents in dispute are invalid, unenforceable and not infringed by RJR Tobacco. The Maryland court consolidated the two cases. Between January 31 and February 8, 2005, the court held a first bench trial on RJR Tobacco’s affirmative defense and counterclaim based upon inequitable conduct. The court has not yet issued a ruling on the issue of inequitable conduct. Additionally, in response to the court’s invitation, RJR Tobacco filed two summary judgment motions on January 20, 2005, which have been fully briefed by the parties. Furthermore, the court has requested additional briefing on certain claim construction issues. The court has indicated that it will rule on RJR Tobacco’s two pending summary judgment motions and the issue of inequitable conduct at the same time. The court has not set a trial date for the remaining issues in the case.
      Finally, in the first quarter of 2005, Commonwealth Brands, Inc., referred to as Commonwealth, was served with two individual smoking and health cases, Croft v. Akron Gasket in Cuyahoga County, Ohio, and Ryan v. Philip Morris, U.S.A., Inc. in Jay County, Indiana. Commonwealth requested indemnity from RJR Tobacco pursuant to the Asset Purchase Agreement dated July 24, 1996, between Commonwealth and B&W, referred to as the 1996 Purchase Agreement, in which B&W agreed to indemnify Commonwealth for certain claims. As a result of the business combination of RJR Tobacco and the U.S. cigarette and tobacco business of B&W, RJR Tobacco agreed to indemnify Commonwealth for these claims to the extent, if any, required by the 1996 Purchase Agreement.

Cautionary Statement Concerning Tobacco-Related Litigation
      Even though RAI’s management continues to conclude that the loss of any particular pending smoking and health tobacco litigation claim against RJR Tobacco or its affiliates or indemnitees, including B&W, when viewed on an individual basis, is not probable, the possibility of material losses related to such litigation is more than remote. Litigation is subject to many uncertainties, and generally it is not possible to predict the outcome of the litigation pending against RJR Tobacco or its affiliates, including RAI and RJR, or indemnitees, including B&W, or to reasonably estimate the amount or range of any possible loss.
      Unfavorable judgments awarding compensatory damages, punitive damages or fines have been returned against RJR Tobacco and B&W in the Engle class-action case, which was reversed by the intermediate appellate court on May 21, 2003, but is now on appeal to the Florida Supreme Court, the Scott class-action case, a small number of individual smoking and health cases, a Broin II flight attendant ETS case and a California state law enforcement action. In addition, unfavorable judgments have been returned against RJR Tobacco in two MSA enforcement actions, and RJR has recorded liabilities in connection with certain indemnification claims asserted by JTI against RJR and RJR Tobacco concerning certain activities of Northern Brands and related litigation. Although RJR Tobacco believes that it has numerous bases for successful appeals in its pending cases, and RJR Tobacco and RAI believe they have a number of valid defenses to all actions, and intend to defend all actions vigorously, it is possible that there could be further adverse developments in pending cases, and that additional cases could be decided unfavorably against RAI, RJR Tobacco or their affiliates or indemnitees, including B&W.
      Determinations of liability or adverse rulings in such cases or in similar cases involving other cigarette manufacturers as defendants, even if such judgments are not final, could materially adversely affect the litigation against RJR Tobacco or its affiliates or indemnitees and they could encourage the commencement of additional tobacco-related litigation. In addition, a number of political, legislative, regulatory and other developments relating to the tobacco industry and cigarette smoking have received wide media attention. These developments may negatively affect the outcomes of tobacco-related legal actions and encourage the commencement of additional similar litigation.
      Although it is impossible to predict the outcome of such events on pending litigation and the rate new lawsuits are filed against RJR Tobacco and B&W, a significant increase in litigation or in adverse outcomes for tobacco defendants could have a material adverse effect on any or all of these entities. Moreover, notwithstanding the quality of defenses available to it and its affiliates and indemnitees in litigation matters, it is possible that RAI’s results of operations, cash flows or financial condition could be materially adversely affected by the ultimate outcome of certain pending litigation matters.
Governmental Activity
      The marketing, sale, taxation and use of cigarettes have been subject to substantial regulation by government and health officials for many years. Various state governments have adopted or are considering, among other things, legislation and regulations that would:

•	increase their excise taxes on cigarettes;

•	restrict displays and advertising of tobacco products;

•	establish ignition propensity standards for cigarettes;

•	raise the minimum age to possess or purchase tobacco products;

•	ban the sale of “flavored” cigarette brands;

•	require the disclosure of ingredients used in the manufacture of tobacco products;

•	impose restrictions on smoking in public and private areas; and

•	restrict the sale of tobacco products directly to consumers or other unlicensed recipients, including over the Internet.

In addition, during the remainder of 2005 and in 2006, the U.S. Congress may consider legislation regarding:

•	further increases in the federal excise tax;

•	regulation of cigarette manufacturing and sale by the U.S. Food and Drug Administration;

•	amendments to the Federal Cigarette Labeling and Advertising Act to require additional warnings;

•	reduction or elimination of the tax deductibility of advertising expenses;

•	implementation of a national standard for “fire-safe” cigarettes;

•	regulation of the retail sale of cigarettes over the Internet and in other non-face-to-face retail transactions, such as by mail order and telephone; and

•	banning of the delivery of cigarettes by the U.S. Postal Service.
Together with manufacturers’ price increases in recent years and substantial increases in state and federal excise taxes on cigarettes, these developments have had and will likely continue to have an adverse effect on cigarette sales.
      Cigarettes are subject to substantial excise taxes in the United States. The federal excise tax per pack of 20 cigarettes is $0.39. All states and the District of Columbia currently impose excise taxes at levels ranging from $0.07 per pack in South Carolina to $2.46 per pack in Rhode Island. In 2005, seven state legislatures have increased their cigarette excise tax per pack: Kentucky (from $0.03 to $0.30), Maine (from $1 to $2), New Hampshire (from $0.52 to $0.80), North Carolina (from $0.05 to $0.30 with an additional $0.05 effective in 2006), Ohio (from $0.55 to $1.25), Washington (from $1.425 to $2.025) and Virginia, whose graduated increase of $0.10 per pack (from $0.20 to $0.30) passed in 2004, went into effect. Although not a tax “increase,” Idaho voted to make permanent $0.29 of the state’s cigarette excise tax that was scheduled to sunset on June 30, 2005; the tax remains at $0.57 per pack. After consideration of these actions, the weighted average state cigarette excise tax per pack, calculated on a 12-month rolling average, is $0.774. Several states still have pending legislation proposing excise tax increases.
      In addition, Minnesota enacted a “health impact fee,” effective August 1, 2005, that among other things imposes a $0.75 per pack fee on cigarettes, which is in addition to its current cigarette excise tax of $0.48 per pack. The legislation imposing the health impact fee expressly states that its purpose is “to recover for the state health care costs related to or caused by tobacco use.” RJR Tobacco and certain other tobacco manufacturers and distributors have filed a motion in Minnesota state court to enforce provisions of the Minnesota settlement agreement, which in the view of RJR Tobacco and the other moving parties released any right the state might have to claim additional compensation for such costs, beyond that provided by the ongoing payments made to the state annually pursuant to the terms of the settlement agreement. A hearing on this motion was held on September 29, 2005. Additional briefing was requested by the court and was completed in October 2005.
      In 1964, the Report of the Advisory Committee to the Surgeon General of the U.S. Public Health Service concluded that cigarette smoking was a health hazard of sufficient importance to warrant appropriate remedial action. Since 1966, federal law has required a warning statement on cigarette packaging. Since 1971, television and radio advertising of cigarettes has been prohibited in the United States. Cigarette advertising in other media in the United States is required to include information with respect to the “tar” and nicotine yield of cigarettes, as well as a warning statement.
      During the past four decades, various laws affecting the cigarette industry have been enacted. In 1984, Congress enacted the Comprehensive Smoking Education Act. Among other things, this act:

•	establishes an interagency committee on smoking and health that is charged with carrying out a program to inform the public of any dangers to human health presented by cigarette smoking;

•	requires a series of four health warnings to be printed on cigarette packages and advertising on a rotating basis;

•	increases type size and area of the warning required in cigarette advertisements; and

•	requires that cigarette manufacturers provide annually, on a confidential basis, a list of ingredients added to tobacco in the manufacture of cigarettes to the Secretary of Health and Human Services.
      The warnings currently required on cigarette packages and advertisements are:

•	“SURGEON GENERAL’S WARNING: Smoking Causes Lung Cancer, Heart Disease, Emphysema, And May Complicate Pregnancy;”

•	“SURGEON GENERAL’S WARNING: Quitting Smoking Now Greatly Reduces Serious Risks To Your Health;”

•	“SURGEON GENERAL’S WARNING: Smoking By Pregnant Women May Result in Fetal Injury, Premature Birth, and Low Birth Weight;” and

•	“SURGEON GENERAL’S WARNING: Cigarette Smoke Contains Carbon Monoxide.”
      Since the initial report in 1964, the Secretary of Health, Education and Welfare (now the Secretary of Health and Human Services) and the Surgeon General have issued a number of other reports which purport to find the nicotine in cigarettes addictive and to link cigarette smoking and exposure to cigarette smoke with certain health hazards, including various types of cancer, coronary heart disease and chronic obstructive lung disease. These reports have recommended various governmental measures to reduce the incidence of smoking. In 1992, the federal Alcohol, Drug Abuse and Mental Health Act was signed into law. This act requires states to adopt a minimum age of 18 for purchases of tobacco products and to establish a system to monitor, report and reduce the illegal sale of tobacco products to minors in order to continue receiving federal funding for mental health and drug abuse programs. In January 1996, the U.S. Department of Health and Human Services announced regulations implementing this legislation.
      Legislation imposing various restrictions on public smoking also has been enacted in 49 states and many local jurisdictions, and many employers have initiated programs restricting or eliminating smoking in the workplace. A number of states have enacted legislation designating a portion of increased cigarette excise taxes to fund either anti-smoking programs, health care programs or cancer research. In addition, educational and research programs addressing health care issues related to smoking are being funded from industry payments made or to be made under settlements with state attorneys general. Federal law prohibits smoking in scheduled passenger aircraft, and the U.S. Interstate Commerce Commission has banned smoking on buses transporting passengers interstate. Certain common carriers have imposed additional restrictions on passenger smoking.
      In December 2003, the California Environmental Protection Agency Air Resources Board issued a “Proposed Identification of Environmental Tobacco Smoke as a Toxic Air Contaminant” for public review. If environmental tobacco smoke is identified as a “toxic air contaminant,” the Air Resources Board is required to prepare a report assessing the need and appropriate degree of control of environmental tobacco smoke. RJR Tobacco cannot predict the form any future California regulation may take.
      Several states have enacted or have proposed legislation or regulations that would require cigarette manufacturers to disclose the ingredients used in the manufacture of cigarettes. In September 2003, the Massachusetts Department of Public Health, referred to as the MDPH, announced its intention to hold public hearings on amendments to its tobacco regulations. The proposed regulations would delete any ingredients-reporting requirement. (The United States Court of Appeals for the First Circuit previously affirmed a ruling that the Massachusetts ingredient-reporting law was unconstitutional.) MDPH also has proposed to inaugurate extensive changes to its regulations requiring tobacco companies to report nicotine yield ratings for cigarettes according to methods prescribed by MDPH. Because MDPH withdrew its notice for a public hearing in November 2003, it is impossible to predict the final form any new regulations will take or the effect they will have on the business or results of operations of RJR Tobacco.
      In June 2000, the New York state legislature passed legislation charging the state’s Office of Fire Prevention and Control with developing standards for “fire-safe” or self-extinguishing cigarettes. On

December 31, 2003, OFPC issued a final standard with accompanying regulations that requires all cigarettes offered for sale in New York state after June 28, 2004, to achieve specified test results when placed on ten layers of filter paper in controlled laboratory conditions. The cigarettes that RAI’s operating companies sell in New York state comply with this standard. In 2005, each of California and Vermont enacted fire-safe legislation of its own, adopting the same testing standard set forth in the OFPC regulations described above. This requirement will take effect in Vermont on May 1, 2006, and in California on January 1, 2007. Similar legislation is being considered in a number of other states. Varying standards from state to state could have an adverse effect on the business or results of operations of RJR Tobacco.
      A price differential exists between cigarettes manufactured for sale abroad and cigarettes manufactured for U.S. sale. Consequently, a domestic gray market has developed in cigarettes manufactured for sale abroad, but instead diverted for domestic sales that compete with cigarettes that RJR Tobacco manufactures for domestic sale. The U.S. federal government and all states, except Massachusetts, have enacted legislation prohibiting the sale and distribution of gray market cigarettes. In addition, RJR Tobacco has taken legal action against certain distributors and retailers who engage in such practices.
      RJR Tobacco expects to benefit from certain state legislative activity aimed at leveling the playing field between “original participating manufacturers” under the MSA and “nonparticipating manufacturers” under the MSA, referred to as NPMs. Forty-six states have passed legislation to ensure NPMs are making required escrow payments. Under this legislation, a state would only permit distribution of brands by manufacturers who are deemed by the states to be MSA-compliant. Failure to make escrow payments could result in the loss of an NPM’s ability to sell tobacco products in a respective state. Early efforts to enact legislation, from 2001 to early 2002, resulted in a range of NPM laws, some containing only minimal requirements. However, once the National Association of Attorneys General, referred to as NAAG, became involved in the legislative initiative, model “complementary” NPM language was developed and introduced in the states where either no NPM laws existed or where existing laws needed to be amended to bring them in line with the model language.
      Additionally, 44 states have enacted legislation that closes a loophole in the MSA. The loophole allows NPMs that concentrate their sales in a single state, or a limited number of states, to recover most of the funds from their escrow accounts. To obtain the refunds, the manufacturers must establish that their escrow deposit was greater than the amount the state would have received had the manufacturer been a “subsequent participating manufacturer” under the MSA (i.e., the state’s “allocable share”). NAAG has endorsed adoption of the allocable share legislation needed to eliminate this loophole. Following a challenge by NPMs, the United States District Court for the Southern District of New York has issued an order enjoining New York from enforcing allocable share legislation. It is possible that NPMs will challenge allocable share legislation passed in other states.
      Finally, four states, Alaska, Michigan, Minnesota and Utah, have enacted “equity assessments” on NPMs’ products. This legislative initiative has not been endorsed by NAAG, and one NPM has filed a challenge to the equity assessment in Michigan.
      Thirty-three states have passed and several additional states are considering statutes limiting the amount of the bonds required to file an appeal of an adverse judgment in state court. The limitation on the amount of such bonds generally ranges from $25 million to $150 million. Such bonding statutes allow defendants that are subject to large adverse judgments, such as cigarette manufacturers, to reasonably bond such judgments and pursue the appellate process. In six other jurisdictions, the filing of a notice of appeal automatically stays the judgment of the trial court.
      On May 21, 2003, the World Health Organization adopted a broad tobacco-control treaty. The treaty recommends and requires enactment of legislation establishing specific actions to prevent youth smoking, restrict and gradually eliminate tobacco products marketing, provide greater regulation and disclosure of ingredients, increase the size and scope of package warning labels to cover at least 30% of each package and include graphic pictures on packages. The treaty entered into force on February 27, 2005 — 90 days after ratification by the 40th country. Within a year of entering into force, a subsidiary body, the Conference of the Parties, will begin meeting to review national reports, provide further guidance on proper implementation of the treaty, initiate protocol negotiations and promote the mobilization of financial resources. Although the U.S. delegate to the World Health Organization voted for the treaty in May 2003, and the Secretary for Health and Human Services signed the document in May 2004, it is not known whether the treaty will be sent to the U.S. Senate for ratification. Ratification of the treaty by the United States could lead to broader regulation of the industry.
      It is not possible to determine what additional federal, state or local legislation or regulations relating to smoking or cigarettes will be enacted or to predict the effect of new legislation or regulations on RJR Tobacco or the cigarette industry in general, but any new legislation or regulations could have an adverse effect on RJR Tobacco or the cigarette industry in general.
Tobacco Buyout Legislation
      On October 22, 2004, the President signed FETRA, eliminating the U.S. government tobacco production controls and price support program. The buyout of tobacco quota holders provided for in FETRA is funded by a direct quarterly assessment on every tobacco product manufacturer and importer, on a market-share basis measured on volume to which federal excise tax is applied. The aggregate cost of the buyout to the industry is approximately $10.1 billion, payable over ten years, including approximately $9.6 billion of fixed obligation and approximately $540 million resulting from the liquidation of quota tobacco stock. As a result of the tobacco buyout legislation, the MSA Phase II obligations established in 1999 and scheduled to expire by the end of 2010 will be continued, but will be offset against the tobacco quota buyout obligations. RAI’s operating subsidiaries’ annual expense under FETRA, excluding the tobacco stock liquidation assessment, is estimated to be approximately $265 million for 2005, $255 million for 2006 and $250 million per year thereafter. RAI’s operating subsidiaries have incurred $74 million and $81 million of expense for the three months and nine months ended September 30, 2005, respectively, related to assessments from quota tobacco stock liquidation. Of these amounts, approximately $20 million has been paid through the third quarter of 2005, and the remaining amount is scheduled to be paid over the next five quarters. Remaining contingent liabilities for liquidation of quota tobacco stock, if any, will be recorded when an assessment is made.
      RAI’s operating subsidiaries will record the FETRA assessment on a quarterly basis upon required notification of assessments. RAI’s operating subsidiaries estimate that their overall share of the buyout will approximate $2.4 billion to $2.9 billion prior to the deduction of permitted offsets under the MSA and expected cost savings on domestic leaf purchases as a result of the elimination of the tobacco quota program. In addition, future market pricing could impact the carrying value of inventory, and adversely affect RJR Tobacco’s financial condition and results of operations. Of the accrued but unpaid MSA Phase II obligations, $69 million was reversed in the fourth quarter of 2004, and $79 million was reversed in the first six months of 2005.
      On December 23, 2004, the North Carolina Business Court held that RJR Tobacco was entitled to a refund of its first three quarterly MSA Phase II payments made for 2004 of approximately $111 million, and was not obligated to make its fourth quarter payment of approximately $37 million. On August 19, 2005, the North Carolina Supreme Court reversed the lower court’s decision, and remanded the case back to the North Carolina Business Court, where the MSA Phase II payments of approximately $111 million previously made for 2004 were released to the beneficiaries of the growers’ trust. On October 19, 2005, the North Carolina Business Court denied RJR Tobacco’s motion for additional proceedings on the issue of the payment of the fourth quarter MSA Phase II payment of approximately $37 million, ordered RJR Tobacco to make this payment within ten business days and ordered RJR Tobacco to pay pre-judgment interest. Pursuant to that order and an agreement with the trustee of the Grower’s Trust, RJR Tobacco paid, in the fourth quarter of 2005, an aggregate of approximately $38 million in satisfaction of its fourth quarter 2004 MSA Phase II payments.

      For information concerning indemnifications between RJR Tobacco and B&W related to pre-closing MSA liabilities, see “— Other Contingencies and Guarantees” below.
ERISA Litigation
      On May 13, 2002, in Tatum v. The R.J.R. Pension Investment Committee of the R. J. Reynolds Tobacco Company Capital Investment Plan, an employee of RJR Tobacco filed a class-action suit in the United States District Court for the Middle District of North Carolina, alleging that the defendants, RJR, RJR Tobacco, the RJR Employee Benefits Committee and the RJR Pension Investment Committee, violated the Employee Retirement Income Security Act of 1974, referred to as ERISA. The actions about which the plaintiff complains stem from a decision made in 1999 by RJR Nabisco Holdings Corp., subsequently renamed Nabisco Group Holdings Corp., referred to as NGH, to spin off RJR, thereby separating NGH’s tobacco business and food business. As part of the spin-off, the 401(k) plan for the previously related entities had to be divided into two separate plans for the now separate tobacco and food businesses. The plaintiff contends that the defendants violated ERISA by not overriding an amendment to RJR’s 401(k) plan requiring that, prior to February 1, 2000, the stock funds of the companies involved in the food business, NGH and Nabisco Holdings Corp., referred to as Nabisco, be eliminated as investment options from RJR’s 401(k) plan. In his complaint, the plaintiff requests, among other things, that the court issue an order requiring the defendants to pay as damages to the RJR 401(k) plan an amount equal to the subsequent appreciation that was purportedly lost as a result of the liquidation of the NGH and Nabisco funds. On July 29, 2002, the defendants filed a motion to dismiss, which the court granted on December 10, 2003. On January 7, 2004, the plaintiff appealed to the United States Court of Appeals for the Fourth Circuit, which, on December 14, 2004, reversed the dismissal of the complaint and remanded the case for further proceedings. On January 20, 2005, the defendants filed a second motion to dismiss on other grounds, which remains pending.
Environmental Matters
      RAI and its subsidiaries are subject to federal, state and local environmental laws and regulations concerning the discharge, storage, handling and disposal of hazardous or toxic substances. Such laws and regulations provide for significant fines, penalties and liabilities, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous or toxic substances. In addition, third parties may make claims against owners or operators of properties for personal injuries and property damage associated with releases of hazardous or toxic substances. In the past, RJR Tobacco has been named a potentially responsible party, referred to as a PRP, with third parties under the Comprehensive Environmental Response, Compensation and Liability Act, referred to as CERCLA, with respect to several superfund sites. RAI and its subsidiaries are not aware of any current environmental matters that are expected to have a material adverse effect on the business, results of operations or financial condition of RAI or its subsidiaries.
      Regulations promulgated by the United States Environmental Protection Agency, referred to as EPA, and other governmental agencies under various statutes have resulted in, and likely will continue to result in, substantial expenditures for pollution control, waste treatment, plant modification and similar activities. RAI and its subsidiaries are engaged in a continuing program to comply with federal, state and local environmental laws and regulations, and dependent upon the probability of occurrence and reasonable estimation of cost, accrue or disclose any material liability. Although it is difficult to reasonably estimate the portion of capital expenditures or other costs attributable to compliance with environmental laws and regulations, RAI does not expect such expenditures or other costs to have a material adverse effect on the business, results of operations or financial condition of RAI or its subsidiaries.
Other Contingencies and Guarantees
      In connection with the business combination of RJR Tobacco and the U.S. cigarette and tobacco business of B&W on July 30, 2004, RJR Tobacco has agreed to indemnify B&W and its affiliates against any liabilities, costs and expenses incurred by B&W or its affiliates arising out of the U.S. cigarette and tobacco business of B&W. Although it is impossible to predict the possibility or amount of any such liabilities, costs and expenses, a significant indemnification claim by B&W against RJR Tobacco could have an adverse effect on any or all of RAI, RJR and RJR Tobacco.
      Also, as part of the business combination, B&W transferred to RJR Tobacco, along with its U.S. operations, cash of $604 million, an amount equal to its estimated pre-closing accrued liabilities under the MSA and related agreements, referred to as the MSA Liability Amount. B&W will indemnify RAI and its subsidiaries to the extent the actual pre-closing MSA liabilities paid by RJR Tobacco exceed, and RJR Tobacco will indemnify B&W to the extent the actual pre-closing MSA liabilities paid by RJR Tobacco are less than, the MSA Liability Amount. On February 14, 2005, RJR Tobacco received a formal notice from B&W claiming that B&W was entitled to a return of approximately $52.8 million of the MSA Liability Amount resulting from the offset of B&W’s pre-closing MSA Phase II obligations against certain of RJR Tobacco’s tobacco quota obligations as a result of FETRA. In the third quarter of 2005, RJR Tobacco agreed to pay B&W approximately $14 million in settlement of this claim.
      In the first quarter of 2005, Commonwealth Brands, Inc. was served with two individual smoking and health cases, Croft v. Akron Gasket in Cuyahoga County, Ohio, and Ryan v. Philip Morris, U.S.A., Inc. in Jay County, Indiana. Commonwealth requested indemnity from RJR Tobacco pursuant to the 1996 Purchase Agreement, in which B&W agreed to indemnify Commonwealth for certain claims. As a result of the business combination of RJR Tobacco and the U.S. cigarette and tobacco business of B&W, RJR Tobacco agreed to indemnify Commonwealth for these claims to the extent, if any, required by the 1996 Purchase Agreement.
      Until the acquisition by merger by Philip Morris Companies, Inc. of Nabisco from NGH on December 11, 2000, NGH and Nabisco were members of the consolidated group of NGH for U.S. federal income tax purposes. Each member of a consolidated group is jointly and severally liable for the U.S. federal income tax liability of other members of the group as well as for pension and funding liabilities of the other group members. NGH, now known as RJR Acquisition Corp., continues to be jointly and severally liable for these Nabisco liabilities prior to December 11, 2000.
      In connection with Philip Morris’s acquisition by merger of Nabisco and RJR’s subsequent acquisition by merger of NGH, Philip Morris, Nabisco and NGH entered into a voting and indemnity agreement and tax sharing agreement that generally seeks to allocate tax liabilities ratably based upon NGH’s taxable income and that of Nabisco, had the parties been separate taxpayers. If Philip Morris and Nabisco are unable to satisfy their obligations under this agreement, NGH would be responsible for satisfying them.
      In connection with the sale of the international tobacco business to JTI, on May 12, 1999, pursuant to the purchase agreement, RJR and RJR Tobacco agreed to indemnify JTI against:

•	any liabilities, costs and expenses arising out of the imposition or assessment of any tax with respect to the international tobacco business arising prior to the sale, other than as reflected on the closing balance sheet;

•	any liabilities, costs and expenses that JTI or any of its affiliates, including the acquired entities, may incur after the sale with respect to any of RJR’s or RJR Tobacco’s employee benefit and welfare plans; and

•	any liabilities, costs and expenses incurred by JTI or any of its affiliates arising out of certain activities of Northern Brands.
      As described above under “— Other Litigation and Developments,” RJR Tobacco has received several claims for indemnification from JTI under these indemnification provisions in connection with the activities of Northern Brands and its affiliates. Although RJR and RJR Tobacco recognize that, under certain circumstances, they may have indemnification obligations to JTI under the 1999 Purchase Agreement, RJR and RJR Tobacco disagree whether the circumstances described in such claims give rise to any indemnification obligations by RJR and RJR Tobacco. RJR and RJR Tobacco have conveyed their position to JTI, and the parties have agreed to resolve their differences at a later date. RJR has liabilities totaling $96 million that were recorded in 1999 in connection with these indemnification claims.
      RJR Tobacco, Santa Fe and Lane have entered into agreements to indemnify certain distributors and retailers from liability and related defense costs arising out of the sale or distribution of their products. Additionally, Santa Fe has entered into an agreement to indemnify a supplier from liability and related defense costs arising out of the sale or use of Santa Fe’s products. The cost of such defense indemnification has been, and is expected to be, insignificant. RJR Tobacco, Santa Fe and Lane believe that the indemnified claims are substantially similar in nature and extent to the claims that they are already exposed to by virtue of their having manufactured those products.
      Under certain circumstances, including RJR’s guaranteed, secured debt rating remaining either one level below BBB- by S&P or Baa3 by Moody’s, or lower, any fair value that results in a liability position of the interest rate swaps will require full collateralization with cash or securities.
      RAI is not able to estimate the maximum potential amount of future payments, if any, related to these guarantees and indemnification obligations.
      Of the approximately 8,200 full-time employees of RAI and its subsidiaries at September 30, 2005, approximately 1,100 were located at the former B&W facilities. The Macon facility production and maintenance employees are covered by collective bargaining agreements that extended their employment through the anticipated facility closure. On March 3, 2005, a majority of RJR Tobacco’s production and maintenance employees employed in North Carolina voted not to be represented by the International Association of Machinists and Aerospace Workers.

MANAGEMENT
      The following table sets forth certain information concerning the executive officers, directors and certain significant employees of RAI or RAI’s operating subsidiaries, unless otherwise indicated, as of December 1, 2005.

Name	Age	Position

Susan M. Ivey	47	President, Chief Executive Officer and Class III Director of RAI, Chairman and Chief Executive Officer of RJR Tobacco
Lynn J. Beasley	48	President and Chief Operating Officer of RJR Tobacco
Charles A. Blixt	54	Executive Vice President, General Counsel and Assistant Secretary
Nicholas A. Bumbacco	41	President and Chief Executive Officer of Lane
Frances V. Creighton	54	Executive Vice President — Marketing of RJR Tobacco
Michael S. Desmond	39	Senior Vice President and Chief Accounting Officer
Jeffrey A. Eckmann	53	Executive Vice President — Strategy, IT, Integration and Business Development
Daniel A. Fawley	47	Senior Vice President and Treasurer
McDara P. Folan, III	47	Senior Vice President, Deputy General Counsel and Secretary
Jeffery S. Gentry	48	Executive Vice President — Research and Development of RJR Tobacco
Ann A. Johnston	52	Executive Vice President — Human Resources
James V. Maguire	54	Executive Vice President — Sales of RJR Tobacco
Dianne M. Neal	45	Executive Vice President and Chief Financial Officer
Tommy J. Payne	48	Executive Vice President — External Relations
Richard M. Sanders	52	President and Chief Executive Officer of Santa Fe
Daniel D. Snyder	51	Executive Vice President — Operations of RJR Tobacco
Betsy S. Atkins	51	Class I Director of RAI
John T. Chain, Jr.	70	Class III Director of RAI
Martin D. Feinstein	56	Class III Director of RAI
E.V. (Rick) Goings	60	Class I Director of RAI
Nana Mensah	53	Class I Director of RAI
Antonio Monteiro de Castro	60	Class II Director of RAI
H.G.L. (Hugo) Powell	61	Class II Director of RAI
Andrew J. Schindler	61	Class III Director, Non-Executive Chairman of RAI
Joseph P. Viviano	67	Class II Director of RAI
Thomas C. Wajnert	63	Class II Director of RAI
Neil R. Withington	49	Class III Director of RAI
      Susan M. Ivey. Ms. Ivey has been President and Chief Executive Officer of RAI since January 2004, and will become the Chairman of the Board of RAI effective January 1, 2006, and, since July 2004, Chairman and Chief Executive Officer of RJR Tobacco. She served as President and Chief Executive Officer of B&W from 2001 to 2004. Ms. Ivey also served as a director of B&W from 2000 to 2004 and Chairman of the Board of B&W from January 2003 to 2004. Ms. Ivey joined B&W in 1981 as a trade marketing representative. After holding a number of trade and brand positions, she accepted an international assignment with BAT in 1990. While overseas, Ms. Ivey held a number of positions, including Director of Marketing in China and Head of International Brands at BAT. She returned to B&W in 1999 as Vice President of Marketing and subsequently became Senior Vice President of

Marketing, a position that she held until her appointment in 2001 as President and Chief Executive Officer of B&W. Ms. Ivey commenced serving on the Board of RAI as of January 2004. She also is a member of the board of directors of Bellarmine University and the Winston-Salem YWCA, and is a member of The Committee of 200, an international organization of female chief executive officers, entrepreneurs and business leaders.
      Lynn J. Beasley. In January 2002, Ms. Beasley was promoted to President and Chief Operating Officer of RJR Tobacco, after serving as Executive Vice President — Marketing since 1997, and has been Director of RJR Tobacco since March 2000. Ms. Beasley joined RJR Tobacco in 1982 as a marketing assistant. After holding a number of positions at RJR Tobacco, she became Senior Vice President of the WINSTON/ CAMEL business unit in 1993. From 1995 until 1997, she was Senior Vice President of brand marketing for WINSTON, CAMEL and SALEM. Ms. Beasley is a member of the board of trustees of Senior Services, the board of directors of Wake Forest University Health Sciences, and a member of the Winston-Salem State University Business Advisory Council for the School of Business and Economics.
      Charles A. Blixt. Mr. Blixt has been Executive Vice President, General Counsel and Assistant Secretary of RAI since July 2004, and Executive Vice President and General Counsel of RJR Tobacco since 1998. He has been President and Director of RJR since July 2004, and served as Executive Vice President, General Counsel and Assistant Secretary of RJR from June 1999 to July 2004. Mr. Blixt joined RJR Tobacco as Associate Counsel — Litigation in 1985, was Senior Vice President and General Counsel of RJR Tobacco from 1995 until 1998, and served as Director of RJR Tobacco from 1995 until March 2000. Mr. Blixt is a member of the board of directors of Technology Concepts & Design, Inc. and Targacept, Inc., both of which are affiliates of RJR. He also serves on the board of trustees of Salem College and Academy.
      Nicholas A. Bumbacco. In October 2005, Mr. Bumbacco was promoted to President and Chief Executive Officer of Lane after serving as Vice President — Trade Marketing from April 2004 to September 2005. Prior to joining Lane, Mr. Bumbacco was director of strategic account management of B&W from November 2001 to March 2004, was director of specialty markets of B&W from 2000 to October 2001, was region director of B&W from 1999 to 2000 and was regional trade marketing manager for BAT Malaysia from 1996 to 1999.
      Frances V. Creighton. In January 2004, Ms. Creighton was promoted to Executive Vice President — Marketing at RJR Tobacco. She was previously Senior Vice President — Marketing during 2002 and 2003, after serving as Vice President of RJR Tobacco’s CAMEL business unit since 1997. She joined RJR Tobacco in 1981 as a marketing research analyst. Through a series of promotions, she became senior marketing manager in 1990 and marketing director in 1994. Ms. Creighton is a member of the board of directors for the United Way of Forsyth County.
      Michael S. Desmond. Mr. Desmond was elected Senior Vice President and Chief Accounting Officer of RAI in May 2005. He served as Senior Vice President and Chief Accounting Officer — Designate of RAI during April 2005. Prior to joining RAI, Mr. Desmond was a partner in audit and enterprise-risk services at Deloitte & Touche LLP from June 2002 to March 2005 and was a partner in audit and advisory services at Arthur Andersen LLP from September 2001 to May 2002, having joined that firm in 1988. Mr. Desmond serves as a member of the accounting advisory board of Appalachian State University.
      Jeffrey A. Eckmann. Mr. Eckmann joined RAI in July 2004 as Executive Vice President — Strategy, Planning and Integration. In February 2005, his title was changed to Executive Vice President — Strategy, IT, Integration and Business Development. He also has been the Executive Vice President — Strategy, Integration and IT of RJR Tobacco since May 4, 2005. Mr. Eckmann served as Senior Vice President and Chief Financial Officer of B&W from 2001 to July 2004, and as Director of B&W from 2001 to July 2004. From 1980 to 1988, Mr. Eckmann held a number of management positions in finance with B&W and BATUS Inc., the former U.S. holding company of B&W. From 1988 to 1990, Mr. Eckmann served as Executive Vice President of Ivey’s, an affiliate department store of B&W based in

Charlotte, North Carolina. He rejoined B&W in 1991 as Vice President — Strategy and Planning and also served as Vice President and Controller before becoming Chief Financial Officer. He serves on the board of directors of the Northern Illinois University Foundation, Dare to Care Food Bank and Soteria Inc.
      Daniel A. Fawley. Mr. Fawley has served as Senior Vice President and Treasurer of RAI, RJR Tobacco and RJR since September 2004. He was previously Vice President and Assistant Treasurer of RJR from 1999 until July 2004 and of RAI from July until September 2004. He served as Director — Treasury from 1997 to 1999, and as senior manager — Treasury from 1996 to 1997, of RJR Nabisco, Inc.
      McDara P. Folan, III. Mr. Folan has been Senior Vice President, Deputy General Counsel and Secretary of RAI since July 2004. Mr. Folan served as Vice President, Deputy General Counsel and Secretary of RJR from June 1999 to July 2004, and has been Senior Vice President and Secretary and Director of RJR since July 2004. He also was Vice President, Deputy General Counsel and Secretary of RJR Tobacco from June 1999 to March 2000, and currently serves as Assistant Secretary of RJR Tobacco. Mr. Folan serves on the City of Winston-Salem/ Forsyth County Planning Board, the board of directors of the Piedmont Triad Chapter of the Juvenile Diabetes Research Foundation, the board of trustees of the Arts Council of Winston-Salem and Forsyth County, the advisory board for Brenner Children’s Hospital and the board of advisors of Salem College and Academy.
      Jeffery S. Gentry. Dr. Gentry was promoted to Executive Vice President — Research and Development of RJR Tobacco in December 2004, after serving as Vice President — Product Development since 2000. Dr. Gentry joined RJR Tobacco in 1986 as a research and development chemist. Through a series of promotions, he became the director of new product development in 1999. He is the co-founder of No Limits II, a monthly non-profit event that provides social opportunities for disabled adults in the Winston-Salem, North Carolina area.
      Ann A. Johnston. Ms. Johnston has been Executive Vice President — Human Resources of RAI since July 2004 and Executive Vice President — Human Resources of RJR Tobacco after serving as Vice President — Human Resources of RJR Tobacco since 1998. Ms. Johnston also served as Executive Vice President — Human Resources of RJR from January 2002 to July 2004. She joined RJR Tobacco in 1988 as a compensation manager, and was promoted to personnel manager in 1989 and to director of compensation/ benefits/ HRIS in 1993. Ms. Johnston serves as Chairman of the board of directors for Allegacy Federal Credit Union and is a member of the HR Advisory Board for the Moore School of Business at the University of South Carolina. She also serves on the boards of directors of the Winston-Salem Symphony, the Winston-Salem Industries for the Blind, the Winston-Salem YWCA and the Deacon Club of Wake Forest University.
      James V. Maguire. In July 1999, Mr. Maguire was promoted to Executive Vice President — Sales of RJR Tobacco, after serving as Senior Vice President — Sales of RJR Tobacco since 1994, and has been Director of RJR Tobacco since March 2000. He joined RJR Tobacco in 1973 as a sales representative, and after holding a number of positions at RJR Tobacco and RJR, he became Vice President — Sales and Marketing Development of RJR Tobacco in 1993.
      Dianne M. Neal. Ms. Neal has been Executive Vice President and Chief Financial Officer of RAI since July 2004, of RJR since February 2005 and of RJR Tobacco since July 2003. Ms. Neal also served as Executive Vice President and Chief Financial Officer of RJR from July 2003 to July 2004, after serving as Vice President — Investor Relations of RJR from 1999 to 2003. Ms. Neal joined RJR Tobacco in 1988 and held a number of financial management positions within various RJR Tobacco business units. In 1997, she was promoted to Vice President and Controller of RJR Tobacco. She is a member of the Business Advisory Board of University of North Carolina-Greensboro’s Bryan School of Business and Economics.
      Tommy J. Payne. Mr. Payne has been Executive Vice President — External Relations of RAI since July 2004, and of RJR Tobacco since July 1999. Mr. Payne served as Executive Vice President — External Relations at RJR from July 1999 to July 2004. He served as Senior Vice President — External Relations of RJR Tobacco from 1998 to July 1999 and of RJR from June 1999 to July 1999. He joined RJR in 1988 and was promoted to Vice President — Federal Government Affairs of RJR Tobacco in

Washington, D.C. in 1995. Mr. Payne serves on the boards of trustees of Winston-Salem State University and the Southeast Center for Contemporary Art, the North Carolina Community Colleges Foundation Board of Advisors and the board of directors of the R. J. Reynolds Foundation.
      Richard M. Sanders. In connection with RJR’s acquisition of Santa Fe Natural Tobacco Company, Inc., in January 2002, Mr. Sanders was named President and Chief Executive Officer of Santa Fe. From December 1999 until January 2002, he served as Senior Vice President — Marketing of RJR Tobacco while continuing his role as President — Sports Marketing Enterprises, a former division of RJR Tobacco. Mr. Sanders joined RJR Tobacco in Marketing in 1977 and has held several positions during his career, including Vice President — Advertising and Brand Management, Vice President — Marketing and Sales Operations and Area Vice President — Sales. He is Chairman of the board of directors of the Natural American Spirit Foundation, Vice — Chair of the board of directors of Santa Fe Economic Development, Inc. and board member of Minnesota Resources.
      Daniel D. Snyder. Mr. Snyder has been Executive Vice President — Operations and Director of RJR Tobacco since July 2004. Since July 2002, Mr. Snyder served as Senior Vice President — Operations of B&W after serving as Vice President of Technology and Quality since early 2001. Mr. Snyder served as a director of B&W from 2002 until July 2004. Mr. Snyder originally joined B&W in 1977 and worked as a process engineer until 1979. He returned to B&W in 1981 as a project engineer and was promoted to Divisional Vice President of Manufacturing in 1991. Mr. Snyder serves on the board of directors of the Forsyth Tech Foundation.
      Betsy S. Atkins. Ms. Atkins has been the Chief Executive Officer of Baja Ventures, an independent venture capital firm focused on the technology and life sciences industry, since 1994. Previously, Ms. Atkins served as Chairman and Chief Executive Officer of NCI, Inc., a functional food/ nutraceutical company from 1991 through 1993. Ms. Atkins was a co-founder of Ascend Communications, Inc. in 1989 and a member of its Board of Directors, and served as its Worldwide Sales, Marketing and International Executive Vice President prior to its acquisition by Lucent Technologies in 1999. Ms. Atkins commenced serving on the Board of RAI as of July 30, 2004. Ms. Atkins also serves on the board of directors of Polycom, Inc., Chico’s FAS Inc. and SunPower Corporation, as well as a number of private companies. Ms. Atkins also was a Presidential-appointee to the Pension Benefit Guaranty Corporation advisory committee and is a Governor-appointed member of the Florida International University Board of Trustees.
      John T. Chain, Jr. General (Retired) Chain has been the Chairman of Thomas Group, Inc., an international management-consulting firm, since May 1998 and has been a member of the board of directors of Thomas Group, Inc. since May 1995. He served as the President of Quarterdeck Equity Partners, Inc., an investor in the aerospace industry, from January 1996 to January 2003. He also served as Special Assistant to the Chairman of Burlington Northern Santa Fe Corporation, a major U.S. freight railroad, from November 1995 to March 1996, and as an Executive Vice President of Burlington Northern from 1991 to November 1995. For more than five years prior to that time, he served as a General (Commander-in-Chief, the Strategic Air Command) in the United States Air Force. General Chain commenced serving on the Board of RAI as of July 30, 2004, and served on the boards of directors of RJR from June 1999 to July 2004, RJR Nabisco, Inc. (now known as RJR) from 1994 to June 1999, and of Nabisco Group Holdings Corp. (the former parent of RJR) from 1994 to December 2000. General Chain also is a member of the boards of directors of ConAgra Foods, Inc., Northrop Grumman Corporation, Kemper Insurance and Thomas Group, Inc.
      Martin D. Feinstein. Mr. Feinstein was the Chairman of Farmers Group, Inc. and Farmers New World Life Insurance Company from 1997 to July 2005 and served as the Chief Executive Officer of Farmers Group, Inc. from 1997 to April 2005 and as President and Chief Operating Officer of Farmers Group, Inc. from 1995 to 1996. He retired from Farmers Group, Inc. in July 2005. Prior to 1995, Mr. Feinstein held various management positions with Farmers Group, Inc., including Senior Vice President — Property/ Casualty Operations, Senior Vice President — Chief Information Officer and Senior Vice President — Chief Marketing Officer from 1980 to 1994. Farmers Group, Inc., is a life insurance holding company of Farmers New World Life Insurance Company. Farmers Group, Inc. was an indirect, wholly owned subsidiary of B.A.T. Industries p.l.c., an affiliate of BAT from 1988 to 1998. Mr. Feinstein was a member of the board of directors of B.A.T. Industries p.l.c. from January 1997 to September 1998. He is a member of the board of directors of Openwork and Clear Technology. Mr. Feinstein commenced serving on the Board of Reynolds American Inc. as of November 30, 2005.
      E.V. (Rick) Goings. Mr. Goings has been Chairman and Chief Executive Officer of Tupperware Corporation, a worldwide direct-selling consumer products company, since October 1997, and served as its President and Chief Operating Officer from November 1992 until October 1997. Prior to joining Tupperware, Mr. Goings served at Avon Products Inc., a leading direct seller of beauty and related products, from 1985 to November 1992, where he held a number of senior management positions: in Europe as President of Avon Germany, in the Pacific Rim as Group Vice President and Senior Operating Officer, and ultimately in the United States as President of Avon USA. Mr. Goings commenced serving on the Board of RAI as of July 30, 2004, and served on the board of directors of RJR from June 2002 to July 2004. Mr. Goings also is a member of the boards of directors of Tupperware Corporation, Circuit City Stores, Inc., Rollins College and SunTrust Bank, Central Florida N.A., and is the former National Chairman, and current Chairman-Elect, of the Board of Governors for the Boys and Girls Clubs of America.
      Nana Mensah. Mr. Mensah has been the Chairman and Chief Executive Officer of ‘XPORTS, Inc., a privately held company that exports food packaging and food processing equipment and pharmaceuticals to foreign markets, since January 2005, and previously served in those same positions from April 2003 until July 2003 and from October 2000 until December 2002. He had served as the Chief Operating Officer — Domestic of Church’s Chicken, a division of AFC Enterprises, Inc. and one of the world’s largest quick-service restaurant chains, from August 2003 to December 2004. Mr. Mensah was President, U.S. Tax Services of H&R Block Inc., a tax, mortgage and financial services company, from January 2003 until March 2003. He also was a management consultant from October 1999 to September 2000. Previously, Mr. Mensah served as President and Chief Operating Officer of Long John Silver’s Restaurants, Inc., the world’s largest chain of seafood quick-service restaurants, from 1997 until it was sold under his auspices in October 1999. From 1994 until 1997, he served as Senior Vice President, Operations and Concept Development of PepsiCo Restaurants International, the international holding company, at that time, for KFC, Pizza Hut and Taco Bell. Mr. Mensah commenced serving on the Board of RAI as of July 30, 2004, and served on the board of directors of RJR from June 1999 to July 2004. Mr. Mensah is the Co-Chair of the Board of Advisors of the College of Human Environmental Sciences for the University of Kentucky, and is a Distinguished Fellow at Georgetown College in Kentucky. He also is a member of the boards of trustees of the Lexington Philharmonic Society, God’s Pantry and the Children’s Miracle Network.
      Antonio Monteiro de Castro. Mr. Monteiro de Castro has been the Chief Operating Officer of BAT, the world’s second largest publicly traded tobacco group, since January 2004 and has served as a director of BAT since March 2002. He joined BAT in 1996 as the Regional Director for Latin America and the Caribbean. Previously, Mr. Monteiro de Castro served as Vice President of Souza Cruz SA, the Brazilian subsidiary of BAT, beginning in 1989. He became President and CEO of Souza Cruz SA in 1991, and served in such capacity until 1995. Mr. Monteiro de Castro commenced serving on the Board of RAI as of July 30, 2004. He also is President of the Administrative Council, Souza Cruz SA and a member of the board of the Getulio Vargas Foundation.
      H.G.L. (Hugo) Powell. Mr. Powell retired in 2002 from Interbrew S.A., an international brewer that in 2004 became part of Interbrew AmBev, where he served as Chief Executive Officer since 1999. During Mr. Powell’s tenure as Chief Executive Officer, he led Interbrew through a crucial period in its expansion and evolution, including the completion of 33 acquisitions. Between 1984 and 1999, Mr. Powell held various operational positions within John Labatt Ltd. and Interbrew, including Chief Executive Officer of Interbrew Americas since 1995. Mr. Powell commenced serving on the Board of RAI as of July 30, 2004.
      Andrew J. Schindler. Mr. Schindler has served as Non-Executive Chairman of RAI since February 2005, and will retire as Non-Executive Chairman and as a member of the Board of RAI effective as of

December 31, 2005. Mr. Schindler served as the Executive Chairman of RAI from January 2004 to January 2005, when he retired as an employee of RAI. He also served as Chief Executive Officer of RJR Tobacco from 1995 to July 2004, and as President and Chief Executive Officer of RJR from 1999 to July 2004. Mr. Schindler served as a director of RJR Tobacco from 1989 to July 2004, and as Chairman of the Board of RJR and RJR Tobacco from 1999 to July 2004. Mr. Schindler joined RJR in 1974. He became Senior Vice President — Operations of RJR Tobacco in 1989 and was elected Executive Vice President — Operations of RJR Tobacco in 1991. Mr. Schindler served as Chief Operating Officer of RJR Tobacco from 1994 until 1995 and as its President from 1994 until January 2002. He achieved the rank of captain in the U.S. Army, where he held command and staff positions in the United States and Vietnam. Mr. Schindler serves on the board of directors of Arvinmeritor, Inc., and is a member of the Wake Forest University board of trustees and the boards of directors of Winston-Salem Business, Inc. and Idealliance, formerly the North Carolina Emerging Technology Alliance. He also currently serves as Chairman of the Winston-Salem Alliance.
      Joseph P. Viviano. Mr. Viviano served as the Vice Chairman of Hershey Foods Corporation, a chocolate and confectionery manufacturer, from January 1999 until his retirement in April 2000. Previously, Mr. Viviano had been President and Chief Operating Officer of Hershey Foods Corporation from 1994 through 1998. Mr. Viviano commenced serving on the Board of RAI as of July 30, 2004, and served on the board of directors of RJR from June 1999 to July 2004. He also is a member of the boards of directors of Chesapeake Corporation, Harsco Corporation and RPM International Inc.
      Thomas C. Wajnert. Mr. Wajnert has been Managing Director of Fairview Advisors, LLC, a merchant bank he co-founded, since January 2002. Mr. Wajnert retired as Chairman of the Board and Chief Executive Officer of AT&T Capital Corporation, a commercial finance and leasing company, where he was employed from November 1984 until December 1997. He was self-employed and participated in several private equity transactions in the technology and HR outsourcing areas from December 1997 to December 2001. Mr. Wajnert commenced serving on the Board of RAI as of July 30, 2004, and served on the board of directors of RJR from June 1999 to July 2004. Mr. Wajnert also serves on the boards of directors of JLG Industries, Inc. and NYFIX, Inc., and is non-Executive Chairman of FGIC, Inc., a privately held financial guarantee insurance company.
      Neil R. Withington. Mr. Withington has been Director, Legal and Security, and Group General Counsel of BAT, the world’s second largest publicly traded tobacco group, since August 2000. Mr. Withington joined BAT in 1993 as a Senior Lawyer and served in that capacity until 1995. He was named as the Assistant General Counsel and Head of Product Liability Litigation Group of BAT in 1996. Mr. Withington then served as the Deputy General Counsel of BAT from 1998 until 2000. Mr. Withington commenced serving on the Board of RAI as of July 30, 2004.

THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
      On June 29, 2005, RJR issued and sold the outstanding notes to a group of initial purchasers in a private offering that was exempt from the registration and prospectus delivery requirements of the Securities Act. Accordingly, the outstanding notes may not be transferred in the United States unless registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.
      Also on June 29, 2005, in connection with the issuance and sale of the outstanding notes, RJR and the guarantors entered into a registration rights agreement with the initial purchasers pursuant to which RJR and the guarantors agreed, among other things, to use their reasonable best efforts to file with the SEC a registration statement relating to the exchange offer and to complete this exchange offer within 240 days after the date the outstanding notes were originally issued. This exchange offer is being conducted to satisfy these obligations of RJR and the guarantors. RJR will be required to pay additional interest on the outstanding notes at the rate of 0.5% per year if the exchange offer has not been completed by February 24, 2006. This additional interest will be payable until the exchange offer is completed.
      Following the completion of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer, but who do not tender their outstanding notes, will have no further rights under the registration rights agreement. In that case, your outstanding notes will continue to be subject to restrictions on transfer under the Securities Act.
Shelf Registration
      Pursuant to the registration rights agreement, we may be required to file a shelf registration statement to permit certain holders of “registrable notes” (as defined below), who were not eligible to participate in the exchange offer to resell the registrable notes periodically without being limited by the transfer restrictions.
      We will only be required to file a shelf registration statement if:

•	we are not permitted by applicable law or by the staff of the SEC to effect the exchange offer as contemplated by the registration rights agreement;

•	the exchange offer is not completed by February 24, 2006; or

•	such registration is requested by any initial purchaser of the outstanding notes not later than 30 days after the consummation of the exchange offer, if such initial purchaser holds outstanding notes ineligible to be exchanged for new notes in the exchange offer.
      If a shelf registration statement is required, we will use our reasonable best efforts to:

•	file the shelf registration statement with the SEC as soon as practicable after we are required to do so and cause the shelf registration statement to be declared effective by the SEC; and

•	keep the shelf registration statement continuously effective until June 29, 2007, or if earlier, until all the registrable notes covered by the shelf registration statement are sold thereunder, become eligible for resale pursuant to Rule 144 under the Securities Act, or cease to be registrable notes.
      Notwithstanding the foregoing, we may, by notice to holders of registrable notes, suspend the availability of a shelf registration statement and the use of the related prospectus, if:

•	such action is required by the SEC or a state securities authority;

•	the happening of any event that makes any statement made in the shelf registration statement or the related prospectus untrue in any material respect or requires changes in order to make the statements made not misleading; or

•	we determine in our reasonable judgment that it is in the best interests of RJR and the guarantors not to disclose a possible acquisition or business combination or other transaction, business development or event involving RJR or the guarantors that might otherwise require disclosure in the registration statement, or if obtaining any financial statements relating to an acquisition or business combination required to be included in the registration statement would be impracticable.
      The period for which we are obligated to keep the shelf registration statement continuously effective will be extended by the period of such suspension.
      Each holder of registrable notes will be required to discontinue disposition of registrable notes pursuant to the shelf registration statement upon receipt from us of notice of any events described in the preceding paragraph or certain other events specified in the registration rights agreement.
      A holder who sells registrable notes pursuant to the shelf registration statement will be required to furnish information about itself as we may reasonably require, be named as a selling securityholder in the prospectus and deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the notes copies of the prospectus that is a part of the shelf registration statement and notify each of these holders when the shelf registration statement becomes effective. These holders will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement which are applicable to these holders (including certain indemnification obligations).
      If we are required to file the shelf registration statement, we will be required to pay additional interest to each holder of registrable notes at a rate of 0.5% per year if:

•	the shelf registration statement is not declared effective by the SEC on or prior to the deadline specified in the registration rights agreement; or

•	the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the notes during the periods specified in the registration rights agreement, except during limited periods as a result of the exercise by us of our right to suspend use of the shelf registration statement and the related prospectus as described above.
      “Registrable notes” means the outstanding notes; provided, however, that any outstanding notes shall cease to be registrable notes when:

•	such notes shall have been exchanged for new notes pursuant to the exchange offer (or are eligible for exchange) or disposed of pursuant to the shelf registration statement;

•	such notes shall have been sold pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, or be eligible for sale pursuant to Rule 144(k); or

•	such notes shall have ceased to be outstanding.
Terms of the Exchange Offer
      Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, RJR is offering to exchange any and all outstanding notes for new notes. Outstanding notes may be tendered only in integral multiples of $1,000. As of the date of this prospectus, $300 million aggregate principal amount of the outstanding 6.500% notes and $200 million aggregate principal amount of the outstanding 7.300% notes are outstanding. RJR will accept for exchange any and all outstanding notes properly tendered and not validly withdrawn before the expiration of the exchange offer. For each outstanding note exchanged pursuant to the exchange offer, the holder of the outstanding note will receive a new note having a principal amount equal to that of the exchanged outstanding note. The new notes will be issued and delivered promptly following the expiration of the exchange offer.

      To participate in the exchange offer, you will be required to make the following representations to us in the letter of transmittal:

•	any new notes will be acquired by you in the ordinary course of your business;

•	at the time of the commencement of the exchange offer you have no arrangement or understanding with any person, or any intention, to participate in the distribution (within the meaning of the Securities Act) of the new notes;

•	you are not an “affiliate” of RJR or a guarantor, as defined in Rule 405 of the Securities Act;

•	if you are a broker-dealer, you did not purchase outstanding notes directly from RJR for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act;

•	if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus in connection with any resale of such new notes; and

•	you are not acting on behalf of any persons or entities who could not truthfully make the foregoing representations.
      As described below under “— Resale of the New Notes,” the SEC has taken the position that broker-dealers who exchange outstanding notes for their own account acquired as a result of market-making or other trading activities may fulfill their prospectus delivery requirements with respect to new notes. By signing the letter of transmittal, such broker-dealers will acknowledge that they will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes.
      The form and terms of the new notes will be substantially identical to the form and terms of the outstanding notes, except that the new notes will be registered under the Securities Act and hence will not bear legends restricting their transfer; holders of the new notes will not be entitled to most rights under the registration rights agreement; and holders of the new notes will not be entitled to additional interest in certain situations. The new notes will evidence the same debt as the outstanding notes. The new notes will be issued under and entitled to the benefits of the same indenture under which the outstanding notes were issued.
      This prospectus and the letter of transmittal are being sent to all registered holders of the outstanding notes. There will be no fixed record date for determining registered holders of the outstanding notes entitled to participate in the exchange offer.
      RJR intends to conduct the exchange offer in accordance with the applicable requirement of the Securities Act, the Exchange Act, and the rules and regulations of the SEC. Outstanding notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest, will be entitled to the rights and benefits their holders have under the 2002 indenture. Other than as set forth above under “— Shelf Registration,” we will have no further obligation to you to provide for the registration of the new notes and the exchange offer under the registration rights agreement.
Condition
      Notwithstanding any other provision of the exchange offer and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue new notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, if at any time before the acceptance of any outstanding notes for exchange, the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC.
      We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of the foregoing condition of the exchange offer.

      This condition is for our sole benefit, and we may assert it regardless of the circumstances giving rise to it, subject to applicable law. We also may waive in whole or in part at any time before the expiration of the exchange offer this condition in our sole discretion. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed to be ongoing rights which may be asserted at any time. If such waiver constitutes a material change in this exchange offer, we will extend the exchange offer period if necessary to ensure that at least five business days remain in the exchange offer following notice of the material change.
      The condition to the exchange offer must be satisfied or waived by us prior to the expiration of the exchange offer. In addition, we will not accept for exchange any outstanding notes tendered, and no new notes will be issued in exchange for any outstanding notes, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates or the qualification of the 2002 indenture under the Trust Indenture Act.
      The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.
Expiration Date; Extensions; Amendment; Termination
      The exchange offer will expire at 5:00 p.m., New York City time on February      , 2006, or such later date and time to which we, in our sole discretion, extend the exchange offer. In the case of any extension, we will notify the exchange agent orally (confirmed in writing) or in writing of any extension. We will also notify the registered holders of outstanding notes by public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.
      To the extent we are permitted to do so by applicable law, regulation or interpretation of the staff of the SEC, we expressly reserve the right, in our sole discretion, to:

•	delay accepting any outstanding note;

•	amend the exchange offer;

•	waive the condition of the exchange offer; and

•	if the condition described above under “— Condition” has occurred, to terminate the exchange offer.
      Any such delay in acceptance, amendment or termination will be followed as promptly as practicable by notice to the registered holders of outstanding notes by public announcement thereof. If we consider an amendment to the exchange offer to be material, we will promptly inform the registered holders of outstanding notes of such amendment in a reasonable manner. In addition, in the event of a material change to the exchange offer, including the waiver of a material condition, within five business days of the scheduled expiration date, we will extend the exchange offer period to ensure that there are at least five business days between the date we provide notice of such material change and the expiration of the exchange offer.
      Without limiting the manner by which we may choose to make public announcements of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.
      We acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to return the outstanding notes surrendered for exchange promptly after the termination or withdrawal of the exchange offer.
Interest on the New Notes
      Interest on each new note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange for the new note or, if no interest has been paid on such outstanding note, from the date the outstanding note was issued. If your outstanding notes are accepted for exchange, you will be deemed to have waived your right to receive any interest on the outstanding notes. Consequently, holders of new notes will receive the same interest payments that they would have received had they not exchanged their outstanding notes in the exchange offer.
Resale of the New Notes
      Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, we believe that the new notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that you can make each of the representations set forth above under “— Terms of the Exchange Offer.” If you cannot make each of the representations set forth under “— Terms of the Exchange Offer,” you may not rely on the interpretations by the staff of the SEC. Under those circumstances, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a sale, transfer or other disposition of any new notes unless you are able to utilize an applicable exemption from all of those requirements. See “Plan of Distribution.”
      Holders of outstanding notes wishing to accept the exchange offer must complete and sign the letter of transmittal that will be mailed to each registered holder of the outstanding notes. The letter of transmittal contains the required representations described above and an agreement to comply with the agreements and covenants set forth in the registration rights agreement.
      The SEC has not considered this exchange offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to this exchange offer as it made in the no-action letters to the unrelated persons.
      Broker-dealers receiving new notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities may not rely on these SEC interpretations. Such broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act and must therefore acknowledge, by signing the letter of transmittal, that they will deliver a prospectus meeting the requirements of the Securities Act in connection with resale of the new notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      The SEC has taken the position that participating broker-dealers who exchange outstanding notes for their own account acquired as a result of market-making or other trading activities may fulfill their prospectus delivery requirements with respect to the new notes with this prospectus. We have agreed to allow participating broker-dealers to use this prospectus in connection with the resale of the new notes, subject to RJR’s and the guarantors’ right to suspend use of the prospectus under the conditions described above under “— Shelf Registration.” RJR and the guarantors have also agreed to amend or supplement this prospectus for a period ending upon the earlier of (1) 180 days after the completion of the exchange offer and (2) the first day after the completion of the exchange offer when participating broker-dealers no longer have a prospectus delivery obligation, if requested by the initial purchasers of the outstanding notes or by one or more participating broker-dealers, in order to expedite or facilitate the disposition of any new note by participating broker-dealers consistent with the positions of the staff of the SEC described above.
      Broker-dealers who hold outstanding notes as unsold allotments from the original sale of the outstanding notes cannot rely on the interpretations of the staff of the SEC described above, and cannot participate in the exchange offer. See “Plan of Distribution.”
      If you will not receive freely tradeable new notes in the exchange offer or are not eligible to participate in the exchange offer, you can elect, by indicating on the letter of transmittal and providing additional necessary information, to have your outstanding notes registered on the shelf registration statement described above under “— Shelf Registration.”

Procedures for Tendering Outstanding Notes
      Only a holder of record of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration of the exchange offer; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.
      In addition, to tender outstanding notes effectively, either:

•	the exchange agent must receive outstanding notes along with the letter of transmittal;

•	the exchange agent must receive, before the expiration of the exchange offer, a properly transmitted agent’s message or a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below; or

•	the holder must comply with the guaranteed delivery procedures described below.
      The tender of outstanding notes by a holder that is not withdrawn before the expiration of the exchange offer and the acceptance of the tender by us will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.
      The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder’s election and risk. Rather than mail these items, RJR recommends that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or outstanding notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.
      Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in the owner’s name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.
      The transfer of registered ownership may take considerable time and may not be completed prior to the expiration of the exchange offer.
      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

      If the letter of transmittal is signed by the registered holder(s) of the outstanding notes tendered, the signature must correspond with the name(s) written on the face of the outstanding note. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the outstanding notes. If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power. If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.
      We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.
      Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured prior to the expiration of the exchange offer. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of outstanding notes will not be deemed made until those defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration of the exchange offer.
Book-Entry Transfers; Tender of Notes Using DTC’s Automated Tender Offer Program
      We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at the book-entry transfer facility, DTC, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the new notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. Any participant in Euroclear or Clearstream Banking may make book-entry delivery of Regulation S outstanding notes by causing Euroclear or Clearstream Banking to transfer such outstanding notes into the exchange agent’s account at DTC in accordance with established procedures between DTC and Euroclear or Clearstream Banking for transfer.
      If you desire to tender outstanding notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of old notes into the exchange agent’s account at DTC, and either:

•	a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

•	an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program, or ATOP.
      DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding notes held in book-entry form to the exchange agent in accordance with DTC’s

ATOP procedures for transfer. DTC will then send a book- entry confirmation, including an agent’s message, to the exchange agent. If you use ATOP procedures to tender outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.
      The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment, which may be through Euroclear or Clearstream Banking, from a participant in DTC tendering outstanding notes that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal, and RJR and the guarantors may enforce such agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC, Euroclear or Clearstream Banking participant, as the case may be, that the representations contained in the letter of transmittal described above are true and correct.
      In the case of an agent’s message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.
Guaranteed Delivery Procedures
      If you desire to tender outstanding notes pursuant to the exchange offer and (1) certificates representing such outstanding notes are not immediately available, (2) time will not permit your letter of transmittal, certificates representing such outstanding notes and all other required documents to reach the exchange agent on or prior to the expiration of the exchange offer, or (3) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the expiration of the exchange offer, you may nevertheless tender such notes with the effect that such tender will be deemed to have been received on or prior to the expiration of the exchange offer if all the following conditions are satisfied:

•	you must effect your tender through an “eligible guarantor institution;”

•	a properly completed and duly executed notice of guaranteed delivery, in the form provided by us herewith, or an agent’s message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration of the exchange offer as provided below; and

•	the certificates for the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above), together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent’s message, are received by the exchange agent within three trading days (on the New York Stock Exchange) after the date of execution of the notice of guaranteed delivery.
      The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.
Acceptance of Tendered Outstanding Notes
      Subject to the satisfaction or waiver of the condition to the exchange offer, RJR will accept for exchange any and all outstanding notes properly tendered in the exchange offer and not validly withdrawn prior to the expiration of the exchange offer. RJR shall be deemed to have accepted validly tendered outstanding notes when and if it has given written notice to the exchange agent of its acceptance. The exchange agent will act as agent for the holders of outstanding notes who surrender them in the exchange offer for the purposes of receiving the new notes from RJR and delivering the new notes to such holders. RJR will issue and deliver the new notes promptly following the expiration of the exchange offer.
      If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder thereof, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with DTC, promptly after the expiration of the exchange offer.
Withdrawal of Tenders
      Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time prior to 5:00 p.m., New York city time, on the expiration date of the exchange offer.
      For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under the caption “— Exchange Agent;” or

•	holders must comply with the appropriate procedures of DTC’s ATOP system.
      Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the principal amount of the outstanding notes to be withdrawn;

•	be signed by the person who tendered the outstanding notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the outstanding notes are to be re-registered, if different from that of the withdrawing holder.
      If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility.
      We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any outstanding notes that have been tendered for exchange but that are not exchanged for any reason without cost to the holder promptly following withdrawal, rejection of tender or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, those outstanding notes will be credited to an account maintained with DTC for outstanding notes, promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under the caption “— Procedures for Tendering Outstanding Notes” above at any time on or before expiration of the exchange offer.
      A holder may obtain a form of the notice of withdrawal from the exchange agent at its offices listed under the caption “— Exchange Agent.”

Consequences of Failure to Exchange
      If you do not exchange your outstanding notes for new notes in the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from the registration requirements of the Securities Act; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.
      In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.
Exchange Agent
      The Bank of New York has been appointed as exchange agent for the exchange offer and is receiving a customary fee therefor, as well as reimbursement for reasonable out-of-pocket expenses. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

By Mail or Overnight Courier:	By Facsimile:	By Hand Delivery:
The Bank of New York 101 Barclay Street Floor 7E Reorganization Section Attn: Kin Lau New York, New York 10286	The Bank of New York (212) 298-1915 Reorganization Section Attn: Kin Lau Confirm by Telephone: (212) 815-3750 For Information Telephone: (212) 815-3750	The Bank of New York 101 Barclay Street Floor 7E Reorganization Section Attn: Kin Lau New York, New York 10286
      Delivery of the letter of transmittal to an address other than as shown above or transmission via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.
      In addition to serving as the exchange agent, The Bank of New York is the trustee under the 2002 indenture. The Bank of New York also serves as trustee under the indentures related to RJR’s currently outstanding notes, participates in RJR’s revolving credit facility and is the transfer agent for the common stock of RAI. From time to time, RAI or RJR may enter into other relationships with the trustee or its affiliates.
Fees and Expenses
      We will bear the expenses incurred in connection with the exchange offer. We are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by telegraph, telecopy, telephone or in person.
      We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers, dealers, or others soliciting tenders of outstanding notes pursuant to the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and may reimburse it for its reasonable out-of-pocket expenses.
      We will pay the cash expenses incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

      Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes, except that holders who instruct us to register new notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder, will be responsible for paying any applicable transfer tax.
Accounting Treatment
      For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. The expenses of the exchange offer will be amortized over the term of the new notes.
Regulatory Matters
      Other than the federal securities laws, we are not aware of any governmental or regulatory approvals that are required in order to complete the exchange offer.
Other
      Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take. See “Material U.S. Federal Income Tax Considerations.”

DESCRIPTION OF THE NEW NOTES
General
      On June 29, 2005, RJR issued and sold the outstanding notes to a group of initial purchasers in a private offering that was exempt from the registration and prospectus delivery requirements of the Securities Act. The outstanding notes were issued under an indenture, dated as of May 20, 2002, among RJR, as issuer, RJR Acquisition Corp. and RJR Tobacco, as guarantors, and The Bank of New York, as trustee, as amended by a first supplemental indenture dated as of June 30, 2003, pursuant to which R. J. Reynolds Tobacco Co., RJR Packaging, LLC, FHS, Inc. and GMB, Inc. became parties to such indenture as guarantors, and a second supplemental indenture dated as of July 30, 2004, pursuant to which RAI became a party to such indenture as a guarantor. We refer to this indenture, as amended, as the 2002 indenture. RJR has existing notes issued under the 2002 indenture, in addition to the outstanding notes, in the aggregate principal amount of $750 million. The new notes will also be issued under the 2002 indenture.
      The following summary highlights material provisions of the 2002 indenture (which includes the guarantees) and the new notes and may not contain all the information that is important to you. For a complete description of the 2002 indenture and the new notes, you should read carefully all of their provisions. A copy of each of the 2002 indenture and the form of new notes is available upon request to the Office of the Secretary, Reynolds American Inc., P.O. Box 2990, Winston-Salem, North Carolina 27102-2990. In addition, this summary is qualified in its entirety by reference to the Trust Indenture Act of 1939, as amended.
      The terms of the new notes will be substantially identical to the terms of the outstanding notes. However, the new notes have been registered under the Securities Act of 1933, and will not have transfer restrictions, unless held by certain broker-dealers, affiliates of RJR or certain other persons, registration rights or certain rights to additional interest that the outstanding notes have. The new notes will consist of up to $300 million aggregate principal amount of new 6.500% Secured Notes due 2010 and up to $200 million aggregate principal amount of new 7.300% Secured Notes due 2015. The 2002 indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. The new notes, the existing notes issued under the 2002 indenture, including the outstanding notes, and any additional notes subsequently issued thereunder will be treated as a single class for certain purposes under the 2002 indenture, including with respect to amendments of the 2002 indenture and defaults affecting all series of notes issued under the 2002 indenture. The 2002 indenture contains covenants that restrict the ability of RJR and certain of its subsidiaries to:

•	mortgage or pledge certain of their assets to secure indebtedness;

•	engage in sale/leaseback transactions; or

•	consolidate, merge or transfer all or substantially all of their property and assets.
The 2002 indenture does not contain any cross-default or cross-acceleration provisions. The 2002 indenture does not limit the ability of RJR to incur additional indebtedness.
      The new 2010 notes will mature on July 15, 2010. The new 2015 notes will mature on July 15, 2015. The notes will be issued in fully registered form, without coupons, only in minimum denominations of $1,000, increased in multiples of $1,000. Interest on each new note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange for the new note or, if no interest has been paid on such outstanding note, from June 29, 2005, and will be payable semiannually, in arrears, on January 15 and July 15, to the persons in whose names the notes are registered at the close of business on the January 1 and July 1 preceding the respective interest payment dates, except that interest payable at maturity or any earlier redemption of the notes shall be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months. If your outstanding notes are accepted for exchange, you will be deemed to have waived your right to receive any interest on the outstanding notes. Consequently, holders of new notes will receive the same interest payments that they would have received had they not exchanged their outstanding notes in the exchange offer. The notes will not be subject to any sinking fund.
The Guarantees
      Our parent, RAI, and certain of our direct and indirect subsidiaries — RJR Tobacco, RJR Acquisition Corp., R. J. Reynolds Tobacco Co., RJR Packaging, LLC, FHS, Inc. and GMB, Inc. — will unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the new notes on an unsubordinated basis. At the time of their initial issuance, the outstanding notes were also guaranteed by BWT Brands, Inc., an indirect, wholly owned subsidiary of RJR. In December 2005, however, BWT Brands, Inc. was merged with and into another subsidiary guarantor, GMB, Inc. Consequently, at the time of issuance of the new notes in the exchange offer, neither the new notes nor the outstanding notes will be guaranteed by BWT Brands, Inc. In addition, subsequent to issuance of the new notes, under the terms of the 2002 indenture, RJR will cause each other subsidiary that becomes a guarantor under its $486 million revolving credit facility to guarantee the new notes.
      The entities that will initially guarantee the obligations of RJR under the new notes are the same entities that guarantee RJR’s obligations under its revolving credit facility and under existing notes issued under the 2002 indenture, including the outstanding notes, and the 1999 indenture, in the aggregate principal amount of $1.64 billion at September 30, 2005 (including $190 million aggregate principal amount of 2006 notes that will be paid at maturity utilizing proceeds remaining from the sale of the outstanding notes). If a guarantor of the new notes ceases to be a guarantor under RJR’s revolving credit facility for any reason, such guarantor will be deemed released from all its obligations under the 2002 indenture, its guarantee of all notes issued thereunder will terminate and all collateral pledged by such guarantor to secure its guarantee of such notes will automatically be released. Such guarantor will similarly be released from its guarantee obligations with respect to RJR’s existing notes under the 1999 indenture. Currently, RJR’s revolving credit facility does not provide that the guarantees of RJR’s obligations thereunder will be released in the event RJR’s long-term senior debt is rated investment grade as it does with respect to the security for the obligations of RJR and the guarantors thereunder as discussed below. See “— Security for the Notes and the Guarantees.”
      The 2002 indenture provides that the obligations of each guarantor will be limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such guarantor (including, without limitation, any guarantees under the revolving credit facility) and after giving effect to any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee or pursuant to its contribution obligations under the indenture, would cause the obligations of such guarantor under its guarantee not to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.
Security for the New Notes and Related Guarantees
      The 2002 indenture provides that if RJR and certain restricted subsidiaries mortgage or pledge as security for any indebtedness any of the following:

•	shares of stock or indebtedness or other obligations of a subsidiary held by or owed to any of RJR or such restricted subsidiary; or

•	any principal property of RJR or such restricted subsidiary, then RJR will secure or cause such restricted subsidiary to secure the notes thereunder equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured. A subsidiary of RJR is a restricted subsidiary for purposes of this provision if it is a domestic subsidiary, it owns principal property or is a lessee pursuant to a capital lease of any principal property and the investment of RJR and all its subsidiaries in the subsidiary exceeds 5% of RJR’s consolidated net worth. Principal property is generally real property or equipment used primarily for manufacturing or storage and having an acquisition cost plus capitalized improvements in excess of 2% of RJR’s consolidated net worth. The 1999 indenture contains a substantially identical provision. In certain limited circumstances, RJR may incur certain indebtedness secured by liens in assets not otherwise pledged to the holders of indebtedness issued under the 1999 indenture and the 2002 indenture so long as the indebtedness secured by such liens and certain capitalized sale-leaseback obligations do not exceed 10% of the consolidated net worth of RJR. Currently, the restricted subsidiaries for purposes of the 2002 indenture (and the 1999 indenture) are the same subsidiaries of RJR as the subsidiary guarantors. At such time as the assets described above are no longer pledged to secure indebtedness of RJR other than the notes, such assets automatically will be released as collateral for the notes. RJR and the guarantors have pledged substantially all of their assets to secure their respective obligations under RJR’s revolving credit facility and thus have also pledged the assets specified above to secure their respective obligations under RJR’s existing notes under the 2002 and 1999 indentures.
      Upon issuance, the new notes will be secured by certain assets of RJR and the subsidiary guarantors pursuant to the security documents discussed below. These assets consist of any shares of stock, indebtedness or other obligations of a subsidiary held by or owing to RJR or a subsidiary guarantor, or any principal property of RJR and the subsidiary guarantors. In addition, RAI will pledge its stock in RJR and any indebtedness owed to it by its subsidiaries to secure its guarantee of the new notes. All of the foregoing assets are currently pledged by RJR and the guarantors of the new notes, including RAI, to secure their obligations with respect to RJR’s existing notes under the 2002 indenture, including the outstanding notes, and the 1999 indenture, in the aggregate principal amount of $1.45 billion at September 30, 2005 (which does not include the $190 million aggregate principal amount of 2006 notes that are unsecured). In addition, RJR and the guarantors have pledged substantially all their assets, which include these same assets, to secure their obligations under RJR’s $486 million revolving credit facility. The assets pledged to secure the obligations under RJR’s revolving credit facility that will not be pledged to secure the obligations under the notes include, among other assets, intellectual property, inventory, cash and accounts receivable. Pursuant to documents relating to the revolving credit facility, in the event of RJR’s exposure under any hedging arrangement with a lender under the credit facility, RJR’s obligations with respect thereto are guaranteed by the same entities and secured by the same assets as RJR’s obligations under its revolving credit facility.
      Under the terms of RJR’s current revolving credit facility, at such time, if any, as any long-term senior debt of RJR which ranks on a parity, as to payment and security, with the debt of RJR under the revolving credit facility is rated investment grade by Moody’s and S&P, the security for RJR’s obligations and the obligations of the guarantors under the revolving credit facility will automatically be released and the obligations thereunder will become unsecured; provided, however, that if certain defaults exist under the indentures at such time, the collateral will not be released until these defaults are cured or waived. Currently, RJR has no subordinated debt, therefore, all of its debt is senior debt, and approximately $1.729 billion of its existing notes (including $190 million aggregate principal amount of 2006 notes that will be paid at maturity utilizing proceeds remaining from the sale of the outstanding notes) issued under its 2002 indenture, including the outstanding notes, its 1999 indenture and its 1995 indenture rank on a parity with the debt of RJR under its revolving credit facility as to payment of this debt. Of this indebtedness, $1.45 billion (which does not include the $190 million aggregate principal amount of 2006 notes and $89 million aggregate principal amount of existing notes issued under the 1995 indenture) also ranks on a parity with the debt of RJR under its revolving credit facility as to security to the extent the assets securing such notes are the same as the assets securing RJR’s debt under its revolving credit facility. In addition, whether or not there is any change in the rating of any debt, the lenders under the revolving credit facility have the right, at any time, in their sole discretion, to instruct the collateral agent to release all or any portion of the security for both the revolving credit facility and the notes without obtaining any consent or approval from any holders of the notes. Further, RJR intends to seek the release of the stock in one or more of the entities that is currently pledged as security for the revolving credit facility in order to avoid any requirement under current SEC rules that separate financial statements of certain of these entities be filed with the SEC due to the fact that such entities’ stock secures the notes. If

RJR is successful in this effort, such stock will not be part of the collateral to the extent necessary to avoid this requirement.
      As of the date of this prospectus, such minimum investment grade rating of S&P is BBB- and of Moody’s is Baa3. Upon any of such long-term senior debt of RJR being assigned an investment grade rating by each of S&P and Moody’s, the security granted to secure the obligations under the revolving credit facility will automatically be released and, under the terms of the indenture related to the notes, the collateral securing the notes and the guarantees will be released. Thereafter, upon any of the long-term senior debt of RJR being assigned a non-investment grade rating by each of S&P and Moody’s, or in certain cases, by either S&P or Moody’s, RJR is required to repledge the security granted to secure the obligations under the revolving credit facility and most of its existing notes as described above.
Documents Creating the Security Interests; Exercise of Remedies
Description of the Security Documents
      The assets described above which secure the obligations under RJR’s revolving credit facility, the existing notes issued under RJR’s 2002 indenture and 1999 indenture, including the outstanding notes, and the new notes as well as the guarantees of all such notes are pledged under the terms of security documents in favor of the collateral agent under RJR’s revolving credit facility. These documents grant, in favor of the collateral agent and for the express benefit of the lenders under RJR’s revolving credit facility, such existing notes and the new notes, a security interest in each of the categories of assets described above with respect to the revolving credit facility, such existing notes and the new notes. The collateral agent, pursuant to the terms of the security documents, acts as agent for the lenders under RJR’s revolving credit facility, such existing notes and the new notes, and acts as agent for the holding and liquidation of rights in the assets pledged to secure the respective obligations.
No Ability to Declare a Cross-Default Under 2002 Indenture
      Upon a default occurring under the 1999 indenture or the 2002 indenture, the lenders under RJR’s revolving credit facility may also declare a default under the revolving credit facility.
      Upon a default under RJR’s revolving credit facility, the lenders thereunder may require the collateral agent to pursue the remedies set forth in the security documents. However, a default under RJR’s revolving credit facility does not cause a default under the 2002 indenture or 1999 indenture, or give the noteholders thereunder a right to accelerate such debt.
Enforcement of Remedies Following a Default Under 2002 Indenture
      Upon a default under any notes issued under the 2002 indenture or the 1999 indenture, the holders thereof may only seek enforcement of the remedies set forth in the security documents under the following circumstances:

•	if the lenders under the revolving credit facility have required the collateral agent to take action against the collateral following a default under the revolving credit facility; or

•	a payment default with respect to at least $300 million of the principal amount of indebtedness under the 1999 indenture or the 2002 indenture (or a substantially similar indenture) occurs and continues in existence for at least 180 days. Following such payment period, the holders of such indebtedness can direct the collateral agent to enforce the remedies under the security documents, independent of a default under the revolving credit facility.
Ranking
      The new notes will be the unsubordinated obligations of RJR, and the related guarantees will be the unsubordinated obligations of each guarantor (except in each case those obligations preferred by operation of law).

      The new notes will rank:

•	equally in right of payment with RJR’s existing and future unsubordinated obligations and, while secured, equally in right of security to the extent the assets securing such obligations, and the priority of the security interest therein, are the same as the assets, and such priority, securing RJR’s other secured obligations. As of September 30, 2005, RJR had unsubordinated obligations of $2.684 billion (including current liabilities, intercompany obligations, the outstanding notes in the aggregate principal amount of $500 million and $190 million aggregate principal amount of the 2006 notes that will be paid at maturity utilizing proceeds remaining from RJR’s sale of the outstanding notes). Of such amount, $1.476 billion is secured by a first priority security interest ($1.45 billion of which is secured with the assets that will secure the new notes, and $26 million of which is secured with these and other assets);

•	senior to any existing and future subordinated obligations from time to time of RJR. As of September 30, 2005, RJR had no subordinated indebtedness; and

•	structurally subordinated to the obligations of any non-guarantor subsidiaries of RJR. As of September 30, 2005, RJR’s non-guarantor subsidiaries had obligations of $563 million.
      The guarantees related to the new notes will rank:

•	equally in right of payment with the existing and future unsubordinated obligations of the guarantors and, while secured, equally in right of security to the extent the assets securing such guarantees, and the priority of the security interest therein, are the same as the assets, and such priority, securing such guarantors’ other secured obligations. As of September 30, 2005, the guarantors had unsubordinated obligations of $6.522 billion (including tobacco settlement and related accruals, current liabilities and intercompany obligations). In addition, as of September 30, 2005, the guarantors had unsubordinated obligations related to their guarantees of $1.64 billion of RJR’s obligations under its existing notes (including the outstanding notes and $190 million aggregate principal amount of 2006 notes that will be paid at maturity utilizing proceeds remaining from the sale of the outstanding notes). Of such amount, $1.476 billion is secured by a first priority security interest ($1.45 billion of which is secured with the assets that will secure their guarantees of the new notes, and $26 million of which is secured with these and other assets);

•	senior to any existing and future subordinated obligations from time to time of the guarantors. As of September 30, 2005, the guarantors did not have any obligations that will be subordinated to their guarantees of the new notes; and

•	structurally subordinated to all of the obligations of any non-guarantor subsidiaries of the guarantors. As of September 30, 2005, the guarantors’ non-guarantor subsidiaries had obligations of $563 million.
      With respect to RAI’s financial statements, intercompany balances are eliminated upon consolidation. For a presentation of the financial information pursuant to Rule 3-10 of Regulation S-X for RAI, RJR’s subsidiaries guaranteeing the notes and non-guarantor subsidiaries, see note 12 to the condensed consolidated financial statements included in RAI’s September 30, 2005, Form 10-Q.
Optional Redemption
      The new notes are redeemable, in whole at any time or in part from time to time, at the option of RJR, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes, and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 50 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

      The term used in the foregoing discussion have the following meanings:
      Treasury Rate means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediate preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.
      Comparable Treasury Issue means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term, referred to as the Remaining Life, of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
      Independent Investment Banker means either Citigroup Global Markets Inc. or J.P. Morgan Securities Inc., or, if both firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with RJR.
      Comparable Treasury Price means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
      Reference Treasury Dealer means (1) J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. and their respective successors, provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City, referred to as a Primary Treasury Dealer, RJR will substitute for such initial purchaser another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with RJR.
      Reference Treasury Dealer Quotations means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
      Holders of notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding and not previously called notes by such method as the trustee deems fair and appropriate.
Same-Day Settlement and Payment
      The new notes will trade in the same-day funds settlement system of DTC until maturity or until RJR issues the new notes in definitive form. DTC will therefore require secondary market trading activity in the notes to settle in immediately available funds. RJR can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the new notes.

Book-Entry System; Delivery and Form
General
      New notes of each series will be in book-entry form and will be represented by one or more permanent global certificates in fully registered form without interest coupons, which we refer to as the Global Notes, and will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. as nominee of DTC or another nominee designated by DTC (such nominee being referred to herein as a Global Note Holder).
      Beneficial interests in the Global Notes may not be exchanged for Certificated Notes (as defined below) except in the circumstances described below.
      DTC has advised us that it is a limited-purpose trust company that was created to hold securities for its participating organizations, including Euroclear and Clearstream, referred to herein, collectively, as the Participants or the Depositary’s Participants, and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, referred to collectively as the Indirect Participants or the Depositary’s Indirect Participants, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary’s Participants or the Depositary’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary’s Participants) and the records of the Depositary’s Participants (with respect to the interests of the Depositary’s Indirect Participants).
      The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.
      So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole holder of new notes represented by such Global Notes under the 2002 indenture. Except as provided below, owners of new notes will not be entitled to have the new notes registered in their names and will not be considered the owners or holders thereof under the 2002 indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the trustee thereunder. None of RJR or the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of new notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.
      Payments in respect of the principal of, premium, if any, and interest on any new notes registered in the name of a Global Note Holder on the applicable record date will be payable by the trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the 2002 indenture. Under the terms of the 2002 indenture, RJR and the trustee may treat the persons in whose names any new notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither RJR nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the notes (including principal, premium, if any, and interest). RJR believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of the new notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.
      Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the trustee and confirmation of such beneficial interest by the Depositary or its Participants or

Indirect Participants, exchange such beneficial interest for new notes in definitive form. Upon any such issuance, the trustee is required to register such notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such notes would be issued in fully registered form and would be subject to the legal requirements described in this prospectus under “Notice to Investors.”
      If the Depositary for the new notes represented by a Global Note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, referred to as the Exchange Act, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the Global Note that had been held by the Depositary. In addition, the 2002 indenture permits us at any time and in our sole discretion to decide not to have the new notes represented by one or more Global Notes. DTC has advised us that, under its current practices, it would notify its Participants of our request, but will only withdraw beneficial interest from the Global Notes at the request of each Participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any new notes issued in definitive form in exchange for the Global Notes will be registered in the name or names that the Depositary gives to the trustee or other relevant agent of theirs or ours. It is expected that the Depositary’s instructions will be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in the Global Note that had been held by the Depositary.
      Neither RJR nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of the notes and RJR and the trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.
Concerning the Trustee
      In addition to serving as the exchange agent, The Bank of New York is the trustee under the 2002 indenture. The Bank of New York also serves as trustee under RJR’s 1999 and 1995 indentures, participates in RJR’s revolving credit facility and is the transfer agent for the common stock of RAI. From time to time, RAI or RJR may enter into other relationships with the trustee or its affiliates.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
      The following is a summary of the material U.S. federal income tax considerations relating to the exchange of outstanding notes for new notes, and of the ownership and disposition of the new notes by holders that have held the outstanding notes, and that will hold the new notes, as capital assets generally for investment purposes. This summary does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, and applicable tax regulations, rulings, and judicial decisions all as in effect on the date hereof. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. Neither RJR nor RAI has sought any ruling from the Internal Revenue Service, or IRS, or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
      This summary also does not address the tax considerations arising under the laws of any foreign, state, or local jurisdiction. In addition, this discussion does not address tax considerations applicable to a holder’s particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

•	holders subject to the alternative minimum tax;

•	banks;

•	tax-exempt organizations;

•	insurance companies;

•	dealers in securities or currencies;

•	traders in securities or commodities or dealers in commodities that elect to use a mark-to-market method of accounting;

•	financial institutions;

•	holders whose “functional currency” is not the U.S. dollar; or

•	persons that will hold the new notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction.
      If a partnership holds new notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our new notes, you should consult your tax advisor.
      This summary of material U.S. federal income tax considerations is for general information only. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.
Exchange Offer
      The exchange of an outstanding note for a new note pursuant to the exchange offer will not be taxable to the exchanging holder for U.S. federal income tax purposes. As a result, an exchanging holder:

•	will not recognize any gain or loss on the exchange;

•	will have a holding period for the new note that includes the holding period for the outstanding note exchanged therefor; and

•	will have an adjusted tax basis in the new note immediately after the exchange equal to its adjusted tax basis in the outstanding note exchanged therefor immediately prior to the exchange.

      The exchange offer is not expected to result in any U.S. federal income tax consequences to a non-exchanging holder.
Ownership and Disposition of New Notes
Consequences to U.S. Holders
      The following is a summary of the U.S. federal tax consequences that will apply to the ownership and disposition of the new notes by you if you are a U.S. Holder of the notes. Certain consequences to “non-U.S. Holders” of the notes are described under “— Consequences to Non-U.S. Holders” below. “U.S. Holder” means a beneficial owner of a note that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision of the United States; or

•	a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable regulations to be treated as a U.S. person.
      Payment of Interest. Stated interest on the new notes will generally be taxable to you as ordinary income at the time it is paid or at the time it accrues in accordance with your method of accounting for U.S. federal income tax purposes.
      Market Discount and Premium. If you acquired a new note at a price less than its stated principal amount, you would be treated for U.S. federal income tax purposes as having acquired the new note with market discount, subject to a de minimis exception. In the case of a new note having market discount, you will be required to treat any partial principal payment received on, and any gain recognized upon the sale or other disposition of, the new note as ordinary income to the extent of the market discount that accrued during your holding period for the new note, unless you elect to annually include market discount in gross income over time as the market discount accrues (on a ratable basis, or at your election, a constant yield basis). An election to include market discount in gross income as it accrues, once made, is irrevocable and will apply to all debt instruments with market discount acquired by you on or after the first day of the first taxable year to which the election applies. In addition, if you hold a new note with market discount, and you do not elect to accrue market discount into gross income over time, you may be required to defer the deduction of interest expense incurred or continued to purchase or carry the new note.
      If you acquired a new note for an amount in excess of its stated principal amount, you may elect to treat the excess as “amortizable bond premium.” In such case, the amount required to be included in your gross income each year with respect to interest on the new note generally will be reduced by the amount of amortizable bond premium allocable (based on the new note’s yield to maturity) to that year. Any election to amortize bond premium will apply to all new notes held by you at the beginning of the first taxable year to which the election applies or thereafter acquired by you and is irrevocable without the consent of the IRS.
      Sale, Exchange or Disposition of New Notes. You generally will recognize gain or loss upon the sale, exchange, redemption, retirement or other taxable disposition of a new note equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other taxable disposition (less an amount attributable to any accrued stated interest not previously included in income, which will be taxable as interest income) and your adjusted tax basis in the new note. Your adjusted tax basis in a new note will generally equal the amount you paid for the new note, increased by any market discount previously included in gross income and reduced by any amortizable bond premium previously deducted by you in respect of the new note. Any gain or loss recognized on a disposition of the new note will be capital gain or loss and will be long-term capital gain or loss if your holding period for the new note is more than one year. The ability to deduct capital losses is subject to limitation under U.S. federal income tax laws.
      Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal and interest on the new notes and the proceeds of sale of a new note unless you are an exempt recipient (such as a corporation). A backup withholding tax at the rate of 28% will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that you are subject to backup withholding.
      Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.
Consequences to Non-U.S. Holders
      The following is a summary of the U.S. federal income tax consequences that will apply to you if you are a non-U.S. Holder of new notes. The term “non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder. Special rules may apply to certain non-U.S. Holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
      Payment of Interest. The U.S. federal withholding tax will not apply to any payment to you of interest on a new note because of the “portfolio interest exemption” provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership; and

•	you provide to us your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN); or a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its business and that holds the new note on your behalf certifies, under penalties of perjury, that it has received IRS Form W-8BEN from you or from another qualifying financial institution intermediary, and provides a copy of the IRS Form W-8BEN.
      If you hold your new notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable regulations.
      If you are engaged in a trade or business in the United States and interest on a new note is effectively connected with the conduct of that trade or business, you will be exempt from withholding tax if you provide us with a properly executed IRS Form W-8ECI, but you will be required to pay U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. person as defined under the Internal Revenue Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest will be included in the earnings and profits of such foreign corporation.
      In the event any additional interest we may be required to pay on the outstanding notes under the circumstances described in “The Exchange Offer — Shelf Registration” is treated as interest, the tax treatment of such payments should be the same as other interest payments received by you.

      Sale, Exchange or Disposition of Notes. Any gain realized upon the sale, exchange or other disposition of a new note (except with respect to accrued and unpaid interest, which would be taxable as described above) generally will not be subject to U.S. federal income tax unless:

•	subject to an applicable tax treaty providing otherwise, that gain is effectively connected with your conduct of a trade or business in the United States;

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	you are subject to Internal Revenue Code provisions applicable to certain U.S. expatriates.
      A holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. A holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States.
      Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments on the new notes. Unless the non-U.S. Holder complies with certification procedures to establish that it is not a U.S person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition and the non-U.S. Holder may be subject to United States backup withholding tax on payments on the notes or on the proceeds from a sale or other disposition of the new notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against the non-U.S. Holder’s U.S. federal income tax liability and may entitle the non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.
      Information returns will be filed with the IRS in connection with payments on the new notes. Unless the non-U.S. Holder complies with certification procedures to establish that it is not a U.S person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition and the non-U.S. Holder may be subject to United States backup withholding tax on payments on the notes or on the proceeds from a sale or other disposition of the new notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against the non-U.S. Holder’s U.S. federal income tax liability and may entitle the non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

PLAN OF DISTRIBUTION
      Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed, for a period ending upon the earlier of (1) 180 days after the completion of the exchange offer and (2) the first day after the completion of the exchange offer when participating broker-dealers no longer have a prospectus delivery obligation, to make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.
      We will not receive any proceeds from any sale of new notes by any broker-dealer. New notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the following manners:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the new notes; or

•	through a combination of such methods of resale.
      The sales may be at any of the following prices:

•	market prices prevailing at the time of resale;

•	prices related to such prevailing market prices; or

•	negotiated prices.
      Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.
      Any broker-dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act. Any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers, and will indemnify the holders, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.
      We have not entered into any arrangements or understandings with any person to distribute the new notes to be received in this exchange offer.
      There is no existing market for the new notes, and there can be no assurance as to the liquidity of any market that may develop for the new notes, the ability of the holders of the new notes to sell their new notes or the price at which holders would be able to sell their new notes. Future trading prices of the new notes will depend on many factors, including, among other things:

•	prevailing interest rates;

•	our operating results; and

•	the market for similar securities.

      This prospectus does not constitute an offer to purchase or a solicitation of an offer to sell any of the new notes in any jurisdiction in which such an offer or a solicitation is unlawful.
LEGAL MATTERS
      The validity and enforceability of the new notes and related guarantees will be passed upon for us by Kilpatrick Stockton LLP, Charlotte, North Carolina.
EXPERTS
      The consolidated financial statements of RAI and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, management’s assessment of the effectiveness of RAI’s internal control over financial reporting as of December 31, 2004, and the effectiveness of RAI’s internal control over financial reporting as of December 31, 2004, incorporated by reference in this Registration Statement on Form S-4, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in its reports incorporated by reference in this Registration Statement on Form S-4 and have been so incorporated in reliance upon the reports of such firm given upon the authority of said firm as experts in accounting and auditing. Its report dated February 28, 2005, covering the financial statements referenced above refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” effective January 1, 2002. Its report dated February 28, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of RAI as of December 31, 2004, contains an explanatory paragraph that states that RAI has excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, the acquired U.S. assets, liabilities, and operations of B&W, an indirect, wholly owned subsidiary of BAT, and the acquired capital stock of CMSI, an indirect subsidiary of BAT, which owns all of the outstanding stock of Lane (together referred to as B&W/ Lane). Its audit of internal control over financial reporting of RAI also excluded an evaluation of the internal control over financial reporting of B&W/ Lane.
      The combined consolidated financial statements of the U.S. tobacco operations of B&W and CMSI, the parent of Lane, for each year in the two-year period ended December 31, 2003, incorporated by reference in this Registration Statement on Form S-4 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein and have been so incorporated in reliance upon the report of such firm given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
      RAI, the parent of RJR, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with the requirements of the Exchange Act, files reports, proxy statements and other information with the SEC. You may read and copy this information or obtain copies of this information at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain the documents that RAI files electronically from the SEC’s web site at http://www.sec.gov.
      RJR, RAI, and the subsidiary guarantors have filed with the SEC a registration statement on Form S-4, of which this prospectus forms a part, under the Securities Act of 1933, as amended, in connection with our offering of the new notes and related guarantees to be issued in the exchange offer. This prospectus does not contain all of the information in the registration statement. You will find additional information about RJR, RAI, the subsidiary guarantors and the exchange offer in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement. You may read and copy the registration statement, including its exhibits, at the SEC’s Public Reference Room located at 100 F Street, NE, Washington D.C. 20549 or at the SEC’s web site at http://www.sec.gov.
      RAI’s SEC filings are also available at its website at http://www.reynoldsamerican.com. Information with respect to RAI may also be obtained by writing or calling the Office of the Secretary, P.O. Box 2990, Winston-Salem, North Carolina 27102-2990; telephone number (336) 741-5162.
INCORPORATION BY REFERENCE
      We “incorporate by reference” into this prospectus certain information filed by RAI (SEC file number 1-32258) with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that is subsequently filed with the SEC will automatically update and supersede information in this prospectus and in earlier filings with the SEC. RJR incorporates by reference the information and documents listed below, which have been filed with the SEC and any documents that RAI files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of this exchange offer:

•	RAI’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 9, 2005, as amended by its Form 10-K/ A filed on May 19, 2005;

•	RAI’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005, filed with the SEC on May 9, 2005, August 4, 2005, and November 3, 2005, respectively;

•	RAI’s Current Reports on Form 8-K filed with the SEC on February 7, 2005, March 4, 2005, April 8, 2005, April 26, 2005, May 5, 2005, May 6, 2005, June 28, 2005, July 6, 2005, July 11, 2005, July 15, 2005, September 13, 2005, October 3, 2005, and December 5, 2005; and

•	the combined consolidated statements of operations and comprehensive income and combined consolidated statements of cash flows for each of the two years ended December 31, 2003, along with the accompanying report of Deloitte & Touche LLP and the notes to such statements, of British American Tobacco plc’s (BAT) United States tobacco operations (B&W/ Lane), which consists of Cigarette Manufacturers Supplies, Inc., a holding company for Lane Limited, which are both indirect BAT wholly owned subsidiaries, and the US operations of Brown & Williamson Tobacco Corporation (B&W), also an indirect BAT wholly owned subsidiary, included in pages F-6 through F-90 of RAI’s Registration Statement on Form S-4/ A filed with the SEC on June 23, 2004.

      We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the request of such person, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to the Office of the Secretary, P.O. Box 2990, Winston-Salem, North Carolina 27102-2990; telephone number (336) 741-5162. You may also obtain the documents incorporated by reference in this prospectus from the SEC as described above.
      While any outstanding notes remain outstanding, we will make available, upon request, to any beneficial owner and any prospective purchaser of notes the information regarding RAI required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which RAI is not subject to Section 13 or 15(d) of the Exchange Act. Any such request should also be directed to the Office of the Secretary of RAI at the address and phone number above.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
North Carolina Registrants
      The following registrants are corporations incorporated under the laws of the state of North Carolina: RAI, RJR Tobacco and GMB, Inc.
      Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.
      Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the NCBCA.
      Section 55-8-57 of the NCBCA authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.
      Section 55-2-02 of the NCBCA enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of directors for monetary damages for breach of their duties as directors. No such provision is effective to eliminate or limit a director’s liability for: (1) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation; (2) improper distributions as described in Section 55-8-33 of the NCBCA; (3) any transaction from which the director derived an improper personal benefit; or (4) acts or omissions occurring prior to the date the exculpatory provision became effective.
      The articles of incorporation of RAI provide that RAI will indemnify, to the fullest extent permitted by the NCBCA, any person who was or is a director or officer of RAI who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person was or is a director or officer of RAI or, while a director or officer of RAI, was serving at the request of RAI as a director, officer, partner, trustee, employee or agent of any other enterprise. RAI’s articles of incorporation also provide that RAI shall pay expenses incurred in connection with any such action, suit or proceeding in advance provided the director or officer agrees in writing to repay such amount if such person is ultimately determined not entitled to be indemnified against such expenses.
      RAI has entered into separate indemnification agreements with its directors and executive officers. These agreements require, among other things, RAI to maintain, for so long as such person could be subject to claims based upon such person’s status as a director or officer of RAI, directors’ and officers’ liability insurance that is comparable in scope and amount to former policies of insurance of R.J. Reynolds Tobacco Holdings, or RJR. In no event will RAI be required to spend in any one year an amount more than 200% of the annual premiums paid by RAI or RJR, as the case may be, five years prior to the then-existing policy period; provided, however, that RAI will use commercially reasonable efforts to obtain and maintain policies of insurance with coverage having features as similar as reasonably practical to the features of the prior policies.
      Pursuant to the agreement related to the combination of RJR Tobacco and the U.S. assets, liabilities and operations of B&W, RAI agreed to maintain, for a period of six years following the completion, on July 30, 2004, of such combination, policies of directors’ and officers’ liability insurance maintained by RJR at the time of such completion, or policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured, with respect to claims arising from facts or events that occurred on or before October 27, 2003, the date of the business combination agreement. RAI is not required to spend in any one year an amount more than 200% of the annual premiums paid by RJR as of the date of the combination agreement for such insurance and if the annual premiums of such insurance coverage exceed this amount, RAI will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.
      RAI’s articles of incorporation further provide that, to the fullest extent permitted by the NCBCA, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.
      The provisions in articles of incorporation of RJR Tobacco with respect to indemnification of officers and directors and elimination of personal liability of directors are identical to those contained in RAI’s articles of incorporation.
      The articles of incorporation of GMB, Inc. provide that the corporation will, to the fullest extent permitted by the NCBCA, indemnify all persons it shall have the power to indemnify under the provisions of the NCBCA from and against any and all expenses and liabilities covered by such provisions. The articles of incorporation of GMB, Inc. also provide for the elimination of the personal liability of directors to the fullest extent permitted by the NCBCA.
Delaware Registrants
      The following registrants are corporations incorporated in the State of Delaware: RJR, RJR Acquisition Corp., R. J. Reynolds Tobacco Co. and FHS, Inc.
      Section 145 of the Delaware General Corporation Law, referred to as the DGCL, provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or complete action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
      Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for payments of unlawful dividends or unlawful stock repurchases or redemptions or for any transaction from which the director derived an improper personal benefit.
      The certificate of incorporation of RJR provides that RJR will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a director or officer of RJR who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person was or is a director or officer of RJR or, while a director or officer of RJR, was serving at the request of RJR as a director, officer, partner, trustee, employee or agent of any other enterprise. RJR’s certificate of incorporation also provides that RJR shall pay expenses incurred in connection with any such action, suit or proceeding in advance provided the director or officer agrees in writing to repay such amount if such person is ultimately determined not entitled to be indemnified against such expenses. RJR’s certificate of incorporation further provides that, to the fullest extent permitted by the DGCL, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.
      The bylaws of RJR Acquisition Corp., referred to as RJR Acquisition, provide that each person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer of RJR Acquisition or is or was serving at the request of RJR Acquisition as a director or officer of another entity, shall be indemnified and held harmless by RJR Acquisition to the fullest extent permitted by Delaware law. This right to indemnification also includes the right to be paid expenses incurred in connection with that proceeding in advance of its final disposition to the fullest extent authorized by Delaware law. The certificate of incorporation of RJR Acquisition provides the no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except as otherwise provided by the DGCL.
      The certificate of incorporation of FHS, Inc., referred to as FHS, provides for the indemnification of the corporation’s directors and officers to the fullest extent permitted by law and eliminates the personal liability of its directors to the corporation or its stockholders for any breach of fiduciary duty as a director other than any breach of the duty of loyalty, for acts not in good faith or which involve intentional misconduct or knowing violation of law, for acts of omissions arising under Section 174 of the DGCL (payment of dividends) or for any transaction for which the directors derived an improper personal benefit. The bylaws of FHS provide that its officers and directors shall be indemnified against reasonable expense and any liability paid or incurred in connection with any actual or threatened claim, action suit or proceeding, whether brought by or in the right of the corporation or otherwise by reason of serving or having served as an officer or director of the company or an officer, director, employee, fiduciary or other representative of another entity at the request of FHS, so long as such indemnification does not contravene the DGCL or other applicable law and provided such officer or director acted in good faith and in a manner reasonably believed was in or not opposed to the best interest of the corporation and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The bylaws of FHS also provide that the indemnification provided for therein shall include the right to have expenses incurred by such person in connection with an action paid in advance of a final disposition of such action, subject to subsequent determination of the right to be so indemnified.
      RJR Packaging, LLC, referred to as RJR Packaging, is a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. RJR Packaging’s operating agreement (its limited liability company agreement) provides that RJR Packaging will indemnify, save harmless and pay all expenses of its sole member, RJR Tobacco, any stockholder, member, partner, beneficiary and other equity holder of its member, and any officers, directors, employees and agents of any of them, for any expenses incurred by reason of any act performed or omitted in connection with the business of RJR Packaging.
Directors’ and Officers’ Insurance
      Under insurance policies maintained by RAI, the directors and officers of RAI and the other registrants are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceeding, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers, including liabilities under the Securities Act. These insurance policies are designed to make payments on behalf of RAI and the other registrants to their directors and officers pursuant to the indemnification provisions described above as well as with respect to non-indemnifiable claims. These insurance policies maintained by RAI satisfy its obligations under its indemnification agreements with directors and officers and under its 2004 business combination agreement relating to directors’ and officers’ liability insurance.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit No.	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Reynolds American Inc. (incorporated by reference to Exhibit 1 to Reynolds American Inc.’s Form 8-A filed July 29, 2004).
3.2	Amended and Restated Bylaws of Reynolds American Inc. (incorporated by reference to Exhibit 3.1 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).
3.3	Amended and Restated Certificate of Incorporation of R.J. Reynolds Tobacco Holdings, Inc.
3.4	Amended and Restated Bylaws of R.J. Reynolds Tobacco Holdings, Inc.
3.5	Amended and Restated Certificate of Incorporation of RJR Acquisition Corp.
3.6	Bylaws of RJR Acquisition Corp.
3.7	Amended and Restated Articles of Incorporation of R. J. Reynolds Tobacco Company.
3.8	Amended and Restated Bylaws of R. J. Reynolds Tobacco Company.
3.9	Certificate of Incorporation of R. J. Reynolds Tobacco Co. (formerly R. J. Reynolds Company), as amended.
3.10	By-Laws of R. J. Reynolds Tobacco Co. (formerly R. J. Reynolds Company).
3.11	Certificate of Formation of RJR Packaging, LLC.
3.12	RJR Packaging, LLC Operating Agreement.
3.13	Certificate of Incorporation of FHS, Inc.
3.14	Bylaws of FHS, Inc.
3.15	Articles of Incorporation of GMB, Inc. (formerly Interim, Inc.), as amended.
3.16	Bylaws of GMB, Inc. (formerly Interim, Inc.)

Exhibit No.	Description of Document

4.1	Rights Agreement, between Reynolds American Inc. and The Bank of New York, as rights agent (incorporated by reference to Exhibit 3 to Reynolds American Inc.’s Form 8-A filed July 29, 2004).
4.2	Amended and Restated Indenture dated as of July 24, 1995, between RJR Nabisco, Inc. and The Bank of New York (incorporated by reference to Exhibit 4.1 to RJR Nabisco, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed August 8, 1995).
4.3	First Supplemental Indenture and Waiver dated as of April 27, 1999, between RJR Nabisco, Inc. and The Bank of New York, to the Amended and Restated Indenture dated as of July 24, 1995, between RJR Nabisco, Inc. and The Bank of New York, as successor trustee (incorporated by reference to Exhibit 10.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-A filed May 19, 1999).
4.4	Second Supplemental Indenture and Waiver dated as of April 27, 1999, between RJR Nabisco, Inc. and The Bank of New York, to the Amended and Restated Indenture dated as of May 18, 1992, between RJR Nabisco, Inc. and The Bank of New York, as successor trustee, as amended by the Form of First Supplemental Indenture and Waiver thereto dated as of June 2, 1995 (incorporated by reference to Exhibit 10.4 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-A filed May 19, 1999).
4.5	Indenture dated as of May 15, 1999, among RJR Nabisco, Inc., R. J. Reynolds Tobacco Company and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-A filed May 19, 1999).
4.6	First Supplemental Indenture dated as of December 12, 2000, among RJR Acquisition Corp., R. J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company and The Bank of New York, as Trustee, to the Indenture dated as of May 15, 1999, among RJR Nabisco, Inc., R. J. Reynolds Tobacco Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.6 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000, filed March 1, 2001).
4.7	Second Supplemental Indenture dated as of June 30, 2003, among GMB, Inc., FSH, Inc., R. J. Reynolds Tobacco Co., Santa Fe Natural Tobacco Company, Inc., RJR Packaging, LLC, R. J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York, as Trustee, to the Indenture dated May 15, 1999, among RJR Nabisco, Inc., R. J. Reynolds Tobacco Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).
4.8	Third Supplemental Indenture, dated as of July 30, 2004, among R. J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp., GMB, Inc., FHS, Inc., R. J. Reynolds Tobacco Co., RJR Packaging, LLC, BWT Brands, Inc. and The Bank of New York, as Trustee, to the Indenture dated May 15, 1999, among RJR Nabisco, Inc., R. J. Reynolds Tobacco Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
4.9	Fourth Supplemental Indenture, dated July 6, 2005, by and among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc. and various subsidiaries of Reynolds American Inc. as guarantors, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s From 8-K dated July 11, 2005).
4.10	Form of Note for the 6 1/2% Note due 2007 (incorporated by reference to Exhibit 4.1 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated May 15, 2002).
4.11	Form of Note for the 7 1/4% Note due 2012 (incorporated by reference to Exhibit 4.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated May 15, 2002).
4.12	Guarantee dated as of May 18, 1999, by R. J. Reynolds Tobacco Company to the holders and to The Bank of New York, as trustee, issued in connection with the Indenture dated as of May 15, 1999, among RJR Nabisco, Inc., R. J. Reynolds Tobacco Company and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.6 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-A filed May 19, 1999).

Exhibit No.	Description of Document

4.13	Indenture dated as of May 20, 2002, by and among R. J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York (incorporated by reference to Exhibit 4.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated May 15, 2002).
4.14	First Supplemental Indenture dated as of June 30, 2003, among GMB, Inc., FSH, Inc., R. J. Reynolds Tobacco Co., Santa Fe Natural Tobacco Company, Inc., RJR Packaging, LLC, R. J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York, as Trustee, to the Indenture dated as of May 20, 2002, among R. J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).
4.15	Second Supplemental Indenture, dated as of July 30, 2004, among R. J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc., R. J. Reynolds Tobacco Company, RJR Acquisition, GMB, Inc., FSH, Inc., R. J. Reynolds Tobacco Co., RJR Packaging, LLC, BWT Brands, Inc. and The Bank of New York, as Trustee, to the Indenture dated May 20, 2002, among R. J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York (incorporated by reference to Exhibit 4.3 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
4.16	Form of 6.500% Secured Note due 2010 of R.J. Reynolds Tobacco Holdings, Inc. (Regulation S) (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Form 8-K dated July 6, 2005).
4.17	Form of 7.300% Secured Note due 2015 of R.J. Reynolds Tobacco Holdings, Inc. (Regulation S) (incorporated by reference to Exhibit 4.2 to Reynolds American Inc.’s Form 8-K dated July 6, 2005).
4.18	Form of 7.300% Secured Note due 2015 of R.J. Reynolds Tobacco Holdings, Inc. (Rule 144A) (incorporated by reference to 4.3 to Reynolds American Inc.’s Form 8-K dated July 6, 2005).
4.19	Form of new 6.500% Secured Note due 2010 of R.J. Reynolds Tobacco Holdings, Inc.
4.20	Form of new 7.300% Secured Note due 2015 of R.J. Reynolds Tobacco Holdings, Inc.
5.1	Opinion of Kilpatrick Stockton LLP, including consent, regarding the validity of securities being registered.
10.1	Third Amended and Restated Credit Agreement, dated as of July 30, 2004, among Reynolds American Inc., R. J. Reynolds Tobacco Holdings, Inc. and the lending institutions listed and to be listed from time to time on Annex I thereto (incorporated by reference to Exhibit 10.6 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.2	Fourth Amended and Restated Subsidiary Guaranty, by R. J. Reynolds Tobacco Company, RJR Acquisition Corp., GMB, Inc., FHS, Inc., R. J. Reynolds Tobacco Co., RJR Packaging, LLC and BWT Brands, Inc. to the creditors defined therein, issued in connection with the Third Amended and Restated Credit Agreement dated as of July 30, 2004, among Reynolds American Inc., R. J. Reynolds Tobacco Holdings, Inc. and the lending institutions listed and to be listed from time to time on Annex I thereto (incorporated by reference to Exhibit 10.7 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.3	Amended and Restated Security Agreement, dated as of July 30, 2004, among Reynolds American Inc., R. J. Reynolds Tobacco Holdings, Inc., various subsidiaries of Reynolds American Inc. and JPMorgan Chase Bank, as Collateral Agent (incorporated by reference to Exhibit 10.8 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.4	Amended and Restated Pledge Agreement, dated as of July 30, 2004, among Reynolds American Inc., R. J. Reynolds Tobacco Holdings, Inc., various subsidiaries of Reynolds American Inc. and JPMorgan Chase Bank, as Collateral Agent (incorporated by reference to Exhibit 10.9 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).

Exhibit No.	Description of Document

10.5	Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Davie County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.4 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).
10.6	First Amendment to Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Davie County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.12 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.7	Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Forsyth County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.5 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).
10.8	First Amendment to Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Forsyth County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.13 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.9	Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Stokes County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.6 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).
10.10	First Amendment to Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Stokes County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.14 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.11	Mortgage, Security Agreement, Assignment of Leases, Rents and Rights, Financing Statement and Fixture Filing (South Carolina), made by R. J. Reynolds Tobacco Company, as the Mortgagor, to JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Mortgagee (incorporated by reference to Exhibit 10.10 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.12	Deed to Secure Debt, Security Agreement and Assignment of Leases, Rents and Rights (Georgia), made by R. J. Reynolds Tobacco Company, as the Grantor, to JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Grantee (incorporated by reference to Exhibit 10.11 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.13	Formation Agreement, dated as of July 30, 2004, among Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.), Brown & Williamson U.S.A., Inc. (n/k/a R. J. Reynolds Tobacco Company) and Reynolds American Inc. (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.14	Governance Agreement, dated as of July 30, 2004, among British American Tobacco p.l.c., Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) and Reynolds American Inc. (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).

Exhibit No.	Description of Document

10.15	Amendment No. 1 to the Governance Agreement, dated as of November 18, 2004, among British American Tobacco p.l.c., Brown & Williamson Holdings, Inc. and Reynolds American Inc. (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated November 18, 2004).
10.16	Non-Competition Agreement, dated as of July 30, 2004, between Reynolds American Inc. and British American Tobacco p.l.c. (incorporated by reference to Exhibit 10.3 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.17	Contract Manufacturing Agreement, dated as of July 30, 2004, by and between R. J. Reynolds Tobacco Company and BATUS Japan, Inc. (incorporated by reference to Exhibit 10.4 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.18	Contract Manufacturing Agreement, dated as of July 30, 2004, by and between R. J. Reynolds Tobacco Company and B.A.T. (U.K. & Export) Limited (incorporated by reference to Exhibit 10.5 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.19	Purchase Agreement dated as of March 9, 1999, as amended and restated as of May 11, 1999, among R. J. Reynolds Tobacco Company, RJR Nabisco, Inc. and Japan Tobacco Inc. (incorporated by reference to Exhibit 2.1 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated May 12, 1999).
10.20	Tax Sharing Agreement dated as of June 14, 1999, among RJR Nabisco Holdings Corp., R. J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company and Nabisco Holdings Corp. (incorporated by reference to Exhibit 10.1 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated June 14, 1999).
10.21	Amendment to Tax Sharing Agreement dated June 25, 2000, among Nabisco Group Holdings Corp., R. J. Reynolds Tobacco Holdings, Inc., Nabisco Holdings Corp. and R. J. Reynolds Tobacco Company (incorporated by reference to Exhibit 10.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed August 7, 2000).
10.22	Agreement dated as of May 20, 1999, among Pension Benefit Guaranty Corporation, RJR Nabisco Holdings Corp. and R. J. Reynolds Tobacco Company (incorporated by reference to Exhibit 10.16 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed August 16, 1999).
10.23	Amendment effective as of June 14, 1999, to the Agreement effective as of May 20, 1999, by and among the Pension Benefit Guaranty Corporation, R. J. Reynolds Tobacco Holdings, Inc. and R. J. Reynolds Tobacco Company (incorporated by reference to Exhibit 10.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed August 7, 2000).
10.24	Second Amendment effective as of January 7, 2002, to the Agreement effective as of May 20, 1999, by and among the Pension Benefit Guaranty Corporation, R. J. Reynolds Tobacco Holdings, Inc. and R. J. Reynolds Tobacco Company (incorporated by reference to Exhibit 10.9 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, filed February 28, 2002).
10.25	Settlement Agreement dated August 25, 1997, between the State of Florida and settling defendants in The State of Florida v. American Tobacco Co. (incorporated by reference to Exhibit 2 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated August 25, 1997).
10.26	Comprehensive Settlement Agreement and Release dated January 16, 1998, between the State of Texas and settling defendants in The State of Texas v. American Tobacco Co. (incorporated by reference to Exhibit 2 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated January 16, 1998).
10.27	Settlement Agreement and Release in re: The State of Minnesota v. Philip Morris, Inc., by and among the State of Minnesota, Blue Cross and Blue Shield of Minnesota and the various tobacco company defendants named therein, dated as of May 8, 1998 (incorporated by reference to Exhibit 99.1 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 30, 1998, filed May 15, 1998).

Exhibit No.	Description of Document

10.28	Settlement Agreement and Stipulation for Entry of Consent Judgment in re: The State of Minnesota v. Philip Morris, Inc., by and among the State of Minnesota, Blue Cross and Blue Shield of Minnesota and the various tobacco company defendants named therein, dated as of May 8, 1998 (incorporated by reference to Exhibit 99.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 30, 1998, filed May 15, 1998).
10.29	Form of Consent Judgment by Judge Kenneth J. Fitzpatrick, Judge of District Court in re: The State of Minnesota v. Philip Morris, Inc. (incorporated by reference to Exhibit 99.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 30, 1998, filed May 15, 1998).
10.30	Stipulation of Amendment to Settlement Agreement and for Entry of Agreed Order dated July 2, 1998, by and among the Mississippi Defendants, Mississippi and the Mississippi Counsel in connection with the Mississippi Action (incorporated by reference to Exhibit 99.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed August 14, 1998).
10.31	Stipulation of Amendment to Settlement Agreement and for Entry of Consent Decree dated July 24, 1998, by and among the Texas Defendants, Texas and the Texas Counsel in connection with the Texas Action (incorporated by reference to Exhibit 99.4 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed August 14, 1998).
10.32	Stipulation of Amendment to Settlement Agreement and for Entry of Consent Decree dated September 11, 1998, by and among the State of Florida and the tobacco companies named therein (incorporated by reference to Exhibit 99.1 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed November 12, 1998).
10.33	Master Settlement Agreement, referred to as the MSA, dated November 23, 1998, between the Settling States named in the MSA and the Participating Manufacturers also named therein (incorporated by reference to Exhibit 4 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated November 23, 1998).
10.34	Amended and Restated Directors and Officers Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).
10.35	Reynolds American Inc. Outside Directors’ Benefit Summary (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K, dated November 30, 2005).
10.36	Amended and Restated Equity Incentive Award Plan for Directors of Reynolds American Inc., referred to as the EIAP (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).
10.37	Form of Deferred Stock Unit Agreement between Reynolds American Inc. and the Director named therein, pursuant to the EIAP (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated August 30, 2004).
10.38	Form of Deferred Stock Unit Agreement between R. J. Reynolds Tobacco Holdings, Inc. and the Director named therein, pursuant to the EIAP (incorporated by reference to Exhibit 10.9 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed August 16, 1999).
10.39	Form of Stock Option Agreement (Initial) between R. J. Reynolds Tobacco Holdings, Inc. and the Director named therein, pursuant to the EIAP (incorporated by reference to Exhibit 10.10 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed August 16, 1999).
10.40	Form of Stock Option Agreement (Annual) between R. J. Reynolds Tobacco Holdings, Inc. and the Director named therein, pursuant to the EIAP, dated as of June 15, 1999 (incorporated by reference to Exhibit 10.11 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed August 16, 1999).
10.41	Amended and Restated Deferred Compensation Plan for Directors of Reynolds American Inc. (incorporated by reference to Exhibit 10.3 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).

Exhibit No.	Description of Document

10.42	Amended and Restated Reynolds American Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.42 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).
10.43	Form of Tandem Restricted Stock/ Stock Option Agreement dated July 28, 1999, between R. J. Reynolds Tobacco Holdings, Inc. and the grantee named therein (incorporated by reference to Exhibit 10.4 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed November 12, 1999).
10.44	Amendment No. 1 to Tandem Restricted Stock/ Stock Option Agreement dated July 28, 1999, dated December 5, 2001 (incorporated by reference to Exhibit 10.32 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, filed February 28, 2002).
10.45	Form of Amendment No. 2 to Tandem Restricted Stock/ Stock Option Agreement dated as of April 24, 2002, amending the Tandem Restricted Stock/ Stock Option Agreements dated June 15 and July 28, 1999, between R. J. Reynolds Tobacco Holdings, Inc. and the grantee named therein (incorporated by reference to Exhibit 10.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed August 6, 2002).
10.46	Amendment No. 3 to Tandem Restricted Stock/ Stock Option Agreements dated December 10, 2002, amending the Tandem Restricted Stock/ Stock Option Agreements dated June 15 and July 28, 1999 (incorporated by reference to Exhibit 10.35 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed March 3, 2003).
10.47	Form of Restricted Stock Agreement dated July 31, 2003, between R. J. Reynolds Tobacco Holdings, Inc. and the grantee named therein (incorporated by reference to Exhibit 10.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed November 7, 2003).
10.48	Form of Performance Unit Agreement (three-year vesting) dated July 31, 2003, between R. J. Reynolds Tobacco Holdings, Inc. and the grantee named therein (incorporated by reference to Exhibit 10.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed November 7, 2003).
10.49	Form of Performance Unit Agreement (one-year vesting) dated February 4, 2004, between R. J. Reynolds Tobacco Holdings, Inc. and the grantee named therein (incorporated by reference to Exhibit 10.52 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, filed March 5, 2004).
10.50	Form of Performance Share Agreement dated August 31, 2004, between Reynolds American Inc. and the grantee named therein (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated August 31, 2004).
10.51	Form of Amendment No. 1 to Performance Unit Agreement dated October 7, 2004, between Reynolds American Inc. and the grantee named therein (incorporated by reference to Exhibit 10.3 to Reynolds American Inc.’s Form 8-K dated October 7, 2004).
10.52	Performance Unit Agreement dated October 7, 2004, between Reynolds American Inc. and Susan M. Ivey (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K dated October 7, 2004).
10.53	Form of Performance Unit Agreement (one-year vesting) dated February 2, 2005, between Reynolds American Inc. and the grantee named therein (incorporated by reference to Exhibit 10.53 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).
10.54	Form of Performance Unit Agreement (three-year vesting) dated March 2, 2005, between Reynolds American Inc. and the grantee named therein (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K, dated March 2, 2005).
10.55	Form of Performance Share Agreement, dated March 2, 2005, between Reynolds American Inc. and the grantee named therein (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K, dated March 2, 2005).

Exhibit No.	Description of Document

10.56	Offer of Employment Letter, dated July 29, 2004, by Reynolds American Inc. and Susan M. Ivey, accepted by Ms. Ivey on July 30, 2004 (incorporated by reference to Exhibit 10.22 to Reynolds American Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed November 5, 2004).
10.57	Letter Agreement regarding Severance Benefits and Change of Control Protections dated October 7, 2004, between Reynolds American Inc. and Susan M. Ivey (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated October 7, 2004).
10.58	Offer of Employment Letter dated July 29, 2004, by Reynolds American Inc. and Jeffrey A. Eckmann, accepted by Mr. Eckmann on July 29, 2004 (incorporated by reference to Exhibit 10.24 to Reynolds American Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed November 5, 2004).
10.59	Letter Agreement, dated February 2, 2005, between Reynolds American Inc. and Jeffrey A. Eckmann, amending July 29, 2004 offer letter (incorporated by reference to Exhibit 10.5 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).
10.60	Form of Amended Letter Agreement regarding Severance Benefits and Change of Control Protections between Reynolds American Inc. and the officer named therein (incorporated by reference to Exhibit 10.6 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).
10.61	Reynolds American Inc. Annual Incentive Award Plan, as amended (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K dated November 30, 2005).
10.62	Excess Benefit Master Trust Agreement, as amended and restated as of October 12, 1988, by and between RJR Nabisco, Inc. and Wachovia Bank and Trust Company, N.A. (incorporated by reference to Exhibit 10.21 to R. J. Reynolds Tobacco Holdings, Inc.’s Registration Statement on Form S-4 of RJR Holdings Corp. and RJR Holdings Group, Inc., Registration No. 33-27894, filed April 5, 1989, as amended).
10.63	Amendment No. 1 to Excess Benefit Master Trust Agreement dated January 27, 1989, by and between RJR Nabisco, Inc. and Wachovia Bank and Trust Company, N.A. (incorporated by reference to Exhibit 10(h)(ii) to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed March 9, 1989).
10.64	Second Amendment to Excess Benefit Master Trust Agreement, dated as of October 3, 2003, by and between R. J. Reynolds Tobacco Company, as successor to RJR Nabisco, Inc., and Wachovia Bank, N.A. (incorporated by reference to Exhibit 10.57 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 5, 2004).
10.65	R. J. Reynolds Supplemental Executive Retirement Plan, as amended and restated on January 1, 2004 (incorporated by reference to Exhibit 10.58 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 5, 2004).
10.66	Retention Trust Agreement dated May 13, 1998, by and between RJR Nabisco, Inc. and Wachovia Bank, N.A. (incorporated by reference to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed August 14, 1998).
10.67	Supplemental Pension Plan for Executives of Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (as amended through July 29, 2004) (incorporated by reference to Exhibit 10.67 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).
10.68	Form of Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) Trust Agreement for the executive officer named therein (incorporated by reference to Exhibit 10.68 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).
10.69	Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) Health Care Plan for Salaried Employees (as amended through July 29, 2004 by amendment nos. 1 and 2) (incorporated by reference to Exhibit 10.69 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).

Exhibit No.	Description of Document

10.70	Amendment No. 3, entered into as of December 31, 2004, to the Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) Health Care Plan for Salaried Employees (incorporated by reference to Exhibit 10.70 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).
10.71	First Amendment to Credit Agreement, amending the Third Amended and Restated Credit Agreement, dated as of July 30, 2004 (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated April 22, 2005).
10.72	Supply Agreement, dated May 2, 2005, by and between R. J. Reynolds Tobacco Company and Alcan Packaging Food and Tobacco Inc. (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated May 2. 2005).
10.73	Supply Agreement, dated May 2, 2005, by and between R. J. Reynolds Tobacco Company and Alcoa Flexible Packaging, LLC. (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K dated May 2, 2005).
10.74	Supply Agreement, dated May 2, 2005, by and between R. J. Reynolds Tobacco Company and Mundet Inc. (incorporated by reference to Exhibit 10.3 to Reynolds American Inc.’s Form 8-K dated May 2, 2005).
10.75	Registration Rights Agreement dated June 29, 2005, by and among R.J. Reynolds Tobacco Holdings, Inc, the guarantors listed in Schedule 1 thereto, Citigroup Capital Markets Inc., J.P. Morgan Securities Inc. and the initial purchasers named in Schedule 2 thereto (incorporated by reference to Exhibit 4.2 to Reynolds American Inc.’s Form 8-K dated July 6, 2005).
10.76	First Amendment to Supply Agreement, dated September 16, 2005, by and between R. J. Reynolds Tobacco Company and Alcan Packaging Food and Tobacco Inc. (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed November 3, 2005).
10.77	October 2005 Amendments to the Contract Manufacturing Agreement, dated as of July 30, 2004, by and between R. J. Reynolds Tobacco Company and BATUS Japan, Inc. (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed November 3, 2005).
10.80	Business Combination Agreement, dated as of October 27, 2003, by and between R. J. Reynolds Tobacco Holdings, Inc. and Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (incorporated by reference to Exhibit 99.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated October 29, 2003).
10.81	Amendment No. 1, dated as of January 9, 2004, to the Business Combination Agreement dated as of October 27, 2003, by and between R. J. Reynolds Tobacco Holdings, Inc. and Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (incorporated by reference to Exhibit 2.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, filed March 5, 2004).
10.82	Amendment No. 2, dated as of June 15, 2004, to the Business Combination Agreement, dated as of October 27, 2003, as amended, by and between R. J. Reynolds Tobacco Holdings, Inc. and Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (incorporated by reference to Exhibit 2.3 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.83	Amendment to Business Combination Agreement and Disclosure Schedule, dated July 30, 2004, by Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.), and accepted and agreed to by R. J. Reynolds Tobacco Holdings, Inc. (incorporated by reference to Exhibit 2.4 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.84	Joinder Agreement, dated as of January 9, 2004, among Reynolds American Inc., Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) and R. J. Reynolds Tobacco Holdings, Inc. (incorporated by reference to Exhibit 2.5 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).

Exhibit No.	Description of Document

10.85	Lane Stock Purchase Agreement, dated as of October 27, 2003, by and among R. J. Reynolds Tobacco Holdings, Inc., American Cigarette Company Overseas B.V., Cigarette Manufacturers Supplies Inc. and Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (incorporated by reference to Exhibit 99.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated October 29, 2003).
10.86	Amendment No. 1, dated as of January 9, 2004, to Lane Stock Purchase Agreement dated as of October 27, 2003, by and among R. J. Reynolds Tobacco Holdings, Inc., American Cigarette Company Overseas B.V., Cigarette Manufacturers Supplies Inc. and Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (incorporated by reference to Exhibit 2.4 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, filed March 5, 2004).
10.87	Joinder Agreement, dated as of January 9, 2004, among American Cigarette Company Overseas B.V., Cigarette Manufacturers Supplies, Inc., R. J. Reynolds Tobacco Holdings, Inc. and Reynolds American Inc. (incorporated by reference to Exhibit 2.8 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
21.1	Subsidiaries of Reynolds American Inc. (incorporated by reference to Exhibit 21.1 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).
23.1	Consent of KPMG LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Kilpatrick Stockton LLP (included in Exhibit 5.1).
24.1	Power of Attorney of the Directors of Reynolds American Inc.
24.2	Powers of Attorney of the Registrants other than Reynolds American Inc. (included on signature pages of this Part II).
25.1	Form T-1 Statement of Eligibility and Qualification of The Bank of New York as trustee with respect to the new 6.500% Secured Notes due 2010.
25.2	Form T-1 Statement of Eligibility and Qualification of The Bank of New York as trustee with respect to the new 7.300% Secured Notes due 2015.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Notice to Investors.
99.4	Form of Notice to Broker Dealers.
      (b) Financial Statement Schedules.
      Not applicable.

Item 22.	Undertakings.
      (a) The undersigned registrants hereby undertake:
      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end or the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
      The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
      (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of Reynolds American Inc. pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
      (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Winston-Salem, State of North Carolina, on December 7, 2005.

R.J. Reynolds Tobacco Holdings, Inc.

By:	/s/ Charles A. Blixt

Name: Charles A. Blixt
Title: President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles A. Blixt and McDara P. Folan, III, and each of them with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Blixt Charles A. Blixt	President and Director (Principal Executive Officer)	December 7, 2005

/s/ Daniel A. Fawley Daniel A. Fawley	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2005

/s/ McDara P. Folan, III McDara P. Folan, III	Director	December 7, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Winston-Salem, State of North Carolina, on December 7, 2005.

Reynolds American Inc.

By:	/s/ Susan M. Ivey

Name: Susan M. Ivey
Title: President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan M. Ivey Susan M. Ivey	President and Chief Executive Officer and Director (Principal Executive Officer)	December 7, 2005

/s/ Dianne M. Neal Dianne M. Neal	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 7, 2005

/s/ Michael S. Desmond Michael S. Desmond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 7, 2005

/s/ Betsy S. Atkins Betsy S. Atkins	Director	December 7, 2005

/s/ John T. Chain, Jr. John T. Chain, Jr.	Director	December 7, 2005

Martin D. Feinstein	Director	December 7, 2005

/s/ E. V. Goings E. V. Goings	Director	December 7, 2005

/s/ Nana Mensah Nana Mensah	Director	December 7, 2005

/s/ Antonio Monteiro de Castro Antonio Monteiro de Castro	Director	December 7, 2005

/s/ H.G.L. Powell H.G.L. Powell	Director	December 7, 2005

Signature	Title	Date

/s/ Andrew J. Schindler Andrew J. Schindler	Director	December 7, 2005

/s/ Joseph P. Viviano Joseph P. Viviano	Director	December 7, 2005

/s/ Thomas C. Wajnert Thomas C. Wajnert	Director	December 7, 2005

/s/ Neil R. Withington Neil R. Withington	Director	December 7, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Winston-Salem, State of North Carolina, on December 7, 2005.

R. J. Reynolds Tobacco Company

By:	/s/ Charles A. Blixt

Name: Charles A. Blixt
Title: Executive Vice President and General Counsel
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles A. Blixt and McDara P. Folan, III, and each of them with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan M. Ivey Susan M. Ivey	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	December 7, 2005

/s/ Dianne M. Neal Dianne M. Neal	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 7, 2005

/s/ Michael S. Desmond Michael S. Desmond	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 7, 2005

/s/ Lynn J. Beasley Lynn J. Beasley	Director	December 7, 2005

Signature	Title	Date

/s/ James V. Maguire James V. Maguire	Director	December 7, 2005

/s/ Daniel D. Snyder Daniel D. Snyder	Director	December 7, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Winston-Salem, State of North Carolina, on December 7, 2005.

FHS, Inc.

By:	/s/ Caroline M. Price

Name: Caroline M. Price
Title: President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles A. Blixt and McDara P. Folan, III, and each of them with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Caroline M. Price Caroline M. Price	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 7, 2005

/s/ Kathryn A. Premo Kathryn A. Premo	Treasurer and Director	December 7, 2005

/s/ Gordon W. Stewart Gordon W. Stewart	Director	December 7, 2005

/s/ Vernon A. Stewart Vernon A. Stewart	Director	December 7, 2005

/s/ Mark R. Tolland Mark R. Tolland	Director	December 7, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Winston-Salem, State of North Carolina, on December 7, 2005.

GMB, Inc.

By:	/s/ Steven F. Gentry

Name: Steven F. Gentry
Title: President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles A. Blixt and McDara P. Folan, III, and each of them with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven F. Gentry Steven F. Gentry	President and Director (Principal Executive Officer)	December 7, 2005

/s/ Daniel A. Fawley Daniel A. Fawley	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2005

/s/ Guy M. Blynn Guy M. Blynn	Director	December 7, 2005

/s/ Randel S. Springer Randel S. Springer	Director	December 7, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Winston-Salem, State of North Carolina, on December 7, 2005.

R. J. Reynolds Tobacco Co.

By:	/s/ Armando Cabrera Baez

Name: Armando Cabrera Baez
Title: President and General Manager
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles A. Blixt and McDara P. Folan, III, and each of them with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Armando Cabrera Baez Armando Cabrera Baez	President and General Manager (Principal Executive Officer)	December 7, 2005

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President and Treasurer (Principal Financial Officer)	December 7, 2005

/s/ Angel L. Soto Angel L. Soto	Comptroller (Principal Accounting Officer)	December 7, 2005

/s/ John A. Scarritt John A. Scarritt	Director	December 7, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Winston-Salem, State of North Carolina, on December 7, 2005.

RJR Packaging, LLC

By:	/s/ Charles A. Blixt

Name: Charles A. Blixt
Title: President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles A. Blixt and McDara P. Folan, III, and each of them with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Blixt Charles A. Blixt	President (Principal Executive Officer)	December 7, 2005

/s/ Daniel A. Fawley Daniel A. Fawley	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 7, 2005

R. J. Reynolds Tobacco Company By: /s/ Daniel A. Fawley Name: Daniel A. Fawley Title: Senior Vice President and Treasurer	Sole Member	December 7, 2005

/s/ Susan M. Ivey Susan M. Ivey	Director of Sole Member	December 7, 2005

Signature	Title	Date

/s/ Lynn J. Beasley Lynn J. Beasley	Director of Sole Member	December 7, 2005

/s/ James V. Maguire James V. Maguire	Director of Sole Member	December 7, 2005

/s/ Daniel D. Snyder Daniel D. Snyder	Director of Sole Member	December 7, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Winston-Salem, State of North Carolina, on December 7, 2005.

RJR Acquisition Corp.

By:	/s/ Charles A. Blixt

Name: Charles A. Blixt
Title: President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles A. Blixt and McDara P. Folan, III, and each of them with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto said attorneys-in-fact and agents, or either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles A. Blixt Charles A. Blixt	President (Principal Executive Officer)	December 7, 2005

/s/ Caroline M. Price Caroline M. Price	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	December 7, 2005

/s/ McDara P. Folan, III McDara P. Folan, III	Director	December 7, 2005

/s/ Kathryn A. Premo Kathryn A. Premo	Director	December 7, 2005

EXHIBIT INDEX

Exhibit No.	Description of Document

3.1	Amended and Restated Certificate of Incorporation of Reynolds American Inc. (incorporated by reference to Exhibit 1 to Reynolds American Inc.’s Form 8-A filed July 29, 2004).
3.2	Amended and Restated Bylaws of Reynolds American Inc. (incorporated by reference to Exhibit 3.1 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).
3.3	Amended and Restated Certificate of Incorporation of R.J. Reynolds Tobacco Holdings, Inc.
3.4	Amended and Restated Bylaws of R.J. Reynolds Tobacco Holdings, Inc.
3.5	Amended and Restated Certificate of Incorporation of RJR Acquisition Corp.
3.6	Bylaws of RJR Acquisition Corp.
3.7	Amended and Restated Articles of Incorporation of R.J. Reynolds Tobacco Company.
3.8	Amended and Restated Bylaws of R.J. Reynolds Tobacco Company.
3.9	Certificate of Incorporation of R.J. Reynolds Tobacco Co. (formerly R.J. Reynolds Company), as amended.
3.10	By-Laws of R.J. Reynolds Tobacco Co. (formerly R.J. Reynolds Company).
3.11	Certificate of Formation of RJR Packaging, LLC.
3.12	RJR Packaging, LLC Operating Agreement.
3.13	Certificate of Incorporation of FHS, Inc.
3.14	Bylaws of FHS, Inc.
3.15	Articles of Incorporation of GMB, Inc. (formerly Interim, Inc.), as amended.
3.16	Bylaws of GMB, Inc. (formerly Interim, Inc.)
4.1	Rights Agreement, between Reynolds American Inc. and The Bank of New York, as rights agent (incorporated by reference to Exhibit 3 to Reynolds American Inc.’s Form 8-A filed July 29, 2004).
4.2	Amended and Restated Indenture dated as of July 24, 1995, between RJR Nabisco, Inc. and The Bank of New York (incorporated by reference to Exhibit 4.1 to RJR Nabisco, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed August 8, 1995).
4.3	First Supplemental Indenture and Waiver dated as of April 27, 1999, between RJR Nabisco, Inc. and The Bank of New York, to the Amended and Restated Indenture dated as of July 24, 1995, between RJR Nabisco, Inc. and The Bank of New York, as successor trustee (incorporated by reference to Exhibit 10.3 to R.J. Reynolds Tobacco Holdings, Inc.’s Form 8-A filed May 19, 1999).
4.4	Second Supplemental Indenture and Waiver dated as of April 27, 1999, between RJR Nabisco, Inc. and The Bank of New York, to the Amended and Restated Indenture dated as of May 18, 1992, between RJR Nabisco, Inc. and The Bank of New York, as successor trustee, as amended by the Form of First Supplemental Indenture and Waiver thereto dated as of June 2, 1995 (incorporated by reference to Exhibit 10.4 to R.J. Reynolds Tobacco Holdings, Inc.’s Form 8-A filed May 19, 1999).
4.5	Indenture dated as of May 15, 1999, among RJR Nabisco, Inc., R.J. Reynolds Tobacco Company and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.2 to R.J. Reynolds Tobacco Holdings, Inc.’s Form 8-A filed May 19, 1999).
4.6	First Supplemental Indenture dated as of December 12, 2000, among RJR Acquisition Corp., R. J. Reynolds Tobacco Holdings, Inc., R.J. Reynolds Tobacco Company and The Bank of New York, as Trustee, to the Indenture dated as of May 15, 1999, among RJR Nabisco, Inc., R.J. Reynolds Tobacco Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.6 to R.J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2000, filed March 1, 2001).
4.7	Second Supplemental Indenture dated as of June 30, 2003, among GMB, Inc., FSH, Inc., R.J. Reynolds Tobacco Co., Santa Fe Natural Tobacco Company, Inc., RJR Packaging, LLC, R.J. Reynolds Tobacco Holdings, Inc., R.J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York, as Trustee, to the Indenture dated May 15, 1999, among RJR Nabisco, Inc., R.J. Reynolds Tobacco Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to R.J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).

Exhibit No.	Description of Document

4.8	Third Supplemental Indenture, dated as of July 30, 2004, among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc., R.J. Reynolds Tobacco Company, RJR Acquisition Corp., GMB, Inc., FHS, Inc., R.J. Reynolds Tobacco Co., RJR Packaging, LLC, BWT Brands, Inc. and The Bank of New York, as Trustee, to the Indenture dated May 15, 1999, among RJR Nabisco, Inc., R.J. Reynolds Tobacco Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
4.9	Fourth Supplemental Indenture, dated July 6, 2005, by and among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc. and various subsidiaries of Reynolds American Inc. as guarantors, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s From 8-K dated July 11, 2005).
4.10	Form of Note for the 6 1/2% Note due 2007 (incorporated by reference to Exhibit 4.1 to R.J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated May 15, 2002).
4.11	Form of Note for the 7 1/4% Note due 2012 (incorporated by reference to Exhibit 4.2 to R.J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated May 15, 2002).
4.12	Guarantee dated as of May 18, 1999, by R.J. Reynolds Tobacco Company to the holders and to The Bank of New York, as trustee, issued in connection with the Indenture dated as of May 15, 1999, among RJR Nabisco, Inc., R.J. Reynolds Tobacco Company and The Bank of New York, as trustee (incorporated by reference to Exhibit 10.6 to R.J. Reynolds Tobacco Holdings, Inc.’s Form 8-A filed May 19, 1999).
4.13	Indenture dated as of May 20, 2002, by and among R.J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York (incorporated by reference to Exhibit 4.3 to R.J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated May 15, 2002).
4.14	First Supplemental Indenture dated as of June 30, 2003, among GMB, Inc., FSH, Inc., R. J. Reynolds Tobacco Co., Santa Fe Natural Tobacco Company, Inc., RJR Packaging, LLC, R. J. Reynolds Tobacco Holdings, Inc., R.J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York, as Trustee, to the Indenture dated as of May 20, 2002, among R. J. Reynolds Tobacco Holdings, Inc., R.J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.2 to R.J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).
4.15	Second Supplemental Indenture, dated as of July 30, 2004, among R.J. Reynolds Tobacco Holdings, Inc., Reynolds American Inc., R.J. Reynolds Tobacco Company, RJR Acquisition, GMB, Inc., FSH, Inc., R.J. Reynolds Tobacco Co., RJR Packaging, LLC, BWT Brands, Inc. and The Bank of New York, as Trustee, to the Indenture dated May 20, 2002, among R.J. Reynolds Tobacco Holdings, Inc., R.J. Reynolds Tobacco Company, RJR Acquisition Corp. and The Bank of New York (incorporated by reference to Exhibit 4.3 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
4.16	Form of 6.500% Secured Note due 2010 of R.J. Reynolds Tobacco Holdings, Inc. (Regulation S) (incorporated by reference to Exhibit 4.1 to Reynolds American Inc.’s Form 8-K dated July 6, 2005).
4.17	Form of 7.300% Secured Note due 2015 of R.J. Reynolds Tobacco Holdings, Inc. (Regulation S) (incorporated by reference to Exhibit 4.2 to Reynolds American Inc.’s Form 8-K dated July 6, 2005).
4.18	Form of 7.300% Secured Note due 2015 of R.J. Reynolds Tobacco Holdings, Inc. (Rule 144A) (incorporated by reference to 4.3 to Reynolds American Inc.’s Form 8-K dated July 6, 2005).
4.19	Form of new 6.500% Secured Note due 2010 of R.J. Reynolds Tobacco Holdings, Inc.
4.20	Form of new 7.300% Secured Note due 2015 of R.J. Reynolds Tobacco Holdings, Inc.
5.1	Opinion of Kilpatrick Stockton LLP, including consent, regarding the validity of securities being registered.
10.1	Third Amended and Restated Credit Agreement, dated as of July 30, 2004, among Reynolds American Inc., R.J. Reynolds Tobacco Holdings, Inc. and the lending institutions listed and to be listed from time to time on Annex I thereto (incorporated by reference to Exhibit 10.6 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).

Exhibit No.	Description of Document

10.2	Fourth Amended and Restated Subsidiary Guaranty, by R. J. Reynolds Tobacco Company, RJR Acquisition Corp., GMB, Inc., FHS, Inc., R. J. Reynolds Tobacco Co., RJR Packaging, LLC and BWT Brands, Inc. to the creditors defined therein, issued in connection with the Third Amended and Restated Credit Agreement dated as of July 30, 2004, among Reynolds American Inc., R. J. Reynolds Tobacco Holdings, Inc. and the lending institutions listed and to be listed from time to time on Annex I thereto (incorporated by reference to Exhibit 10.7 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.3	Amended and Restated Security Agreement, dated as of July 30, 2004, among Reynolds American Inc., R. J. Reynolds Tobacco Holdings, Inc., various subsidiaries of Reynolds American Inc. and JPMorgan Chase Bank, as Collateral Agent (incorporated by reference to Exhibit 10.8 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.4	Amended and Restated Pledge Agreement, dated as of July 30, 2004, among Reynolds American Inc., R. J. Reynolds Tobacco Holdings, Inc., various subsidiaries of Reynolds American Inc. and JPMorgan Chase Bank, as Collateral Agent (incorporated by reference to Exhibit 10.9 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.5	Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Davie County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.4 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).
10.6	First Amendment to Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Davie County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.12 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.7	Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Forsyth County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.5 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).
10.8	First Amendment to Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Forsyth County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.13 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.9	Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Stokes County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.6 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed August 8, 2003).
10.10	First Amendment to Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing (Stokes County) made by R. J. Reynolds Tobacco Company, as the Trustor, to The Fidelity Company, as Trustee, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Beneficiary (incorporated by reference to Exhibit 10.14 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.11	Mortgage, Security Agreement, Assignment of Leases, Rents and Rights, Financing Statement and Fixture Filing (South Carolina), made by R. J. Reynolds Tobacco Company, as the Mortgagor, to JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Mortgagee (incorporated by reference to Exhibit 10.10 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).

Exhibit No.	Description of Document

10.12	Deed to Secure Debt, Security Agreement and Assignment of Leases, Rents and Rights (Georgia), made by R. J. Reynolds Tobacco Company, as the Grantor, to JPMorgan Chase Bank, as Administrative Agent and Collateral Agent for various lending institutions, as the Grantee (incorporated by reference to Exhibit 10.11 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.13	Formation Agreement, dated as of July 30, 2004, among Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.), Brown & Williamson U.S.A., Inc. (n/k/a R. J. Reynolds Tobacco Company) and Reynolds American Inc. (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.14	Governance Agreement, dated as of July 30, 2004, among British American Tobacco p.l.c., Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) and Reynolds American Inc. (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.15	Amendment No. 1 to the Governance Agreement, dated as of November 18, 2004, among British American Tobacco p.l.c., Brown & Williamson Holdings, Inc. and Reynolds American Inc. (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated November 18, 2004).
10.16	Non-Competition Agreement, dated as of July 30, 2004, between Reynolds American Inc. and British American Tobacco p.l.c. (incorporated by reference to Exhibit 10.3 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.17	Contract Manufacturing Agreement, dated as of July 30, 2004, by and between R. J. Reynolds Tobacco Company and BATUS Japan, Inc. (incorporated by reference to Exhibit 10.4 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.18	Contract Manufacturing Agreement, dated as of July 30, 2004, by and between R. J. Reynolds Tobacco Company and B.A.T. (U.K. & Export) Limited (incorporated by reference to Exhibit 10.5 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.19	Purchase Agreement dated as of March 9, 1999, as amended and restated as of May 11, 1999, among R. J. Reynolds Tobacco Company, RJR Nabisco, Inc. and Japan Tobacco Inc. (incorporated by reference to Exhibit 2.1 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated May 12, 1999).
10.20	Tax Sharing Agreement dated as of June 14, 1999, among RJR Nabisco Holdings Corp., R. J. Reynolds Tobacco Holdings, Inc., R. J. Reynolds Tobacco Company and Nabisco Holdings Corp. (incorporated by reference to Exhibit 10.1 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated June 14, 1999).
10.21	Amendment to Tax Sharing Agreement dated June 25, 2000, among Nabisco Group Holdings Corp., R. J. Reynolds Tobacco Holdings, Inc., Nabisco Holdings Corp. and R. J. Reynolds Tobacco Company (incorporated by reference to Exhibit 10.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed August 7, 2000).
10.22	Agreement dated as of May 20, 1999, among Pension Benefit Guaranty Corporation, RJR Nabisco Holdings Corp. and R. J. Reynolds Tobacco Company (incorporated by reference to Exhibit 10.16 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed August 16, 1999).
10.23	Amendment effective as of June 14, 1999, to the Agreement effective as of May 20, 1999, by and among the Pension Benefit Guaranty Corporation, R. J. Reynolds Tobacco Holdings, Inc. and R. J. Reynolds Tobacco Company (incorporated by reference to Exhibit 10.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed August 7, 2000).
10.24	Second Amendment effective as of January 7, 2002, to the Agreement effective as of May 20, 1999, by and among the Pension Benefit Guaranty Corporation, R. J. Reynolds Tobacco Holdings, Inc. and R. J. Reynolds Tobacco Company (incorporated by reference to Exhibit 10.9 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, filed February 28, 2002).
10.25	Settlement Agreement dated August 25, 1997, between the State of Florida and settling defendants in The State of Florida v. American Tobacco Co. (incorporated by reference to Exhibit 2 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated August 25, 1997).

Exhibit No.	Description of Document

10.26	Comprehensive Settlement Agreement and Release dated January 16, 1998, between the State of Texas and settling defendants in The State of Texas v. American Tobacco Co. (incorporated by reference to Exhibit 2 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated January 16, 1998).
10.27	Settlement Agreement and Release in re: The State of Minnesota v. Philip Morris, Inc., by and among the State of Minnesota, Blue Cross and Blue Shield of Minnesota and the various tobacco company defendants named therein, dated as of May 8, 1998 (incorporated by reference to Exhibit 99.1 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 30, 1998, filed May 15, 1998).
10.28	Settlement Agreement and Stipulation for Entry of Consent Judgment in re: The State of Minnesota v. Philip Morris, Inc., by and among the State of Minnesota, Blue Cross and Blue Shield of Minnesota and the various tobacco company defendants named therein, dated as of May 8, 1998 (incorporated by reference to Exhibit 99.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 30, 1998, filed May 15, 1998).
10.29	Form of Consent Judgment by Judge Kenneth J. Fitzpatrick, Judge of District Court in re: The State of Minnesota v. Philip Morris, Inc. (incorporated by reference to Exhibit 99.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 30, 1998, filed May 15, 1998).
10.30	Stipulation of Amendment to Settlement Agreement and for Entry of Agreed Order dated July 2, 1998, by and among the Mississippi Defendants, Mississippi and the Mississippi Counsel in connection with the Mississippi Action (incorporated by reference to Exhibit 99.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed August 14, 1998).
10.31	Stipulation of Amendment to Settlement Agreement and for Entry of Consent Decree dated July 24, 1998, by and among the Texas Defendants, Texas and the Texas Counsel in connection with the Texas Action (incorporated by reference to Exhibit 99.4 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed August 14, 1998).
10.32	Stipulation of Amendment to Settlement Agreement and for Entry of Consent Decree dated September 11, 1998, by and among the State of Florida and the tobacco companies named therein (incorporated by reference to Exhibit 99.1 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed November 12, 1998).
10.33	Master Settlement Agreement, referred to as the MSA, dated November 23, 1998, between the Settling States named in the MSA and the Participating Manufacturers also named therein (incorporated by reference to Exhibit 4 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated November 23, 1998).
10.34	Amended and Restated Directors and Officers Indemnification Agreement (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).
10.35	Reynolds American Inc. Outside Directors’ Benefit Summary (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K, dated November 30, 2005).
10.36	Amended and Restated Equity Incentive Award Plan for Directors of Reynolds American Inc., referred to as the EIAP (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).
10.37	Form of Deferred Stock Unit Agreement between Reynolds American Inc. and the Director named therein, pursuant to the EIAP (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated August 30, 2004).
10.38	Form of Deferred Stock Unit Agreement between R. J. Reynolds Tobacco Holdings, Inc. and the Director named therein, pursuant to the EIAP (incorporated by reference to Exhibit 10.9 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed August 16, 1999).
10.39	Form of Stock Option Agreement (Initial) between R. J. Reynolds Tobacco Holdings, Inc. and the Director named therein, pursuant to the EIAP (incorporated by reference to Exhibit 10.10 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed August 16, 1999).

Exhibit No.	Description of Document

10.40	Form of Stock Option Agreement (Annual) between R. J. Reynolds Tobacco Holdings, Inc. and the Director named therein, pursuant to the EIAP, dated as of June 15, 1999 (incorporated by reference to Exhibit 10.11 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, filed August 16, 1999).
10.41	Amended and Restated Deferred Compensation Plan for Directors of Reynolds American Inc. (incorporated by reference to Exhibit 10.3 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).
10.42	Amended and Restated Reynolds American Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.42 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).
10.43	Form of Tandem Restricted Stock/Stock Option Agreement dated July 28, 1999, between R. J. Reynolds Tobacco Holdings, Inc. and the grantee named therein (incorporated by reference to Exhibit 10.4 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, filed November 12, 1999).
10.44	Amendment No. 1 to Tandem Restricted Stock/Stock Option Agreement dated July 28, 1999, dated December 5, 2001 (incorporated by reference to Exhibit 10.32 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001, filed February 28, 2002).
10.45	Form of Amendment No. 2 to Tandem Restricted Stock/Stock Option Agreement dated as of April 24, 2002, amending the Tandem Restricted Stock/Stock Option Agreements dated June 15 and July 28, 1999, between R. J. Reynolds Tobacco Holdings, Inc. and the grantee named therein (incorporated by reference to Exhibit 10.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed August 6, 2002).
10.46	Amendment No. 3 to Tandem Restricted Stock/Stock Option Agreements dated December 10, 2002, amending the Tandem Restricted Stock/Stock Option Agreements dated June 15 and July 28, 1999 (incorporated by reference to Exhibit 10.35 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002, filed March 3, 2003).
10.47	Form of Restricted Stock Agreement dated July 31, 2003, between R. J. Reynolds Tobacco Holdings, Inc. and the grantee named therein (incorporated by reference to Exhibit 10.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed November 7, 2003).
10.48	Form of Performance Unit Agreement (three-year vesting) dated July 31, 2003, between R. J. Reynolds Tobacco Holdings, Inc. and the grantee named therein (incorporated by reference to Exhibit 10.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed November 7, 2003).
10.49	Form of Performance Unit Agreement (one-year vesting) dated February 4, 2004, between R. J. Reynolds Tobacco Holdings, Inc. and the grantee named therein (incorporated by reference to Exhibit 10.52 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, filed March 5, 2004).
10.50	Form of Performance Share Agreement dated August 31, 2004, between Reynolds American Inc. and the grantee named therein (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated August 31, 2004).
10.51	Form of Amendment No. 1 to Performance Unit Agreement dated October 7, 2004, between Reynolds American Inc. and the grantee named therein (incorporated by reference to Exhibit 10.3 to Reynolds American Inc.’s Form 8-K dated October 7, 2004).
10.52	Performance Unit Agreement dated October 7, 2004, between Reynolds American Inc. and Susan M. Ivey (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K dated October 7, 2004).
10.53	Form of Performance Unit Agreement (one-year vesting) dated February 2, 2005, between Reynolds American Inc. and the grantee named therein (incorporated by reference to Exhibit 10.53 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).

Exhibit No.	Description of Document

10.54	Form of Performance Unit Agreement (three-year vesting) dated March 2, 2005, between Reynolds American Inc. and the grantee named therein (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K, dated March 2, 2005).
10.55	Form of Performance Share Agreement, dated March 2, 2005, between Reynolds American Inc. and the grantee named therein (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K, dated March 2, 2005).
10.56	Offer of Employment Letter, dated July 29, 2004, by Reynolds American Inc. and Susan M. Ivey, accepted by Ms. Ivey on July 30, 2004 (incorporated by reference to Exhibit 10.22 to RAI’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed November 5, 2004).
10.57	Letter Agreement regarding Severance Benefits and Change of Control Protections dated October 7, 2004, between Reynolds American Inc. and Susan M. Ivey (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated October 7, 2004).
10.58	Offer of Employment Letter dated July 29, 2004, by Reynolds American Inc. and Jeffrey A. Eckmann, accepted by Mr. Eckmann on July 29, 2004 (incorporated by reference to Exhibit 10.24 to Reynolds American Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed November 5, 2004).
10.59	Letter Agreement, dated February 2, 2005, between Reynolds American Inc. and Jeffrey A. Eckmann, amending July 29, 2004 offer letter (incorporated by reference to Exhibit 10.5 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).
10.60	Form of Amended Letter Agreement regarding Severance Benefits and Change of Control Protections between Reynolds American Inc. and the officer named therein (incorporated by reference to Exhibit 10.6 to Reynolds American Inc.’s Form 8-K dated February 1, 2005).
10.61	Reynolds American Inc. Annual Incentive Award Plan, as amended (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K dated November 30, 2005).
10.62	Excess Benefit Master Trust Agreement, as amended and restated as of October 12, 1988, by and between RJR Nabisco, Inc. and Wachovia Bank and Trust Company, N.A. (incorporated by reference to Exhibit 10.21 to R. J. Reynolds Tobacco Holdings, Inc.’s Registration Statement on Form S-4 of RJR Holdings Corp. and RJR Holdings Group, Inc., Registration No. 33-27894, filed April 5, 1989, as amended).
10.63	Amendment No. 1 to Excess Benefit Master Trust Agreement dated January 27, 1989, by and between RJR Nabisco, Inc. and Wachovia Bank and Trust Company, N.A. (incorporated by reference to Exhibit 10(h)(ii) to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed March 9, 1989).
10.64	Second Amendment to Excess Benefit Master Trust Agreement, dated as of October 3, 2003, by and between R. J. Reynolds Tobacco Company, as successor to RJR Nabisco, Inc., and Wachovia Bank, N.A. (incorporated by reference to Exhibit 10.57 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 5, 2004).
10.65	R. J. Reynolds Supplemental Executive Retirement Plan, as amended and restated on January 1, 2004 (incorporated by reference to Exhibit 10.58 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 5, 2004).
10.66	Retention Trust Agreement dated May 13, 1998, by and between RJR Nabisco, Inc. and Wachovia Bank, N.A. (incorporated by reference to R. J. Reynolds Tobacco Holdings, Inc.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed August 14, 1998).
10.67	Supplemental Pension Plan for Executives of Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (as amended through July 29, 2004) (incorporated by reference to Exhibit 10.67 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).
10.68	Form of Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) Trust Agreement for the executive officer named therein (incorporated by reference to Exhibit 10.68 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).

Exhibit No.	Description of Document

10.69	Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) Health Care Plan for Salaried Employees (as amended through July 29, 2004 by amendment nos. 1 and 2) (incorporated by reference to Exhibit 10.69 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).
10.70	Amendment No. 3, entered into as of December 31, 2004, to the Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) Health Care Plan for Salaried Employees (incorporated by reference to Exhibit 10.70 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).
10.71	First Amendment to Credit Agreement, amending the Third Amended and Restated Credit Agreement, dated as of July 30, 2004 (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated April 22, 2005).
10.72	Supply Agreement, dated May 2, 2005, by and between R. J. Reynolds Tobacco Company and Alcan Packaging Food and Tobacco Inc. (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Form 8-K dated May 2. 2005).
10.73	Supply Agreement, dated May 2, 2005, by and between R. J. Reynolds Tobacco Company and Alcoa Flexible Packaging, LLC. (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Form 8-K dated May 2, 2005).
10.74	Supply Agreement, dated May 2, 2005, by and between R. J. Reynolds Tobacco Company and Mundet Inc. (incorporated by reference to Exhibit 10.3 to Reynolds American Inc.’s Form 8-K dated May 2, 2005).
10.75	Registration Rights Agreement dated June 29, 2005, by and among R.J. Reynolds Tobacco Holdings, Inc, the guarantors listed in Schedule 1 thereto, Citigroup Capital Markets Inc., J.P. Morgan Securities Inc. and the initial purchasers named in Schedule 2 thereto (incorporated by reference to Exhibit 4.2 to Reynolds American Inc.’s Form 8-K dated July 6, 2005).
10.76	First Amendment to Supply Agreement, dated September 16, 2005, by and between R. J. Reynolds Tobacco Company and Alcan Packaging Food and Tobacco Inc. (incorporated by reference to Exhibit 10.1 to Reynolds American Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed November 3, 2005).
10.77	October 2005 Amendments to the Contract Manufacturing Agreement, dated as of July 30, 2004, by and between R. J. Reynolds Tobacco Company and BATUS Japan, Inc. (incorporated by reference to Exhibit 10.2 to Reynolds American Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed November 3, 2005).
10.80	Business Combination Agreement, dated as of October 27, 2003, by and between R. J. Reynolds Tobacco Holdings, Inc. and Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (incorporated by reference to Exhibit 99.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated October 29, 2003).
10.81	Amendment No. 1, dated as of January 9, 2004, to the Business Combination Agreement dated as of October 27, 2003, by and between R. J. Reynolds Tobacco Holdings, Inc. and Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (incorporated by reference to Exhibit 2.2 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, filed March 5, 2004).
10.82	Amendment No. 2, dated as of June 15, 2004, to the Business Combination Agreement, dated as of October 27, 2003, as amended, by and between R. J. Reynolds Tobacco Holdings, Inc. and Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (incorporated by reference to Exhibit 2.3 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.83	Amendment to Business Combination Agreement and Disclosure Schedule, dated July 30, 2004, by Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.), and accepted and agreed to by R. J. Reynolds Tobacco Holdings, Inc. (incorporated by reference to Exhibit 2.4 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
10.84	Joinder Agreement, dated as of January 9, 2004, among Reynolds American Inc., Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) and R. J. Reynolds Tobacco Holdings, Inc. (incorporated by reference to Exhibit 2.5 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).

Exhibit No.	Description of Document

10.85	Lane Stock Purchase Agreement, dated as of October 27, 2003, by and among R. J. Reynolds Tobacco Holdings, Inc., American Cigarette Company Overseas B.V., Cigarette Manufacturers Supplies Inc. and Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (incorporated by reference to Exhibit 99.3 to R. J. Reynolds Tobacco Holdings, Inc.’s Form 8-K dated October 29, 2003).
10.86	Amendment No. 1, dated as of January 9, 2004, to Lane Stock Purchase Agreement dated as of October 27, 2003, by and among R. J. Reynolds Tobacco Holdings, Inc., American Cigarette Company Overseas B.V., Cigarette Manufacturers Supplies Inc. and Brown & Williamson Tobacco Corporation (n/k/a Brown & Williamson Holdings, Inc.) (incorporated by reference to Exhibit 2.4 to R. J. Reynolds Tobacco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003, filed March 5, 2004).
10.87	Joinder Agreement, dated as of January 9, 2004, among American Cigarette Company Overseas B.V., Cigarette Manufacturers Supplies, Inc., R. J. Reynolds Tobacco Holdings, Inc. and Reynolds American Inc. (incorporated by reference to Exhibit 2.8 to Reynolds American Inc.’s Form 8-K dated July 30, 2004).
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
21.1	Subsidiaries of Reynolds American Inc. (incorporated by reference to Exhibit 21.1 to Reynolds American Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed March 9, 2005).
23.1	Consent of KPMG LLP.
23.2	Consent of Deloitte & Touche LLP.
23.3	Consent of Kilpatrick Stockton LLP (included in Exhibit 5.1).
24.1	Power of Attorney of the Directors of Reynolds American Inc.
24.2	Powers of Attorney of the Registrants other than Reynolds American Inc. (included on signature pages of this Part II).
25.1	Form T-1 Statement of Eligibility and Qualification of The Bank of New York as trustee with respect to the new 6.500% Secured Notes due 2010.
25.2	Form T-1 Statement of Eligibility and Qualification of The Bank of New York as trustee with respect to the new 7.300% Secured Notes due 2015.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.
99.3	Form of Notice to Investors.
99.4	Form of Notice to Broker Dealers.